UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                                                  Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NOVELL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

Common stock, par value $0.10 per share, of Novell, Inc. (the “Company”)

(2)	Aggregate number of securities to which the transaction applies:

(A) 351,577,189 shares of common stock issued and outstanding (including restricted shares), (B) 14,440,801 shares of common stock underlying options to purchase common stock with an exercise price of less than the merger consideration of $6.10 per share, (C) 8,761,846 shares of common stock subject to restricted stock unit awards and (D) 203,113 shares of common stock subject to deferred unit awards.

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The maximum aggregate value of the transaction was determined based upon the sum of (A) 351,577,189 shares of common stock (including restricted shares) issued and outstanding and owned by persons other than the Company, Attachmate Corporation (“Attachmate”) or Longview Software Acquisition Corp. or any other direct or indirect wholly owned subsidiary of Attachmate or the Company on November 21, 2010, multiplied by the merger consideration of $6.10 per share, (B) 14,440,801 shares of common stock underlying outstanding options to purchase common stock with an exercise price of less than the merger consideration of $6.10, as of November 21, 2010, multiplied by $1.68 (which is the difference between the merger consideration of $6.10 per share and the weighted average exercise price of such options), (C) 8,761,846 shares of common stock subject to restricted stock unit awards, as of November 21, 2010, multiplied by the merger consideration of $6.10 per share and (D) 203,113 shares of common stock subject to deferred unit awards, as of November 21, 2010, multiplied by the merger consideration of $6.10 per share. The filing fee equals the product of 0.00007130 multiplied by the maximum aggregate value of the transaction.

(4)	Proposed maximum aggregate value of the transaction:

$2,223,567,648.48

(5)	Total fee paid:

$158,540.37

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION, DATED DECEMBER 23, 2010

Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Phone 781-464-8000

http://www.novell.com

[                    ]

Dear Stockholder:

You are cordially invited to attend a special meeting (the “Special Meeting”) of stockholders of Novell, Inc. (“Novell”) to be held at [        ], on [                    ], 2011, at [        ], local time.

At the Special Meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Attachmate Corporation (“Attachmate”) and Longview Software Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Attachmate, as such agreement may be amended from time to time (the “Merger Agreement”). Pursuant to the Merger Agreement, Merger Sub will merge with and into Novell with Novell continuing as the surviving corporation and a wholly owned subsidiary of Attachmate (the “Merger”). We are also asking that you grant the authority to vote your shares to authorize Novell’s board of directors, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the Special Meeting.

If the Merger Agreement is adopted and the Merger is completed, Novell’s stockholders will be entitled to receive $6.10 in cash, without interest and less any applicable withholding taxes, for each share of Novell common stock owned by them as of the effective time of the Merger.

After careful consideration, our board of directors determined that the Merger Agreement and the terms and conditions of the Merger and the Merger Agreement are advisable and in the best interests of Novell and its stockholders. Our board of directors has approved the Merger Agreement. Our board of directors recommends that you vote “FOR” the adoption of the Merger Agreement at the Special Meeting.

The enclosed Notice of Special Meeting and Proxy Statement explain the proposed Merger and provide specific information concerning the Special Meeting. Please read these materials (including the annexes) carefully.

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the outstanding shares of Novell’s common stock entitled to vote at the Special Meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement. Only stockholders who owned shares of Novell’s common stock at the close of business on [                    ] the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may return your proxy card, submit a proxy via the Internet or telephone or attend the Special Meeting and vote in person. Even if you plan to attend the Special Meeting, we urge you to promptly submit a proxy for your shares via the Internet or telephone or by completing, signing, dating and returning the enclosed proxy card.

On behalf of your board of directors, thank you for your continued support.

Sincerely,

Richard L. Crandall

Chairman of the Board

Novell, Inc.

Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger or the Merger Agreement, passed upon the merits or fairness of the Merger or the Merger Agreement or passed upon the adequacy or accuracy of the disclosures in the enclosed Proxy Statement. Any representation to the contrary is a criminal offense.

The enclosed Proxy Statement is dated [                    ] and is first being mailed to stockholders of Novell on or about [                    ].

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION, DATED DECEMBER 23, 2010

NOVELL, INC.

404 Wyman Street

Waltham, MA 02451

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                    ], 2011

To the Stockholders of Novell, Inc.:

NOTICE IS HEREBY GIVEN THAT a special meeting of the stockholders of Novell, Inc., a Delaware corporation (“Novell”), will be held at [        ], on [                    ], 2011 at [        ], local time, for the following purposes:

1.	To consider and vote upon the adoption of the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Attachmate Corporation (“Attachmate”) and Longview Software Acquisition Corp. (“Merger Sub”), as such agreement may be amended from time to time (the “Merger Agreement”);

2.	To consider and vote upon any proposal to authorize the Novell board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting; and

3.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of Novell’s board of directors.

All stockholders of record of shares of Novell’s common stock at the close of business on [                    ] are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on [                    ] are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. A complete list of these stockholders will be available at 404 Wyman Street, Waltham, MA 02451 for at least ten days prior to the special meeting. Such list will also be produced and kept at [        ] during the special meeting.

Your vote is important. We urge you to complete, sign, date and return your proxy card as promptly as possible by mailing the card in the enclosed postage prepaid envelope, whether or not you expect to attend the special meeting. If you are unable to attend in person and you return your proxy card, your shares will be voted at the special meeting in accordance with your proxy. You may also submit a proxy by telephone by calling [            ] in the United States or [            ] from foreign countries or through the Internet at [        ] using the control number on your proxy card. If your shares are held in “street name” by your broker, bank or other nominee, only that holder can vote your shares unless you obtain a valid legal proxy from such broker, bank or nominee. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct such broker, bank or nominee to vote your shares.

Our board of directors recommends that you vote “FOR” the adoption of the Merger Agreement and “FOR” any proposal to authorize the Novell board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.

Under Delaware law, if the merger is completed, holders of Novell’s common stock who do not vote in favor of adoption of the Merger Agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must submit a written demand for an appraisal prior to the stockholder vote on the Merger Agreement, not vote in favor of adoption of the Merger Agreement and comply with other Delaware law procedures explained in the accompanying proxy statement.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

Whether or not you plan to attend the special meeting, please submit your proxy by promptly completing, signing, dating and returning the enclosed proxy card in the postage prepaid envelope so that your shares may be represented at the special meeting. Prior to the vote, you may revoke your proxy in the manner described in the proxy statement.

By Order of the Board of Directors

Scott N. Semel

Senior Vice President, General Counsel and Secretary

[                    ]

YOUR VOTE IS IMPORTANT.

Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope, or submit a proxy by telephone by calling [            ] in the United States and [            ] from foreign countries or through the Internet at [        ]. Giving your proxy now will not affect your right to vote in person if you attend the special meeting.

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PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION, DATED DECEMBER 23, 2010

This proxy statement is dated [                    ] and is first being mailed to stockholders of Novell on or about [            ].

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations and beliefs of Novell and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Any statements that are not statements of historical fact (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered forward-looking statements. Among others, the following risks, uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements:

•	the risk that the merger may be delayed or may not be consummated;

•	the risk that the Merger Agreement may be terminated in circumstances that require us to pay Attachmate a termination fee of $60 million;

•	risks related to the diversion of management’s attention from our ongoing business operations;

•	risks regarding the failure of Attachmate to obtain the necessary financing to complete the merger;

•	the effect of the announcement of the sale of patents or the merger on our business relationships (including, without limitation, partners and customers), operating results and business generally; and

•

risks related to obtaining the requisite consents to the sale of patents and the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.

Additional risk factors that may affect future results are contained in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended October 31, 2010, which are available at the SEC’s website http://www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Novell. Novell expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change of expectations with regard thereto or to reflect any change in events, conditions or circumstances.

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the merger and for a more complete description of the legal terms of the transaction, you should read carefully this entire proxy statement and the annexes to this proxy statement. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement. Each item in this Summary Term Sheet includes a page reference directing you to a more complete description of the item in this proxy statement. Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Novell, Inc. In addition, we refer to Novell, Inc. as “Novell,” to Attachmate Corporation as “Attachmate” and to Longview Software Acquisition Corp. as “Merger Sub.” Novell, as the surviving corporation of the merger, is also referred to as the “surviving corporation.”

The Parties to the Merger (page 29)

Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Telephone: (781) 464-8000

Incorporated in Delaware in January 1983, Novell develops, sells and installs enterprise-quality software that is positioned in the operating systems and infrastructure software layers of the information technology industry. We develop and deliver Linux operating system software for the full range of computers from desktops to servers. In addition, we provide a portfolio of integrated information technology management software for systems, identity and security management for both Linux and mixed-platform environments. We also offer a worldwide network of service personnel to help our customers and third-party partners effectively utilize our software. Our website is located at http://www.novell.com. Our website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement. Additional information regarding Novell is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 104.

Attachmate Corporation

1500 Dexter Ave N.

Seattle, WA 98109

Telephone: (206) 217-7100

Attachmate Corporation, a Washington corporation, enables IT organizations to extend mission critical services and assures they are managed, secure and compliant. Investment funds affiliated with Francisco Partners, L.P. (“Francisco Partners”), Golden Gate Private Equity, Inc. (“Golden Gate Capital”) and Thoma Bravo, LLC (“Thoma Bravo”) are the principal stockholders of Attachmate indirectly through Wizard Parent LLC (“Wizard Parent”), which holds Wizard Holding Corporation (“Wizard Holding”), whose principal holdings include Attachmate and NetIQ Corporation (“NetIQ”).

Longview Software Acquisition Corp.

1500 Dexter Ave N.

Seattle, WA 98109

Telephone: (206) 217-7100

Longview Software Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Attachmate. Merger Sub was formed solely for the purpose of securing debt financing and engaging in the transactions described in this proxy statement and has not engaged in any business activities or conducted any operations other than in connection with the debt financing and such transactions. Upon consummation of the merger, Merger Sub will cease to exist, and Novell will continue as the surviving corporation and a wholly owned subsidiary of Attachmate.

The Merger (page 29)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Novell with Novell continuing as the surviving corporation and a wholly owned subsidiary of Attachmate. If the merger is completed, you will be entitled to receive $6.10 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the effective time of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the $6.10 per share cash merger consideration, but you will no longer have any rights as a Novell stockholder and will have no rights as an Attachmate stockholder as a result of the merger. Novell stockholders will receive the per share cash merger consideration after surrendering their Novell shares in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger. As a result of the merger, Novell will cease to be a publicly-traded company.

Attachmate’s and Merger Sub’s obligations to consummate the merger are subject, among other things, to the prior closing of the transactions contemplated by the Patent Purchase Agreement, dated as of November 21, 2010, by and between CPTN Holdings LLC (“CPTN”) and us (the “Patent Purchase Agreement”). CPTN is a Delaware limited liability company and consortium of technology companies organized by Microsoft Corporation (“Microsoft”). Upon the terms and subject to the conditions of the Patent Purchase Agreement, we will sell all of our right, title and interest in 882 issued patents and patent applications to CPTN for $450 million in cash.

The Merger Agreement is attached as Annex A to this proxy statement. Please read it carefully. The Patent Purchase Agreement is attached as Annex B to this proxy statement.

Treatment of Equity Awards and Other Equity-Based Compensation (page 77)

Stock Options. Prior to the effective time of the merger, each stock option to purchase shares of our common stock that is outstanding under any of our equity plans will become fully vested and exercisable. Immediately prior to the effective time of the merger, each option outstanding as of the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the amount by which $6.10 exceeds the applicable per share exercise price (if any) multiplied by (ii) the number of shares of common stock issuable upon exercise of such stock option, without interest and less any applicable withholding taxes. The surviving corporation may make such cash payments on Novell’s behalf.

Restricted Stock Awards. Immediately prior to the effective time of the merger, each restricted stock award granted under any of our equity plans that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) $6.10 multiplied by (ii) the number of shares of common stock constituting such restricted stock award, without interest and less any applicable withholding taxes. The surviving corporation may make such cash payments on Novell’s behalf.

Restricted Stock Units. Immediately prior to the effective time of the merger, each restricted stock unit (including retention restricted stock units for Australian employees), other than a retention restricted stock unit, granted under any of our equity plans that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) $6.10 multiplied by (ii) the number of shares of common stock underlying such restricted stock unit, without interest and less any applicable withholding taxes. The surviving corporation may make such cash payments on Novell’s behalf.

Retention Restricted Stock Units. As of the effective time of the merger, each retention restricted stock unit that is outstanding immediately prior to the effective time of the merger (excluding retention restricted stock units for Australian employees) will be converted into the right to receive a cash payment in an amount equal to $6.10 for each share of common stock subject to such retention restricted stock unit, without interest and less any applicable withholding taxes. These cash payments will be paid subject to and in accordance with the existing vesting schedule of those retention restricted stock units.

Stock-Based Deferred Compensation Units and Common Stock Equivalents. Prior to the effective time of the merger, Novell will also equitably adjust, effective as of the effective time of the merger, each deferral under our Stock-Based Deferred Compensation Plan and our 2009 Directors Deferral Plan that is denominated in shares of common stock to provide that each such deferral will, from and after the effective time of the merger, equal an amount equal to the product of (i) $6.10 multiplied by (ii) the number of notional shares of common stock previously subject to such deferral. Those payments will be subject to reduction for any applicable withholding taxes.

Reasons for the Merger and Recommendation of Our Board of Directors (page 44)

Our board of directors recommends that you vote “FOR” adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies. At a meeting of our board of directors on November 21, 2010, after consultation with financial and legal advisors, our board of directors determined that the Merger Agreement and the merger are advisable and in the best interests of Novell and its stockholders and approved the Merger Agreement.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others:

•	historical market prices, volatility and trading information with respect to the Novell common stock, including the per share merger consideration of $6.10 per share in cash;

•

the financial presentation and opinion, dated November 21, 2010, of J.P. Morgan to our board of directors as to the fairness, from a financial point of view and as of the date of its opinion, of the $6.10 per share merger consideration to be received in the merger by holders of Novell common stock, as more fully described below under the caption “The Merger – Opinion of Our Financial Advisor” beginning on page 47;

•	the form of consideration to be paid in the transaction is cash, which provides certainty of value and immediate liquidity to Novell’s stockholders;

•

our current and historical financial condition, results of operations, competitive position, strategic options and prospects, as well as the financial plan and prospects if we were to remain an independent public company;

•

the prospective risks to us as a stand-alone public entity, including the risks and uncertainties with respect to (i) achieving success in growing our business in light of the current and foreseeable market conditions, including the risks and uncertainties in the United States and global economy generally and the enterprise software industry specifically and (ii) the “risk factors” set forth in our Form 10-K for the fiscal year ended October 31, 2010;

•	the substantial number of potential buyers, both strategic and financial, solicited in connection with a possible transaction;

•

various strategic alternatives to a sale of Novell, including the possibility of a return of capital to stockholders through a stock repurchase or cash dividend, strategic partnerships and alliances, joint ventures, a recapitalization and a sale of a portion of Novell as well as proceeding in the ordinary course with management’s plans for the business and perceived risks of those alternatives, the range of potential benefits to Novell’s stockholders of these alternatives and the timing and execution risk of accomplishing the goals of such alternatives, as well as the board of directors’ assessment that no available alternatives to a sale of Novell were reasonably likely to create greater value for Novell’s stockholders, taking into account risks of execution as well as business, competitive, industry and market risk;

•	that the Merger Agreement has customary terms and was the product of extensive arms-length negotiations;

•	that the Merger Agreement has customary no solicitation and termination provisions which should not preclude third parties from making “superior proposals;”

•	the availability of statutory appraisal rights under Delaware law in the merger;

•	the receipt of commitment letters from Attachmate’s sources of debt and equity financing for the merger, and the terms of the commitment letters;

•

the receipt of limited guarantees from Attachmate’s investors and the Elliott Parties guaranteeing the payment of the reverse termination fee and the reimbursement and indemnification obligations under Section 6.14 (“Financing”) and Section 6.15 (“Cash”) of the Merger Agreement;

•	that Attachmate is required to use its reasonable best efforts to seek to fully enforce its rights under the financing documents;

•

the limited number and nature of the conditions to funding set forth in the debt and equity financing commitment letters and the likelihood that such conditions will be timely met and the financing provided in a timely manner, and the obligation of Attachmate to use reasonable best efforts to obtain the debt financing, and if it fails to effect the closing of the merger under certain circumstances, for Attachmate to pay us $120 million;

•	Novell’s ability, under certain circumstances pursuant to the Merger Agreement, to enforce specifically the terms of Section 6.14 (“Financing”) of the Merger Agreement; and

•

Novell’s ability, under certain circumstances pursuant to the Merger Agreement and the equity commitment letters, to enforce (as an express third-party beneficiary) or to seek specific performance of Attachmate’s obligations to cause the equity investors to make equity contributions to Attachmate pursuant to the respective equity commitment letters and to cause the merger to be consummated.

Our board of directors also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the Merger Agreement, including the following:

•

our current stockholders would not, except as provided through the Attachmate Group, have the opportunity to participate in any possible growth and profits of Novell following the completion of the transactions;

•

the risk that the proposed transactions might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the market price of Novell common stock, our operating results, the ability to attract and retain key personnel, relationships with customers, partners and others that do business with us; and the possible disruption to our business that may result from the announcement of the transaction and the resulting distraction of the attention of our management and employees and the impact of the transaction on our customers, partners and others that do business with us;

•

the terms of the Merger Agreement, including (i) the operational restrictions imposed on us between signing and closing (which may delay or prevent us from undertaking business opportunities that may arise pending the completion of the transaction), and (ii) the termination fee, that could become payable by us under certain circumstances, including if we terminate the Merger Agreement to accept a superior proposal, in an amount equal to $60 million;

•	the extended period during which the board of directors had been evaluating strategic alternatives and the impact of the board of directors’ process on our revenue and results in recent periods;

•

our board of directors’ belief that prolonging the process of exploring various alternatives could have (i) resulted in the loss of Attachmate’s offer, (ii) negative impacts on the morale of employees, and (iii) distracted employees and senior management from implementing our operating plan;

•	the restriction on soliciting competing proposals;

•

the possibility that the $60 million termination fee payable by Novell upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire Novell;

•

the possibility that Attachmate will be unable to obtain the debt financing from the lenders under the debt commitment letter, including as a result of the failure of conditions in the debt commitment letter;

•

the fact that, other than our limited rights to specific performance in Section 6.14 (“Financing”) of the Merger Agreement and to enforce the funding of the equity commitments and the consummation of the merger, our remedies in connection with Attachmate’s breach of the merger agreement, even a breach that is deliberate or willful, are limited to collecting the $120 million under certain circumstances;

•

the fact that the Merger Agreement is conditioned on the occurrence of the closing under the Patent Purchase Agreement, the risks of the conditions to closing under the Patent Purchase Agreement not being satisfied and that in the event CPTN fails to close in breach of its obligations under the Patent Purchase Agreement, Novell’s remedy would be to seek specific performance against a newly-formed entity with potentially limited assets;

•

that our directors and executive officers have interests in the merger, including certain severance and retention arrangements as described under the section entitled “The Merger – Interests of Our Directors and Executive Officers in the Merger” beginning on page 63; and

•	that an all-cash transaction would be taxable to our stockholders that are United States holders for United States federal income tax purposes.

Opinion of Our Financial Advisor (page 47)

Novell retained J.P. Morgan Securities Inc., which subsequently converted to a limited liability company named J.P. Morgan Securities LLC (“J.P. Morgan”), as its financial advisor for the purpose of advising Novell in connection with a potential transaction such as the merger and to evaluate whether the consideration in the proposed merger was fair, from a financial point of view, to the holders of common stock of Novell. At the meeting of the Novell board of directors on November 21, 2010, J.P. Morgan rendered its written opinion to the Novell board of directors that, as of such date and based upon and subject to the various factors, assumptions, qualifications and limitations set forth in such written opinion, the $6.10 per share cash consideration to be paid to the holders of Novell common stock in the merger was fair, from a financial point of view, to the holders of Novell common stock. The J.P. Morgan written opinion, dated November 21, 2010, is sometimes referred to herein as the J.P. Morgan opinion.

The full text of the written opinion of J.P. Morgan dated November 21, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of J.P. Morgan’s opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. J.P. Morgan’s opinion is directed to the Novell board of directors, addresses only the fairness from a financial point of view, to the holders of Novell common stock of the $6.10 per share cash consideration to be paid to such holders in the proposed merger, and does not address any other aspect of the merger or any other transactions, including those covered by the Patent Purchase Agreement (including the fairness of any such transactions). The issuance of the J.P. Morgan opinion was approved by a fairness opinion committee of J.P. Morgan. J.P. Morgan provided its advisory services and opinion for the information and assistance of the Novell board of directors in connection with its consideration of the proposed merger.

The opinion of J.P. Morgan does not constitute a recommendation as to how any stockholder should vote with respect to the proposed merger or any other matter.

Financing of the Merger (page 57)

Attachmate and Merger Sub have estimated that the total amount of funds necessary to pay the aggregate merger consideration will be approximately $2.2 billion, including the financing of the merger and payment of related transaction charges, fees and expenses. Attachmate has said it intends to fund the transaction with equity and debt financing, together with cash and cash equivalents available to Attachmate (including cash held by us and our subsidiaries and cash available to us in connection with the closing of the patent sale). Consummation of the merger is not conditioned on the funding of Attachmate’s financing or on Attachmate obtaining financing.

We may seek and obtain:

(i) injunctions to prevent breaches, and to enforce specifically the terms and provisions, of Attachmate’s financing obligations provided that:

•

all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition (as defined below), and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; and

•

to the extent the consummation of the patent sale has not been waived, (A) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring, (B) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale and (C) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; and

(ii) injunctions, specific performance or other equitable relief to cause Attachmate to seek enforcement of the equity commitment letters and to cause the merger to be consummated provided that:

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all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived;

•

to the extent the consummation of the patent sale has not been waived, (A) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring, (B) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale and (C) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied;

•	Attachmate’s marketing period has expired;

•	January 23, 2011 has passed;

•	the debt financing has been funded or will be funded at the closing upon drawdown notice by Attachmate if the equity financing is funded at the closing of the merger; and

•

we have irrevocably confirmed in a written notice delivered to Attachmate that, if the equity financing and debt financing are funded, the conditions to our obligations to consummate the merger are waived (which waiver may be conditioned on the closing).

For additional information regarding remedies under the Merger Agreement, see “The Merger Agreement – Remedies” beginning on page 92.

Equity Financing. Attachmate has entered into equity commitment letters with Elliott Associates, L.P. and Elliott International, L.P. (together, the “Elliott Parties”), Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., and Thoma Bravo Fund IX, L.P., dated November 21, 2010, pursuant to which they have severally and not jointly committed to provide equity financing up to a specified dollar amount (in the case of the Elliott Parties, a specified dollar amount to be satisfied by shares of our common stock). The Elliott Parties will satisfy their equity commitment by contributing Novell common stock to Wizard Parent, the ultimate parent company of Attachmate, in exchange for equity securities of Wizard Parent, as provided for by the Investment Agreement described in and attached as an exhibit to the Schedule 13D/A filed on November 26, 2010 with the SEC by the Elliott 13D Filers. In total, the equity commitments are for an aggregate amount up to $425 million. The funding of the financing contemplated by the equity commitment letters is subject to several conditions, including the prior fulfillment of the conditions precedent to Attachmate’s and Merger Sub’s obligations to consummate the merger under the Merger Agreement and the contemporaneous closing of the merger. The obligation of the equity investors to fund their respective equity commitments will expire upon certain events, including the termination of the Merger Agreement in accordance with its terms and the consummation of the merger after giving effect to the equity contributions.

Debt Financing. In connection with Attachmate’s entry into the Merger Agreement, Attachmate, NetIQ and Merger Sub received a debt commitment letter, dated November 21, 2010, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, Royal Bank of Canada, RBC Capital Markets, Goldman Sachs Bank USA, Citadel Securities Trading LLC and Citadel Securities LLC (collectively, the “Commitment Parties”). The debt commitment letter provides in the aggregate up to $1.09 billion in debt financing to Attachmate, NetIQ and Merger Sub. The facilities contemplated by the debt financing are subject to certain closing conditions, including without limitation, that, since July 31, 2010, there has not occurred any “Company Material Adverse Effect” (as defined in the Merger Agreement) and the negotiation, execution and delivery of definitive debt agreements. The debt commitment terminates automatically if the initial funding of the facilities does not occur on or before 5:00 p.m., New York City time, on April 20, 2011 (or such earlier date on which the Merger Agreement is terminated).

Attachmate has agreed to use its reasonable best efforts to arrange and obtain financing, consisting of equity and debt financing, on the terms and conditions set forth in the equity and debt commitment letters described above and described more fully elsewhere in this proxy statement. Attachmate has further agreed to use its reasonable best efforts to maintain in effect such commitment letters and any related definitive agreements, timely satisfy all conditions in the financing agreements applicable to it and Merger Sub in order to obtain the financing, consummate the equity financing at or prior to the closing of the merger, negotiate and enter into definitive agreements with respect to the debt financing and provide copies of such agreements to us, consummate the debt financing at or prior to the closing of the merger and fully enforce any counterparties’

obligations and its own rights under any financing agreements. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the applicable financing agreements, Attachmate will promptly notify us and will use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the merger with terms and conditions not materially less favorable, taken as a whole, to Attachmate, Merger Sub and us than the terms and conditions in the applicable existing debt financing agreements.

If the closing of the merger does not occur on or prior to March 31, 2011, Attachmate is required to use its reasonable best efforts to extend the term of the debt commitment letter upon terms and conditions substantially similar to those currently reflected in the debt commitment letter to a date that is not less than 30 days and not more than 60 days after April 20, 2011, which is the date on which either party may terminate the Merger Agreement if the merger has not been consummated, provided certain conditions are met. In the event that Attachmate successfully extends the term of the debt commitment letter and certain conditions have been met prior to April 20, 2011, the date on which either party may terminate the Merger Agreement will be automatically extended until the expiration of the extension; provided that Attachmate and its affiliates, including the equity investors under the equity commitment letters, will not be required to pay any out-of-pocket fees or expenses to or on behalf of such lenders or to contribute additional equity with respect to the merger.

The Special Meeting (page 25)

Date, Time and Place. A special meeting of our stockholders will be held on [                    ], 2011, at [            ], at [            ], local time, to consider and vote on:

•	adoption of the Merger Agreement; and

•

authorizing our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.

Stockholders will also consider and act upon such other business that may properly come before the special meeting or any adjournment or postponement thereof.

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on [                    ] the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. The outstanding shares of our common stock at the close of business on the record date are entitled to cast a total of [            ] votes at the special meeting.

Required Vote. The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Approval of any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter.

Revocation of Proxies (page 27)

You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

•

delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 404 Wyman Street, Suite 500, Waltham, MA 02451, or by fax to the attention of Scott N. Semel, Secretary, at (781) 464-8062, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker, bank or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker, bank or other nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Interests of Our Directors and Executive Officers in the Merger (page 63)

When considering the recommendation of Novell’s board of directors, you should be aware that Novell’s directors and executive officers have interests in the merger other than their interests as Novell stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as a Novell stockholder. The members of our board of directors were aware of these additional interests, and considered them, when they approved the Merger Agreement. These interests include the following:

•	enhanced severance payments and benefits upon a qualifying termination of employment;

•	the accelerated vesting and cash out of equity awards and the accelerated vesting of deferred compensation arrangements; and

•

following the effective time of the merger, the surviving corporation of the merger will provide continued indemnification and directors’ and officers’ liability insurance applicable to the period prior to the effective time of the merger.

Conditions to the Closing of the Merger (page 85)

Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of various conditions.

The obligations of Novell, Attachmate and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the adoption of the Merger Agreement by our stockholders;

•	the absence of any law or order or other action by a governmental entity of competent jurisdiction enjoining or otherwise prohibiting consummation of the merger; and

•

the expiration or termination of the waiting period (and any extensions) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the receipt of all consents under other applicable antitrust laws, including the approval by the German antitrust authority, the Federal Cartel Office (“FCO”), under the German Act against Restraints of Competition in the version of 15 July 2005, as amended (the “ARC”).

In addition, the obligations of Attachmate and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following additional conditions (except that Attachmate and Merger Sub may not rely on the failure of any of the following conditions to be satisfied if such failure was caused by their failure to act in good faith or use their reasonable best efforts to consummate the merger, as required by and subject to the terms of the merger agreement):

•

our representations and warranties being true and accurate both when made and on the closing date of the merger, except with respect to certain of our representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Company Material Adverse Effect;”

•	our performance or compliance in all material respects with all agreements or covenants required to be performed or complied with by us at or prior to the effective time of the merger;

•	no “Company Material Adverse Effect” having occurred since the date of the Merger Agreement;

•	the satisfaction or waiver of the conditions to closing of the patent sale, the closing of the patent sale and our receipt of the $450 million payable in connection with that closing;

•	the availability to us and our subsidiaries of cash and cash equivalents equal to approximately $1.03 billion; and

•	our delivery to Attachmate of a certificate, dated as of the closing date of the merger, signed by one of our officers, certifying to the satisfaction of the above described conditions.

In addition, our obligations to consummate the merger are subject to the satisfaction or waiver of each of the following additional conditions (except that we may not rely on the failure of any of the following conditions to be satisfied if such failure was caused by our failure to act in good faith or use our reasonable best efforts to consummate the merger, as required by and subject to the terms of the Merger Agreement):

•

Attachmate’s representations and warranties being true and accurate both when made and on the closing date of the merger, except where the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Parent Material Adverse Effect;”

•

Attachmate’s performance or compliance in all material respects with all agreements or covenants required to be performed or complied with by it at or prior to the effective time of the merger (the “Attachmate Covenant Condition”); and

•	Attachmate’s delivery to us of a certificate, dated as of the closing date of the merger, signed by one of its officers, certifying to the satisfaction of the above described conditions.

Our and CPTN’s obligations to consummate the patent sale, in turn, are subject to the satisfaction or waiver of various conditions, including, without limitation: (i) the absence of any law, order or other action enjoining or otherwise prohibiting consummation of the patent sale; (ii) the absence of any threatened or pending action by any governmental entity challenging or seeking to prevent, alter or materially delay the patent sale, or seeking to restrain the operation of CPTN or to require CPTN or any of its members or affiliates to divest any assets or businesses or to agree to restrictions on its assets or businesses; (iii) with respect to CPTN’s obligations only, the absence of certain threatened or pending actions by third parties seeking to prevent or delay the closing of the patent sale beyond a reasonable period of time and that, if successful, would reasonably be expected to adversely affect the benefits of the patent sale to CPTN in any material respect; (iv) our and CPTN’s respective performance or compliance in all material respects with all agreements or covenants required to be performed by each of us at or prior to the closing of the patent sale; (v) the satisfaction or waiver of each of the conditions to the consummation of the merger (other than the closing of the patent sale), and the parties to the Merger Agreement shall be ready, willing and able to consummate the Merger immediately after the closing of the patent sale; (vi) the expiration or termination of the waiting period applicable to the consummation of the patent sale under the HSR Act and the receipt of all consents under other applicable antitrust laws, including the approval by the FCO under the ARC; (vii) the obtaining of all required approvals of any government entity; and (viii) our and CPTN’s respective representations and warranties being true and correct. For additional information regarding the patent sale, see “The Merger – The Patent Sale” beginning on page 59.

Restrictions on Solicitation of Other Offers (page 86)

We have agreed that we will not, and that we will use our reasonable best efforts to cause our officers, employees and other authorized representatives not to:

•	initiate, solicit or knowingly take any action to facilitate or encourage the submission of, or participate or engage in any negotiations or discussions with respect to any “acquisition proposal;”

•

in connection with any potential “acquisition proposal,” disclose or furnish any nonpublic information or data to any person concerning Novell or afford any person other than Attachmate or its officers, employees or other authorized representatives access to properties, books or records, except as required by law or in response to an unsolicited “acquisition proposal;” or

•	enter into or execute, or propose to enter into or execute, any acquisition agreement.

However, we and our officers, employees and other authorized representatives may, in response to an “acquisition proposal” that was not solicited by us, any of our subsidiaries or any of our officers, employees and other authorized representatives, participate in discussions or negotiations with, or furnish nonpublic information or data to the person making the proposal if:

•

our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that such a proposal is, or would reasonably be expected to lead to, a “superior proposal;” or

•

our board of directors determines in good faith, after consultation with outside counsel, that the failure to participate in such discussions or negotiations, or to furnish nonpublic information or data would reasonably be expected to be inconsistent with the directors’ fiduciary duties.

We may not grant any waiver, amendment or release under any standstill agreement unless our board of directors determines in good faith, after consultation with outside counsel, that the failure to grant any such waiver, amendment or release would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

We are required to notify Attachmate of our receipt of any “acquisition proposal,” the price and other material terms and conditions of any such proposal (including the identity of the person making the proposal) and of any changes or supplements to the proposal. We are also required to notify Attachmate of any decision of our board of directors as to whether to consider any “acquisition proposal” or to enter into discussions or negotiations concerning any “acquisition proposal” or to provide nonpublic information or data. We will also provide Attachmate with copies of all written “acquisition proposals” and written notice containing information concerning the status and material terms of any “acquisition proposal” within the earlier of 48 hours and one business day after receipt and promptly (and in any event within 24 hours of such determination) notify Attachmate of any determination by our board of directors that an “acquisition proposal” constitutes a “superior proposal.”

Termination of the Merger Agreement (page 88)

Novell and Attachmate may agree to terminate the Merger Agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the Merger Agreement at the special meeting.

In addition, we, on the one hand, and Attachmate, on the other hand, each have separate rights to terminate the Merger Agreement without the agreement of the other party if:

•

the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments), except that this termination right will not be available to any party whose breach of the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or prior to such date; or

•

any governmental entity of competent jurisdiction has enacted or issued any final and non-appealable law or order or taken any other final and non-appealable action enjoining or otherwise prohibiting consummation of the merger, except that this termination right will not be available to any party who has not used their reasonable best efforts to consummate the merger; or

•	our stockholders do not vote to adopt the Merger Agreement at the special meeting.

Attachmate may also terminate the Merger Agreement if:

•

we breach any of our covenants or agreements or any of our representations or warranties fail to be true and accurate, such that a condition obligating Attachmate and Merger Sub to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured, except that Attachmate may not terminate on this basis if Attachmate has not, in all material respects, performed or complied with all covenants required to be performed or complied with by it under the Merger Agreement at or prior to the effective time of the merger; or

•

(A) our board of directors or any board committee (i) withdraws or modifies, or publicly proposes to withdraw or modify, its recommendation of the merger to our stockholders in a manner adverse to Attachmate; (ii) approves, adopts or recommends, or publicly proposes to approve, adopt or recommend, an “acquisition proposal;” (iii) fails to recommend against acceptance of a tender or exchange offer for our outstanding common stock within ten business days after the commencement of such tender or exchange offer; or (iv) recommends that our stockholders reject adoption of the Merger Agreement or the merger; or (B) we have materially breached our obligations with respect to the convening of the special meeting or the preparation of this proxy statement; or

•	we have willfully breached our obligations with respect to an “acquisition proposal.”

Additionally, we may terminate the Merger Agreement if:

•

Attachmate breaches any of its covenants or agreements or any of its representations or warranties fail to be true and accurate, such that a condition obligating us to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured, except that we may not terminate on this basis if we are then in breach of any of our representations or warranties that would result in any of our representations or warranties failing to be true and accurate (except with respect to certain of our representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Company Material Adverse Effect”); or

•

we enter into a definitive acquisition agreement with respect to a “superior proposal” prior to our stockholders voting to adopt the Merger Agreement, provided that we comply with our obligations with respect to “acquisition proposals” and pay Attachmate the termination fee described below; or

•

(i) on the date of termination (A) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; (B) to the extent the consummation of the patent sale has not been waived, (x) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring; (y) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale; and (z) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; (C) Attachmate’s marketing period has expired; and (D) January 23, 2011 has passed; (ii) we have irrevocably confirmed that all of the conditions to our obligation to consummate the merger have been satisfied or waived; and (iii) the merger is not consummated on the scheduled closing date.

If the Merger Agreement is terminated, the Patent Purchase Agreement will, by its terms, automatically terminate, except that:

•

if the Merger Agreement is terminated because we receive an “acquisition proposal” that contemplates an acquisition of us (other than an acquisition proposal that contemplates we will retain all of the 882 issued patents and patent applications) and we deem such a proposal to be a “superior proposal,” CPTN may elect to continue the Patent Purchase Agreement in which case the Patent Purchase Agreement will remain in full force and effect, except that references to the Merger Agreement will automatically be deemed to be to the acquisition agreement between us and the party from which we accepted the “superior proposal;” and

•

if the Merger Agreement is terminated for any reason (other than our receipt of an “acquisition proposal” for our entire company that we deem to be a “superior proposal”), CPTN may elect to continue the Patent Purchase Agreement in which case the Patent Purchase Agreement will remain in full force and effect, except that references to the Merger Agreement will have no effect.

In the event that CPTN has elected to continue the Patent Purchase Agreement following a termination of the Merger Agreement as described above, we and CPTN will enter into a royalty-free, fully paid-up patent cross license for no additional consideration, effective as of the closing of the patent sale, with respect to all patents and patent applications owned or controlled by us and CPTN on mutually acceptable terms that are no less favorable in the aggregate to either party than the terms of any other patent cross license offered by CPTN to any other person (other than any member of CPTN or an affiliate of any such member). For additional information regarding the patent sale, see “The Merger – The Patent Sale” beginning on page 59.

Fees and Expenses (page 89)

All costs and expenses incurred in connection with the Merger Agreement and the consummation of the merger generally will be paid by the party incurring such costs and expenses, whether or not the merger is consummated.

Termination Fee Payable by Novell. We must pay Attachmate a termination fee of $60 million, in cash, net of any fees and expenses paid or payable by Novell on behalf of Attachmate in connection with the merger, if:

•

we terminate the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a “superior proposal” prior to our stockholders voting to adopt the Merger Agreement, provided that we comply with our obligations with respect to “acquisition proposals;” or

•

Attachmate terminates the Merger Agreement because (A) our board of directors or any board committee (i) withdraws or modifies, or publicly proposes to withdraw or modify, its recommendation of the merger to our stockholders in a manner adverse to Attachmate; (ii) approves, adopts or recommends, or publicly proposes to approve, adopt or recommend, an “acquisition proposal;” (iii) fails to recommend against acceptance of a tender or exchange offer for our outstanding common stock within ten business days after the commencement of such tender or exchange offer; or (iv) recommends that our stockholders reject adoption of the Merger Agreement or the merger; or (B) we have materially breached our obligations with respect to the convening of the special meeting or the preparation of this proxy statement; or

•

either we or Attachmate terminate the Merger Agreement because our stockholders have not voted to adopt the Merger Agreement and after the date of the Merger Agreement and prior to such termination, there has been publicly disclosed for the first time and not withdrawn prior to the special meeting an “acquisition proposal,” and at any time on or prior to the 12 month anniversary of such termination, we enter into a definitive agreement with respect to any “acquisition proposal” or the transactions contemplated by any “acquisition proposal” are consummated; or

•

we terminate the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments) and after the date of the Merger Agreement and prior to such termination, there has been publicly disclosed for the first time prior to such termination an “acquisition proposal” and at any time on or prior to the 12 month anniversary of such termination we enter into a definitive agreement with respect to any “acquisition proposal” or the transactions contemplated by any “acquisition proposal” are consummated; or

•

we terminate the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments) and after the date of the Merger Agreement and prior to such termination, there has been no public disclosure of an “acquisition proposal” and there is made known to our board of directors a “qualifying proposal” and at any time on or prior to the 12 month anniversary of such termination we enter into a definitive agreement with respect to any “qualifying proposal” or the transactions contemplated by any “qualifying proposal” are consummated; or

•

Attachmate terminates the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments) and after the date of the Merger Agreement and prior to such termination, there has been publicly disclosed for the first time, or made known to our board of directors, a “qualifying proposal” and at any time on or prior to the 12 month anniversary of such termination we enter into a definitive agreement with respect to any “qualifying proposal” or the transactions contemplated by any “qualifying proposal” are consummated; or

•

Attachmate terminates the Merger Agreement because we have willfully breached our obligations with respect to an “acquisition proposal” and the breach results from discussions or communications initiated by us or any of our officers, employees or other authorized representatives with the intent of receiving an “acquisition proposal.”

However, unless we are otherwise obligated to pay the $60 million termination fee described above at the time of termination, we must reimburse Attachmate for all of the reasonable out-of-pocket fees and expenses incurred by it or its affiliates in connection with the merger, with such reimbursement not to exceed an aggregate of $15 million if:

•	we or Attachmate terminate the Merger Agreement because our stockholders have not voted to adopt the Merger Agreement; or

•

Attachmate terminates the Merger Agreement because we breach any of our covenants or agreements or any of our representations or warranties fail to be true and accurate, such that a condition obligating Attachmate and Merger Sub to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured, except that Attachmate may not terminate on this basis if it is then in breach of any covenant required to be performed, or complied with, by it at or prior to the effective time of the merger; or

•

we or Attachmate terminate the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments), all of the shared conditions to the obligations of us, Attachmate and Merger Sub to consummate the merger have been satisfied or waived, the closing of the patent sale has not occurred and nothing has occurred and no condition exists that would cause any of our obligations to consummate the merger to fail to be satisfied.

Our reimbursement of Attachmate’s expenses does not relieve us of any subsequent obligation to pay the $60 million termination fee (net of such expenses).

Termination Fee Payable by Attachmate. Attachmate must pay us a termination fee of $120 million if we terminate the Merger Agreement because:

•

Attachmate breaches any of its covenants or agreements or any of its representations or warranties fail to be true and accurate, such that a condition obligating us to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured and either (i) such breach was willful or (ii) on the date of termination, (A) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; (B) to the extent the consummation of the patent sale has not been waived, (x) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring; (y) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale; and (z) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; (C) Attachmate’s marketing period has expired; and (D) January 23, 2011 has passed; or

•

(i) on the date of termination (A) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; (B) to the extent the consummation of the patent sale has not been waived, (x) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring; (y) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale; and (z) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; (C) Attachmate’s marketing period has expired; and (D) January 23, 2011 has passed; (ii) we have irrevocably confirmed that all of the conditions to our obligation to consummate the merger have been satisfied or waived; and (iii) the merger is not consummated on the scheduled closing date; provided that Attachmate is not required to pay the termination fee if the closing of the patent sale has not occurred and we fail to provide Attachmate with written confirmation from CPTN that on the closing date CPTN had sufficient funds to pay the $450 million purchase price.

Limited Guarantees (page 62)

Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P. and Thoma Bravo Fund IX, L.P., and the Elliott Parties have entered into limited guarantees in favor of Novell dated November 21, 2010. Each limited guarantee guarantees, severally and not jointly, and subject to the terms and conditions of the limited guarantees and up to the specified percentage of the maximum amount described therein, the payment of any termination fee that may become payable by Attachmate under certain specified circumstances and certain other specified obligations of Attachmate under the Merger Agreement.

Litigation Related to the Merger (page 62)

In November and December 2010, individuals and/or entities claiming to be our stockholders filed putative class action lawsuits challenging the merger. As of December 21, 2010, fourteen actions had been filed in the Delaware Court of Chancery, one action had been filed in the Superior Court of Massachusetts, and three actions had been filed in the United States District Court for the District of Massachusetts. All of the actions are brought against the members of our board of directors, and all but one of the actions also name us as a defendant.

The plaintiffs allege, among other things, that our directors failed to fulfill their fiduciary duties with regard to the merger by failing to maximize our value to our public stockholders and that the entities named in the complaints aided and abetted those alleged breaches. Five of the actions also allege, among other things, that our directors failed to fulfill their fiduciary duties with regard to the patent sale. The plaintiffs seek orders that, among other things, certify the cases as class actions, enjoin the merger, award plaintiffs and the putative class damages in the event that the merger is consummated, and award plaintiffs costs and expenses, including attorneys’ fees. On December 20, 2010, the Delaware Court of Chancery entered an order that, among other things, consolidated the cases filed in that court and appointed co-lead plaintiffs. We believe that there are substantial legal and factual defenses to the claims and intend to pursue them vigorously.

Material United States Federal Income Tax Consequences of the Merger (page 71)

The receipt of cash in exchange for Novell common stock will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, United States holders of Novell common stock who receive cash in exchange for their shares pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received. If the United States holder holds Novell common stock as a capital asset, any gain or loss generally should be capital gain or loss. If the United States holder has held the shares for more than one year, any gain or loss generally should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Tax matters are very complex, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the federal, state, local and foreign tax consequences of the merger.

Regulatory Matters (page 73)

Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”). A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period.

The parties to the merger originally filed their respective notification and report forms pursuant to the HSR Act with the FTC and DOJ on December 1, 2010 and the initial 30-day waiting period would have expired on December 31, 2010. In order to provide the DOJ with additional time to review the information submitted by the parties, Attachmate is voluntarily withdrawing its HSR Act notification form, effective December 31, 2010 and intends to re-file for the same transaction on or about January 3, 2011. The effect of this re-filing will also be to extend the waiting period under the HSR Act to a date 30 days from the date of the re-filing, unless earlier terminated or extended by the DOJ requesting additional information from the parties.

The merger was also subject to review and approval by the FCO. Attachmate, with the consent of Novell, filed the appropriate notification in Germany, and the FCO granted clearance to the merger transaction on December 23, 2010 stating that it will not oppose the merger transaction.

Under the HSR Act, the patent sale also may not be completed until the expiration of a 30-calendar-day waiting period following the filing by the parties to that transaction of their respective HSR Act notification forms or the early termination of that waiting period. The parties to the patent sale originally filed their respective notification and report forms pursuant to the HSR Act with the FTC and DOJ on December 1, 2010 and the initial 30-day waiting period would have expired on December 31, 2010. In order to provide the DOJ with additional time to review the information submitted by the parties, CPTN is voluntarily withdrawing its HSR Act notification form, effective December 30, 2010 and intends to re-file for the same transaction on or before January 4, 2011. The effect of this re-filing will also be to extend the waiting period under the HSR Act to a date 30 days from the date of the re-filing, unless earlier terminated or extended by the DOJ requesting additional information from the parties. CPTN has also filed the appropriate notification in Germany and is pursuing FCO approval of the implementation of CPTN. The initial one month waiting period will expire at 11:59 p.m. on January  6, 2011, unless the FCO grants early termination.

Appraisal Rights (page 95)

Holders of our common stock who object to the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the $6.10 per share cash merger consideration under the Merger Agreement, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, you must (1) not vote in favor of adoption of the Merger Agreement, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the Merger Agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. For a summary of these Delaware law procedures, see “Appraisal Rights” beginning on page 95. A properly executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for adoption of the Merger Agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware (“DGCL”), is included as Annex D to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address some commonly asked questions regarding the special meeting of stockholders, the merger and the patent sale. These questions and answers may not address all questions that may be important to you as a Novell stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement.

The Proposed Merger

Q:	What will happen in the proposed merger?

A:	Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Novell with Novell continuing as the surviving corporation and a wholly owned subsidiary of Attachmate.

Q:	What will I receive for my shares of Novell common stock in the merger?

A:	As a result of the merger, Novell stockholders will be entitled to receive $6.10 in cash, without interest and less any applicable withholding taxes, for each share of our common stock they own as of the effective time of the merger. For example, if you own 1,000 shares of our common stock, you will be entitled to receive $6,100 in cash, less any applicable withholding taxes, in exchange for your 1,000 shares.

Q:	What will the holders of Novell stock awards receive in the merger?

A:	In general, stock awards will be cancelled and converted or adjusted in the merger and their holders will be entitled to receive cash payments in amounts based upon the $6.10 per share cash merger consideration and the number of shares of common stock underlying or constituting such award. See “The Merger Agreement – Treatment of Equity Awards and Other Equity-Based Compensation” beginning on page 77.

Q:	What effects will the proposed merger have on Novell?

A:	Upon completion of the proposed merger, Novell will cease to be a publicly traded company and will be wholly owned by Attachmate. As a result, you will no longer have any interest in our future earnings or growth, if any. Following completion of the merger, the registration of our common stock and our reporting obligations with respect to our common stock under the Exchange Act are expected to be terminated. In addition, upon completion of the proposed merger, shares of Novell common stock will no longer be listed on the NASDAQ Global Select Market.

Q:	Is the proposed merger dependent on the proposed patent sale having occurred?

A:	Yes. Under the Merger Agreement, the closing of the proposed merger is conditioned on the closing of the proposed patent sale having occurred.

For a further description of the respective closing conditions to the proposed patent sale and the proposed merger, see “The Merger – The Patent Sale” beginning on page 59 and “The Merger Agreement – Conditions to the Closing of the Merger” beginning on page 85.

Q:	Will Novell stockholders receive any of the proceeds from the proposed patent sale?

A:	There will be no adjustment to the per share merger consideration as a result of completion of the patent sale. The $6.10 price per share being offered by Attachmate in the merger assumes that the proposed patent sale has been completed and that Novell will have the $450 million cash proceeds from the patent sale on hand at the effective time of the merger.

Q:	What regulatory approvals and filings are needed to complete the merger?

A:	The merger is subject to compliance with the applicable requirements of the HSR Act and of the ARC. See “The Merger – Regulatory Matters” beginning on page 73.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible and currently expect to consummate the merger in the first calendar quarter of 2011. In addition to obtaining stockholder approval, we must satisfy all other closing conditions, including the receipt of regulatory approvals and the consummation of the patent sale, and the marketing period in connection with Attachmate’s debt financing for the merger must have expired or terminated.

Q:	What happens if the merger is not completed?

A:	If the Merger Agreement is not adopted by our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares pursuant to the Merger Agreement. Instead, Novell will remain as a public company and our common stock will continue to be registered under the Exchange Act and listed and traded on the NASDAQ Global Select Market. Under specified circumstances, Novell may be required to pay Attachmate a termination fee or certain of Attachmate’s expenses or Attachmate may be required to pay Novell a termination fee, in each case, as described in “The Merger Agreement – Fees and Expenses” beginning on page 89. In addition, if the merger is not completed, the patent sale may also not be completed.

Q:	Am I entitled to exercise appraisal rights instead of receiving the per share cash merger consideration for my shares?

A:	Yes. Our stockholders are entitled to appraisal rights under Delaware law by following the requirements specified in Section 262 of the DGCL. A copy of Section 262 is attached as Annex D to this proxy statement. See “Appraisal Rights” beginning on page 95.

Q:	Do any of Novell’s directors or officers have interests in the merger that may differ from those of Novell stockholders?

A:	Each of our executive officers is party to an agreement with us that entitles them to receive severance benefits upon their involuntary termination prior to a change in control and upon a change in control. In addition, certain of our directors and executive officers hold stock options, shares of restricted stock, and/or restricted stock units which will be cashed out in connection with the merger. See “The Merger – Interests of Our Directors and Executive Officers in the Merger” beginning on page 63 for a description of these and other rights of our directors and executive officers that come into effect in connection with the merger.

Q:	What factors did the Novell board of directors consider in making its recommendation?

A:	In making its recommendation, our board of directors considered a number of factors, including, among others, historical market prices of our common stock, the J.P. Morgan opinion, the prospective risks to us as a stand-alone public entity, the substantial number of potential buyers solicited in connection with a possible transaction and various strategic alternatives to a sale of Novell.

Q:	What are the United States federal income tax consequences of the merger to holders of Novell common stock?

A:	The receipt of cash in exchange for Novell common stock will be a taxable transaction for United States federal income tax purposes and may also be taxable under applicable state, local, foreign or other tax laws. In general, United States holders of Novell common stock who receive cash in exchange for their shares pursuant to the merger will recognize gain or loss for United States federal income tax purposes equal to the difference, if any, between the holder’s adjusted tax basis in the shares exchanged and the amount of cash received. If the United States holder holds Novell common stock as a capital asset, any gain or loss generally should be capital gain or loss. If the United States holder has held the shares for more than one year, any gain or loss generally should be long-term capital gain or loss. The deductibility of capital losses is subject to limitations.

Tax matters are very complex, and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for a full understanding of the tax consequences of the merger to you, including the federal, state, local and foreign tax consequences of the merger. See “The Merger – Material United States Federal Income Tax Consequences of the Merger” beginning on page 71.

The Special Meeting

Q:	Why am I receiving this proxy statement?

A:	Our board of directors is furnishing this proxy statement in connection with the solicitation of proxies to be voted at a special meeting of stockholders, or at any adjournments or postponements of the special meeting. This document contains important information about the merger and the special meeting of stockholders, and you should read it carefully.

Q:	Where and when is the special meeting of stockholders?

A:	The special meeting of our stockholders will be held on [ ], 2011 at [ ], local time, at [ ].

Q:	What am I being asked to vote on?

A:	You will be asked to consider and vote on the following proposals:

•	to adopt the Merger Agreement; and

•

to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.

Stockholders will also consider and act upon other business that may properly come before the special meeting or any adjournment or postponement thereof.

Q:	How does Novell’s board recommend that I vote?

A:	At a meeting held on November 21, 2010, our board of directors approved the Merger Agreement and determined that the Merger Agreement and the terms and conditions of the merger and the Merger Agreement are advisable and in the best interests of Novell and its stockholders. Our board of directors recommends that you vote “FOR” the adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.

Q:	What is a quorum?

A:	A quorum of the holders of the outstanding shares of Novell’s common stock must be present for the special meeting to be held. A quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes, if any, are counted as present for the purpose of determining whether a quorum is present. Broker non-votes occur in respect of shares held in “street name” when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter.

Voting and Proxy Procedures

Q:	Who is entitled to vote at the special meeting?

A:	Only stockholders of record as of the close of business on [ ] are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	What vote is required to adopt the Merger Agreement?

A:	The proposal to adopt the Merger Agreement must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting.

Q:	Is my vote required for the patent sale?

A:	No. The patent sale does not require a vote of Novell’s stockholders.

Q:	What vote is required to approve any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies?

A:	Any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares in accordance with the procedure provided by your broker. Without instructions from you, your shares will not be voted, which will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement; such an occurrence will have no effect on the voting on any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed postage prepaid return envelope as soon as possible, or submit a proxy via the Internet or telephone, so that your shares can be voted at the special meeting of our stockholders. Please do not send your stock certificates with your proxy card.

Q:	May I vote in person?

A:	Yes. If your shares are registered in your name, you may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card by mail or submitting a proxy via the Internet or telephone. If your shares are held in “street name,” you must obtain a proxy from your broker, bank or other nominee in order to attend the special meeting and vote in person. Even if you plan to attend the special meeting in person, we urge you to complete, sign, date and return the enclosed proxy by mail or submit a proxy via the Internet or telephone to ensure that your shares will be represented at the special meeting.

Q:	May I submit a proxy via the Internet or telephone?

A:	If your shares are registered in your name, you may cause your shares to be voted by returning a signed proxy card by mail or vote in person at the special meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at [ ] or telephonically by calling [ ] in the United States or [ ] from foreign countries. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone. If your shares are held in “street name” through a broker, bank or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker, bank or other nominee, or via the Internet or telephone through your broker, bank or other nominee if your broker, bank or other nominee provides such a service. To provide voting instructions via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee.

Q:	What happens if I do not return my proxy card by mail, submit a proxy via the Internet or telephone or attend the special meeting and vote in person?

A:	The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Therefore, if you do not return your proxy card, submit a proxy via the Internet or telephone, or attend the special meeting and vote in person, it will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. If a quorum is present in person or represented by proxy at the special meeting, approval of any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter. If you do not vote in person or by proxy, it will have no effect on the voting on any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before your proxy card is voted at the special meeting. If your shares are registered in your name, you may revoke your proxy by:

•

delivering a written revocation of the proxy or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 404 Wyman Street, Suite 500, Waltham, MA 02451, or by fax to the attention of Scott N. Semel, Secretary, at (781) 464-8062, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker, bank or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker, bank or other nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return by mail (or submit via the Internet or telephone) each proxy card and voting instruction card that you receive.

Q:	What happens if I sell my shares of Novell common stock before the special meeting?

A:	The record date for the special meeting, [ ] is earlier than the date of the special meeting and the date the merger is expected to be completed. If you transfer your shares of our common stock after the record date but before the special meeting, you will retain your right to vote at the special meeting, but will transfer the right to receive the per share cash merger consideration.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of our common stock for the per share merger consideration of $6.10 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you hold.

Q:	Will a proxy solicitor be used?

A:	Yes. Novell has engaged Morrow & Co., LLC (“Morrow”) to assist in the solicitation of proxies for the special meeting and Novell estimates that it will pay Morrow a fee of approximately $20,000 plus reimbursement for disbursements. Novell has also agreed to provide Morrow an advance of $10,000 against disbursements incurred in connection with the proxy solicitation.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact:

Novell, Inc.

Attn: Investor Relations

404 Wyman Street

Waltham, MA 02451

(781) 464-8000

or

Morrow & Co., LLC

470 West Ave

Stamford, CT 06902

(800) 276-3011 (shareholders call toll free)

(203) 658-9400 (banks and brokers call collect)

novell.info@morrowco.com (email address)

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the board of directors of Novell for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place of the Special Meeting

We will hold the special meeting at [            ], at [            ], local time, on [                    ], 2011.

Purpose of the Special Meeting

The purposes of the special meeting are to consider and act upon the following matters:

•

To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Attachmate and Merger Sub, as described in this proxy statement, as it may be amended from time to time. A copy of the Merger Agreement is attached as Annex A to this proxy statement.

•

To consider and vote upon any proposal to authorize the Novell board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting.

Stockholders will also consider and act on any other matters that may properly come before the special meeting or any adjournment or postponement thereof by or at the direction of Novell’s board of directors.

Recommendation of Our Board of Directors

Our board of directors has determined and believes that the merger and Merger Agreement described in this proxy statement are advisable and in the best interests of Novell and our stockholders, and has approved the Merger Agreement. Our board of directors recommends that our stockholders vote “FOR” Proposal No. 1 to adopt the Merger Agreement.

Our board of directors has determined and believes that giving it the discretionary authority to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the Merger Agreement is advisable and in the best interests of, Novell and our stockholders and has approved such a proposal. Our board of directors recommends that stockholders vote “FOR” Proposal No. 2 to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the Merger Agreement.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on [                    ] the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, [            ] shares of our common stock were issued and outstanding and held by approximately [            ] holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on the proposal to adopt the Merger Agreement and any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies.

A quorum of stockholders is necessary to hold a valid special meeting. Under our by-laws, a quorum is present if the holders of a majority of the outstanding shares of our common stock entitled to vote on the record date are present at the meeting, either in person or represented by proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned to solicit additional proxies. For purposes of determining the presence of a quorum, abstentions and broker non-votes (broker non-votes occur in respect of shares held in “street name” when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter), if any, will be counted as shares present.

Vote Required

The adoption of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Adoption of the Merger Agreement is a condition to the closing of the merger.

Approval of any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter.

The adoption of the Patent Purchase Agreement does not, itself, require a stockholder vote of Novell.

Voting by Novell’s Directors and Executive Officers

As of November 21, 2010, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,174,447 shares of our common stock (not including shares that can be acquired through stock options that become exercisable or the lapse of restrictions on restricted stock units within 60 days of November 21, 2010), representing less than 1% of our outstanding common stock. The directors and executive officers have informed us that they currently intend to vote all of their shares of our common stock “FOR” the adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting.

Attachmate Voting Agreement

According to a Schedule 13D/A filed on November 26, 2010 with the SEC by the Elliott 13D Filers, on November 21, 2010, the Elliott Parties entered into a Voting Agreement with Attachmate and Merger Sub. According to that Voting Agreement, the Elliott Parties (who, according to that same Schedule 13D/A, with Elliott International Capital Advisors, Inc., collectively beneficially own 24,700,000 shares of our common stock) agreed, among other things, to vote shares of Novell common stock held by them in favor of the merger and against any proposal made in opposition to or competition with the merger. According to that Voting Agreement, the Elliott Parties also may not discuss or enter into any arrangement, agreement or offer with any third party regarding an “acquisition proposal” or the financing thereof until the Merger Agreement is terminated or, in certain circumstances described in the Voting Agreement, for 45 days after such termination. In that same Schedule 13D/A, the Elliott Parties also reported that on November 21, 2010, they entered into an Equity Commitment Letter with Attachmate, an Interim Sponsors Agreement with Francisco Partners, Francisco Partners A, L.P., Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P. and Thoma Bravo Fund IX, L.P., an Investment Agreement with Wizard Parent, and a Side Letter with Francisco Partners and had delivered a Limited Guarantee to us. Copies of all of these documents were attached as exhibits to that Schedule 13D/A.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted by mailing a signed proxy card in the enclosed postage prepaid envelope or by voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at [            ] or by telephone by calling

[            ] in the United States or [            ] from foreign countries. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or telephone.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies.

If your shares are held in “street name” through a broker, bank or other nominee, you may provide voting instructions by completing and returning the voting form provided by your broker, bank or other nominee or via the Internet or by telephone through your broker, bank or other nominee if your broker, bank or other nominee provides such a service. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your broker, bank or other nominee. If you plan to attend the special meeting, you will need a proxy from your broker, bank or other nominee in order to be given a ballot to vote the shares. If you do not return your broker’s, bank’s or other nominee’s voting form, provide voting instructions via the Internet or telephone through your broker, bank or other nominee, if possible, or attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, it will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement.

Stockholders that abstain from voting on a particular matter and broker non-votes, if any, will not be counted as votes in favor of such matter. Broker non-votes occur in respect of shares held in “street name” when the broker indicates that voting instructions for a particular matter have not been received from the beneficial owners or other persons entitled to vote those shares and the broker does not have discretionary voting authority to vote those shares on that particular matter. For purposes of determining the presence of a quorum, abstentions and broker non-votes, if any, will be counted as shares present. Abstentions and broker non-votes, if any, will have the same effect as if you voted “AGAINST” adoption of the Merger Agreement. Abstentions will have the same effect as if you voted “AGAINST” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Merger Agreement at the time of the special meeting, and broker non-votes, if any, will have no effect on the voting of any such proposal.

Revocation of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If your shares are registered in your name, you may revoke your proxy by:

•

delivering a written revocation of the proxy, or a later dated, signed proxy card, to our corporate secretary at our corporate offices at 404 Wyman Street, Suite 500, Waltham, MA 02451, or by fax to the attention of Scott N. Semel, Secretary, at (781) 464-8062, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy by telephone or via the Internet until immediately prior to the special meeting;

•	delivering a written revocation or later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker, bank or other nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker, bank or other nominee to change those instructions.

Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy; you must vote in person at the special meeting to revoke a previously delivered proxy.

Rights of Stockholders Who Object to the Merger

Stockholders of Novell are entitled to appraisal rights under Delaware law in connection with the merger. This means that you are entitled to have the value of your shares determined by the Delaware Court of Chancery and to receive payment based on that valuation. The ultimate amount you receive as a dissenting stockholder in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to Novell before the vote is taken on the Merger Agreement, you must not vote in favor of the adoption of the Merger Agreement and you must comply with other Delaware law procedures explained in this proxy statement. Your failure to follow exactly the procedures specified under Delaware law will result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 95. The text of the Delaware appraisal rights statute is reproduced in its entirety as Annex D to this proxy statement.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Novell. We have retained Morrow to assist in the solicitation of proxies for the special meeting and we estimate that we will pay Morrow a fee of approximately $20,000 plus reimbursement for disbursements. We have also agreed to provide Morrow an advance of $10,000 against disbursements incurred in connection with the proxy solicitation. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Other Matters

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of Novell’s board of directors, we intend that shares of Novell common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Novell stockholder at the special meeting.

For ten days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at 404 Wyman Street, Waltham, MA 02451.

Availability of Documents

The reports, opinions or appraisals referenced in this proxy statement will be made available for inspection and copying during ordinary business hours at our corporate offices located at 404 Wyman Street, Suite 500, Waltham, MA 02451 by any interested holder of our common stock.

Other than with respect to parties participating in Novell’s process of reviewing strategic alternatives who properly executed non-disclosure agreements pursuant to this process, to Novell’s knowledge, no provision has been made by Novell to grant the unaffiliated stockholders of Novell access to the files of Novell, Attachmate or Merger Sub or to obtain counsel or appraisal services at the expense of any of the foregoing.

THE PARTIES TO THE MERGER

Novell, Inc.

Novell, Inc. develops, sells and installs enterprise-quality software that is positioned in the operating systems and infrastructure software layers of the information technology industry. We develop and deliver Linux operating system software for the full range of computers from desktops to servers. In addition, we provide a portfolio of integrated information technology management software for systems, identity and security management for both Linux and mixed-platform environments. We also offer a worldwide network of service personnel to help our customers and third-party partners effectively utilize our software. We were incorporated in January 1983 in Delaware and our principal executive offices are located at 404 Wyman Street, Suite 500, Waltham, MA 02451 and our telephone number is (781) 464-8000. Our website is located at http://www.novell.com. Additional information regarding Novell is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 104.

Attachmate Corporation

Attachmate Corporation, a Washington corporation, enables information technology organizations to extend mission critical services and assures they are managed, secure and compliant. Investment funds affiliated with Francisco Partners, Golden Gate Capital and Thoma Bravo are the principal stockholders of Attachmate indirectly through Wizard Parent, which holds Wizard Holding, whose principal holdings include Attachmate and NetIQ. Attachmate’s principal executive offices are located at 1500 Dexter Ave N., Seattle, WA 98109 and its telephone number is (206) 217-7100.

Longview Software Acquisition Corp.

Longview Software Acquisition Corp., a Delaware corporation, is a wholly owned subsidiary of Attachmate. Merger Sub’s principal executives offices are located at 1500 Dexter Ave N., Seattle, WA 98109 and its telephone number is (206) 217-7100. Merger Sub was formed solely for the purpose of securing debt financing and engaging in the transactions described in this proxy statement and has not engaged in any business activities or conducted any operations other than in connection with the debt financing and such transactions.

Upon consummation of the merger, Merger Sub will cease to exist, and Novell will continue as the surviving corporation and a wholly owned subsidiary of Attachmate.

THE MERGER

The following discussion summarizes the material terms of the merger. We urge you to read carefully the Merger Agreement, which is attached as Annex A to this proxy statement.

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into Novell with Novell continuing as the surviving corporation and a wholly owned subsidiary of Attachmate. If the merger is completed, you will be entitled to receive $6.10 in cash, without interest and less any applicable withholding taxes, in exchange for each share of our common stock that you own as of the effective time of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the $6.10 per share cash merger consideration, but you will no longer have any rights as a Novell stockholder and will have no rights as an Attachmate stockholder as a result of the merger. Novell stockholders will receive the per share cash merger consideration after surrendering their Novell shares in accordance with the instructions contained in the letter of transmittal to be sent to our stockholders shortly after closing of the merger. As a result of the merger, Novell will cease to be a publicly-traded company.

Background to the Merger

Our board of directors and management have regularly evaluated our business and operations, our long-term strategic goals and alternatives, and our prospects as an independent company. Our board of directors and management have also regularly reviewed and assessed trends and conditions impacting Novell and its industry, changes in the marketplace and applicable law, and Novell’s competitive market position, growth and revenue potential. As part of its ongoing review of Novell and its position in its industry, our board of directors has also regularly reviewed the strategic alternatives available to Novell to enhance stockholder value, including, among other things, possible strategic combinations, acquisitions and divestitures. Novell has, from time to time, received advice from J.P. Morgan in connection with certain of these reviews and evaluations.

On February 12, 2010, the Elliott Parties, together with Elliott International Capital Advisors, Inc. (collectively, the “Elliott 13D Filers”), filed a Schedule 13D with the SEC reporting that the Elliott 13D Filers collectively beneficially owned 24,700,000 shares of our common stock, constituting 7.1% of all of the outstanding shares of our common stock.

On or about February 12, 2010, our board of directors received a letter sent on behalf of the Elliott Parties referencing the Elliott Parties’ ownership position in Novell, expressing concern about our publicly stated acquisition plan and requesting an opportunity to meet.

On February 26, 2010, Ronald W. Hovsepian, our President and Chief Executive Officer, and Dana C. Russell, our Senior Vice President and Chief Financial Officer, met with Jesse A. Cohn, Portfolio Manager of the Elliott Parties, at Novell’s offices in Waltham, Massachusetts. No material, non-public information was discussed.

On March 2, 2010, our board of directors received an unsolicited letter sent on behalf of the Elliott Parties making a conditional and non-binding proposal to acquire Novell for $5.75 per share in cash (the “Non-Binding Proposal”). The letter stated that the proposal was conditioned on a confirmatory due diligence review of us and negotiation of definitive documentation.

Also on March 2, 2010, the Elliot 13D Filers filed Amendment No. 1 to the Schedule 13D filed on February 12, 2010. In that amendment, the Elliot 13D Filers reported that they collectively beneficially owned 24,700,000 shares of our common stock, constituting 7.1% of all of the outstanding shares of our common stock, and had an economic interest in an additional 1.4% of our common stock pursuant to notional principal amount derivative agreements. That amendment described, and attached as an exhibit, the Non-Binding Proposal.

On March 2, 2010, our board of directors met telephonically to discuss the February 26, 2010 meeting of Messrs. Hovsepian and Russell with Mr. Cohn. Members of our senior management and representatives of J.P. Morgan and Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”), our outside special counsel, attended. At the meeting, a representative of J.P. Morgan made a presentation regarding background information on the Elliott Parties, including their participation in recent transactions. A representative of Skadden Arps reviewed our potential obligations under various state and federal laws with respect to activities of the Elliott Parties.

On March 2, 2010, we issued a press release in which we confirmed that we had received an unsolicited, conditional proposal from Elliott Associates, L.P. and stated that we anticipated that our board of directors would review Elliott Associates, L.P.’s proposal in consultation with our financial and legal advisors.

On March 3, 2010, our board of directors received a third letter from the Elliott Parties expressing an interest in working with us towards the signing of a definitive transaction agreement with respect to the Non-Binding Proposal and attaching a due diligence request list.

On March 10, 2010, representatives of Credit Suisse, acting as financial advisor for the Elliott Parties, called J.P. Morgan on behalf of the Elliott Parties inquiring whether there was a price per share at which Novell would grant the Elliott Parties an exclusive right to negotiate with Novell regarding an acquisition.

On March 19, 2010, our board of directors met to consider and discuss the Non-Binding Proposal and our strategic alternatives. Representatives of J.P. Morgan, Skadden Arps and members of our senior management were present at the meeting. Our management and J.P. Morgan made detailed presentation to our board of directors regarding the Non-Binding Proposal and various possible alternatives to enhance stockholder value above the Non-Binding Proposal, including a return of capital to stockholders through a stock repurchase or cash dividend, strategic partnerships and alliances, joint ventures, a recapitalization and a sale of Novell (including through negotiations with the Elliott Parties) as well as proceeding in the ordinary course with management’s plans for the business. Representatives of J.P. Morgan led the board of directors through other aspects of their presentation that included, without limitation, an in-depth review of the Elliott Parties, a review of our share performance and multiple financial scenarios with respect to Novell as they related to the Non-Binding Proposal. Representatives of Skadden Arps reviewed with the directors their fiduciary duties. After a lengthy discussion, including of J.P. Morgan’s presentation, our board of directors concluded that the Non-Binding Proposal was inadequate and not in our and our stockholders’ best interests and authorized commencing a process in which the initial focus would be on a sale of the entire company together with a thorough review of the various alternatives. Our board of directors designated Richard L. Crandall, an independent director and chairman of our board of directors, to provide board of directors’ oversight with respect to the review. In the period from March and leading to the execution of the Merger Agreement and the Patent Purchase Agreement, Mr. Crandall participated in frequent discussions with members of our senior management as well as representatives of J.P. Morgan and Skadden Arps to receive updates and to provide guidance regarding the solicitation of potential buyers and negotiation of terms of transaction agreements.

On March 20, 2010, we entered into an engagement letter dated March 19, 2010 and effective as of February 24, 2010 with J.P. Morgan, pursuant to which J.P. Morgan was engaged to provide certain financial advisory services in connection with our evaluation of various alternatives, including, without limitation, a sale of all or a portion of Novell.

On March 20, 2010, we issued a press release announcing our board of directors’ conclusion that the Non-Binding Proposal was inadequate and stating that the Non-Binding Proposal undervalued our franchise and growth prospects. We also announced that our board of directors had authorized a thorough review of various alternatives to enhance stockholder value and stated, among other things, that our board of directors believed that an exploration of alternatives was in our and our stockholders’ best interests.

In the period from March 2010 through August 2010, in our review of the various alternatives to enhance stockholder value, J.P. Morgan contacted approximately 52 potential buyers for the sale of Novell. The potential buyers included large public technology companies based in the United States and internationally, as well as a number of financial buyers. On March 23, 2010, a representative of J.P. Morgan, acting on behalf of Novell, provided representatives of Credit Suisse, acting on behalf of the Elliott Parties, with Novell’s form of non-disclosure agreement. Potential buyers who responded favorably were asked to enter into non-disclosure agreements with us. In the period from March 2010 through August 2010, approximately 34 potential buyers executed non-disclosure agreements with us, including, on April 20, 2010, Wizard Holding.

On April 2, 2010, our board of directors met telephonically. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. At the meeting, representatives of J.P. Morgan provided an update on its contacts with potential buyers, including both strategic and financial buyers, the level of interest expressed by each potential buyer and the status of the execution of non-disclosure agreements with such buyers. A representative of Skadden Arps provided an update on the status of negotiations as to non-disclosure agreements with potential buyers.

On April 9, 2010, our board of directors met telephonically. Representatives of J.P. Morgan attended the meeting and provided our board of directors with an update of the process with respect to potential buyers. Representatives of Skadden Arps and members of our senior management also attended the meeting.

In April and May 2010, members of our management and representatives of J.P. Morgan and Skadden Arps engaged in periodic negotiations with the Elliott Parties and their legal and financial advisors regarding the terms of a non-disclosure agreement with respect to a possible transaction with us.

In April 2010, with the assistance of and in consultation with our advisors, we prepared a confidential information supplement for potential buyers. On April 20, 2010, J.P. Morgan began circulating the confidential information supplement to approximately 30 potential buyers who had executed non-disclosure agreements with us, including, without limitation, on April 22, 2010, Attachmate. The supplement was accompanied by a process letter instructing the recipients to submit preliminary proposals to J.P. Morgan by May 19, 2010.

Also on April 20, 2010, our board of directors held a meeting at which representatives of J.P. Morgan provided an update of the process with respect to potential buyers. A representative of Skadden Arps provided an update on the status of negotiations with the Elliott Parties of a non-disclosure agreement and reviewed the status of matters relating to our board of directors’ review of alternatives to enhance stockholder value, including the role of our directors. Members of our senior management also attended the meeting.

On May 7, 2010, our board of directors met telephonically. Representatives of J.P. Morgan attended the meeting and provided an update on its discussions and meetings with potential buyers, the status of the execution of non-disclosure agreements with such buyers and the status of the creation of a virtual data room in connection with the process. Representatives of Skadden Arps and members of our senior management also attended the meeting.

In May 2010, we authorized Attachmate to partner with two of its principal shareholders, Francisco Partners and Golden Gate (collectively with Attachmate, the “Attachmate Group”), for purposes of submitting a preliminary proposal.

On May 18, 2010, at Mr. Cohn’s request, Mr. Cohn, on behalf of the Elliott Parties, spoke with Mr. Crandall by phone. Mr. Cohn indicated to Mr. Crandall that despite the parties’ efforts, the Elliott Parties and we were unable to reach agreement on the terms of a non-disclosure agreement.

On May 19, 2010 and May 20, 2010, the Attachmate Group and eight other potential buyers submitted preliminary non-binding proposals to acquire us, including, without limitation, two strategic buyers to whom we refer to as “Party A” and “Party B,” respectively, and a financial buyer, to whom we refer as to “Party C.” The Attachmate Group’s preliminary non-binding proposal included a purchase price of $6.50 to $7.25 per share for all outstanding shares of our capital stock. The preliminary non-binding proposals received from the other eight potential buyers included proposed prices that ranged from $5.50 to $7.50 per share.

On May 25, 2010, our board of directors met to discuss the preliminary non-binding proposals received. A representative of Skadden Arps and representatives of J.P. Morgan and members of our senior management attended the meeting. At the meeting, representatives of J.P. Morgan provided an update on the process and reviewed the terms of each of the proposals. After discussion with representatives of J.P. Morgan and Skadden Arps, our board of directors agreed upon a preliminary list of five potential buyers for the next phase of the process.

On June 4, 2010, as part of the next phase of the process, members of our senior management met with a potential strategic buyer that had not submitted a preliminary proposal concerning the potential buyer’s interest in a possible transaction with us. The potential strategic buyer continued to perform extensive diligence on Novell’s patent portfolio.

On June 11, 2010, our board of directors met telephonically and discussed the preliminary proposals submitted by the potential buyers, including both strategic and financial buyers, and the progress that had been made with respect to such proposals. A representative of Skadden Arps and representatives of J.P. Morgan and members of our senior management attended the meeting.

In June and July 2010, our management worked with J.P. Morgan to solicit additional potential buyers for a sale of 100% of the outstanding shares of our common stock. J.P. Morgan also facilitated partnering opportunities for certain of the potential buyers that expressed an interest in acquiring only certain parts of Novell, including, without limitation, a strategic buyer, to whom we refer to as “Party D,” which had entered into a non-disclosure letter with us but had not submitted a preliminary proposal.

Also in June 2010, extensive presentations were given by our management to the five potential buyers included on the preliminary list of potential parties selected on May 25, 2010 to continue in the process. Representatives of the Attachmate Group met with management on June 14, 2010. Following each presentation, our management provided access for the applicable participating buyer to the virtual data room that we had created in connection with the process. Throughout the process leading to the execution of the Merger Agreement, the virtual data room was updated with new information, including, without limitation, specific information requested by the Attachmate Group and its prospective lenders as well as other potential buyers and their respective prospective lenders who had executed non-disclosure agreements with us, including, without limitation, Parties A, B, C and D.

During June 2010, members of our management and representatives of J.P. Morgan also participated in telephonic and in-person due diligence sessions with each of the participating parties and responded to numerous questions and various requests for additional information from each of these parties.

On June 29, 2010, our board of directors held a meeting at which representatives of J.P. Morgan and Skadden Arps participated. At the meeting, a representative of J.P. Morgan provided our board of directors with an update on the process and reviewed various alternatives to enhance stockholder value. In addition, representatives of Skadden Arps explained the fiduciary duties of our board of directors for the current phase of the process. Members of our senior management also attended the meeting.

On July 9, 2010, we posted two forms of a draft merger agreement to the virtual data room, one agreement providing for a direct merger and the other providing for a merger through a tender offer, for review by participating parties along with a second process letter requesting that each such participating party submit its best and final offer by July 27, 2010, together with a mark-up of one of the forms of the draft merger agreement and evidence that it had obtained commitments for any financing that it may need to complete any proposed transaction.

During July 2010, members of our management and representatives of J.P. Morgan continued to participate in telephonic and in-person due diligence sessions with participating parties and to respond to numerous questions and requests for additional information from each of these parties. In addition, at the request of certain of the potential buyers, we held extended meetings with such potential buyers both in-person and, in one instance, through videoconference.

On July 14, 2010, our board of directors held a meeting at which a representative of J.P. Morgan provided an update of the process, including the status of due diligence by each interested buyer and information regarding meetings and teleconferences scheduled with the potential buyers. Our board of directors also discussed the possibility of selling certain businesses independently as a way to potentially maximize value to stockholders. The representative of J.P. Morgan noted several key items expressed by potential buyers in the diligence process, including potential business unit separation costs, transitional effects of key contracts and the impact of our process of reviewing strategic alternatives on current and future performance expectations. Representatives of Skadden Arps and members of our senior management also attended this meeting.

On July 23, 2010, our board of directors met telephonically. Representatives of J.P. Morgan attended the meeting and provided our board of directors with an update on the process. Representatives of Skadden Arps and members of our senior management also attended this meeting.

Prior to the July 27, 2010 process deadline, J.P. Morgan received oral indications from certain of the participating parties that they were withdrawing from the process, including, without limitation, Party A.

On July 27, 2010, J.P. Morgan received a preliminary indication of interest from a potential financial buyer for our collaboration solutions business suggesting a price range of $250 million to $350 million. J.P. Morgan received no other proposals from participating parties on this date in response to the second process letter that had been posted on July 9, 2010.

On July 28, 2010, J.P. Morgan received a letter from the Attachmate Group citing difficulties with its potential transaction financing and asking J.P. Morgan for the opportunity to speak to a broader set of partners and financing sources, including the Elliott Parties. The letter also requested the ability to discuss interest with strategic partners in our open platform solutions business.

On July 30, 2010, in light of the Attachmate Group’s request, representatives of J.P. Morgan contacted representatives of the Elliott Parties to solicit the Elliott Parties’ interest in acting as a potential financing source for a possible transaction with Novell. Thereafter, the Elliott Parties and we, through our respective advisors, resumed negotiations as to a non-disclosure agreement. On August 6, 2010, we entered into a non-disclosure agreement with Elliott Associates, L.P. pursuant to which it also agreed to standstill provisions for a period of sixty days, subject to earlier termination upon the occurrence of certain specified events.

During late July and early August 2010, certain members of our management and J.P. Morgan engaged in discussions with Party D regarding the possible sale to such party of the assets of our open platform solutions business.

On August 6, 2010, our board of directors met telephonically. Representatives of J.P. Morgan attended the meeting and provided our board of directors with an update on the process and our board of directors discussed our strategic alternatives. Representatives of Skadden Arps and members of our senior management also attended the meeting.

On August 10, 2010, the Elliot 13D Filers filed Amendment No. 2 to their Schedule 13D filed on February 12, 2010. In that amendment, the Elliot 13D Filers reported that they collectively beneficially owned 24,700,000 shares of our common stock, constituting 7.1% of all of the outstanding shares of our common stock, and had an economic interest in an additional 1.5% of our common stock pursuant to notional principal amount derivative agreements. That amendment also reported that Elliott Associates, L.P. had entered into a non-disclosure agreement with us on August 6, 2010.

On August 11, 2010, we posted a process letter to Party D, requesting that Party D submit a best and final offer by August 16, 2010 to acquire the assets of our open platform solutions business. Also on August 11, 2010, we posted a process letter to each of Party C and the Attachmate Group requesting that each submit a best and final offer by August 16, 2010 to acquire 100% of the outstanding shares of our capital stock. The letter requested that the response include a proposed purchase price for each of the following scenarios: (i) acquisition of all of our businesses and (ii) acquisition of all of Novell excluding our open platform solutions business.

On August 12, 2010, our board of directors held a telephonic meeting at which J.P. Morgan provided our board of directors with an update on the process. Representatives of Skadden Arps and members of our senior management also attended the meeting.

On August 16, 2010, J.P. Morgan received a non-binding indication of interest from Party C to acquire the assets and certain liabilities of our systems and resource management, identity and security management and collaboration solutions businesses, our businesses other than our open platform solutions business, for total consideration of $725 million to $760 million. The letter stated that Party C’s proposal was conditioned on Party C’s completion of due diligence and the negotiation of definitive transaction agreements. No financing commitments were provided with the letter.

Also on August 17, 2010, J.P. Morgan received a non-binding letter of intent from the Attachmate Group. The letter offered to acquire all of our businesses other than the open platform solutions business by means of a merger transaction for $4.50 per share in cash. The letter contained a requirement that we enter into exclusive discussions with the Attachmate Group (other than with respect to the open platform solutions business) for a period of 21 days. The letter also offered to acquire all of our businesses for $5.10 per share in cash. Our management believed that, notwithstanding the two proposals, the Attachmate Group’s preference, at that time, was to engage in a transaction for our systems and resource management, identity and security management and collaboration solutions businesses. The Attachmate Group provided a mark-up of our form of merger agreement with its letter.

On August 17, 2010, J.P. Morgan received another proposal for our collaboration solutions business from a second potential financial buyer, with a preliminary view of value between $250 million to $300 million.

On August 20, 2010, Party B submitted two different proposals. In one proposal, Party B offered to acquire between seven and eight percent of our outstanding shares of common stock in a privately negotiated transaction for $6.00 per share. In the second proposal, Party B offered to arrange a transaction through which members of a consortium would purchase our open platform solutions business and Party B would acquire certain of our issued patents and patent applications, including patents related to enterprise-level computer systems management software, enterprise-level file management and collaboration software in addition to patents relevant to our identity and security management business (such issued patent and patent applications, the “Select Patents”), for an aggregate purchase price of between $525 million and $575 million in cash. Party B did not otherwise identify for us the basis for the proposed purchase of patents and patent applications related to our identity and security management business.

On or about August 20, 2010, representatives of J.P. Morgan contacted representatives of Party C to request that Party C submit a revised proposal letter, among other things, assuming the acquisition of 100% of our stock. In the early morning of August 24, 2010, J.P. Morgan received a revised indication of interest from Party C to acquire 100% of our capital stock for a purchase price equating to $4.65 per share for acquiring our businesses other than our open platform solutions business. The letter stated that Party C’s proposal was predicated on the prior sale of our open platform solutions business. The letter also indicated that Party C would submit a mark-up of our proposed form of merger agreement by the close of business on August 25, 2010.

Later that morning on August 24, 2010, our board of directors met to consider and discuss the proposals received and to discuss our strategic alternatives. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. At this meeting, representatives of J.P. Morgan updated our board of directors on the process to solicit proposals for us and reviewed with our board of directors the parameters and status of the respective proposals received, noting that the Attachmate Group’s proposal of $5.10 per share was the only proposal to acquire the entire company that was received. In addition, J.P. Morgan detailed various strategic alternatives to the sale of Novell as a whole, including a sale of Novell in parts, a sale of certain assets with the remaining assets retained and financial repositioning. Our board of directors also discussed operating the open platform solutions business as a standalone public company. Following further discussion, analysis and consideration of the alternatives and advice presented by representatives of J.P. Morgan and Skadden Arps, our board of directors determined to solicit concurrent sales of the open platform solutions business to one party and the systems and resource management, identity and security management and collaboration solutions businesses, representing the remainder of Novell, to another party.

On August 25, 2010, J.P. Morgan distributed a form of exclusivity letter to each of Party B, the Attachmate Group and Party C, and we circulated to Party D a draft of an asset purchase agreement for the sale of our open platform solutions business.

On August 26, 2010, Party C submitted a mark-up of our form of merger agreement. On or about that same date, Party B submitted a revised proposal in which it offered to arrange a transaction through which a consortium would purchase our open platform solutions business and Party B would purchase the Select Patents for an aggregate purchase price of $550 million in cash.

On August 27, 2010, the Attachmate Group submitted a revised letter of intent. The letter included a revised purchase price of $4.80 per share in cash for acquiring our businesses other than our open platform solutions business. The Attachmate Group also included a revised mark-up of the draft merger agreement and the draft exclusivity agreement with its letter.

Also on August 27, 2010, Party C submitted a revised indication of interest, among other things, increasing its proposed purchase price to $4.84 per share for our businesses other than our open platform solutions business. Later that day, Party C submitted a further revised indication of interest increasing its proposed purchase price to $4.86 per share for our businesses other than our open platform solutions business.

On August 26, 2010, August 27, 2010 and August 28, 2010 representatives of Skadden Arps and J.P. Morgan discussed the proposals with representatives of each of Party C and the Attachmate Group and representatives of their respective legal counsel in an effort to seek improvements in the price, terms and conditions of each proposal.

On August 29, 2010, our board of directors met telephonically to continue its consideration of the Party B, Party C and Attachmate Group proposals. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended this meeting. Our board of directors discussed how our business would be divided between the buyer of our open platform solutions business and the buyer of our remaining businesses, namely our systems and resource management, identity and security management and collaboration solutions businesses and the complexity and risks of splitting assets and liabilities, establishing a post-closing relationship between the businesses to the extent required and various transition services and cross-licenses that would need to be developed and executed. The implications of selling our systems and resource management, identity and security management and collaboration solutions businesses in the absence of a consummation of a sale of our open platform solutions business was also discussed. At this meeting, representatives of J.P. Morgan provided a comparison of the proposals for our systems and resource management, identity and security management and collaboration solutions businesses submitted by the Attachmate Group and Party C in relation to, among other things, (i) the respective reverse break-up fees and specific performance terms as they related to the certainty of closing each of the proposed transactions and (ii) the financing prospects of each of the proposed transactions in the current financing market. Our board of directors also discussed the status of discussions with Party B regarding the sale of our open platform solutions business and the Select Patents.

On August 31, 2010, J.P. Morgan sent a letter to each of the Attachmate Group and Party C requesting that they confirm or revise their respective proposals on the assumption that they would not receive ownership of the Select Patents. The letter requested a response by September 1, 2010.

On September 1, 2010, Party D submitted a proposal to acquire our business other than that proposed to be acquired by the Attachmate Group and Party C, excluding assets and liabilities that may be identified but including all of our intellectual property, for an aggregate purchase price of $570 million in cash. The proposal stated that it was subject to completion of satisfactory due diligence, the negotiation and execution of definitive documentation as well as certain approvals. A member of Party D’s senior management orally advised a member of our senior management with respect to the best and final nature of the proposal.

Also on September 1, 2010, Party B submitted a further revised proposal, in which it offered to arrange a transaction with an aggregate purchase price of $550 million in cash through which a consortium would purchase our open platform solutions business and Party B would purchase the Select Patents. We circulated to Party B a revised draft of the asset purchase agreement that had been provided to Party D, which draft reflected certain additional provisions in response to Party B’s proposal.

Also on September 1, 2010, J.P. Morgan received an indication of interest from the Attachmate Group that had been revised based on the assumption that the Attachmate Group would not acquire the Select Patents. The letter reiterated the Attachmate Group’s proposed purchase price of $4.80 per share in cash for our businesses other than our open platform solutions business. The letter indicated that the Attachmate Group’s offer would, by its terms, expire unless we entered into exclusive discussions with them for a 21 day period. On September 2, 2010 and then again on September 3, 2010, the Attachmate Group submitted revised proposals, among other things, to require exclusivity for a 24 day period and to extend the expiration date of the proposal.

In addition, on September 1, 2010, a representative of J.P. Morgan received a telephone call from a representative of Party C indicating that Party C would not be able to meet the response deadline but that, in light of the exclusion of the Select Patents, it would revise its proposal to decrease its proposed purchase price. We did not receive a further proposal from Party C until the Party C October 28 Proposal.

On September 2, 2010, our board of directors met telephonically to discuss the proposals received from Party B and Party D for our open platform solutions business. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended this meeting. Representatives of J.P. Morgan described the elements of Party D’s proposal, including, without limitation, that it related to all of Novell’s intellectual property, and compared the proposal to that received from Party B, which related to only a portion of Novell’s intellectual property portfolio. The board of directors considered, among other things, potential regulatory approval risks, the potential incompatibilities between the Party D and the Attachmate Group proposals with respect to the intellectual property proposed to be purchased by the respective parties as well as the need to include, in a sale of our businesses, a portion of our patent portfolio associated with the businesses being sold. Our board of directors also discussed and authorized our management to enter into an exclusivity arrangement with the Attachmate Group with respect to a sale of our systems and resource management, identity and security management and collaboration solutions businesses and to enter into an exclusivity arrangement with Party B with respect to a sale of our open platform solutions business and the Select Patents.

On September 3, 2010, we entered into a non-binding letter of intent with Party B with respect to its September 1, 2010 proposal. The letter of intent contained a grant of exclusivity with respect to its September 1, 2010 proposal until September 21, 2010. The exclusivity provision contained an option for Party B to extend the exclusivity period until September 28, 2010, which Party B exercised during this period.

On September 3, 2010, our board of directors met telephonically to discuss the status of discussions with Party B and the Attachmate Group. Representatives of Skadden Arps and J.P. Morgan and members of our senior management also attended this meeting. Our board of directors discussed the dynamics of a potential three party negotiation, the possibility of consummating a transaction with only one of the two buyer parties and the implications for our long-term prospects with either our open platform solutions business or our systems and resource management, identity and security management and collaboration solutions businesses surviving. Our board of directors also discussed the terms of the exclusivity with the Attachmate Group and the implications of entering into an exclusivity period. Following that discussion, our board of directors authorized our management to enter into an exclusivity arrangement with the Attachmate Group with respect to a sale of our systems and resource management, identity and security management and collaboration solutions businesses.

Following that meeting, on September 3, 2010, we entered into an agreement with the Attachmate Group with respect to its September 3, 2010 proposal granting exclusivity until September 27, 2010.

On September 9, 2010, Skadden Arps distributed to Jones Day, the Attachmate Group’s outside legal counsel, a mark-up of the draft merger agreement in response to the mark-up we received from the Attachmate Group on August 27, 2010.

During the period from September 3, 2010 through October 14, 2010, we exchanged drafts and mark-ups of the asset purchase agreement for the purchase of our open platform solutions business and the Select Patents and other related agreements with the Attachmate Group and Party B, engaged in telephonic and in-person negotiations with the Attachmate Group and Party B regarding the asset purchase agreement and related agreements. During this period, we also exchanged drafts and mark-ups of the draft merger agreement with the Attachmate Group and Party B and engaged in telephonic negotiations with the Attachmate Group regarding the draft merger agreement with respect to the sale of Novell other than the open platform solutions business and the Select Patents. The Attachmate Group and Party B and their legal and financial advisors also continued their respective due diligence investigations.

On September 21, 2010, our board of directors met telephonically. Representatives of J.P. Morgan and Skadden Arps attended portions of the meeting. Members of our senior management also attended the meeting. At the meeting, our board of directors discussed certain relationships that Gary Greenfield, one of our directors, had disclosed previously to the other directors, including Mr. Greenfield’s prior position as Chief Executive Officer of a company wholly owned by a fund of Francisco Partners, one of the principal shareholders of Attachmate, and as a former operating partner of Francisco Partners as well as Mr. Greenfield’s continuing passive interest in certain of Francisco Partners’ investment funds. Mr. Greenfield reported that he did not have definitive information as to which fund or funds of Francisco Partners might be used to finance the proposed transaction with the Attachmate Group. Our board of directors determined at the meeting, with Mr. Greenfield abstaining from such determination, that Mr. Greenfield’s continued participation in the process would be beneficial and enhance the ability of our board of directors to consider and pursue our and our stockholders’ best interests. Our board of directors further ratified his prior participation as a member of our board of directors in deliberations and decisions relative to the process. Our board of directors also discussed the status of negotiations with the Attachmate Group and Party B, alternative transaction structures and the impact of the process on us and authorized Messrs. Crandall and Hovsepian to extend the exclusivity periods with the Attachmate Group and Party B by up to two additional weeks following the expiration of each such period.

On September 27, 2010, acting pursuant to the authority provided by our board of directors, members of our senior management entered into an extension of the Attachmate Group’s exclusivity period until October 8, 2010.

On September 28, 2010, acting pursuant to the authority provided by our board of directors, members of our senior management entered into an extension of Party B’s exclusivity period until October 8, 2010. On that same date, Novell conducted an in-person meeting at a conference center in Waltham, Massachusetts with representatives of Party B and the Attachmate Group to discuss outstanding issues between Party B and the Attachmate Group with respect to the proposed asset sale and merger and attempted to align the assets, liabilities and continuing rights and responsibilities of the parties with respect to the proposed transactions. Representatives of Skadden Arps and J.P. Morgan also attended and participated in the meeting.

On September 30, 2010, our board of directors met telephonically primarily to conduct a preliminary business, financial and personnel review. The impact of the process on our business and operations and recent communications with each of the prospective buyers were also discussed. A representative of Skadden Arps and members of our senior management attended the meeting.

On October 8, 2010, our board of directors met telephonically and discussed the status of negotiations and discussions with the Attachmate Group and Party B. Representatives of J.P. Morgan and Skadden Arps and members of our senior management attended the meeting. Our board of directors also discussed the tax implications of the contemplated transactions, the status of each potential buyer’s considerations of resultant individual tax impact, the anticipated date of execution of definitive transaction documents and various milestones and impediments to completion, alternative transaction structures, the implications of the expiration of the sixty day standstill provision in the non-disclosure agreement with Elliott Associates, L. P. and the status of the exclusivity agreements with the Attachmate Group and Party B. On that same date we entered into an extension of the Attachmate Group’s exclusivity period until October 13, 2010.

On October 14, 2010, Party B orally indicated to us that it had decided against proceeding with its proposal to acquire our open platform solutions business and the Select Patents.

On October 15, 2010, our board of directors met to discuss the status of the process. Representatives of J.P. Morgan and Skadden Arps and members of our senior management attended the meeting. Our board of directors discussed the withdrawal of Party B from the process and possible alternative transaction structures in light of such withdrawal. Our board of directors also discussed the expiration of the exclusivity period with the Attachmate Group with respect to the sale of our systems and resource management, identity and security management and collaboration solutions businesses, authorized our management to extend such exclusivity period for up to three weeks and discussed how a transaction with the Attachmate Group, in the absence of Party B, would be structured and the required analysis to determine the optimal structure. In addition, Mr. Hovsepian discussed a conversation he had on October 14, 2010, following the expiration of the exclusivity period with the Attachmate Group, with a representative of another potential strategic buyer to whom we refer as “Party E.” Party E expressed possible interest in acquiring certain of our intellectual property.

Also on October 15, 2010, following a request by the Attachmate Group for further exclusivity, we entered into a new exclusivity agreement with the Attachmate Group through October 25, 2010, pursuant to which we entered into exclusive discussions and negotiations with the Attachmate Group with respect to the Attachmate Group’s possible acquisition of all of Novell excluding Novell’s open platform solutions business and, with respect to issued patents and patent applications, including only those issued patents and patent applications identified in the exclusivity agreement.

On instruction from our board of directors, from October 15, 2010 through October 29, 2010, members of our management, with the assistance of Skadden Arps, J.P. Morgan and KPMG LLP, our tax advisor, analyzed a potential alternative structure for a sale of our systems and resource management, identity and security management and collaboration solutions businesses that would leave our open platform solutions business as a stand-alone public company (the “Alternative Structure”).

During the week of October 18, 2010, members of our senior management and representatives of Skadden Arps engaged in high-level discussions with representatives of the Attachmate Group and Jones Day regarding the Alternative Structure. On October 21, 2010, Skadden Arps circulated a draft securities purchase agreement to Jones Day that reflected the proposed terms of the Alternative Structure.

Also during the weeks of October 18, 2010 and October 25, 2010, members of our senior management solicited various potential buyers, including, without limitation, Microsoft, Party D and Party E, as to their interest in either Novell’s open platform solutions business or the Select Patents.

On October 21, 2010, we entered into a non-disclosure agreement with Party E.

Also on October 21, 2010, Microsoft submitted a non-binding letter of intent proposing to either enter into a license agreement for the Select Patents for $100 million or a license and acquisition agreement for the Select Patents for $300 million (the “Microsoft October 21 Proposal”).

On or about October 21, 2010, at the request of Mr. Crandall, Mr. Greenfield had a conversation with a representative from Francisco Partners requesting that the Attachmate Group reconsider a transaction for a sale of all of Novell, including Novell’s open platform solutions business.

On October 22, 2010, our board of directors met telephonically. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. The board of directors heard a report on the Microsoft October 21 Proposal. Also at the meeting, the board of directors discussed the Alternative Structure and its rationale as well its potential timing and complexities, including the post-transaction operation and valuation of a stand-alone open platform solutions business. Following a discussion on transaction alternatives, the board of directors instructed J.P. Morgan to prepare valuations for various transaction permutations, including the Alternative Structure, a concurrent sale of the Select Patents and a sale of the entire company with and without the Select Patents.

On October 24, 2010, our board of directors met telephonically as a follow-up to the October 22, 2010 meeting. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. J.P. Morgan and members of our management presented preliminary valuations for various transaction permutations, including the Alternative Structure, a concurrent sale of the Select Patents and a sale of the entire company with and without the Select Patents, including the contingencies and assumptions associated with each.

On October 25, 2010, following a request by the Attachmate Group for an exclusivity extension, acting pursuant to authority granted by the board of directors, members of our senior management entered into an extension of the Attachmate Group’s period of exclusivity until November 1, 2010.

On October 28, 2010, the Attachmate Group submitted a revised letter of intent offering a price per share of $5.25 in cash for acquiring the entire capital stock of Novell.

Also on October 28, 2010, Party C submitted an unsolicited non-binding proposal to acquire the entire company, including all of our intellectual property. The proposal was for all of our outstanding shares of common stock at a price per share of $5.75 (the “Party C October 28 Proposal”). The Party C October 28 Proposal consisted of a proposed mark up of the form of merger agreement, a proposed limited guarantee with respect to Party C’s obligation to the pay a reverse termination fee and a request for a fourteen day exclusivity period. The proposal letter requested two weeks of additional due diligence and contemplated debt and equity financing. No debt financing commitments were provided with the letter.

In the early morning on October 29, 2010, we received a revised letter of intent from Microsoft pursuant to which Microsoft proposed to acquire, together with at least two other interested investors, certain identified issued patents and patent applications (such patents and patent applications, the “Listed Patents”) for $450 million (the “Microsoft October 29 Proposal”). The Listed Patents were based substantially on the patents and patent applications that had been included in the Select Patents.

Later in the morning of October 29, 2010, our board of directors met telephonically. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. The board of directors received an update as to progress of the Alternative Structure and the status of discussions with respect to a sale of the Listed Patents, including the receipt of the Microsoft October 29 Proposal. The board of directors discussed the feasibility of pursuing a sale of the Listed Patents in the context of a sale of the entire company, considering, among other things, Microsoft’s willingness to proceed with the Microsoft October 29 Proposal in that context and the preference that certain of Novell’s stockholders had expressed for a return of cash rather than a mix of cash and equity under the Alternative Structure. The board of directors, with the assistance of representatives of Skadden Arps and J.P. Morgan, reviewed the terms of the Party C October 28 Proposal relative to a transaction with the Attachmate Group, including, without limitation, the execution risks, anticipated timing and degree of certainty of each. A representative of Skadden Arps reviewed the fiduciary duties of the directors in analyzing potential transactions with Party C or the Attachmate Group. The board of directors discussed the possibility of seeking, prior to the expiration of exclusivity with the Attachmate Group, the Attachmate Group’s willingness to pursue, and suggested purchase price for, a possible transaction for all of Novell exclusive of the Listed Patents.

In the afternoon of October 29, 2010, we received a non-binding proposal from Party D to acquire certain assets related to businesses other than our systems and resource management, identity and security management and collaboration solutions businesses but including certain other specified assets, including, without limitation, the Listed Patents, for a purchase price of $400 million in cash. The letter stated that the proposal was subject to the negotiation and execution of acceptable definitive agreements and satisfactory completion of due diligence.

Later that day on October 29, 2010, Mr. Crandall and two members of our senior management proposed to representatives of the Attachmate Group terms for a sale of Novell that assumed the prior purchase by Microsoft of the Listed Patents pursuant to the Microsoft October 29 Proposal. On November 1, 2010, the Attachmate Group submitted a revised letter of intent offering to purchase all of the outstanding shares of our common stock at a price per share of $6.10 in cash. The letter stated that the offer was based, among other things, on the sale of the Listed Patents for not less than $450 million and after tax proceeds from such sale of not less than $315 million.

In the afternoon of November 1, 2010, we received a non-binding expression of interest letter from Party E in exploring the purchase of the Listed Patents for a proposed purchase price of $100 million or, alternatively, a non-exclusive license to the Listed Patents. The letter stated that a transaction would be subject to satisfactory completion of due diligence and execution of mutually acceptable definitive documentation.

Later in the afternoon of November 1, 2010, our board of directors met telephonically to review the status of the negotiations with the Attachmate Group as well as the proposals received from each of Microsoft, Party C, Party D, Party E and the Attachmate Group. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. Our board of directors discussed and received the advice of J.P. Morgan regarding the potential value for stockholders that could be realized by pursuing the respective proposals. With the advice of both J.P. Morgan and Skadden Arps, our board of directors also discussed the advantages and disadvantages of pursuing the respective proposals, including, without limitation, the risks associated with discontinuing negotiations with the Attachmate Group. The board of directors determined to enter into exclusive discussions with Microsoft with respect to Microsoft’s October 29 Proposal and to continue exclusive discussions with the Attachmate Group with respect to its November 1, 2010 proposal.

On November 2, 2010, Skadden Arps circulated a draft of a merger agreement to Jones Day that reflected the most recent discussions between the Attachmate Group and us, as well as provisions with respect to a concurrent transaction as described in the Microsoft October 29 Proposal.

During the period from November 2, 2010 through November 21, 2010, we and representatives of Skadden Arps exchanged drafts and mark-ups of the draft merger agreement and engaged in telephonic negotiations with the Attachmate Group and its legal advisors regarding the draft merger agreement. During this period, we continued to extend the exclusivity rights of the Attachmate Group in one, two and three day increments through November 19, 2010, after which we continued negotiations on a non-exclusive basis. During this time, the Attachmate Group, its prospective lenders and their respective legal advisors also continued their due diligence investigations.

On November 3, 2010, a representative of Skadden Arps and certain of our internal legal counsel met in-person in Seattle, Washington with representatives of Microsoft and Gonzalez Saggio & Harlan LLP (“Gonzalez Saggio”), intellectual property legal counsel for Microsoft, to discuss and negotiate the terms of the patent sale described in Microsoft’s October 29, 2010 proposal to a consortium of interested investors being organized by Microsoft (the “Consortium”). Representatives of the Attachmate Group and Jones Day also attended and participated in the meetings. Discussions and negotiations with Microsoft, as a representative of the Consortium, and Microsoft’s representatives, including Sullivan & Cromwell LLP, transaction legal counsel for Microsoft (“Sullivan & Cromwell”), and Gonzalez Saggio, continued in person through November 8, 2010 and telephonically through November 21, 2010. During this time, certain of our internal legal counsel and management also participated in telephonic and in-person due diligence sessions concerning the Listed Patents with legal counsel to the Consortium members, and responded to questions and requests for additional information from each of these parties regarding the Listed Patents.

We granted Microsoft as a representative of the Consortium an initial period of exclusivity with respect to the negotiations and discussions regarding the Listed Patents from November 3, 2010 through November 7, 2010 and continued to extend the exclusivity period through November 19, 2010, after which we continued discussions and negotiations on a non-exclusive basis.

In the morning of November 5, 2010, our board of directors met telephonically to review the status of the negotiations with the Attachmate Group and the Consortium. Members of senior management and a representative of Skadden Arps and representatives of J.P. Morgan attended the meeting. A representative of Skadden Arps described key issues under consideration with respect to the proposed merger and the proposed purchase of the Listed Patents. A representative of J.P. Morgan advised the directors that the Attachmate Group had not yet provided detailed information as to the structure and conditions of the Attachmate Group’s proposed financing for the merger.

Later in the day on November 5, 2010, Jones Day circulated initial drafts that had been prepared by Kirkland & Ellis LLP, outside counsel to Attachmate and certain of its equity holders in respect of debt and equity financing matters relating to the proposed merger, of a form of equity commitment letter pursuant to which certain investors would provide equity financing for the merger and a form of limited guarantee pursuant to which certain of the equity investors would agree to guarantee the payment of the reverse termination fee and indemnities related to Novell’s financing cooperation and repatriation obligations under the Merger Agreement. On November 6, 2010, the Attachmate Group circulated a draft of a debt commitment letter.

On November 8, 2010, the Attachmate Group circulated a revised draft of the debt commitment letter. In the evening of November 8, 2010 and the afternoon of November 9, 2010, members of our senior management and representatives of J.P. Morgan and Skadden Arps held telephone calls with members of the Attachmate Group, Kirkland & Ellis LLP and Jones Day regarding the terms of the debt commitment letter and requested further information regarding the Attachmate Group’s sources and uses of funding with respect to the proposed merger.

In the evening on November 9, 2010, our board of directors held a telephonic meeting at which it considered a further extension of the Attachmate Group’s exclusivity right, current transaction prospects with respect to the Attachmate Group’s financing of any transaction and the state of negotiations with Microsoft, as a representative of the Consortium. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting.

During the period from November 10, 2010 through November 20, 2010, we, together with representatives of Skadden Arps and J.P. Morgan, exchanged drafts and mark-ups and continued to negotiate telephonically with the Attachmate Group and its legal advisors the terms of the debt commitment letter, form of equity commitment letter and form of limited guarantee concurrently with the negotiation of the draft merger agreement and, on November 18, 2010, Kirkland & Ellis LLP provided a copy of a draft voting agreement between Attachmate and the Elliott Parties. We did not discuss with the Attachmate Group the nature or extent of the Elliott Parties’ involvement in the Attachmate Group’s proposed financing, including as to the Elliott Parties’ use of shares of Novell common stock as an element of the financing.

On November 12, 2010, our board of directors held a meeting to discuss progress in the negotiations with Microsoft, as a representative of the Consortium, and the Attachmate Group. Representatives of Skadden Arps and J.P. Morgan and members of our senior management attended the meeting. Prior to this meeting, the members of the board of directors were provided with summaries of the current terms of the drafts of the patent purchase agreement and the merger agreement. Representatives of Skadden Arps reviewed the terms with the directors. In addition, a representative of J.P. Morgan delivered an update with respect to the status of the Attachmate Group’s debt financing. The board of directors discussed the complexities of the respective negotiations and of the relationship between the proposed transactions. Following the discussion, the board of directors authorized Novell’s management to extend the periods of exclusivity with the Attachmate Group and Microsoft, as a representative of the Consortium.

On November 12, 2010, November 15, 2010, November 17, 2010 and November 20, 2010, members of our senior management, together with representatives of Skadden Arps and J.P. Morgan and Mr. Crandall participated in extensive telephonic negotiations with members of the Attachmate Group and representatives of Jones Day regarding issues raised in the draft merger agreement mark-ups and related financing documents. Among the principal issues discussed were the termination and reverse termination fee amounts, the circumstances under which either party could terminate the draft merger agreement and receive a fee and the term of the Attachmate Group’s debt financing commitments. Also during this period, Mr. Crandall, on behalf of our board of directors, continued to negotiate certain terms of the draft merger agreement, including the amount of the termination fee and reverse termination fee, with representatives of the Attachmate Group.

On the morning of November 21, 2010, our board of directors held a special meeting, which members of our senior management and representatives of Skadden Arps and J.P. Morgan, attended. Prior to this meeting, the members of the board of directors were provided with materials related to the proposed merger and the proposed patent sale. At the meeting:

•	representatives of Skadden Arps reviewed with the board of directors its fiduciary duties in considering the proposed transactions;

•

the board of directors reviewed the developments in the negotiations with the Attachmate Group and Microsoft, as a representative of the Consortium, including the terms of the draft merger agreement and the draft patent purchase agreement and the changes that had been effected to each document since the last board of directors meeting, including the issues raised with respect to the negotiation of the terms and conditions under which the reverse termination fee would be payable;

•

the board of directors considered the positive and negative factors and risks in connection with the proposed transactions, as discussed in the section entitled, “The Merger – Reasons for the Merger and Recommendation of Our Board of Directors” below; and

•

a representative of J.P. Morgan made a financial presentation and rendered to the board of directors its oral opinion, subsequently confirmed in writing, that as of November 21, 2010, and based upon and subject to the various factors, assumptions, qualifications and limitations set forth in the written opinion, the $6.10 per share to be received by holders of shares of Novell common stock pursuant to the proposed merger was fair, from a financial point of view, to such holders as discussed in “The Merger – Opinion of Our Financial Advisor.” Such opinion is attached hereto as Annex C.

Following a lengthy and detailed discussion, the board of directors instructed us and our advisors to continue negotiations with respect to terms and conditions under which the reverse termination fee would be payable. The board of directors determined to adjourn the meeting until later in the afternoon on November 21, 2010 to allow for the negotiations on this issue to progress. Following the adjournment of the meeting, we and our advisors contacted the Attachmate Group and Jones Day to negotiate a potential compromise.

Later in the afternoon of November 21, 2010, the board of directors reconvened the special meeting, at which members of our senior management and representatives of Skadden Arps and J.P. Morgan attended. The board of directors reviewed discussions with the Attachmate Group and Jones Day regarding the terms and conditions under which the reverse termination fee would be payable. Following a detailed discussion of these matters and following careful consideration of the proposed merger agreement and the patent purchase agreement and the transactions contemplated by those agreements, with Mr. Greenfield abstaining due to Mr. Greenfield’s relationship with Francisco Partners previously disclosed to the board of directors, the board of directors (1) approved and declared advisable the merger agreement, the merger and the other transactions contemplated by the merger agreement, (2) declared that the terms of the merger agreement and the transactions contemplated by the merger agreement, including the merger, on the terms and subject to the conditions set forth therein, are in the best interests of the stockholders of Novell and (3) approved the patent purchase agreement, the patent sale and the other transactions contemplated by the patent purchase agreement. With Mr. Greenfield abstaining, the board of directors resolved to recommend that Novell’s stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the merger. The board of directors authorized the appropriate officers of Novell to finalize and execute the merger agreement, the patent purchase agreement and related documentation.

During the course of the late evening of November 21, 2010, we and representatives of Skadden Arps, Jones Day, and the Attachmate Group finalized and executed the Merger Agreement and the limited guarantees, and we and representatives of Skadden Arps, Gonzalez Saggio, Sullivan & Cromwell, and Microsoft, as a representative of the Consortium, finalized and executed the Patent Purchase Agreement.

On the morning of November 22, 2010, we issued a press release announcing the execution of the Merger Agreement and the execution of the Patent Purchase Agreement.

Reasons for the Merger and Recommendation of Our Board of Directors

Our board of directors recommends that you vote “FOR” adoption of the Merger Agreement and “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies. At a meeting of our board of directors on November 21, 2010, after consultation with financial and legal advisors, our board of directors determined that the Merger Agreement and the merger are advisable and in the best interests of Novell and its stockholders and approved the Merger Agreement.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others:

•	historical market prices, volatility and trading information with respect to the Novell common stock, including that the per share merger consideration of $6.10 per share in cash:

•

represents a premium of approximately 28% to the closing share price of Novell common stock on March 2, 2010, the closing share price prior to the Elliott Parties’ conditional, non-binding proposal to acquire Novell and a premium of approximately 38% and 37% over the 90-day and 180-day, respectively, volume-weighted average price of Novell common stock on March 2, 2010; and

•	represents a premium of approximately 8% over the closing price of Novell on November 18, 2010;

•

the financial presentation and opinion, dated November 21, 2010, of J.P. Morgan to our board of directors as to the fairness, from a financial point of view and as of the date of its opinion, of the $6.10 per share merger consideration to be received in the merger by holders of Novell common stock, as more fully described below under the caption “The Merger – Opinion of Our Financial Advisor” beginning on page 47;

•	the form of consideration to be paid in the transaction is cash, which provides certainty of value and immediate liquidity to Novell’s stockholders;

•

our current and historical financial condition, results of operations, competitive position, strategic options and prospects, as well as the financial plan and prospects if we were to remain an independent public company;

•

the prospective risks to us as a stand-alone public entity, including the risks and uncertainties with respect to (i) achieving success in growing our business in light of the current and foreseeable market conditions, including the risks and uncertainties in the United States and global economy generally and the enterprise software industry specifically and (ii) the “risk factors” set forth in our Form 10-K for the fiscal year ended October 31, 2010;

•	the substantial number of potential buyers, both strategic and financial, solicited in connection with a possible transaction;

•

various strategic alternatives to a sale of Novell, including the possibility of a return of capital to stockholders through a stock repurchase or cash dividend, strategic partnerships and alliances, joint ventures, a recapitalization and a sale of a portion of Novell as well as proceeding in the ordinary course with management’s plans for the business and perceived risks of those alternatives, the range of potential benefits to Novell’s stockholders of these alternatives and the timing and execution risk of accomplishing the goals of such alternatives, as well as the board of directors’ assessment that no available alternatives to a sale of Novell were reasonably likely to create greater value for Novell’s stockholders, taking into account risks of execution as well as business, competitive, industry and market risk;

•	that the Merger Agreement has customary terms and was the product of extensive arms-length negotiations;

•	that the Merger Agreement has customary no solicitation and termination provisions which should not preclude third parties from making “superior proposals”:

•

if our board of directors determines in good faith after consultation with outside counsel and its financial advisor that failing to do so would be reasonably likely to result in a breach of the board of director’s fiduciary duties, it may, after giving Attachmate a “match right”, terminate the Merger Agreement and enter into an agreement with respect to the superior proposal;

•

if the board of directors determines in good faith after consultation with outside counsel and its financial advisor that failing to do so would be reasonably likely to result in a breach of the board of director’s fiduciary duties, it may, after giving Attachmate notice and subject to a negotiation period, withdraw or modify its recommendation in a manner adverse to Attachmate (whether or not in response to a takeover proposal); and

•	if we terminate the merger agreement in order to accept a superior proposal, we are required to pay a termination fee of $60 million;

•	the availability of statutory appraisal rights under Delaware law in the merger;

•	the receipt of commitment letters from Attachmate’s sources of debt and equity financing for the merger, and the terms of the commitment letters;

•

the receipt of limited guarantees from Attachmate’s investors and the Elliott Parties guaranteeing the payment of the reverse termination fee and the reimbursement and indemnification obligations under Section 6.14 (“Financing”) and Section 6.15 (“Cash”) of the Merger Agreement;

•	that Attachmate is required to use its reasonable best efforts to seek to fully enforce its rights under the financing documents;

•

the limited number and nature of the conditions to funding set forth in the debt and equity financing commitment letters and the likelihood that such conditions will be timely met and the financing provided in a timely manner, and the obligation of Attachmate to use reasonable best efforts to obtain the debt financing, and if it fails to effect the closing of the merger under certain circumstances, for Attachmate to pay us $120 million;

•	Novell’s ability, under certain circumstances pursuant to the Merger Agreement, to enforce specifically the terms of Section 6.14 (“Financing”) of the Merger Agreement; and

•

Novell’s ability, under certain circumstances pursuant to the Merger Agreement and the equity commitment letters, to enforce (as an express third-party beneficiary) or to seek specific performance of Attachmate’s obligations to cause the equity investors to make equity contributions to Attachmate pursuant to the respective equity commitment letters and to cause the merger to be consummated.

Our board of directors also considered a number of uncertainties and risks in its deliberations concerning the merger and the other transactions contemplated by the Merger Agreement, including the following:

•

our current stockholders would not, except as provided through the Attachmate Group, have the opportunity to participate in any possible growth and profits of Novell following the completion of the transactions;

•	the risk that the proposed transactions might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on:

•

the market price of Novell common stock, which could be affected by many factors, including (i) the reason for which the Merger Agreement was terminated and whether such termination results from factors adversely affecting us, (ii) the possibility that the marketplace would consider us to be an unattractive acquisition candidate and (iii) the possible sale of shares of Novell common stock by short-term investors following the announcement of termination of the Merger Agreement;

•	our operating results, particularly in light of the costs incurred in connection with the transaction, including the potential requirement to make a termination payment;

•	the ability to attract and retain key personnel; and

•	relationships with customers, partners and others that do business with us;

•

the possible disruption to our business that may result from the announcement of the transaction and the resulting distraction of the attention of our management and employees and the impact of the transaction on our customers, partners and others that do business with us;

•

the terms of the Merger Agreement, including (i) the operational restrictions imposed on us between signing and closing (which may delay or prevent us from undertaking business opportunities that may arise pending the completion of the transaction), and (ii) the termination fee, that could become payable by us under certain circumstances, including if we terminate the Merger Agreement to accept a superior proposal, in an amount equal to $60 million;

•	the extended period during which the board of directors had been evaluating strategic alternatives and the impact of the board of directors’ process on our revenue and results in recent periods;

•

our board of directors’ belief that prolonging the process of exploring various alternatives could have (i) resulted in the loss of Attachmate’s offer, (ii) negative impacts on the morale of employees, and (iii) distracted employees and senior management from implementing our operating plan;

•	the restriction on soliciting competing proposals;

•

the possibility that the $60 million termination fee payable by Novell upon the termination of the Merger Agreement under certain circumstances could discourage other potential acquirers from making a competing bid to acquire Novell;

•

the possibility that Attachmate will be unable to obtain the debt financing from the lenders under the debt commitment letter, including as a result of the failure of conditions in the debt commitment letter;

•

the fact that, other than our limited rights to specific performance in Section 6.14 (“Financing”) of the Merger Agreement and to enforce the funding of the equity commitments and the consummation of the merger, our remedies in connection with Attachmate’s breach of the merger agreement, even a breach that is deliberate or willful, are limited to collecting the $120 million under certain circumstances;

•

the fact that the Merger Agreement is conditioned on the occurrence of the closing under the Patent Purchase Agreement, the risks of the conditions to closing under the Patent Purchase Agreement not being satisfied and that in the event CPTN fails to close in breach of its obligations under the Patent Purchase Agreement, Novell’s remedy would be to seek specific performance against a newly-formed entity with potentially limited assets;

•

that our directors and executive officers have interests in the merger, including certain severance and retention arrangements as described under the section entitled “The Merger – Interests of Our Directors and Executive Officers in the Merger” beginning on page 63; and

•	that an all-cash transaction would be taxable to our stockholders that are United States holders for United States federal income tax purposes.

Opinion of Our Financial Advisor

Novell retained J.P. Morgan as its financial advisor for the purpose of advising Novell in connection with a potential transaction such as the merger and to evaluate whether the consideration in the proposed merger was fair, from a financial point of view, to the holders of common stock of Novell. At the meeting of the Novell board of directors on November 21, 2010, J.P. Morgan rendered its written opinion to the Novell board of directors that, as of such date and based upon and subject to the various factors, assumptions, qualifications and limitations set forth in such written opinion, the $6.10 per share cash consideration to be paid to the holders of Novell common stock in the merger was fair, from a financial point of view, to the holders of Novell common stock.

The full text of the written opinion of J.P. Morgan dated November 21, 2010, which sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of J.P. Morgan’s opinion set forth in this document is qualified in its entirety by reference to the full text of the opinion. Stockholders should read this opinion carefully and in its entirety. J.P. Morgan’s opinion is directed to the Novell board of directors, addresses only the fairness from a financial point of view, to the holders of Novell common stock of the $6.10 per share cash consideration to be paid to such holders in the proposed merger, and does not address any other aspect of the merger or any other transactions, including those covered by the Patent Purchase Agreement (including the fairness of any such transactions). The issuance of the J.P. Morgan opinion was approved by a fairness opinion committee of J.P. Morgan. J.P. Morgan provided its advisory services and opinion for the information and assistance of the Novell board of directors in connection with its consideration of the proposed merger.

The opinion of J.P. Morgan does not constitute a recommendation as to how any stockholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated November 20, 2010 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning Novell and the industries in which it operates;

•

compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of Novell with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Novell common stock;

•	reviewed certain internal financial analyses and forecasts prepared by the management of Novell relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of Novell and Attachmate with respect to certain aspects of the merger, and the past and current business operations of Novell, the financial condition and future prospects and operations of Novell, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Novell and Attachmate or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did it assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. Novell asked J.P. Morgan to assume, without inquiry, that the terms of the Patent Purchase Agreement provided full value to Novell in exchange for Novell’s right, title and interest in the 882 issued patents and patent applications transferred thereby. Accordingly, J.P. Morgan did not evaluate, nor did it express any view concerning, any of the terms, financial or otherwise, of the Patent Purchase Agreement. In addition, J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, including Novell’s right, title and interest in the 882 issued patents and patent applications, nor did J.P. Morgan evaluate the solvency of Novell, Attachmate or CPTN under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best then available estimates and judgments by management as to the expected future results of operations and financial condition of Novell to which such analyses or forecasts related. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger and the other transactions contemplated by the merger agreement would be consummated as described in the merger agreement and that the definitive merger agreement would not differ in any material respects from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by Novell, Attachmate and Merger Sub in the merger agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Novell with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on Novell or on the contemplated benefits of the merger.

The J.P. Morgan opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of the J.P. Morgan opinion. The opinion notes that it should be understood that subsequent developments may affect the J.P. Morgan opinion and that J.P. Morgan does not have any obligation to update, revise or reaffirm the J.P. Morgan opinion. The J.P. Morgan opinion is limited to the fairness, from a financial point of view, of the $6.10 per share cash consideration to be paid to the holders of Novell common stock in the proposed merger, and J.P. Morgan expressed no opinion as to the fairness of the merger to, or any consideration paid in connection therewith by, any person or the holders of any other class of securities, creditors or other constituencies of Novell, as to the fairness of the transactions covered by the Patent Purchase Agreement to any party or as to the underlying decision by Novell to engage in the merger or the transactions covered by the Patent Purchase Agreement. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the merger, or any class of such persons relative to the $6.10 per share cash consideration to be paid to the holders of Novell common stock in the merger or with respect to the fairness of any such compensation.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses undertaken by J.P. Morgan in connection with rendering the J.P. Morgan opinion delivered to the Novell board of directors on November 21, 2010 and contained in the presentation delivered to the Novell board of directors on November 21, 2010 in connection with the rendering of such opinion. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s financial analyses.

In performing its analysis of Novell, J.P. Morgan relied upon, among other things, certain internal forecasts through October 31, 2012 (the “Management Plan”) and an eight year extrapolation thereof through October 31, 2020, in each case prepared by the management of Novell, provided to J.P. Morgan by management and reviewed by the Novell board of directors for use in connection with its evaluation of the merger. Novell does not publicly disclose internal management forecasts of the type provided to the Novell board of directors and J.P. Morgan in connection with the Novell board of director’s and J.P. Morgan’s analysis of the merger, and such forecasts were prepared in connection with the proposed merger and were not prepared with a view toward public disclosure. These forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such forecasts. For additional information regarding these forecasts, see “The Merger – Financial Projections.”

Publicly Trading Peer Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of Novell with similar data for 11 publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to Novell’s business. In its analysis, J.P. Morgan identified two sets of publicly traded peers:

“Infrastructure software companies”, which consist of the following companies:

•	BMC Software, Inc.;

•	CA, Inc.;

•	Compuware Corporation;

•	Micro Focus International plc;

•	Progress Software Corporation;

•	Quest Software, Inc.;

•	Software AG; and

•	Symantec Corporation.

“Other relevant technology companies”, which consist of the following companies:

•	Convergys Corporation;

•	CSG Systems International Inc.; and

•	InfoSpace, Inc.

These companies were selected, among other reasons, because they have a similar business focus and/or certain operating characteristics, including size, revenue growth or earnings before interest, taxes, depreciation and amortization (“EBITDA”) margins, similar to those of Novell.

Estimated financial data for the selected companies were based on the selected companies’ filings with the SEC and/or publicly available Wall Street research analysts’ estimates. Estimated financial data for Novell was based on the Management Plan.

In conducting its analysis, J.P. Morgan reviewed publicly available estimates of financial performance, including revenue growth, EBITDA margin and profitability, through calendar year 2011 (“CY11”). J.P. Morgan reviewed enterprise value (calculated as fully diluted market value based on closing stock prices on November 18, 2010, plus total debt, less cash and cash equivalents and, solely with respect to Novell, the after-tax proceeds from the sale of Novell’s right, title and interest in 882 issued patents and patent applications to CPTN for $450 million) (“EV”), to calculate the selected companies’ trading multiples based on EV to estimated EBITDA for CY11. The analysis indicated that such EV/CY11 EBITDA multiple for the Infrastructure software companies set ranged from a low of 5.9x to a high of 9.5x, with a median of 7.9x, and that such EV/CY11 EBITDA multiple for the Other relevant technology companies set ranged from a low of 3.3x to a high of 5.1x, with a median of 4.8x. J.P. Morgan applied a multiple reference range of 4.0x to 6.0x (derived from such analysis) for EV/CY11 EBITDA to Novell’s estimated EBITDA for CY11 based on the Management Plan. The implied valuation range of Novell’s common stock that J.P. Morgan derived from such analysis, as compared to the $6.10 per share cash consideration set forth in the Merger Agreement, is set forth below:

EV/CY11 EBITDA Multiple Analysis	Implied Valuation Range for Novell Common Stock(1)
CY11 Estimated EBITDA	$5.45 to $6.20

(1)	All values presented on a per share basis and assumes diluted shares based on treasury stock method, rounded to nearest $0.05.

J.P. Morgan also reviewed the selected companies’ trading multiples based on cash adjusted market value to estimated cash adjusted net income, as defined below, referred to herein as the cash adjusted market value/CY11 cash adjusted net income multiple. Cash adjusted market value is defined as fully diluted market value less cash and cash equivalents. CY11 cash adjusted net income is defined as CY11 adjusted net income (adjusted to exclude the after tax impact of stock based compensation expense, amortization of intangibles and non-recurring items) less assumed interest income which was calculated by applying estimated tax rates for each of the selected companies and a 1.0% interest income rate to the existing balance of cash and cash equivalents. CY11 adjusted net income for each of the selected companies was obtained from publicly available Wall Street research analysts’ estimates for adjusted net income or adjusted earnings per share, which were then utilized to derive CY11 cash adjusted net income estimates for each of the selected companies. The analysis indicated that such cash adjusted market value/CY11 cash adjusted net income multiple for the Infrastructure software companies set ranged from a low of 7.7x to a high of 17.6x, with a median of 12.3x, and that such adjusted market value/CY11 cash adjusted net income multiple for the Other relevant technology companies set ranged from a low of 6.8x to a high of 9.8x, with a median of 7.5x. J.P. Morgan applied a multiple reference range of 6.5x to 10.0x (derived from such analysis) for cash adjusted market value/CY11 cash adjusted net income to Novell’s estimated cash adjusted net income for CY11 based on the Management Plan and added total cash and cash equivalent balance as of October 31, 2010 and the after-tax proceeds from the sale of Novell’s right, title and interest in 882 issued patents and patent applications to CPTN for $450 million to derive an implied Novell equity value.

The implied valuation range of Novell’s common stock that J.P. Morgan derived from such analysis, as compared to the $6.10 per share cash consideration set forth in the Merger Agreement, is set forth below:

Cash adjusted market value/CY11 cash adjusted net income analysis	Implied Valuation Range for Novell Common Stock(1)
CY11 Estimated cash adjusted net income	$5.50 to $6.30

(1)	All values presented on a per share basis and assumes diluted shares based on treasury stock method, rounded to nearest $0.05.

Selected Transaction Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be analogous to Novell’s business. Specifically, J.P. Morgan reviewed the following transactions:

Announcement date	Acquirer	Target
November 5, 2009	JDA Software Group, Inc.	i2 Technologies, Inc.
October 29, 2009	Vector Capital	Corel Corp.
October 5, 2009	Emerson Electric Co.	Avocent Corporation
July 14, 2009	Software AG	IDS Scheer AG
September 29, 2009	Symphony Technology Group	MSC.Software Corporation
May 6, 2009	Micro Focus International PLC	Borland Software Corporation
January 12, 2009	Vector Capital	Aladdin Knowledge Systems Ltd.
December 6, 2006	Skywire Software, LLC	Docucorp International, Inc.
August 28, 2006	Corel Corporation	InterVideo, Inc.

To the extent information was publicly available for each of the selected transactions, J.P. Morgan calculated EV divided by the target’s one-year forward EBITDA as estimated by Wall Street research analysts (“EV/EBITDA”). The analysis indicated that such EV/EBITDA for the selected transactions ranged from a low of 3.8x to a high of 8.8x, with a median of 7.3x. J.P. Morgan applied a multiple reference range of 3.75x to 7.50x (derived from such analysis) for EV/EBITDA to Novell’s estimated EBITDA for CY11 based on the Management Plan. The implied valuation range of Novell’s common stock that J.P. Morgan derived from such analysis, as compared to the $6.10 per share cash consideration set forth in the Merger Agreement, is set forth below:

EV/EBITDA Multiple Analysis	Implied Valuation Range for Novell Common Stock(1)
CY11 Estimated EBITDA	$5.35 to $6.70

(1)	All values presented on a per share basis and assumes diluted shares based on treasury stock method, rounded to nearest $0.05.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for Novell’s common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of one or more future cash payments from the asset, which are referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

J.P. Morgan calculated the unlevered free cash flows that Novell is expected to generate during the fiscal years 2011 through 2020 based upon the Management Plan and the eight year extrapolation thereof through October 31, 2020. J.P. Morgan also calculated a range of terminal values of Novell at the end of the 10-year period ending 2020 by applying a perpetual growth rate ranging from -1.0% to 1.0% to the unlevered free cash flow of Novell during the final year of the projection period ending 2020. J.P. Morgan also included Novell’s tax benefits as provided by Novell management, including the company’s domestic net operating losses and tax credits over a 16 year period ending 2026. The unlevered free cash flows, the range of terminal values and the tax benefits were then discounted to present values using a range of discount rates from 9.5% to 11.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Novell.

The present value of the unlevered free cash flows, the range of terminal values and the tax benefits were then adjusted for Novell’s estimated cash and cash equivalents as of October 31, 2010 and the after-tax proceeds from the sale of Novell’s right, title and interest in 882 issued patents and patent applications to CPTN for $450 million, based on the Management Plan and the eight year extrapolation thereof through October 31, 2020.

The implied valuation range of Novell’s common stock that J.P. Morgan derived from such analysis, as compared to the $6.10 per share cash consideration set forth in the Merger Agreement, is set forth below:

Discount rate and terminal growth rate case	Implied Valuation Range for Novell Common Stock(1)
Perpetual growth rate -1.0% to 1.0%, discount rate 9.5% to 11.5%	$5.65 to $6.15

(1)	All values presented on a per share basis, assumes diluted shares based on treasury stock method, rounded to nearest $0.05.

Historical Stock Price Information

J.P. Morgan also analyzed a 52-week trading range of Novell’s common stock price prior to the Elliott Parties’ unsolicited, publicly disclosed offer to acquire Novell for $5.75 per share in cash (“Pre-Elliott offer”). Specifically, the reference range was $3.02 to $4.96 for the Pre-Elliott offer 52-week trading range, as compared to the $6.10 per share cash consideration set forth in the Merger Agreement. The premiums to the $6.10 per share cash consideration set forth in the Merger Agreement that J.P. Morgan analyzed are set forth below:

•	Premium to closing market price on January 4, 2010(1) of $4.20: 45.2%

•	Premium to closing market price on March 2, 2010(2) of $4.75: 28.4%

•	Premium to 90-day volume weighted average trading price of $4.43(2): 37.7%

•	Premium to 180-day volume weighted average trading price of $4.46(2): 36.7%

•	Premium to 52-week low closing market price of $3.02(2): 102.0%

•	Premium to 52-week high closing market price of $4.96(2): 23.0%

•	Premium to closing market price on November 18, 2010 of $5.67: 7.6%

(1)	January 4, 2010; the last trading day before the Elliott 13D Filers commenced actively acquiring Novell’s common stock.
(2)	March 2, 2010; the last Pre-Elliot offer trading day.

J.P. Morgan noted that historical stock trading analyses and premium information are not valuation methodologies but were presented merely for informational purposes.

The foregoing summary of the material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Novell. In arriving at its opinion, J.P. Morgan reviewed various financial and operational metrics for Novell, including forecasts with respect to Novell which were made available to J.P. Morgan by or on behalf of Novell. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Novell. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of Novell. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Novell. The J.P. Morgan opinion was one of the many factors taken into consideration by the Novell board of directors in making its determination to approve the merger. The analyses as summarized above should not be viewed as determinative of the opinion of the Novell board of directors with respect to Novell’s value, or of whether the Novell board of directors would have been willing to agree to different or other forms of consideration. The $6.10 per share cash consideration to be paid to the holders of Novell common stock in the merger was determined in negotiations between Novell and Attachmate, and the decision to approve and recommend the merger was made by the Novell board of directors.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. J.P. Morgan was selected on the basis of such experience and its familiarity with Novell to advise Novell in connection with the merger and to deliver a fairness opinion to the Novell board of directors addressing the fairness from a financial point of view of the $6.10 per share cash consideration in the proposed merger to the holders of common stock of Novell as of the date of such opinion.

J.P. Morgan acted as financial advisor to Novell with respect to the proposed merger and will receive a fee from Novell for its services (including for the rendering of the J.P. Morgan opinion), estimated to be approximately $13.3 million, $11.3 million of which will become payable only if the proposed merger is consummated. In addition, Novell has agreed to reimburse J.P. Morgan for certain expenses incurred in connection with its services, including the reasonable fees of counsel, and will indemnify J.P. Morgan for certain liabilities arising out of its engagement. During the two years preceding the date that J.P. Morgan issued its opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with Novell, certain unrelated portfolio companies of Attachmate’s shareholders and certain affiliates of CPTN, for which J.P. Morgan and such affiliates received customary compensation. J.P. Morgan’s work for Novell and certain affiliates of CPTN during such period included acting as joint bookrunner in connection with offerings of debt securities of Microsoft, an affiliate of CPTN, in May 2009 and September 2010, respectively, and as well as joint bookrunner in connection with other recent offerings of debt securities of other affiliates of CPTN. In addition, J.P. Morgan’s commercial banking affiliate is a lender under outstanding credit facilities of Novell and Microsoft, as well as other affiliates of CPTN and provides treasury and cash management services for Novell and such affiliates of CPTN, for which it receives customary compensation or other financial benefits. In the ordinary course of J.P. Morgan’s businesses, it and its affiliates may actively trade the debt and equity securities of Novell and affiliates of CPTN for J.P. Morgan’s or its affiliates’ own accounts or for the accounts of customers and, accordingly, J.P. Morgan and/or its affiliates may at any time hold long or short positions in such securities.

Financial Projections

Other than limited quarterly guidance provided during some of our earnings releases, we do not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or financial condition. However, during our thorough review of the various alternatives to enhance stockholder value, as discussed in “The Merger – Background to the Merger” beginning on page 30, certain prospective financial information, was prepared by our management and reviewed with and discussed among members of our board of directors and J.P. Morgan. Our management provided certain internal forecasts through October 31, 2012, which are referred to as the Management Plan, and an eight year extrapolation thereof through October 31, 2020, to J.P. Morgan and our board of directors, as such information is discussed more fully in “The Merger – Opinion of Our Financial Advisor” beginning on page 47. Management also made available to Attachmate this prospective financial information. Management’s key assumptions supporting the Management Plan are discussed below.

We have included the material portions of the prospective financial information below in order to give our stockholders access to this information as well. The inclusion of the prospective financial information below should not be regarded as an indication that we, our management team, our board of directors or Attachmate, or any of their respective representatives considered, or now considers, the prospective financial information below to be predictive of actual future results.

Management’s internal financial forecasts, upon which the prospective financial information set forth below is based, are subjective in many respects. The prospective financial information set forth below reflects numerous assumptions with respect to industry performance, competition, general business, economic, geo-political, currency, market and financial conditions, the costs of raw materials and components, and other matters, all of which are difficult to predict and beyond our control.

The prospective financial information set forth below also reflects numerous estimates and assumptions related to our business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond our control. As a result, although the prospective financial information set forth below was prepared in good faith based on assumptions believed to be reasonable at the time the information was prepared, there can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized.

The prospective financial information set forth below was not prepared with a view toward public disclosure. Accordingly, the prospective financial information set forth below was not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles (“GAAP”). Some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither our independent auditor nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information.

The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of our business, changes in general business, geo-political or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

Prospective financial information are forward-looking statements and are based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, geo-political, market and financial conditions, as well as changes to the business, financial condition or results of operation of Novell, including the factors described under “Cautionary Note Regarding Forward-Looking Information” on page 1, and other risk factors as disclosed in our filings with the SEC that could cause actual results to differ materially from those shown below. Since the prospective financial information set forth below covers multiple years, such information by its nature is subject to greater uncertainty with each successive year. In addition, the projections do not take into account any of the transactions contemplated by the Merger Agreement, including the merger, which might also cause actual results to differ materially.

We have made publicly available our actual results for our 2010 fiscal year, and you should review our Annual Report on Form 10-K for the fiscal year ended October 31, 2010 to obtain this information. See “Where You Can Find More Information” beginning on page 104. You are cautioned not to place undue reliance on the specific portions of the prospective financial information set forth below. No one has made or makes any representation to any stockholder regarding the information included in the prospective financial information set forth below.

For the foregoing reasons, as well as the bases and assumptions on which the prospective financial information set forth below was compiled, the inclusion of the prospective financial information in this proxy statement should not be regarded as an indication that such information will be predictive of actual future results or events, and it should not be relied on as such.

EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, WE HAVE NOT UPDATED NOR DO WE INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, INCLUDING, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, GEO-POLITICAL OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION IS SHOWN TO BE IN ERROR.

Our management employed the following key assumptions in preparing the Management Plan projections summarized in the table below, which were provided to J.P. Morgan, our board of directors and Attachmate:

•

overall revenue is assumed to grow in the low single digits with the Open Platform Solutions business segment growing at market growth rates while the other business segments grow in line with recent historical precedent;

•

overall costs and expenses are assumed to increase in fiscal year 2011 relative to 2010 to reflect increased investment in primarily sales and marketing that are required to execute on our Intelligent Workload Management strategy and to compensate for the uncertainty caused by our thorough review of the various alternatives to enhance stockholder value during 2010; and

•

these assumptions result in modeled revenue of approximately $818 million in fiscal year 2011 and $828 million in 2012, and operating income of approximately $115 million in 2011 and $120 million in 2012.

Fiscal Year Ended October 31(1)	2008 (Actual)	2009 (Actual)	Management Plan
			2010 (Estimated)	2011 (Estimated)	2012 (Estimated)
Revenue	$957	$862	$812	$818	$828
% growth	2.6%	(9.9)%	(5.8)%	0.8%	1.1%
Gross profit	$734	$688	$646	$650	$658
% margin	76.7%	79.8%	79.6%	79.4%	79.5%
EBITA (pre-SBC)	$97	$139	$132	$115	$120
% margin	10.2%	16.1%	16.3%	14.0%	14.5%
Stock based compensation	34	26	27	31	31
EBITA (post-SBC)	$63	$113	$105	$84	$89
% margin	6.6%	13.1%	12.9%	10.2%	10.8%
EBITDA (pre-SBC)	$127	$162	$154	$134	$142
% margin	13.3%	18.8%	18.9%	16.4%	17.2%
Depreciation	$30	$23	$22	$19	$22
Capex	38	22	24	21	24

(1)	The dollar amounts in this table are in millions. The abbreviations in this table have the following meanings: “EBITA” means Earnings Before Interest Taxes and Amortization of Acquisition-related Intangibles; “SBC” means Stock-based Compensation; “Capex” means Capital Expenditure; and “EBITDA” means Earnings Before Interest, Taxes, Depreciation and Amortization. This table also contains certain non-GAAP measures including Gross profit, EBITA, Stock-based Compensation, EBITDA, Depreciation and Capex.

Financing of the Merger

Attachmate and Merger Sub have estimated that the total amount of funds necessary to pay the aggregate merger consideration will be approximately $2.2 billion, including the financing of the merger and payment of related transaction charges, fees and expenses. Attachmate has said it intends to fund the transaction with equity and debt financing, together with cash and cash equivalents available to Attachmate (including cash held by us and our subsidiaries and cash available to us in connection with the closing of the patent sale). Consummation of the merger is not conditioned on the funding of Attachmate’s financing or on Attachmate obtaining financing. We may seek and obtain (i) injunctions to prevent breaches, and to enforce specifically the terms and provisions, of Attachmate’s financing obligations provided that certain conditions are met and (ii) injunctions, specific performance or other equitable relief to cause Attachmate to seek enforcement of the equity commitment letters and to cause the merger to be consummated provided that certain conditions are met. For additional information regarding remedies under the Merger Agreement, see “The Merger Agreement – Remedies” beginning on page 92.

Equity Financing. Attachmate has entered into equity commitment letters with the Elliott Parties, Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., and Thoma Bravo Fund IX, L.P., dated November 21, 2010, pursuant to which they have severally and not jointly committed to provide equity financing up to a specified dollar amount (in the case of the Elliott Parties, a specified dollar amount to be satisfied by shares of our common stock). The Elliott Parties will satisfy their equity commitment by contributing Novell common stock to Wizard Parent, the ultimate parent company of Attachmate, in exchange for equity securities of Wizard Parent, as provided for by the Investment Agreement described in and attached as an exhibit to the Schedule 13F/A filed on November 26, 2010 with the SEC by the Elliott 13D Filers. In total, the equity commitments are for an aggregate amount up to $425 million. The equity investors may assign any portion of their commitments to their affiliates or other investors.

The funding of the financing contemplated by the equity commitment letters is subject to

•	the prior fulfillment of the conditions precedent to Attachmate’s and Merger Sub’s obligations to consummate the merger under the Merger Agreement;

•	the prior or concurrent fulfillment or waiver of the conditions precedent to the obligations of each of the other equity investors;

•	the debt financing being made immediately available to Attachmate in an amount of not less than $1.05 billion upon the funding of the equity financing;

•	the contemporaneous closing of the merger;

•	the absence of any amendment or waiver of any provision of the Merger Agreement (other than as consented to in writing by the equity investors); and

•	the absence of any law or order or other action by any governmental entity enjoining or otherwise prohibiting the equity financing.

The obligation of each equity investor to fund its equity commitment will expire upon:

•	the termination of the Merger Agreement in accordance with its terms;

•	the date the equity investors, their affiliates or their assigns provide Attachmate their respective contribution;

•	any amendment to or modification of the Merger Agreement not consented to in writing by the equity investors;

•	the consummation of the merger after giving effect to the contributions;

•

the delivery by such equity investor to Attachmate of a written notice terminating its equity commitment at any time 60 days after April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments);

•	the enactment or issuance of any law or order or other action by any governmental entity enjoining or otherwise prohibiting the equity financing;

•	any claim or proceeding brought by Novell with respect to any limited guarantee or guarantor; or

•

any other claim or proceeding against any equity investor or affiliate thereof in connection with the equity commitment letters, the limited guarantees, the Merger Agreement or any transaction contemplated thereby or otherwise relating thereto, other than certain claims.

Debt Financing. In connection with Attachmate’s entry into the Merger Agreement, Attachmate, NetIQ and Merger Sub received a debt commitment letter, dated November 21, 2010, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, Royal Bank of Canada, RBC Capital Markets, Goldman Sachs Bank USA, Citadel Securities Trading LLC and Citadel Securities LLC (collectively, the “Commitment Parties”). The debt commitment letter provides in the aggregate up to $1.09 billion in debt financing to Attachmate, NetIQ and Merger Sub. Of this amount, $865 million will consist of first lien senior secured credit facilities made up of a $825 million term loan facility and a $40 million revolving credit facility, and $225 million will consist of a second lien senior secured loan facility.

The facilities contemplated by the debt financing are subject to certain closing conditions, including without limitation:

•	that, since July 31, 2010, there has not occurred any “Company Material Adverse Effect” (as defined in the Merger Agreement);

•

the Commitment Parties’ reasonable satisfaction that, from and after November 21, 2010 and prior to the initial funding of the debt facilities or, if later, the date that is the earlier of the syndication of the debt facilities and 30 days after the initial funding of the debt facilities, there shall have been no other issues of debt securities or commercial bank or other credit facilities of Wizard Holding, Attachmate, NetIQ, Merger Sub, Novell or their respective subsidiaries being announced, offered, placed or arranged (other than indebtedness permitted by the Merger Agreement and utilization of the existing revolving credit facilities of Attachmate, NetIQ and Merger Sub), except to the extent such announcement, offering, placement or arrangement would not materially impede syndication of the debt facilities;

•	the negotiation, execution and delivery of definitive debt agreements;

•

Attachmate’s, NetIQ’s and Merger Sub’s compliance (i) in all material respects with the syndication terms of the debt commitment letter, except to the extent that noncompliance would not materially impede syndication of the debt facilities and (ii) with certain terms of the letters setting forth the fees to be paid to the Commitment Parties and the payment of all fees and expenses due under such letters on the date of the initial funding of the debt facilities; and

•	the reasonable satisfaction or waiver by the joint lead arrangers for the facilities of certain other conditions precedent set forth in the debt commitment letter.

The debt commitment terminates automatically if the initial funding of the facilities does not occur on or before 5:00 p.m., New York City time, on April 20, 2011 (or such earlier date on which the Merger Agreement is terminated).

Attachmate has agreed to use its reasonable best efforts to arrange and obtain financing, consisting of equity and debt financing, on terms and conditions set forth in the equity and debt commitment letters described above. In addition, Attachmate has agreed not to permit any amendment or waiver of any provisions of the commitment letters that would reduce the aggregate amount of the financing or impose new or additional conditions or amend or expand any conditions to the receipt of financing, in each case in a manner that would reasonably be expected to delay or prevent the closing date of the merger, make the funding of the financing less likely to occur or adversely impact the ability of Attachmate, Merger Sub or, with respect to the equity financing, Novell, to enforce its rights against the other parties to the commitment letters or the definitive financing agreements, the ability of Attachmate or Merger Sub to consummate the merger or the likelihood of the consummation of the merger. Attachmate and Merger Sub may amend the debt commitment letter to add lenders, lead arrangers or similar entities or otherwise amend or replace the debt commitment letter so long as such action would not reasonably be expected to delay or prevent the closing of the merger, the terms are not materially less beneficial to Attachmate or Merger Sub with respect to conditionality than those in the initial debt commitment letter and any replacement debt commitments are on terms and conditions not materially less favorable, taken as a whole to Attachmate, Merger Sub and us than the terms and conditions in the applicable existing debt financing agreements.

Attachmate has further agreed to use its reasonable best efforts to maintain in effect such commitment letters and any related definitive agreements, timely satisfy all conditions in the financing agreements applicable to it and Merger Sub in order to obtain the financing, consummate the equity financing at or prior to the closing of the merger, negotiate and enter into definitive agreements with respect to the debt financing and provide copies of such agreements to us, consummate the debt financing at or prior to the closing of the merger and fully enforce any counterparties’ obligations and its own rights under any financing agreements. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the applicable financing agreements, Attachmate will promptly notify us and will use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the merger with terms and conditions not materially less favorable, taken as a whole, to Attachmate, Merger Sub and us than the terms and conditions in the applicable existing debt financing agreements.

If the closing of the merger does not occur on or prior to March 31, 2011, Attachmate is required to use its reasonable best efforts to extend the term of the debt commitment letter upon terms and conditions substantially similar to those currently reflected in the debt commitment letter to a date that is not less than 30 days and not more than 60 days after April 20, 2011, which is the date on which either party may terminate the Merger Agreement if the merger has not been consummated, provided certain conditions are met. In the event that Attachmate successfully extends the term of the debt commitment letter and certain conditions have been met prior to April 20, 2011, the date on which either party may terminate the Merger Agreement will be automatically extended until the expiration of the extension; provided that Attachmate and its affiliates, including the equity investors under the equity commitment letters, will not be required to pay any out-of-pocket fees or expenses to or on behalf of such lenders or to contribute additional equity with respect to the merger.

The Patent Sale

The merger is conditioned upon the closing of the sale of all of our right, title and interest in 882 issued patents and patent applications to CPTN for $450 million in cash. CPTN is a Delaware limited liability company and consortium of technology companies organized by Microsoft, including, in addition to Microsoft, Apple, Inc., EMC Corporation and Oracle America, Inc. The patents and patent applications to be sold pursuant to the Patent Purchase Agreement relate to enterprise-level computer systems management software, enterprise-level file management and collaboration software in addition to patents relevant to our identity and security management business. The patent sale does not require a vote of our stockholders, and our stockholders will not consider or vote on the patent sale at the special meeting.

The following summary describes certain material provisions of the Patent Purchase Agreement and the patent sale. This summary is not complete and is qualified in its entirety by reference to the complete text of the

Patent Purchase Agreement, which is attached to this proxy statement as Annex B and is incorporated herein by reference. The representations, warranties and covenants contained in the Patent Purchase Agreement were made for the purposes of the Patent Purchase Agreement and the benefit of the parties to the Patent Purchase Agreement and may have been used for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Moreover, because these representations and warranties were made as of certain dates indicated in the Patent Purchase Agreement, information concerning the subject matter of the representations and warranties may change after the date of the Patent Purchase Agreement. The representations and warranties and other provisions of the Patent Purchase Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement.

The Patent Purchase Agreement provides that the closing of the patent sale will occur on the same date as the closing of the merger and immediately prior to the closing of the merger (unless waived by CPTN) or at such other time or date as the parties may agree so long as such date is at least two business days after the conditions to the closing of the patent sale have been satisfied or waived and we have provided CPTN with at least two business days advance notice of the expected closing of the merger. Upon the termination of the Merger Agreement for any reason other than our receipt of an “acquisition proposal” for our entire company that we deem to be a “superior proposal,” CPTN may elect (at any time within three days following notice from us) to continue the Patent Purchase Agreement, in which event, the closing of the patent sale will occur two business days following the satisfaction (or waiver) of all of the conditions to the closing. In the event that CPTN elects to continue the Patent Purchase Agreement upon the termination of the Merger Agreement due to our acceptance of an “acquisition proposal” (other than an acquisition proposal that contemplates we will retain all of the 882 issued patents and patent applications) that we deem to be a “superior proposal,” the closing of the patent sale will occur on the same day as the closing of the transaction contemplated by such a proposal (unless otherwise waived by CPTN) so long as such date is at least two business days after the conditions to closing of the patent sale have been satisfied or waived and we have provided CPTN with at least two business days advance notice of the expected closing of the merger pursuant to such proposal.

Our and CPTN’s obligations to consummate the patent sale are subject to the satisfaction or waiver of each of the following conditions:

•	the absence of any law, order or other action enjoining or otherwise prohibiting consummation of the patent sale;

•

the absence of any threatened or pending action by any governmental entity challenging or seeking to prevent, alter or materially delay the patent sale, seeking to restrain, prohibit or interfere with the operation of CPTN or the patents or seeking to require CPTN or any of its members or affiliates to divest any assets (including any of the patents) or businesses or to agree to restrictions or limitations on its assets (including any of the patents) or businesses;

•

with respect to CPTN’s obligations only, the absence of any threatened or pending action by any person (other than a governmental entity or any party to the Merger Agreement or any of their affiliates) that CPTN reasonably believes is reasonably likely to prevail in preventing, enjoining or materially altering or delaying the closing of the patent sale beyond a reasonable period of time under the circumstances and that, if successful, would reasonably be expected to adversely affect the benefits of the patent sale to CPTN in any material respect;

•	our and CPTN’s respective performance or compliance in all material respects with all agreements or covenants required to be performed by each of us at or prior to the closing of the patent sale;

•

the satisfaction or waiver of each of the conditions to the consummation of the merger or an alternate merger transaction involving us (other than the closing of the patent sale), and the parties to the Merger Agreement or the merger agreement for an alternate merger transaction, as the case may be, shall be ready, willing and able to consummate the Merger or alternate merger, as the case may be, immediately after the closing of the patent sale;

•

the expiration or termination of the waiting period applicable to the consummation of the patent sale under the HSR Act and the receipt of all consents under other applicable antitrust laws, including the approval by the FCO under the ARC;

•	the obtaining of all required approvals of any government entity; and

•	our and CPTN’s respective representations and warranties being true and correct.

The Patent Purchase Agreement contains representations and warranties of the parties, including with respect to our title to the patents, existing licenses and rights with respect to the patents, restrictions on rights to the patents, the validity and enforceability of the patents and the equity commitments of the members of CPTN to fund CPTN in an aggregate amount equal to or exceeding $450 million. The Patent Purchase Agreement also obligates us to take certain actions between the date of the agreement and the closing of the patent sale, including not entering into any contract or arrangement that would make our representations and warranties under the Patent Purchase Agreement untrue or incorrect as of the closing of the patent sale, to continue prosecuting the patents and paying all fees related to the patents, delivering copies of documents concerning the patents to CPTN and directing the attorneys and patent agents responsible for the prosecution and maintenance of the patents to cooperate in good faith with the attorneys and patent agents specified by CPTN. In addition, we and CPTN are required to cooperate with each other for up to two years after the closing of the patent sale to take any further actions reasonably necessary to give effect to the patent sale and to protect CPTN’s rights in the patents.

We and CPTN may agree to terminate the Patent Purchase Agreement. In addition, the Patent Purchase Agreement will, by its terms, automatically terminate upon the termination of the Merger Agreement, except that:

•

if the Merger Agreement is terminated because we receive an “acquisition proposal” that contemplates an acquisition of us (other than an acquisition proposal that contemplates we will retain all of the 882 issued patents and patent applications) and we deem such a proposal to be a “superior proposal,” CPTN may elect to continue the Patent Purchase Agreement in which case the Patent Purchase Agreement will remain in full force and effect, except that references to the Merger Agreement will automatically be deemed to be to the acquisition agreement between us and the party from which we accepted the “superior proposal;” and

•

if the Merger Agreement is terminated for any reason (other than our receipt of an “acquisition proposal” for our entire company that we deem to be a “superior proposal”), CPTN may elect to continue the Patent Purchase Agreement in which case the Patent Purchase Agreement will remain in full force and effect, except that references to the Merger Agreement will have no effect.

In addition, we, on the one hand, and CPTN, on the other hand, each have separate rights to terminate the Patent Purchase Agreement without the agreement of the other party if:

•

the closing of the patent sale has not occurred or it will not be possible for the closing of the patent sale to occur on or prior to April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments or by the terms of an alternate merger agreement, if applicable), provided that this termination right will not be available to a party if its breach of the Patent Purchase Agreement has been the cause of or resulted in the failure to consummate the patent sale; or

•

the closing of the merger does not occur immediately after the closing of the patent sale (unless CPTN has waived such timing), provided that this termination right will not be available to a party if its actions have been the cause of or resulted in the failure to consummate the merger; and in conjunction with such termination, we must immediately return to CPTN the $450 million in cash that was paid in connection with the closing of the patent sale and the patent sale will be null and void.

In the event that CPTN has elected to continue the Patent Purchase Agreement following a termination of the Merger Agreement as described above, we and CPTN will enter into a royalty-free, fully paid-up patent cross license for no additional consideration, effective as of the closing, with respect to all patents and patent applications owned or controlled by us and CPTN on mutually acceptable terms that are no less favorable in the aggregate to either party than the terms of any other patent cross license offered by CPTN to any other person (other than any member of CPTN or an affiliate of any such member).

We and Microsoft are parties to a Business Collaboration Agreement, a Technical Collaboration Agreement and a Patent Cooperation Agreement that collectively were designed to build, market and support a series of new solutions to enhance the interoperability of Novell’s products with Microsoft’s products.

Limited Guarantees

Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P. and Thoma Bravo Fund IX, L.P., and the Elliott Parties have entered into limited guarantees in favor of Novell dated November 21, 2010. Each limited guarantee guarantees, severally and not jointly, and subject to the terms and conditions of the limited guarantees and up to the specified percentage of the maximum amount described therein, the payment of a portion of any termination fee that may become payable by Attachmate under certain specified circumstances, any interest on such amount and reasonable legal fees and expenses incurred in connection with any litigation commenced by Novell regarding such termination fee. In addition, the limited guarantees guarantee Attachmate’s obligations to reimburse and indemnify us for our cooperation in connection with Attachmate’s arranging and obtaining of financing and in connection with any repatriation of the cash on hand held by Novell’s foreign subsidiaries. For further information regarding the termination fee that may become payable by Attachmate and the circumstances under which it becomes payable and Attachmate’s financing of the merger, see “The Merger Agreement – Fees and Expenses,” “The Merger Agreement – Financing” and “The Merger – Financing of the Merger” beginning on pages 89, 77 and 57, respectively.

Attachmate Voting Agreement

According to a Schedule 13D/A filed on November 26, 2010 with the SEC by the Elliott 13D Filers, on November 21, 2010, the Elliott Parties entered into a Voting Agreement with Attachmate and Merger Sub. According to that Voting Agreement, the Elliott Parties (who, according to that same Schedule 13D/A, with Elliott International Capital Advisors, Inc., collectively beneficially own 24,700,000 shares of our common stock) agreed, among other things, to vote shares of Novell common stock held by them in favor of the merger and against any proposal made in opposition to or competition with the merger. According to that Voting Agreement, the Elliott Parties also may not discuss or enter into any arrangement, agreement or offer with any third party regarding an “acquisition proposal” or the financing thereof until the Merger Agreement is terminated or, in certain circumstances described in the Voting Agreement, for 45 days after such termination. In that same Schedule 13D/A, the Elliott Parties also reported that on November 21, 2010, they entered into an Equity Commitment Letter with Attachmate, an Interim Sponsors Agreement with Francisco Partners, Francisco Partners A, L.P., Golden Gate Capital Opportunity Fund, L.P., Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P. and Thoma Bravo Fund IX, L.P., an Investment Agreement with Wizard Parent, and a Side Letter with Francisco Partners and had delivered a Limited Guarantee to us. Copies of all of these documents were attached as exhibits to that Schedule 13D/A.

Litigation Related to the Merger

In November and December 2010, individuals and/or entities claiming to be our stockholders filed putative class action lawsuits challenging our merger with Attachmate. As of December 21, 2010, fourteen actions had been filed in the Delaware Court of Chancery, one action had been filed in the Superior Court of Massachusetts, and three actions had been filed in the United States District Court for the District of Massachusetts. All of the actions are brought against the members of our board of directors, and all but one of the actions also name us as a defendant. In addition, certain of the actions also name as defendants: Attachmate, Merger Sub, CPTN,

Microsoft, Elliott Associates, L.P., our Senior Vice President and Chief Financial Officer, Golden Gate Private Equity, Francisco Partners and Thoma Cressey Bravo.

The plaintiffs allege, among other things, that our directors failed to fulfill their fiduciary duties with regard to our merger with Attachmate by failing to maximize our value to our public stockholders and that the entities named in the complaints aided and abetted those alleged breaches. Five of the actions also allege, among other things, that our directors failed to fulfill their fiduciary duties with regard to the patent sale to CPTN. The plaintiffs seek orders that, among other things, certify the cases as class actions, enjoin our merger with Attachmate, award plaintiffs and the putative class damages in the event that our merger with Attachmate is consummated, and award plaintiffs costs and expenses, including attorneys’ fees. On December 20, 2010, the Delaware Court of Chancery entered an order that, among other things, consolidated the cases filed in that court and appointed co-lead plaintiffs. We believe that there are substantial legal and factual defenses to the claims and intend to pursue them vigorously.

Interests of Our Directors and Executive Officers in the Merger

When considering the recommendation of our board of directors, you should be aware that the members of our board of directors and our executive officers have interests in the merger, as are described below, other than their interests as Novell stockholders generally. These interests may be different from, or in conflict with, your interests as a Novell stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the Merger Agreement.

Executive Officer Severance Agreements

Each of our executive officers (consisting of Ronald W. Hovsepian, our President and Chief Executive Officer, Dana C. Russell, our Senior Vice President and Chief Financial Officer, John K. Dragoon, our Senior Vice President and Chief Marketing Officer, Joseph H. Wagner, our Senior Vice President and General Manager, Global Alliances, Russell C. Poole, our Senior Vice President, Human Resources, Scott N. Semel, our Senior Vice President, General Counsel and Secretary, James P. Ebzery, our Senior Vice President and General Manager, Security, Management and Operating Platforms, Colleen A. O’Keefe, our Senior Vice President and General Manager, Collaboration Solutions and Global Services and Javier F. Colado, our Senior Vice President, Worldwide Sales), is eligible for severance benefits under severance agreements with us.

Under their severance agreements, the executive officers are entitled to receive severance benefits upon a termination under specified circumstances, including an involuntary termination associated with a change in control. Under the severance agreements, a change in control would occur upon certain events, including the consummation of a merger under certain circumstances. The completion of the merger, upon the terms and subject to the conditions of the Merger Agreement, is considered a change in control under the severance agreements.

Under the terms of the severance agreements, “involuntary termination associated with a change in control” means termination of the executive officer’s employment related to a change in control by us (for any reason other than cause, the executive officer’s death or disability), or on account of a constructive termination associated with a change in control. Generally, in this context “cause” means a determination that: (i) the executive officer has been convicted of a criminal violation involving fraud, embezzlement or theft in connection with his or her duties or in the course of his or her employment with us or any subsidiary of ours; or (ii) the executive officer has committed intentional wrongful disclosure of secret processes or confidential information of us or any subsidiary of ours and any such act has been demonstrably and materially harmful to us. Generally, “constructive termination associated with a change in control” means the termination by the executive officer of his or her employment with us as a result of one of the following events: (a) the executive officer’s failure to be retained in office; (b) an adverse change in the executive officer’s powers, compensation and/or benefits; (c) an adverse change in the nature and/or scope of the executive officer’s business responsibilities; (d) a liquidation or reorganization of us; (e) a significant change in the executive officer’s principal location of work; or (f) any material breach by us of the severance agreement. In connection with the execution of the Merger Agreement, Attachmate and Novell agreed that the definition of a “constructive termination associated with a change in control” in each of the severance agreements would be amended to clarify that upon the completion of the merger each of the executive officers would be entitled to terminate his or her employment and have such termination treated as a “constructive termination associated with a change in control.” Accordingly, in the event that any of the executive officers terminates his or her employment following completion of the merger, he or she will be entitled to the severance payments and benefits described below.

If an executive officer experiences an “involuntary termination associated with a change in control,” within a certain time period following the merger (generally within two years following the merger) or prior to the merger (generally not more than six months prior to the merger), he or she will receive (i) a lump sum severance payment equal to 200% of base salary and 200% of incentive pay; (ii) incentive pay for the year of termination, prorated to the termination date; (iii) outplacement services (with a value up to 20% of base salary); (iv) the amount that the executive would have received under the Company’s 401(k) plan as a Company match for the 24-month period after the executive’s termination date (or under the applicable statutory pension plan for the 12-month period after the executive’s termination date, in the case of Mr. Colado); (v) if and in the event that the executive has a split-dollar life insurance policy, which is a policy that none of the executives currently has, a lump sum payment equal to the total split-dollar life insurance policy premiums for 24 months that the executive would have received from the Company (or less if the remaining period of arrangement is less than 24 months) (other than Mr. Colado) and (vi) all earned but unpaid wages and benefits. In addition, the executive will be reimbursed for up to 24 months of continued health and dental coverage. For purposes of calculating the severance payment amounts, “base salary” is defined as the greater of (i) the executive officer’s annual base salary rate as in effect immediately preceding the executive officer’s termination date, or (ii) the executive officer’s highest annual base salary rate as in effect in any of the three (3) full calendar years preceding the executive officer’s termination date, and “incentive pay” is defined as the greater of (i) the executive officer’s maximum target annual cash incentive for which the executive officer was eligible during the period that includes the termination date, or (ii) the highest aggregate annual cash incentive payment to the executive officer during any of the three (3) full calendar years prior to the executive officer’s termination date.

In addition, each of our executive officers (other than Messrs. Poole and Colado) are eligible to receive a gross-up payment to cover any federal excise taxes owed by them on any change in control-related severance payments and benefits if the net after-tax benefit to them of receiving the gross-up payment exceeds the maximum dollar amount that may be paid under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), without imposition of an excise tax under Section 4999 of the Code by more than ten percent (10%). The gross-up payment would cover (1) the amount of federal excise taxes and (2) the additional income taxes resulting from payment of the gross-up. In the event that any payment to Mr. Poole is deemed to exceed the maximum dollar amount that may be paid under Section 280G of the Code without imposition of an excise tax under Section 4999 of the Code by more than ten percent, we will apply a limitation to such payment in the event that such limitation is beneficial to Mr. Poole.

The severance agreements also provide for legal fees of the executive officer to enforce the severance agreement to be paid by us in the event of a dispute following a change in control.

The following table shows the estimated potential cash payments to our executive officers pursuant to their respective severance agreements with us, assuming the merger closes on March 9, 2011 and assuming they are terminated on such date. The estimated amounts that our executive officers may receive for their equity awards are shown in separate tables elsewhere in this proxy statement.

Name	Lump Sum Cash Payment ($)(1)	Health and Dental Coverage ($)(2)	401(k) Matching Contributions ($)(3)	Estimated Tax Gross-up ($)(4)	Total Cash Payments ($)(5)
Ronald W. Hovsepian	6,851,404	48,291	19,919	—	6,919,614
Dana C. Russell	2,807,635	48,291	19,919	—	2,875,845
John K. Dragoon	1,955,986	48,291	19,919	—	2,024,196
Colleen A. O’Keefe	1,739,177	48,291	19,919	—	1,807,387
Joseph H. Wagner	1,507,807	48,291	19,919	—	1,576,017
Russell C. Poole	1,383,439	4,536	19,919	—	1,407,894
Scott N. Semel	1,511,082	48,291	19,919	709,121	2,288,413
James P. Ebzery	1,581,116	48,291	19,919	—	1,649,326
Javier Colado(6)	2,389,974	3,105	11,819	—	2,404,898

(1)	Amounts include 200% of the executive officer’s base salary and 200% of incentive pay, prorated incentive pay, and an amount equal to 20% of base salary for outplacement services. While executive officers are eligible to receive an additional amount equal to 24 months (or less) of split-dollar life insurance premiums, none of the above-listed executives participate in that benefit program. In the case of Mr. Colado, the amount reflects the value of a long term incentive cash bonus award that would be paid upon termination, equal to $175,000.

(2)	Amounts reflect the value of continued health and dental coverage for 24 months. In the case of Mr. Poole, the amount reflects dental coverage only for 24 months.

(3)	Amounts reflect the total amount that the executive officer would receive under our 401(k) Plan as a match by us if the executive officer was eligible to participate in our 401(k) Plan for the 24-month period after the executive officer’s termination date and the executive officer contributed the maximum amount to the 401(k) Plan. In the case of Mr. Colado, the amount reflects the amount that Mr. Colado would receive under the applicable statutory pension plan if he was eligible to participate in the plan for the 12-month period after his termination date and he contributed the maximum amount to the plan for the match.

(4)	The gross-up payment covers the cash severance payments and the value of accelerated vesting of equity awards, described below. For purposes of calculating the gross-up payments, the value of accelerated vesting of equity awards was determined in accordance with Section 280G of the Code.

(5)	All cash payments, except for Mr. Colado’s, will be provided after a period of six months following the termination event, in order to accommodate requirements under Section 409A of the Code.

(6)	The amounts reflect a conversion from Euros at an exchange rate of 1:1.32262 (Euros to USD).

Treatment of Equity Awards and Other Equity-Based Compensation

Stock Options. Under the Merger Agreement, prior to the effective time of the merger, each stock option to purchase shares of our common stock that is outstanding under any of our equity plans will become fully vested and exercisable. Immediately prior to the effective time of the merger, each option outstanding as of the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the amount by which $6.10 exceeds the applicable per share exercise price (if any) multiplied by (ii) the number of shares of common stock issuable upon exercise of such stock option (such product the “Option Spread Value”), without interest and less any applicable withholding taxes.

As of March 9, 2011, our directors and executive officers are expected to hold stock options to purchase an aggregate of 10,701,111 shares of our common stock. Of these stock options, 6,672,071 will have per share exercise prices of less than $6.10, and our directors and executive officers are expected to receive approximately $13,656,150 in aggregate Option Spread Value for these stock options in connection with the merger, subject to applicable withholding taxes. The table below sets forth the approximate Option Spread Value for each of our directors and executive officers as of March 9, 2011, for: (i) stock options that by their terms are currently exercisable, (ii) stock options that are unexercisable but, in accordance with the provisions of the Merger Agreement, will vest and be cancelled and converted immediately prior to the effective time of the merger and (iii) total exercisable stock options and cancelled unexercisable stock options immediately prior to the effective time of the merger (assuming a closing date of March 9, 2011). The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Option Spread Value of Exercisable Stock Options	Option Spread Value of Unexercisable Accelerated Stock Options	Total Option Spread Value
Ronald W. Hovsepian	$2,385,012	$2,806,826	$5,191,838
Dana C. Russell	615,193	1,083,708	1,698,901
John K. Dragoon	371,660	868,128	1,239,788
Colleen A. O’Keefe	188,633	514,301	702,934
Joseph H. Wagner	305,492	556,718	862,210
Russell C. Poole	77,403	162,732	240,135
Scott N. Semel	194,846	356,196	551,042
James P. Ebzery	220,018	603,212	823,230
Javier Colado	182,336	280,531	462,867
Albert Aiello	254,287	31,695	285,982
Fred Corrado	281,587	31,695	313,282
Richard L. Crandall	101,537	31,695	133,232
Gary G. Greenfield	83,037	86,945	169,982
Judith H. Hamilton	83,037	86,945	169,982
Patrick S. Jones	27,787	31,695	59,482
Richard L. Nolan	342,887	31,695	374,582
John W. Poduska, Sr.	344,987	31,695	376,682

Restricted Stock Awards. Under the Merger Agreement, immediately prior to the effective time of the merger, each restricted stock award granted under any of our equity plans that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) $6.10 multiplied by (ii) the number of shares of common stock constituting such restricted stock award (such product, the “Restricted Stock Value”), without interest and less any applicable withholding taxes.

As of March 9, 2011, our directors and executive officers are expected to hold 88,620 shares of restricted stock and are expected to receive an aggregate of approximately $540,582 in Restricted Stock Value for such shares of unvested restricted stock in connection with the merger, subject to applicable withholding taxes. The table below sets forth the approximate gross Restricted Stock Value, as of March 9, 2011, for unvested restricted stock held by each of our directors and executive officers that, in accordance with the provisions of the Merger Agreement, will be cancelled and converted immediately prior to the effective time of the merger (assuming a closing date of March 9, 2011). The amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	Restricted Stock Value of Unvested Restricted Stock
Ronald W. Hovsepian	$—
Dana C. Russell	—
John K. Dragoon	—
Colleen A. O’Keefe	—
Joseph H. Wagner	—
Russell C. Poole	—
Scott N. Semel	—
James P. Ebzery	—
Javier Colado	—
Albert Aiello	90,097
Fred Corrado	90,097
Richard L. Crandall	90,097
Gary G. Greenfield	90,097
Judith H. Hamilton	—
Patrick S. Jones	—
Richard L. Nolan	90,097
John W. Poduska, Sr.	90,097

Restricted Stock Units. Under the Merger Agreement, immediately prior to the effective time of the merger, each restricted stock unit (including retention restricted stock units for Australian employees) granted under any of our equity plans that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) $6.10 multiplied by (ii) the number of shares of common stock underlying such restricted stock unit (such product, the “RSU Value”), without interest and less any applicable withholding taxes.

As of March 9, 2011, our directors and executive officers are expected to hold 1,432,050 restricted stock units and are expected to receive an aggregate of approximately $8,735,505 in RSU Value for such restricted stock units in connection with the merger, subject to applicable withholding taxes. The table below sets forth the estimated gross RSU Value, as of March 9, 2011, for restricted stock units held by each of our directors and executive officers that, in accordance with the provisions of the Merger Agreement, will be cancelled and converted immediately prior to the effective time of the merger (assuming a closing date of March 9, 2011). The estimated amounts set forth in the table below do not reflect any applicable tax withholdings.

Name	RSU Value of Restricted Stock Units
Ronald W. Hovsepian	$2,759,463
Dana C. Russell	1,182,967
John K. Dragoon	974,585
Colleen A. O’Keefe	517,914
Joseph H. Wagner	539,844
Russell C. Poole	268,296
Scott N. Semel	575,236
James P. Ebzery	679,790
Javier Colado	511,485
Albert Aiello	68,216
Fred Corrado	68,216
Richard L. Crandall	68,216
Gary G. Greenfield	68,216
Judith H. Hamilton	158,313
Patrick S. Jones	158,313
Richard L. Nolan	68,216
John W. Poduska, Sr.	68,216

Stock-Based Deferred Compensation Units and Common Stock Equivalents. Prior to the effective time of the merger, Novell will also equitably adjust, effective as of the effective time of the merger, each deferral under our Stock-Based Deferred Compensation Plan and our 2009 Directors Deferral Plan that is denominated in shares of common stock to provide that each such deferral will, from and after the effective time of the merger, equal an amount equal to the product of (i) $6.10 multiplied by (ii) the number of notional shares of common stock previously subject to such deferral (such amount, the “Deferred CSE Value”). Those payments will be subject to reduction for any applicable withholding taxes.

In addition, to the extent that any portion of the Deferred CSE Value is unvested at the time of the merger, such amounts shall become fully vested upon the merger. As of March 9, 2011, our directors and executive officers are expected to hold 15,788 deferred units equaling an aggregate of $96,307 in unvested Deferred CSE Value. The table below sets forth the estimated gross Deferred CSE Value, as of March 9, 2011, for 115,488 deferred units held by each of our directors and executive officers that, in accordance with the provisions of the Merger Agreement, will vest as of the effective time of the merger (assuming a closing date of March 9, 2011).

Name	Deferred CSE Value of Deferrals under Stock-Based Deferred Compensation Plan and 2009 Directors Deferral Plan
Ronald W. Hovsepian	$65,843
Dana C. Russell	—
John K. Dragoon	127,100
Colleen A. O’Keefe	—
Joseph H. Wagner	114,918
Russell C. Poole	16,128
Scott N. Semel	—
James P. Ebzery	—
Javier Colado	—
Albert Aiello	—
Fred Corrado	92,153
Richard L. Crandall	—
Gary G. Greenfield	—
Judith H. Hamilton	—
Patrick S. Jones	—
Richard L. Nolan	15,884
John W. Poduska, Sr.	272,450

Director Payments

Our board of directors awarded Richard L. Crandall, the chairman of our board of directors, two $50,000 payments in recognition of his increased work effort, time commitment and contributions in connection with the merger.

Other Relationships

Gary G. Greenfield, one of our directors, is a member of the board of directors of GXS, Inc., a provider of business-to-business integration, synchronization and collaboration solutions, of which Francisco Partners, one of the principal shareholders of Attachmate, is a majority owner and Golden Gate Capital, also one of the principal shareholders of Attachmate, is a minority owner. He is also a passive investor in Francisco Partners GP, LLC, Francisco Partners GP II, L.P. and Francisco Partners GP II (Cayman), L.P., which are private equity funds managed by Francisco Partners. At a September 21, 2010 meeting, our board of directors discussed certain relationships that Mr. Greenfield had disclosed previously to the other directors, including Mr. Greenfield’s prior position as Chief Executive Officer of a company wholly owned by a fund of Francisco Partners and as a former operating partner of Francisco Partners as well as his continuing passive interest in certain of Francisco Partners’ investment funds. Mr. Greenfield reported that he did not have definitive information as to which fund or funds of Francisco Partners might be used to finance the proposed transaction with the Attachmate Group. Our board of directors determined at the meeting, with Mr. Greenfield abstaining from such determination, that Mr. Greenfield’s continued participation in the process would be beneficial and enhance the ability of our board of directors to consider and pursue our and our stockholders’ best interests. Our board of directors further ratified his prior participation as a member of our board of directors in deliberations and decisions relative to the process.

Indemnification and Insurance

Under the Merger Agreement, the rights of each present and former director and officer of Novell or any of its subsidiaries and of each individual who is serving or has served at Novell’s request as a director, officer or trustee of another entity to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger, as provided in Novell’s or its subsidiaries’ respective organizational documents or in any indemnification or other agreements, will be assumed by the surviving corporation and will continue in full force and effect without any amendment, repeal or modification in any manner that would adversely affect the rights of the indemnified parties under such agreements, unless such modification is required by applicable law.

The surviving corporation has an obligation to maintain in effect our existing directors’ and officers’ insurance and fiduciary liability policies that provide coverage for events existing at or occurring prior to the effective time of the merger for a period of not less than six years following the effective time, provided that the annual premium for such policies does not exceed 200% of the aggregate annual premiums paid by us for such insurance in 2010. If, during such six-year period, such insurance exceeds such maximum premium, the surviving corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for such amount. We have the right to purchase, prior to the effective time of the merger, fully prepaid “tail” insurance coverage that provides coverage identical in all material respects to the coverage we currently maintain for matters occurring at or prior to the effective time of the merger, provided that the premium for such coverage does not exceed 200% of the aggregate annual premiums paid by us for such insurance in 2010.

Effects on Us if the Merger is Not Completed

If the Merger Agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares or stock options or other equity awards in connection with the merger. Instead, Novell will remain an independent public company and our common stock will continue to be listed and traded on the NASDAQ Global Select Market. In addition, if the merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today, and our stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your Novell shares. Under specified circumstances, we may be required to pay Attachmate a termination fee of $60 million or certain of Attachmate’s expenses, or Attachmate may be required to pay Novell a reverse termination fee of $120 million, in each case, as described in “The Merger Agreement – Fees and Expenses” beginning on page 89.

If the merger is not completed, from time to time, our board of directors will evaluate and review, among other things, our business, operations, properties, dividend policy and capitalization and make such changes as are deemed appropriate and continue to seek to identify various alternatives to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders, or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Novell will be offered, or that our business, prospects or results of operations will not be adversely impacted.

If the Merger Agreement is terminated for any reason other than our receipt of an “acquisition proposal” for our entire company that we deem to be a “superior proposal,” CPTN may elect for the Patent Purchase Agreement to remain in full force and effect. CPTN may also elect for the Patent Purchase Agreement to remain in full force and effect if the Merger Agreement is terminated due to our acceptance of an “acquisition proposal” (other than an acquisition proposal that contemplates we will retain all of the 882 issued patents and patent applications) that we deem to be a “superior proposal.” In the event that CPTN has elected to continue the Patent Purchase Agreement following a termination of the Merger Agreement as described, we and CPTN will enter into a royalty-free, fully paid-up patent cross license for no additional consideration, effective as of the closing of the patent sale, with respect to all patents and patent applications owned or controlled by us and CPTN on mutually acceptable terms that are no less favorable in the aggregate to either party than the terms of any other patent cross license offered by CPTN to any other person (other than any member of CPTN or an affiliate of any such member).

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on the NASDAQ Global Select Market and will be deregistered under the Exchange Act. Following the closing of the merger we will no longer be a public company.

Material United States Federal Income Tax Consequences of the Merger

The following is a summary of the material United States federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (each, as defined below) who receive cash in the merger in exchange for shares of Novell common stock. The discussion does not purport to consider all aspects of United States federal income taxation that might be relevant to holders of Novell common stock. The discussion is based on the Code, applicable current and proposed United States Treasury regulations, judicial authority and administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. Any change could alter the tax consequences of the merger to the holders of Novell common stock. This discussion applies only to holders who hold shares of Novell common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of United States federal income taxation that may be relevant to holders of Novell common stock in light of their particular circumstances, or that may apply to holders that are subject to special treatment under United States federal income tax laws (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, cooperatives, traders in securities who elect to mark their securities to market, mutual funds, real estate investment trusts, S corporations, holders subject to the alternative minimum tax, persons who validly exercise appraisal rights, partnerships or other pass-through entities and persons holding shares of Novell common stock through a partnership or other pass-through entity, persons who acquired shares of Novell common stock in connection with the exercise of employee stock options or otherwise as compensation, United States expatriates, “passive foreign investment companies,” “controlled foreign corporations,” persons who hold shares of Novell common stock as part of a hedge, straddle, constructive sale or conversion transaction and persons who hold any equity interest, directly or indirectly through constructive ownership or otherwise, in Attachmate or Novell after the merger). This discussion does not address any aspect of state, local or foreign tax laws or United States federal tax laws other than United States federal income tax laws.

The summary set forth below is for general information purposes only. It is not intended to be, and should not be construed as, legal or tax advice to any particular holder of Novell common stock. The summary is not intended to constitute a complete description of all tax consequences relating to the merger. Because individual circumstances may differ, each holder should consult its tax advisor regarding the applicability of the rules discussed below to the holder and the particular tax effects of the merger to the holder, including the application of state, local and foreign tax laws.

For purposes of this summary, a “U.S. holder” is a holder of shares of Novell common stock, who or that is, for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•

a trust if (1) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust; or (2) it has a valid election in place to be treated as a domestic trust for United States federal income tax purposes.

A “non-U.S. holder” is a person (other than a partnership) that is not a U.S. holder.

If shares of Novell common stock are held by a partnership, the United States federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships that hold shares of Novell common stock and partners in such partnerships are urged to consult their tax advisors regarding the tax consequences to them of the merger.

U.S. Holders. The receipt of cash for shares of Novell common stock in the merger will be a taxable transaction for United States federal income tax purposes. In general, a U.S. holder who exchanges shares of Novell common stock for cash in the merger will recognize capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount of cash received in exchange for such shares and the U.S. holder’s adjusted tax basis in such shares. If a U.S. holder acquired different blocks of Novell common stock at different times or different prices, such holder must determine its tax basis and holding period separately with respect to each block of Novell common stock. Such gain or loss will be long-term capital gain or loss provided that a U.S. holder’s holding period for such shares is more than one year at the time of completion of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. There are limitations on the deductibility of capital losses.

Cash payments made pursuant to the merger agreement will be reported to holders of Novell common stock and the United States Internal Revenue Service to the extent required by the Code and applicable regulations of the United States Treasury. Under the Code, a U.S. holder of Novell common stock (other than a corporation or other exempt recipient) may be subject, under certain circumstances, to information reporting on the cash received in the merger. Backup withholding also may apply with respect to the amount of cash received in the merger, unless the U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Non-U.S. Holders. Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable United States income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the cash disposition, and certain other conditions are met; or

•	Novell was a “United States real property holding corporation” for United States federal income tax purposes within the five years preceding the merger.

A non-U.S. holder whose gain is described in the first bullet point above will be subject to tax on its net gain in the same manner as if it were a U.S. holder. In addition, such a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (including such gain) or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to tax at a 30% flat rate on the gain recognized, equal to the difference, if any, between the amount of cash received in exchange for shares of Novell common stock and the non-U.S. holder’s adjusted tax basis in such shares, which may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States. To the extent that a non-U.S. holder’s income is eligible for a reduced rate of withholding tax under a treaty, such non-U.S. holder may obtain a refund of excess amounts withheld by filing a properly completed claim for refund with the Internal Revenue Service. Novell does not believe it is, or has been during the five years preceding the merger, a United States real property holding corporation for U.S. federal income tax purposes. If a non-United States real property interest certificate is not delivered by Novell in a timely manner, the paying agent shall be instructed to deduct or withhold from the merger consideration payable to each non-U.S. holder all such amounts required to be withheld under applicable tax law.

Cash received by non-U.S. holders in the merger also will be subject to information reporting, unless an exemption applies. Moreover, backup withholding of tax may apply to cash received by a non-U.S. holder in the merger, unless the holder or other payee establishes an exemption in a manner satisfactory to the paying agent and otherwise complies with the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided that the required information is timely furnished to the Internal Revenue Service.

Regulatory Matters

Under the HSR Act and the rules and regulations promulgated thereunder, certain transactions, including the merger, may not be consummated unless certain waiting period requirements have expired or been terminated. The HSR Act provides that each party must file a pre-merger notification with the FTC and the DOJ. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. If the DOJ or the FTC issues a Request for Additional Information and Documentary Material (“Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the request for additional information, unless the waiting period is terminated earlier. At any time before or after the merger is completed, either the DOJ or the FTC could take action under the antitrust laws in opposition to the merger, including seeking to enjoin completion of the merger or permitting completion subject to regulatory concessions or conditions. In addition, U.S. state attorneys general could take action under the antitrust laws, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances.

The parties to the merger originally filed their respective notification and report forms pursuant to the HSR Act with the FTC and DOJ on December 1, 2010 and the initial 30-day waiting period would have expired on December 31, 2010. In order to provide the DOJ with additional time to review the information submitted by the parties, Attachmate is voluntarily withdrawing its HSR Act notification form, effective December 31, 2010 and intends to re-file for the same transaction on or about January 3, 2011. The effect of this re-filing will also be to extend the waiting period under the HSR Act to a date 30 days from the date of the re-filing, unless earlier terminated or extended by the DOJ requesting additional information from the parties.

The merger was also subject to review and approval by the FCO. Attachmate, with the consent of Novell, filed the appropriate notification in Germany, and the FCO granted clearance to the merger transaction on December 23, 2010 stating that it will not oppose the merger transaction.

The patent sale is also subject to the HSR Act. In addition, U.S. state attorneys general could take action under the antitrust laws, including without limitation seeking to enjoin the completion of the patent sale or permitting completion subject to regulatory concessions or conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Subject to certain exceptions, the Patent Purchase Agreement requires us and CPTN to cooperate and use commercially reasonable efforts to consummate the Patent Sale, including with respect to the filing of all notification reports required under the HSR Act and under the ARC. The parties to the patent sale originally filed their respective notification and report forms pursuant to the HSR Act with the FTC and DOJ on December 1, 2010 and the initial 30-day waiting period would have expired on December 31, 2010. In order to provide the DOJ with additional time to review the information submitted by the parties, CPTN is voluntarily withdrawing its HSR Act notification form, effective December 30, 2010 and intends to re-file for the same transaction on or before January 4, 2011. The effect of this re-filing will also be to extend the waiting period under the HSR Act to a date 30 days from the date of the re-filing, unless earlier terminated or extended by the DOJ requesting additional information from the parties. CPTN has also filed the appropriate notification in Germany and is pursuing FCO approval of the implementation of CPTN. The initial one month waiting period will expire at 11:59 p.m. on January 6, 2011, unless the FCO grants early termination.

THE MERGER AGREEMENT

(PROPOSAL NO. 1)

The following summary describes material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached to this proxy statement as Annex A and is incorporated herein by reference. We urge you to read carefully the Merger Agreement in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The Merger Agreement and the following description have been included to provide you with information regarding the terms of the Merger Agreement. It is not intended to provide any other factual information about Novell or Attachmate. Such information can be found elsewhere in this proxy statement and in the other public filings Novell makes with the SEC, which are available, without charge, at http://www.sec.gov.

The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in a confidential disclosure schedule that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement or the confidential disclosure schedule, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Novell’s public disclosures. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts or condition of Novell or Attachmate or any of their respective subsidiaries or affiliates. In addition, the representations and warranties and other provisions of the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this proxy statement.

The Merger

Under the terms of the Merger Agreement, Merger Sub, a wholly owned subsidiary of Attachmate, will merge with and into Novell, with Novell continuing as the surviving corporation of the merger. As a result of the merger, the separate corporate existence of Merger Sub will cease, and Novell will continue as the surviving corporation and a wholly owned subsidiary of Attachmate. We sometimes refer to Novell after the consummation of the merger as the surviving corporation. At the effective time of the merger, our certificate of incorporation will be amended to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the effective time, except that the name of the Surviving Company will be “Novell, Inc,” and the bylaws of Merger Sub will become the bylaws of the surviving corporation, except that the name of the surviving corporation will be “Novell, Inc.” The directors of Merger Sub immediately prior to the effective time of the merger will become the directors of the surviving corporation, and the officers of Novell immediately prior to the effective time of the merger will continue as the officers of the surviving corporation.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later date and time as is agreed upon by Attachmate and us and specified in such certificate of merger. The filing of the certificate of merger will occur at the closing, which will take place on the later of (i) the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the merger and the consummation of the patent sale, but subject to the satisfaction or waiver of all conditions to consummation of the merger, including the consummation of the patent sale at the closing of the merger) and described in this proxy statement, provided, however, if any condition is not satisfied or waived as of such second business day, the closing will be rescheduled to the next business day upon which all of the conditions are so satisfied or waived; and (ii) the earlier of (a) a date specified by Attachmate on at least two business days notice and (b) the final day of Attachmate’s marketing period, or at such other date or time as is agreed upon by Attachmate and us. Attachmate is not required to consummate the merger on or before January 23, 2011.

The Merger Agreement provides that, without Attachmate’s agreement, the closing of the merger will not occur earlier than the final day of Attachmate’s marketing period, which is the first 20 consecutive calendar days, commencing on the first day after the mailing of this proxy statement on which (i) Attachmate has received all financial and other information regarding us as may be necessary or reasonably required by Attachmate in connection with its debt financing, including information with respect to our fiscal year ended October 31, 2010, and (ii) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing of the merger and the closing of the transactions contemplated by the Patent Purchase Agreement, each of which is capable of being satisfied at the closing) or waived. However, the marketing period may end on any earlier date on which the debt financing has been funded pursuant to the terms of the debt commitment letter (or applicable definitive agreement entered into pursuant to the debt commitment letter) or would be funded if the equity financing were funded. The marketing period may be extended once for a period not to exceed 15 calendar days if the managing underwriter or lead arranger, as applicable, for the debt financing advises Attachmate and Novell that in its view, the information contained in any update to the financial and other information provided regarding us would have an adverse effect on the marketing of the debt financing.

We intend to complete the merger as promptly as practicable, subject to receipt of stockholder approval and all requisite regulatory approvals. Although we currently expect to complete the merger during the first calendar quarter of 2011, we cannot specify when, or assure you that, all conditions to the consummation of the merger will be satisfied or waived, or that the merger will be completed.

Merger Consideration

At the effective time of the merger, each issued and outstanding share of our common stock, other than treasury shares, shares held by Attachmate, Merger Sub or any other direct or indirect wholly owned subsidiary of Attachmate or us, and shares held by stockholders who perfect their appraisal rights, will be converted into the right to receive $6.10 in cash, without interest and less any applicable withholding taxes. The $6.10 price per share being offered by Attachmate in the merger was determined through arm’s-length negotiations between Attachmate and us and assumes that the proposed patent sale has been completed and that Novell would have an additional $450 million in cash on hand at the effective time of the merger from the gross cash proceeds of the patent sale.

As of the effective time of the merger, all shares of our common stock converted into the right to receive the $6.10 per share cash merger consideration will no longer be outstanding and will automatically be cancelled and will cease to exist, and holders of shares of our common stock immediately prior to the effective time of the merger will cease to have any rights as a stockholder, except the right to receive $6.10 per share in cash, without interest and less any applicable withholding taxes (other than stockholders who have perfected their appraisal rights).

Treasury shares and shares held by Attachmate, Merger Sub or any other direct or indirect wholly owned subsidiary of Attachmate or us immediately prior to the effective time of the merger will be cancelled and will cease to exist and no consideration will be paid for such shares.

Shares held by our stockholders who perfect their appraisal rights will be converted into the right to receive such consideration as may be determined by the Delaware Court of Chancery under Section 262 of the DGCL.

Payment Procedures

At or promptly after the closing of the merger, Attachmate will deposit sufficient funds with a paying agent in order to permit the timely payment of the aggregate merger consideration, which such funds will constitute the consideration fund. Promptly (and in any event within five business days) after the effective time of the merger, Attachmate will cause the paying agent to mail to each holder of record of our common stock that was converted into the right to receive the $6.10 per share merger consideration a letter of transmittal and instructions for use in effecting the surrender of the shares of our common stock in exchange for the merger consideration. If any of your certificates representing our common stock have been lost, stolen or destroyed, you will be entitled to obtain the merger consideration after you make an affidavit of that fact and, if reasonably required by Attachmate, post a bond, in such reasonable amount as Attachmate may direct, or indemnity against any claim that may be made against Attachmate with respect to such certificates. If any portion of the merger consideration is to be paid to a person other than the person in whose name the surrendered certificate or the transferred book entry share is registered, as a condition to such payment (i) either such certificate will be properly endorsed or will otherwise be in proper form for transfer or such book entry share will be properly transferred and (ii) the person requesting such payment will pay to the paying agent any transfer or other taxes required as a result of such payment to a person other than the registered holder or establish to the satisfaction of Attachmate that such tax has been paid or is not payable.

Any funds that have not been distributed within one year after the effective time of the merger will be delivered to the surviving corporation. After that date, stockholders who have not complied with the instructions to exchange their shares will be entitled to look only to the surviving corporation for payment of the merger consideration. Any portion of the consideration fund remaining unclaimed by stockholders prior to such time as such amount would otherwise escheat to or become property of any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation. None of the paying agent, Attachmate, Merger Sub, Novell or any of their respective affiliates, directors, officers, employees or agents will have any liability to any person in respect of cash from the consideration fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

You should not send your Novell stock certificates (if any) to the paying agent until you have received transmittal materials from the paying agent. Do not return your Novell stock certificates (if any) with the enclosed proxy.

Appraisal Rights

Shares of our common stock issued and outstanding immediately prior to the effective time of the merger that are held by a stockholder who has not voted in favor of the Merger Agreement or consented thereto in writing and who is otherwise entitled to demand, and has properly demanded in writing, appraisal for such shares in accordance with Section 262 of the DGCL will not be converted into the right to receive the $6.10 per share merger consideration. Instead, such stockholder will only be entitled to payment of the appraised value of such shares in accordance with the DGCL. From and after the effective time of the merger, all such shares will not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders prior to the effective time of the merger). In the event a stockholder withdraws or loses (through failure to perfect or otherwise) the right to appraisal under the DGCL, then, as of the later of the effective time of the merger and the occurrence of such withdrawal or loss, such shares will be deemed to have been converted at the effective time of the merger into the right to receive the per share cash merger consideration described above. We are required to give prompt notice to Attachmate of any notice received by us of the intent of any holder of our shares of common stock to demand appraisal, any written demands for appraisal, any withdrawals of such demands and any instruments served pursuant to Section 262 of the DGCL and received by us. We are also required to keep Attachmate fully informed regarding all negotiations and proceedings with respect to the exercise of appraisal rights, including providing Attachmate with the opportunity to consult with us regarding the defense or settlement of any appraisal demand. We may not, without Attachmate’s prior written consent, settle any proceeding with respect to a appraisal.

These rights in general are discussed more fully under the section of this proxy statement entitled “Appraisal Rights” beginning on page 95.

Treatment of Equity Awards and Other Equity-Based Compensation

Stock Options. Prior to the effective time of the merger, each stock option to purchase shares of our common stock that is outstanding under any of our equity plans will become fully vested and exercisable. Immediately prior to the effective time of the merger, each option outstanding as of the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) the amount by which $6.10 exceeds the applicable per share exercise price (if any) multiplied by (ii) the number of shares of common stock issuable upon exercise of such stock option, without interest and less any applicable withholding taxes. The surviving corporation may make such cash payments on Novell’s behalf.

Restricted Stock Awards. Immediately prior to the effective time of the merger, each restricted stock award granted under any of our equity plans that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) $6.10 multiplied by (ii) the number of shares of common stock constituting such restricted stock award, without interest and less any applicable withholding taxes. The surviving corporation may make such cash payments on Novell’s behalf.

Restricted Stock Units. Immediately prior to the effective time of the merger, each restricted stock unit (including retention restricted stock units for Australian employees), other than a retention restricted stock unit, granted under any of our equity plans that is outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive a cash payment in an amount equal to the product of (i) $6.10 multiplied by (ii) the number of shares of common stock underlying such restricted stock unit, without interest and less any applicable withholding taxes. The surviving corporation may make such cash payments on Novell’s behalf.

Retention Restricted Stock Units. As of the effective time of the merger, each retention restricted stock unit that is outstanding immediately prior to the effective time of the merger (excluding retention restricted stock units for Australian employees) will be converted into the right to receive a cash payment in an amount equal to $6.10 for each share of common stock subject to such retention restricted stock unit, without interest and less any applicable withholding taxes. These cash payments will be paid subject to and in accordance with the existing vesting schedule of those retention restricted stock units.

Stock-Based Deferred Compensation Units and Common Stock Equivalents. Prior to the effective time of the merger, Novell will also equitably adjust, effective as of the effective time of the merger, each deferral under our Stock-Based Deferred Compensation Plan and our 2009 Directors Deferral Plan that is denominated in shares of common stock to provide that each such deferral will, from and after the effective time of the merger, equal an amount equal to the product of (i) $6.10 multiplied by (ii) the number of notional shares of common stock previously subject to such deferral. Those payments will be subject to reduction for any applicable withholding taxes.

Long Term Incentive Cash Bonus Awards

Prior to the effective time of the merger, Novell will pay to each holder of long term incentive cash bonus awards cash in the full amount of such award. Each retention long term incentive cash bonus award outstanding immediately prior to the effective time of the merger will remain outstanding and will be paid out subject to and in accordance with the existing vesting schedule of such award.

Financing

Attachmate has agreed to use its reasonable best efforts to arrange and obtain financing, consisting of equity and debt financing, on terms and conditions described in equity and debt commitment letters that were delivered to us and that are described elsewhere in this proxy statement. In addition, Attachmate has agreed not to permit any amendment or waiver of any provisions of the commitment letters that would reduce the aggregate amount of the financing or impose new or additional conditions or amend or expand any conditions to the receipt of financing, in each case, in a manner that would reasonably be expected to delay or prevent the closing date of the merger, make the funding of the financing less likely to occur or adversely impact the ability of Attachmate, Merger Sub or, with respect to the equity financing, Novell, to enforce its rights against the other parties to the commitment letters or the definitive financing agreements, the ability of Attachmate or Merger Sub to consummate the merger or the likelihood of the consummation of the merger. Attachmate and Merger Sub may amend the debt commitment letter to add lenders, lead arrangers or similar entities or otherwise amend or replace the debt commitment letter so long as such action would not reasonably be expected to delay or prevent the closing of the merger, the terms are not materially less beneficial to Attachmate or Merger Sub with respect to conditionality than those in the initial debt commitment letter and any replacement debt commitments are on terms and conditions not materially less favorable, taken as a whole to Attachmate, Merger Sub and us than the terms and conditions in the applicable existing debt financing agreements.

Attachmate has further agreed to use its reasonable best efforts to maintain in effect such commitment letters and any related definitive agreements, timely satisfy all conditions in the financing agreements applicable to it and Merger Sub in order to obtain the financing, consummate the equity financing at or prior to the closing of the merger, negotiate and enter into definitive agreements with respect to the debt facility and provide copies of such agreements to us, consummate the debt financing at or prior to the closing of the merger and fully enforce any counterparties’ obligations and its own rights under any financing agreements. If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the applicable financing agreements, Attachmate will promptly notify us and will use its reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the merger with terms and conditions not materially less favorable, taken as a whole, to Attachmate, Merger Sub and us than the terms and conditions in the applicable existing debt financing agreements.

If the closing of the merger does not occur on or prior to March 31, 2011, Attachmate is required to use its reasonable best efforts to extend the term of the debt commitment letter upon terms and conditions substantially similar to those currently reflected in the debt commitment letter to a date that is not less than 30 days and not more than 60 days after April 20, 2011, which is the date on which either party may terminate the Merger Agreement if the merger has not been consummated, provided certain conditions are met. In the event that Attachmate successfully extends the term of the debt commitment letter and certain conditions have been met prior to April 20, 2011, the date on which either party may terminate the Merger Agreement will be automatically extended until the expiration of the extension; provided that Attachmate and its affiliates, including the equity investors under the equity commitment letters, will not be required to pay any out-of-pocket fees or expenses to or on behalf of such lenders or to contribute additional equity with respect to the merger.

We have agreed to provide to Attachmate, at Attachmate’s cost and expense, and to use reasonable best efforts to cause our representatives to provide, all cooperation reasonably requested by Attachmate that is customary and necessary in connection with arranging and obtaining debt financing and causing the conditions in the debt commitment letter to be satisfied, including:

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assisting with the preparation of offering and syndication documents and materials, including prospectuses, private placement memoranda, information memoranda and packages, lender and investor presentations, rating agency materials and presentations, and similar documents and materials, in connection with the debt financing, and providing reasonable and customary authorization letters to the financing sources authorizing the distribution of information to prospective lenders and containing customary information;

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preparing and furnishing Attachmate and its financing sources as promptly as practicable with all required information and all other information and disclosures relating to us and our subsidiaries (including their businesses, operations, financial projections and prospects) as may be reasonably requested by Attachmate (including execution of customary authorization and management representation letters);

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participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the debt financing, including direct contact between senior management and officers, employees and any other authorized representatives of us and our subsidiaries and Attachmate’s financing sources and potential lenders and investors in the debt financing;

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using reasonable best efforts to assist Attachmate in obtaining any corporate credit and family ratings (in each case solely to the extent applicable to us and our subsidiaries) from any ratings agencies contemplated by the debt commitment letter;

•	requesting our independent auditors to cooperate with Attachmate’s reasonable best efforts to obtain accountant’s comfort letters and consents from our independent auditors;

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assisting in the preparation of, and executing and delivering, definitive financing documents, including guarantee and collateral documents, hedging agreements and other certificates and documents as may be requested by Attachmate (including a certificate of our Chief Financial Officer and our subsidiaries with respect to solvency matters before giving effect to the debt and equity financing, the consummation of the merger, any matters relating to Attachmate or any actions to be taken from and after the closing);

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facilitating the pledging of collateral for the debt financing, including taking commercially reasonable actions necessary to permit the financing sources of the debt financing to evaluate our and our subsidiaries’ real property and current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements and establishing, as of the effective time of the merger, bank and other accounts and blocked account agreements and lockbox arrangements in connection with the debt financing;

•	using reasonable best efforts to ensure that the financing sources benefit from our and our subsidiaries’ existing lending relationships;

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using reasonable best efforts to obtain such consents, approvals, authorizations and instruments which may be reasonably requested by Attachmate in connection with the debt financing and collateral arrangements, including customary payoff letters, lien releases, instruments of termination or discharge, legal opinions, surveys, title insurance and landlord consents, waivers and access agreements; and

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cooperating with Attachmate to satisfy the conditions precedent to the debt financing to the extent within our and our subsidiaries’ control, and taking all corporate actions, subject to the occurrence of the effective time of the merger, reasonably requested by Attachmate to permit the consummation of the debt financing and to permit the proceeds thereof to be made available to the surviving corporation immediately upon the effective time.

Upon our request, Attachmate will promptly reimburse us for all of our reasonable out-of-pocket costs and expenses incurred in connection with our cooperation. Attachmate has further agreed to indemnify us, our subsidiaries and our officers, employees and other authorized representatives in connection with the arrangement of the financing, and any information used in connection with such financing arrangements, except with respect to any information prepared or provided by us or any of our subsidiaries specifically designated for use in connection with the financing or incorporated by reference from any of our filings with the SEC. Attachmate’s reimbursement and indemnification obligations have been guaranteed pursuant to the limited guarantees made by Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P. and Thoma Bravo Fund IX, L.P., and the Elliott Parties in favor of Novell.

The obtaining of financing is not a condition to the closing of the merger and Attachmate is obligated to consummate the merger irrespective and independently of the availability of financing.

Representations and Warranties

In the Merger Agreement, we made representations and warranties to Attachmate, including those relating to the following:

•	our corporate organization and standing;

•	our capitalization and the absence of any voting trusts or agreements to which we or our subsidiaries are parties;

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the absence of direct or indirect ownership of any equity or similar interest, convertible or otherwise, in any corporation, partnership, joint venture or other business association or entity other than in us or our subsidiaries;

•	our authorization (including approval by our board of directors), execution, delivery and performance of the Merger Agreement and the enforceability of the Merger Agreement;

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the absence of violations of our organizational documents, applicable laws or other obligations as a result of our execution and delivery of the Merger Agreement and the consummation of the merger and the identification of government filings and consents required in connection therewith;

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documents filed by us with the SEC since October 31, 2007 and the compliance and accuracy of the financial statements and other information contained therein, including the absence of any contracts, commitments or agreements to any joint venture, off-balance sheet partnerships or similar contracts that would result in the avoidance of disclosure of any material transactions involving, or material liabilities of, us or our subsidiaries;

•	the absence of undisclosed liabilities;

•	the absence of certain changes or events, including a “Company Material Adverse Effect,” involving us since July 31, 2010;

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certain specified contracts, including, without limitation, the existence of any non-competition agreements, credit agreements under which more than $1.5 million remains outstanding, sales of assets exceeding $1.5 million, agreements requiring capital expenditures exceeding $1.5 million, agreements with rights of first refusal, severance, retention or employment agreements, collective bargaining agreements, material customer license agreements pursuant to which we received more than $2.0 million in revenue in our 2009 fiscal year and agreements requiring material future payments;

•	our employee benefit plans, matters relating to the Employee Retirement Income Security Act of 1974, as amended, and other matters concerning employee benefits;

•	the absence of pending or threatened litigation or investigations involving us;

•	our compliance with laws and possession of and compliance with permits, licenses and other approvals to operate our business;

•	our intellectual property;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our ownership of real property and our real property lease arrangements;

•	environmental matters;

•	our employee and other labor matters;

•	the absence of an entitlement by any investment banker, broker, finder, financial advisor or intermediary, other than our financial advisor, to a fee or commission;

•	the vote required to adopt the Merger Agreement;

•	approval by our board of directors, recommendation of stockholder approval and direction to submit the Merger Agreement to a stockholder vote;

•	the contents of this proxy statement;

•	our receipt of an opinion of our financial advisor;

•	that we have taken all action so that no anti-takeover laws or anti-takeover provisions in our organizational documents are applicable to the Merger Agreement and the merger;

•	related party transactions; and

•	the absence of any representations or warranties by Attachmate to us other than those contained in the Merger Agreement.

In the Merger Agreement, Attachmate made representations and warranties to us, including those relating to the following:

•	Attachmate’s and Merger Sub’s respective organization and standing;

•	Attachmate’s and Merger Sub’s respective authorization, execution, delivery and performance of the Merger Agreement and the enforceability of the Merger Agreement;

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the absence of violations of Attachmate’s and Merger Sub’s respective organizational documents, applicable laws or other obligations as a result of their execution and delivery of the Merger Agreement and the consummation of the merger and the identification of government filings and consents required in connection therewith;

•	the accuracy of the material to be provided by Attachmate and Merger Sub for inclusion in this proxy statement;

•	the lack of any business activities of Merger Sub;

•	Attachmate’s financing of the merger;

•	the absence of “interested stockholder” status under Section 203 of the DGCL for Attachmate, Merger Sub and their affiliates and associates during the past three years;

•	the absence of any representations or warranties by Novell to Attachmate and Merger Sub other than those contained in the Merger Agreement;

•	the absence of pending or threatened litigation or investigations involving Attachmate;

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the delivery and enforceability of the limited guarantees made by Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P. and Thoma Bravo Fund IX, L.P., and the Elliott Parties, in favor of Novell with respect to Attachmate’s payment of the $120 million reverse termination fee to us and certain other obligations of Attachmate; and

•	the absence of an entitlement by any investment banker, broker, finder, financial advisor or intermediary to a fee or commission.

Definition of Company Material Adverse Effect

Several of the representations and warranties made by us in the Merger Agreement and certain conditions to performance by Attachmate and Merger Sub of their obligations under the Merger Agreement are qualified by reference to whether the item in question would have a “Company Material Adverse Effect” on Novell. The

Merger Agreement provides that a “Company Material Adverse Effect” means any change, effect, event, occurrence or development that, individually or in the aggregate, is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of Novell and its subsidiaries, taken as a whole, or that prevents the consummation of the Merger on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments).

However, no change, effect, event, occurrence or development arising from or in connection with any of the following will constitute, or be considered in determining whether there has occurred or would reasonably be expected to occur, a “Company Material Adverse Effect”:

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changes or developments in the enterprise software industry, changes or developments in the United States or the global economic or political condition, changes or developments in the United States securities markets, or natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof, all to the extent they have not had, or would reasonably be expected not to have, a materially disproportionate effect on Novell and its subsidiaries relative to the other companies in the enterprise software industry;

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the execution, delivery or performance of the Merger Agreement, the identity of Attachmate or Merger Sub or the pendency or consummation of the merger (including any cancellation of or delays in work for customers by customers, any reductions in sales by customers, any disruption in supplier, licensor, licensee, distributor, partner or similar relationships initiated by the other party to the relationship or any voluntary resignations of employees or consultants);

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changes in GAAP, International Financial Reporting Standards or other applicable accounting rules or applicable law (including the accounting rules and regulations of the SEC), or, in any such case, changes in the interpretation thereof;

•	any action required by law or taken at the written request of an executive officer of Attachmate;

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any change in market price or trading volume of Novell’s common stock or its credit rating, provided that the exception of such a change will not prevent or otherwise affect a determination that the underlying cause of such a change is a “Company Material Adverse Effect” (unless such underlying cause would otherwise be excepted);

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any litigation brought or threatened by stockholders of either Attachmate or Novell (whether on behalf of Novell, Attachmate or otherwise) asserting allegations of breach of fiduciary duty relating to the Merger Agreement or violations of laws in connection with this proxy statement or otherwise in connection with the Merger Agreement;

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any change, effect, event, occurrence or development to the extent it relates to the execution, delivery or performance of the Patent Purchase Agreement, the identity of CPTN or the transactions contemplated by the Patent Purchase Agreement;

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any failure by Novell to meet any internal or published projections, forecasts or revenue or earnings predictions, or any predictions or expectations of Novell or of any securities analysts, provided that the exception of such a failure will not prevent or otherwise affect a determination that the underlying cause of such a failure is a “Company Material Adverse Effect” (unless such underlying cause would otherwise be excepted); and

•	any change, effect, event, occurrence or development to the extent it arises from or is the direct result of any repatriation of the cash on hand held by Novell’s foreign subsidiaries.

Covenants Relating to the Conduct of Our Business

During the period between the date of the Merger Agreement and the effective time of the merger, we have agreed with Attachmate, except as required in connection with applicable law, as contemplated or permitted by the Merger Agreement, the disclosure schedule to the Merger Agreement or the Patent Purchase Agreement, or as Attachmate may otherwise request or consent to, that we will conduct our business in the ordinary course.

In addition, we have agreed with Attachmate that, except as required in connection with applicable law, as contemplated or permitted by the Merger Agreement, the disclosure schedule to the Merger Agreement or the Patent Purchase Agreement, or as Attachmate may otherwise request or generally consent to, we will not:

•	amend our or any of our subsidiaries’ certificate of incorporation, by-laws or other comparable organizational documents;

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except for the exercise or settlement of stock options, restricted stock awards, restricted stock units, stock-based deferred compensation units or common stock equivalents outstanding as of the date of the Merger Agreement in accordance with their terms, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any shares of our or our subsidiaries’ capital stock or other equity interest, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of capital stock or other equity interest, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire such shares, equity interest, securities or rights or (ii) any other securities in respect of, in lieu of, or in substitution for common stock outstanding on the date of the Merger Agreement;

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redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding common stock, except for the acquisition of shares of our common stock and corresponding rights to purchase our common stock, (i) from holders of stock options in full or partial payment of the exercise price payable upon exercise of such stock options to the extent required or permitted under such stock options or to satisfy related tax obligations upon exercise or settlement of stock options, restricted stock awards, restricted stock units and stock-based deferred compensation units or (ii) as required by any benefit plan;

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(i) split, combine, subdivide or reclassify any shares of capital stock or declare, set aside for payment or pay or agree to pay any dividend or other distribution in respect of shares of capital stock or otherwise make any payments to stockholders in their capacity as such or (ii) enter into any agreement regarding voting or registration of our capital stock;

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merge or consolidate or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, business combination, recapitalization or other reorganization (other than the merger);

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other than in the ordinary course of business or as otherwise permitted with respect to capital expenditures disclosed to Attachmate, acquire, sell, lease, license or otherwise dispose of, or pledge or encumber any assets, or create, extend, grant or issue any lien over any of the properties or assets of our business, except for (i) acquisitions in our or our subsidiaries’ existing or related lines of business as to which the aggregate consideration does not exceed $1.5 million; (ii) sales, leases, dispositions, pledges or encumbrances of assets with an aggregate fair market value of less than $1.5 million; or (iii) in the ordinary course of business in connection with the license of any of our products or sale of any of our services to customers;

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incur any indebtedness for borrowed money in addition to that incurred as of the date of the Merger Agreement or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person, other than (i) to us or our wholly owned subsidiaries or (ii) letters of credit or similar arrangements issued in the ordinary course of business as to which the aggregate liability of us and our subsidiaries does not exceed $2 million;

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(i) grant any increases in the compensation of any of our directors, executive officers or employees, except for increases in the compensation of non-executive-officer employees in the ordinary course of business, (ii) enter into or amend any employment or severance agreements with any directors or executive officers or (iii) establish any bonus or incentive plan or set performance targets under any existing bonus or incentive plan, except that prior to December 31, 2010, we will pay earned annual bonuses for our 2010 fiscal year (as determined in accordance with the terms of the applicable plan or program) provided that the aggregate amount of such bonuses may not exceed $42 million;

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enter into, terminate or materially amend any benefit plans, except as may be contemplated by the Merger Agreement, to the extent required or advisable to comply with applicable law or in the ordinary course of business with respect to any employee welfare benefit plan, provided that such plan does not limit our or our subsidiaries’ right to modify or terminate such plan without incurring additional liability;

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change in any material respect any of the accounting policies, practices, principles, procedures or methods used by us or any subsidiary of us unless required by GAAP, International Financial Reporting Standards or applicable law;

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waive, release, or assign any material claims or compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including relating to the Merger Agreement or the merger) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $1 million individually or $3 million in the aggregate, without the imposition of equitable relief on, or the admission of wrongdoing by, us or any of our subsidiaries;

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(i) make, change or revoke any tax election, (ii) consent to any extension or waiver of the statute of limitations period applicable to any tax claim or assessment, (iii) change any annual tax accounting period, (iv) change (or make a request to change) any method of tax accounting or enter into any tax allocation, sharing or indemnity agreement, (v) settle any tax claim, audit or assessment, or (vi) knowingly surrender any right to claim a tax refund;

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take any action to exempt or make not subject to (i) the provisions of Section 203 of the DGCL or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any person (other than Attachmate or its subsidiaries) or any action taken thereby, which person or action would have otherwise been subject to the restrictive provisions of such laws;

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with respect to any intellectual property owned by us or our subsidiaries, (i) encumber, impair, abandon, fail to maintain, transfer, license or otherwise dispose of any right, title or interest in any such intellectual property or software (other than in the ordinary course of business consistent with past practice), or (ii) divulge, furnish to or make accessible any material trade secrets within such intellectual property to any person who is not subject to an enforceable written agreement to maintain the confidentiality of such trade secrets;

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terminate, cancel, materially amend, renew, or request or agree to any material change in or material waiver under any specified contract, or enter into or amend any material contract in which any third party is granted marketing, resale or distribution rights of any type or scope with respect to any of our products or technology assets that cannot be terminated for convenience by us or an applicable subsidiary upon 60 days’ notice or less (other than in the ordinary course of business in connection with the license, sale, resale, development or distribution of any of our products or the sale, distribution, development or resale of any of our services to customers);

•	make or authorize any capital expenditure in excess of our capital expenditure budget as disclosed to Attachmate;

•	generally hire any person to be employed by, or provide services to, us or our subsidiaries;

•

take any action which is intended to make any of our representations or warranties untrue or incorrect or to cause us not to perform one or more of our covenants, in each case the result of which would be that certain conditions to closing ((i) our representations and warranties being true and accurate both when made and on the closing date of the merger, except with respect to certain of our representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Company Material Adverse Effect;” and (ii) our performance or compliance in all material respects with all agreements or covenants required to be performed or complied with by us at or prior to the effective time of the merger) would not be satisfied; or

•	enter into any enforceable contract, agreement, commitment or arrangement to do any of the foregoing.

Conditions to the Closing of the Merger

Each party’s obligation to consummate the merger is subject to the satisfaction or waiver of various conditions, which include the following:

The obligations of Novell, Attachmate and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the adoption of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting;

•	the absence of any law or order or other action by a governmental entity of competent jurisdiction enjoining or otherwise prohibiting consummation of the merger; and

•

the expiration or termination of the waiting period (and any extensions) applicable to the merger under the HSR Act and the receipt of all consents under other applicable antitrust laws, including the approval by the FCO under the ARC.

In addition, the obligations of Attachmate and Merger Sub to consummate the merger are subject to the satisfaction or waiver of each of the following additional conditions (except that Attachmate and Merger Sub may not rely on the failure of any of the following conditions to be satisfied if such failure was caused by their failure to act in good faith or use their reasonable best efforts to consummate the merger, as required by and subject to the terms of the merger agreement):

•

our representations and warranties being true and accurate both when made and on the closing date of the merger, except with respect to certain of our representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Company Material Adverse Effect;”

•	our performance or compliance in all material respects with all agreements or covenants required to be performed or complied with by us at or prior to the effective time of the merger;

•	no “Company Material Adverse Effect” having occurred since the date of the Merger Agreement;

•

the satisfaction or waiver of the conditions to closing of the patent sale, the closing of the patent sale and our receipt of the $450 million payable in connection with that closing (for additional information regarding the patent sale, see “The Merger – The Patent Sale” beginning on page 59) ;

•	the availability to us and our subsidiaries of cash and cash equivalents equal to approximately $1.03 billion; and

•	our delivery to Attachmate of a certificate, dated as of the closing date of the merger, signed by one of our officers, certifying to the satisfaction of the above described conditions.

In addition, our obligations to consummate the merger are subject to the satisfaction or waiver of each of the following additional conditions (except that we may not rely on the failure of any of the following conditions to be satisfied if such failure was caused by our failure to act in good faith or use our reasonable best efforts to consummate the merger, as required by and subject to the terms of the Merger Agreement):

•

Attachmate’s representations and warranties being true and accurate both when made and on the closing date of the merger, except where the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Parent Material Adverse Effect;”

•	Attachmate’s performance or compliance in all material respects with all agreements or covenants required to be performed, or complied with, by it at or prior to the effective time of the merger; and

•	Attachmate’s delivery to us of a certificate, dated as of the closing date of the merger, signed by one of its officers, certifying to the satisfaction of the above described conditions.

Definition of Parent Material Adverse Effect

The Merger Agreement provides that a “Parent Material Adverse Effect” means any material adverse change in, or material adverse effect on, the ability of Attachmate or Merger Sub to consummate the merger, including any such change or effect that prevents, materially delays or materially impairs Attachmate’s or Merger Sub’s ability to consummate the merger.

Restrictions on Solicitation of Other Offers

We have agreed that we will not, nor will we authorize or permit any of our subsidiaries to, and that we will use our reasonable best efforts to cause our officers, employees and other authorized representatives not to:

•	initiate, solicit or knowingly take any action to facilitate or encourage the submission of, or participate or engage in any negotiations or discussions with respect to any “acquisition proposal;”

•

in connection with any potential “acquisition proposal,” disclose or furnish any nonpublic information or data to any person concerning Novell or afford any person other than Attachmate or its officers, employees or other authorized representatives access to properties, books or records, except as required by law or in response to an unsolicited “acquisition proposal;” or

•	enter into or execute, or propose to enter into or execute, any acquisition agreement.

The Merger Agreement provides that an “acquisition proposal” is any inquiry, proposal, indication of interest or offer (whether in writing or otherwise) from any person (other than Attachmate, Merger Sub or any of their affiliates) relating to, or that is reasonably expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of (i) any assets or businesses that constitute 20% or more of our or our subsidiaries’ revenues or assets, taken as a whole, (ii) 20% or more of any class of our or our subsidiaries’ equity securities, (iii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of our or our subsidiaries’ equity securities, (iv) or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction pursuant to which any person or the shareholders of any person would own 20% or more of any class of our or our subsidiaries’ equity securities or of any resulting parent company of Novell, other than the merger and the patent sale.

However, we and our officers, employees and other authorized representatives may, in response to an “acquisition proposal” that was not solicited by us, any of our subsidiaries or any of our officers, employees and other authorized representatives, participate in discussions or negotiations with, or furnish nonpublic information or data to the person making the proposal (but only after such person enters into a customary confidentiality agreement that is not materially less restrictive of such person than the confidentiality agreement we previously entered into with Attachmate, does not provide for an exclusive right to negotiate with us and does not restrict us from complying with solicitation restrictions in the Merger Agreement) if:

•

our board of directors determines in good faith, after consultation with its financial advisors and outside counsel, that such a proposal is, or would reasonably be expected to lead to, a “superior proposal;” or

•

our board of directors determines in good faith, after consultation with outside counsel, that the failure to participate in such discussions or negotiations, or to furnish nonpublic information or data would reasonably be expected to be inconsistent with the directors’ fiduciary duties.

We may not grant any waiver, amendment or release under any standstill agreement unless our board of directors determines in good faith, after consultation with outside counsel, that the failure to grant any such waiver, amendment or release would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable law.

We are required to promptly (and in any event within the earlier of 48 hours and one business day) notify Attachmate of our receipt of any “acquisition proposal,” the price and other material terms and conditions of any such proposal (including the identity of the person making the proposal) and of any changes or supplements to the proposal. We are also required to notify Attachmate of any decision of our board of directors as to whether to consider any “acquisition proposal” or to enter into discussions or negotiations concerning any “acquisition proposal” or to provide nonpublic information or data. This notice must be given promptly (and in any event no later than 24 hours after such decision). We will provide Attachmate with written notice setting forth such information as is reasonably necessary to keep Attachmate informed in all material respects of the status and material terms of any “acquisition proposal” and of any material amendments. We will also provide Attachmate with copies of all written “acquisition proposals” within the earlier of 48 hours and one business day after receipt and promptly (and in any event within 24 hours of such determination) notify Attachmate of any determination by our board of directors that an “acquisition proposal” constitutes a “superior proposal.”

The Merger Agreement provides that a “superior proposal” is a bona fide proposal or offer constituting an “acquisition proposal” that, if consummated, would result in the person making such proposal or offer acquiring, directly or indirectly, more than 50% of our outstanding equity securities (or more than 50% of the outstanding equity securities of the surviving entity in a merger with us or the direct or indirect parent of the surviving entity of such a merger) or more than 50% of our and our subsidiaries’ assets, taken as a whole, which our board of directors determines in good faith, after consultation with outside counsel and its financial advisor, to be (i) more favorable to our stockholders from a financial point of view than the merger, taking into account all relevant factors (including all terms and conditions of such proposal and the Merger Agreement, including any changes to the terms of the Merger Agreement proposed by Attachmate in response to such offer or otherwise), and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

Restrictions on Change of Recommendation to Stockholders

We have agreed that neither our board of directors nor any board committee will directly or indirectly:

•	withdraw or modify, or publicly propose to withdraw or modify, its recommendation of the merger to our stockholders in a manner adverse to Attachmate;

•	approve, adopt or recommend, or publicly propose to approve, adopt or recommend, an “acquisition proposal;”

•	fail to recommend against acceptance of a tender or exchange offer for our outstanding common stock within ten business days after the commencement of such tender or exchange offer;

•	recommend that our stockholders reject adoption of the Merger Agreement or the merger; or

•

allow us or our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar agreement, arrangement or understanding, (i) constituting or related to, or that is intended to or would reasonably be expected to lead to, any “acquisition proposal” (other than any permitted confidentiality agreement) or (ii) requiring it to abandon, terminate or fail to consummate the merger.

However, prior to our stockholders voting to adopt the Merger Agreement, (i) solely in response to a “superior proposal” which was not solicited by us or our subsidiaries, our board of directors may terminate the

Merger Agreement in order to cause us to concurrently enter into a definitive acquisition agreement with respect to a “superior proposal” or (ii) our board of directors may withdraw or modify its recommendation of the merger to our stockholders in a manner adverse to Attachmate, if it determines in good faith, after consultation with outside counsel and its financial advisor, that failing to take any such action would be reasonably likely to result in a breach of its fiduciary duties. In addition, a termination of the Merger Agreement as described above or a withdrawal or modification of our board of directors’ recommendation may only be made after the fifth business day following our delivery to Attachmate of a written notice advising Attachmate of our board of directors’ intentions and specifying the terms and conditions of a “superior proposal,” including the identity of the person making the “superior proposal,” or reasonable details regarding the cause for, and nature of, such withdrawal or modification, as applicable. With respect to any “superior proposal,” any amendment to the financial terms or any other material term of such “superior proposal” will require a new written notice and a new three day business period. No termination of the Merger Agreement or withdrawal or modification of our board of directors’ recommendation, as described above, may be made during any such five or three business day period. We have also agreed to, and will cause our financial and legal advisors to, negotiate with Attachmate in good faith, to make such changes in the terms and conditions of the Merger Agreement such that an “acquisition proposal” will no longer be a “superior proposal” or that the cause for the withdrawal or modification of our board of directors’ recommendation will no longer exist, as applicable.

Termination of the Merger Agreement

Novell and Attachmate may agree to terminate the Merger Agreement at any time prior to the effective time of the merger, even after our stockholders have adopted the Merger Agreement at the special meeting.

In addition, we, on the one hand, and Attachmate, on the other hand, each have separate rights to terminate the Merger Agreement without the agreement of the other party if:

•

the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments), except that this termination right will not be available to any party whose breach of the Merger Agreement has been the cause of or resulted in the failure of the merger to occur on or prior to such date; or

•

any governmental entity of competent jurisdiction has enacted or issued any final and non-appealable law or order or taken any other final and non-appealable action enjoining or otherwise prohibiting consummation of the merger, except that this termination right will not be available to any party who has not used their reasonable best efforts to consummate the merger; or

•	our stockholders do not vote to adopt the Merger Agreement at the special meeting.

Attachmate may also terminate the Merger Agreement if:

•

we breach any of our covenants or agreements or any of our representations or warranties fail to be true and accurate, such that a condition obligating Attachmate and Merger Sub to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured, except that Attachmate may not terminate on this basis if Attachmate has not, in all material respects, performed or complied with all covenants required to be performed or complied with by it under the Merger Agreement at or prior to the effective time of the merger; or

•

(A) our board of directors or any board committee (i) withdraws or modifies, or publicly proposes to withdraw or modify, its recommendation of the merger to our stockholders in a manner adverse to Attachmate; (ii) approves, adopts or recommends, or publicly proposes to approve, adopt or recommend, an “acquisition proposal;” (iii) fails to recommend against acceptance of a tender or exchange offer for our outstanding common stock within ten business days after the commencement of such tender or exchange offer; or (iv) recommends that our stockholders reject adoption of the Merger

Agreement or the merger; or (B) we have materially breached our obligations with respect to the convening of the special meeting or the preparation of this proxy statement; or

•	we have willfully breached our obligations with respect to an “acquisition proposal.”

Additionally, we may terminate the Merger Agreement if:

•

Attachmate breaches any of its covenants or agreements or any of its representations or warranties fail to be true and accurate, such that a condition obligating us to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured, except that we may not terminate on this basis if we are then in breach of any of our representations or warranties that would result in any of our representations or warranties failing to be true and accurate (except with respect to certain of our representations and warranties for which the failure to be true and accurate would not, individually or in the aggregate, reasonably be expected to have a “Company Material Adverse Effect”); or

•

we enter into a definitive acquisition agreement with respect to a “superior proposal” prior to our stockholders voting to adopt the Merger Agreement, provided that we comply with our obligations with respect to “acquisition proposals” and pay Attachmate the termination fee described below; or

•

(i) on the date of termination (A) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived (for additional information regarding the patent sale, see “The Merger – The Patent Sale” beginning on page 59); (B) to the extent the consummation of the patent sale has not been waived, (x) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring; (y) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale; and (z) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; (C) Attachmate’s marketing period has expired; and (D) January 23, 2011 has passed; (ii) we have irrevocably confirmed that all of the conditions to our obligation to consummate the merger have been satisfied or waived; and (iii) the merger is not consummated on the scheduled closing date.

Fees and Expenses

All costs and expenses incurred in connection with the Merger Agreement and the consummation of the merger generally will be paid by the party incurring such costs and expenses, whether or not the merger is consummated.

Termination Fee Payable by Novell. We must pay Attachmate a termination fee of $60 million, in cash, net of any fees and expenses paid or payable by Novell on behalf of Attachmate in connection with the merger, if:

•

we terminate the Merger Agreement in order to enter into a definitive acquisition agreement with respect to a “superior proposal” prior to our stockholders voting to adopt the Merger Agreement, provided that we comply with our obligations with respect to “acquisition proposals;” or

•

Attachmate terminates the Merger Agreement because (A) our board of directors or any board committee (i) withdraws or modifies, or publicly proposes to withdraw or modify, its recommendation of the merger to our stockholders in a manner adverse to Attachmate; (ii) approves, adopts or recommends, or publicly proposes to approve, adopt or recommend, an “acquisition proposal;” (iii) fails to recommend against acceptance of a tender or exchange offer for our outstanding common stock within ten business days after the commencement of such tender or exchange offer; or (iv) recommends that our stockholders reject adoption of the Merger Agreement or the merger; or (B) we have materially breached our obligations with respect to the convening of the special meeting or the preparation of this proxy statement; or

•

either we or Attachmate terminate the Merger Agreement because our stockholders have not voted to adopt the Merger Agreement and after the date of the Merger Agreement and prior to such termination, there has been publicly disclosed for the first time and not withdrawn prior to the special meeting an “acquisition proposal” and at any time on or prior to the 12 month anniversary of such termination, we enter into a definitive agreement with respect to any “acquisition proposal” or the transactions contemplated by any “acquisition proposal” are consummated; or

•

we terminate the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments) and after the date of the Merger Agreement and prior to such termination, there has been publicly disclosed for the first time prior to such termination an “acquisition proposal” and at any time on or prior to the 12 month anniversary of such termination we enter into a definitive agreement with respect to any “acquisition proposal” or the transactions contemplated by any “acquisition proposal” are consummated; or

•

we terminate the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments) and after the date of the Merger Agreement and prior to such termination, there has been no public disclosure of an “acquisition proposal” and there is made known to our board of directors a “qualifying proposal” and at any time on or prior to the 12 month anniversary of such termination we enter into a definitive agreement with respect to any “qualifying proposal” or the transactions contemplated by any “qualifying proposal” are consummated; or

•

Attachmate terminates the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments) and after the date of the Merger Agreement and prior to such termination, there has been publicly disclosed for the first time, or made known to our board of directors, a “qualifying proposal” and at any time on or prior to the 12 month anniversary of such termination we enter into a definitive agreement with respect to any “qualifying proposal” or the transactions contemplated by any “qualifying proposal” are consummated; or

•

Attachmate terminates the Merger Agreement because we have willfully breached our obligations with respect to an “acquisition proposal” and the breach results from discussions or communications initiated by us or any of our officers, employees or other authorized representatives with the intent of receiving an “acquisition proposal.”

The Merger Agreement provides that a “qualifying proposal” is a bona fide proposal or offer constituting an “acquisition proposal” that, if consummated, would result in the person making such proposal or offer acquiring, directly or indirectly, more than 50% of our equity securities or more than 50% of our assets, in which the aggregate consideration offered to our stockholders exceeds the aggregate merger consideration in the merger.

However, unless we are otherwise obligated to pay the $60 million termination fee described above at the time of termination, we must reimburse Attachmate for all of the reasonable out-of-pocket fees and expenses incurred by it or its affiliates in connection with the merger, with such reimbursement not to exceed an aggregate of $15 million if:

•	we or Attachmate terminate the Merger Agreement because our stockholders have not voted to adopt the Merger Agreement; or

•

Attachmate terminates the Merger Agreement because we breach any of our covenants or agreements or any of our representations or warranties fail to be true and accurate, such that a condition obligating

Attachmate and Merger Sub to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured, except that Attachmate may not terminate on this basis if Attachmate has not, in all material respects, performed or complied with all covenants required to be performed or complied with by it under the Merger Agreement at or prior to the effective time of the merger; or

•

we or Attachmate terminate the Merger Agreement because the merger has not been consummated on or before April 20, 2011 (or such later date as provided for by the terms of the Merger Agreement in connection with the extension of financing commitments), all of the shared conditions to the obligations of us, Attachmate and Merger Sub to consummate the merger have been satisfied or waived, the closing of the patent sale has not occurred and nothing has occurred and no condition exists that would cause any of our obligations to consummate the merger to fail to be satisfied.

Our reimbursement of Attachmate’s expenses does not relieve us of any subsequent obligation to pay the $60 million termination fee (net of such expenses).

•

Termination Fee Payable by Attachmate. Attachmate must pay us a termination fee of $120 million if we terminate the Merger Agreement because: Attachmate breaches any of its covenants or agreements or any of its representations or warranties fail to be true and accurate, such that a condition obligating us to consummate the merger would not be satisfied and such breach or failure is not capable of being cured or is not timely cured and either (i) such breach was willful or (ii) on the date of termination, (A) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; (B) to the extent the consummation of the patent sale has not been waived, (x) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring; (y) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale; and (z) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; (C) Attachmate’s marketing period has expired; and (D) January 23, 2011 has passed; or

•

(i) on the date of termination (A) all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; (B) to the extent the consummation of the patent sale has not been waived, (x) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring; (y) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale; and (z) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; (C) Attachmate’s marketing period has expired; and (D) January 23, 2011 has passed; and (ii) we have irrevocably confirmed that all of the conditions to our obligation to consummate the merger have been satisfied or waived; and (iii) the merger is not consummated on the scheduled closing date; provided that Attachmate is not required to pay the termination fee if the closing of the patent sale has not occurred and we fail to provide Attachmate with written confirmation from CPTN that on the closing date CPTN had sufficient funds to pay the $450 million purchase price.

We have agreed that, other than certain rights to reimbursement and indemnification, our receipt of the $120 million termination fee will be our sole and exclusive remedy upon termination of the Merger Agreement or the commitment letters. For additional information regarding remedies under the Merger Agreement, see “The Merger Agreement – Remedies” beginning on page 92.

Attachmate’s payment of the $120 million termination fee to Novell and any interest on such amount, together with reasonable legal fees and expenses, incurred in connection with any litigation commenced by Novell regarding such termination fee has been guaranteed pursuant to the limited guarantees made by Francisco Partners and Francisco Partners Fund A, L.P., Golden Gate Capital Opportunity Fund, L.P. and Golden Gate Capital Opportunity Fund-A, L.P., Thoma Cressey Fund VII, L.P., Thoma Cressey Friends Fund VII, L.P. and Thoma Bravo Fund IX, L.P., and the Elliott Parties, in favor of Novell.

Remedies

Prior to any valid termination of the Merger Agreement, each party has certain rights to specific performance. Attachmate and Merger Sub may seek and obtain injunctions to prevent breaches, and to enforce specifically the terms and provisions, of the Merger Agreement. Other than with respect to reimbursement and indemnification rights in connection with our cooperation with Attachmate’s financing or our obligations to repatriate cash, our sole and exclusive remedies are to receive payment of a termination fee, where applicable, or if not applicable, seek and obtain

(i) injunctions to prevent breaches, and to enforce specifically the terms and provisions, of Attachmate’s financing obligations provided that:

•

all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition (as defined below), and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived; and

•

to the extent the consummation of the patent sale has not been waived, (A) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring, (B) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale and (C) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied; and

(ii) injunctions, specific performance or other equitable relief to cause Attachmate to seek enforcement of the equity commitment letters and to cause the merger to be consummated provided that:

•

all of the conditions to the obligations of Attachmate and Merger Sub to consummate the merger, other than the consummation of the patent sale and other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Attachmate in breach of its obligations under the Merger Agreement where such breach would result in a failure of the Attachmate Covenant Condition, and the antitrust condition of the Patent Purchase Agreement have been and continue to be satisfied or waived;

•

to the extent the consummation of the patent sale has not been waived, (A) nothing has occurred and no condition exists that could reasonably be expected to result in the closing of the patent sale not occurring, (B) we have no good faith reason to believe, after due inquiry to Microsoft, as a representative of CPTN, that CPTN does not intend to close the patent sale and (C) we have no knowledge, after due inquiry to Microsoft, as a representative of CPTN, of CPTN’s intent or threat to claim that one of the conditions to the closing of the patent sale has not been or will not be satisfied;

•	Attachmate’s marketing period has expired;

•	January 23, 2011 has passed;

•	the debt financing has been funded or will be funded at the closing upon drawdown notice by Attachmate if the equity financing is funded at the closing of the merger; and

•

we have irrevocably confirmed in a written notice delivered to Attachmate that, if the equity financing and debt financing are funded, the conditions to our obligations to consummate the merger are waived (which waiver may be conditioned on the closing).

Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to post a bond or undertaking.

Further Actions and Agreements

Company Stockholders’ Meeting. We have agreed to call and hold a stockholders’ meeting as promptly as reasonably practicable after the SEC’s review of this proxy statement for the purpose of obtaining stockholder approval of the Merger Agreement. We have agreed to use reasonable best efforts to ensure that all proxies solicited in connection with the special meeting are solicited in compliance with applicable law. Our obligations to call and hold a stockholders’ meeting and solicit proxies in compliance with applicable law will not be affected by the commencement, public proposal or communication to us of an “acquisition proposal” or by the withdrawal or modification of the recommendation of our board of directors concerning the adoption of the Merger Agreement by our stockholders.

Access to Information. Until the earlier of the effective time of the merger and the date of the Merger Agreement’s termination, we have agreed to afford Attachmate’s officers, employees, counsel, investment bankers, accountants and other authorized representatives reasonable access, in a manner not disruptive to the operations or our or our subsidiaries’ business, during normal business hours and upon reasonable notice, to our and our subsidiaries’ personnel, properties, offices, facilities, books and records and to furnish promptly all information concerning our and our subsidiaries’ businesses, properties and personnel as may reasonably be requested provided that neither we nor our subsidiaries need to disclose any such information if such disclosure would, in our reasonable judgment, cause significant competitive harm to us or our subsidiaries if the merger was not consummated, violate applicable law or request or requirement of any governmental entity or the provisions of any agreement to which we or our subsidiaries are a party or jeopardize any attorney-client or other legal privilege. Neither Attachmate nor its representatives are authorized to undertake any further environmental investigations or sampling at any of properties owned, operated or leased by us or our subsidiaries. Attachmate has agreed not to use any information provided by us for any competitive or other purpose unrelated to the merger, and no access granted or information provided by us will affect, qualify, modify or limit any representations or warranties made by us under the Merger Agreement.

Directors’ and Officers’ Indemnification and Insurance. The rights of each present and former director and officer of Novell or any of its subsidiaries and of each individual who is serving or has served at Novell’s request as a director, officer or trustee of another entity to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger, as provided in Novell’s or its subsidiaries’ respective organizational documents or in any indemnification or other agreements, will be assumed by the surviving corporation and will continue in full force and effect without any amendment, repeal or modification in any manner that would adversely affect the rights of the indemnified parties under such agreements, unless such modification is required by applicable law.

The surviving corporation has an obligation to maintain in effect our existing directors’ and officers’ insurance and fiduciary liability policies that provide coverage for events existing at or occurring prior to the effective time of the merger for a period of not less than six years following the effective time, provided that the annual premium for such policies does not exceed 200% of the aggregate annual premiums paid by us for such insurance in 2010. If, during such six-year period, such insurance exceeds such maximum premium, the surviving corporation will obtain as much directors’ and officers’ liability insurance as can be obtained for such amount. We have the right to purchase, prior to the effective time of the merger, fully prepaid “tail” insurance coverage that provides coverage identical in all material respects to the coverage we currently maintain for matters occurring at or prior to the effective time of the merger, provided that the premium for such coverage does not exceed 200% of the aggregate annual premiums paid by us for such insurance in 2010.

Further Action, Consents and Filings. Except with respect to antitrust matters and this proxy statement, the Merger Agreement obligates Attachmate and us to use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the merger as promptly as practicable, including (i) obtaining from any governmental entity and third parties any consents, licenses, permits, waivers, approvals, authorizations or orders, making any filings and sending any notices which are material and required to be obtained, made or sent by Attachmate or us in connection with the consummation of the merger; (ii) executing or delivering any additional instruments necessary to consummate the merger; (iii) preparing and filing all forms, registrations and notices required to be filed to consummate the merger; and (iv) providing notices to or consulting with any employee representative body.

Public Announcements. We and Attachmate have agreed not to issue any press release or make any public announcement with respect to the Merger Agreement or the merger without the prior written agreement of the other party, except as required by applicable law or by any stock exchange rule, in which case the party proposing to issue such press release or make such public announcement will use commercially reasonable efforts to consult in good faith with the other party before making any such public announcements.

Employee Benefits

For a period of at least six months after the effective time of the merger, Attachmate will (or will cause the surviving corporation or cause its subsidiaries to) provide each employee of Novell or its subsidiaries for so long as such employee remains employed during such period by Attachmate, the surviving corporation or any of their subsidiaries with compensation and benefits, except for equity based compensation, which, taken as a whole, have a value substantially comparable in the aggregate to the compensation and benefits provided by Novell and its subsidiaries as of the date of the Merger Agreement. As of the effective time of the merger, Attachmate will also honor and assume (or cause to be honored or assumed), in accordance with their terms, all employment, employment termination or severance agreements, plans or arrangements, including any change-in-control and general severance and retention plans, existing immediately prior to the effective time that cover or are between Novell or any of its subsidiaries and any current or former executive officer, director or employee. For a period of six months after the closing of the merger, Attachmate will not, and will cause the surviving corporation not to, terminate any severance plans of Novell and its subsidiaries or amend such severance plans in any manner adverse to the participants. With respect to each benefit plan, program, practice, policy or arrangement maintained by Attachmate or its subsidiaries following the effective time and in which any of the employees participate, and except to the extent necessary to avoid duplication of benefits, for purposes of determining eligibility, nonforfeitable rights, and benefit accrual regarding paid time off and severance plans, Attachmate has also agreed to provide our employees with full credit for prior service with us (or predecessor employers to the extent that we provide past service credit). In addition, unless paid by us prior to the effective time of the merger, Attachmate will cause the surviving corporation and its affiliates to pay to the employees participating in Novell’s 2010 fiscal year annual bonus plan or program earned annual bonuses for the 2010 fiscal year (as determined in accordance with the terms of the applicable plan or program), provided that the aggregate amount of such payments (including amounts paid after the date of the Merger Agreement and prior to the effective time of the merger) may not exceed $42 million.

Amendment and Waiver

Amendment. The Merger Agreement may be amended, modified and supplemented before or after our stockholders consider and vote upon the adoption of the Merger Agreement by written agreement of the parties. However, any amendments to the provisions regarding the termination fee payable by Attachmate, amendments, third-party beneficiaries, jurisdiction, remedies and waivers, which is, individually or in the aggregate, affects the rights or obligations of any of the lenders providing a commitment in Attachmate’s debt commitment letter will only be effective with respect to such lenders with their consent or if their consent is not required under the debt commitment letter. In addition, after the adoption of the Merger Agreement by our stockholders, no amendment, modification or supplement may reduce or change the merger consideration or adversely affect the rights of our stockholders without the approval of such stockholders.

Waiver. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition of the Merger Agreement may be waived by the party or parties entitled to benefits of such obligation, covenant, agreement or condition by a written instrument signed by the party granting the waiver. However, any waivers of the provisions regarding amendments, third-party beneficiaries, jurisdiction, remedies and waivers, which is, individually or in the aggregate, materially adverse to any of the lenders providing a commitment in Attachmate’s debt commitment letter will only be effective with respect to such lenders with their consent or if their consent is not required under the debt commitment letter.

Our board of directors recommends that you vote “FOR” the adoption of the Merger Agreement.

APPRAISAL RIGHTS

If you do not vote for the adoption of the Merger Agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex D to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary describes the material aspects of Section 262 of the DGCL and the law relating to appraisal rights and is qualified in its entirety by reference to Annex D. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective time of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to such shares for which appraisal rights are available that appraisal rights are available and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock, and Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his right to do so should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

If you wish to exercise appraisal rights you must not vote for the adoption of the Merger Agreement and must deliver to Novell, before the vote on the proposal to adopt the Merger Agreement, a written demand for appraisal of such stockholder’s shares of our common stock. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the Merger Agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either (i) refrain from executing and returning the enclosed proxy card, refrain from voting in person or refrain from submitting a proxy by telephone or through the Internet in favor of the adoption of the Merger Agreement or (ii) check either the “against” or the “abstain” box next to the proposal on such card and return such card, vote “against” the proposal in person (or register in person your abstention thereto) or vote “against” the proposal by submitting a proxy by telephone or through the Internet (or register your abstention thereto by submitting a proxy by telephone or through the Internet). A vote or proxy against the adoption of the Merger Agreement will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs Novell of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote against the adoption of the Merger Agreement or any abstention thereto. If you wish to exercise your appraisal rights you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective time of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock is entitled to demand appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may demand appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not demanding such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Novell, Inc., 404 Wyman Street, Suite 500, Waltham, MA 02451, Attention: Secretary, or should be delivered to the Secretary at the special meeting, prior to the vote on the adoption of the Merger Agreement.

Within ten days after the effective time of the merger, we, as the surviving corporation, will notify each stockholder who has properly demanded appraisal rights under Section 262 and has not voted for the adoption of the Merger Agreement of the time that the merger became effective. Within 120 days after the effective time of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above and who is otherwise entitled to appraisal rights may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of common stock held by all such stockholders. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective time of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of adoption of the Merger Agreement and with respect to which demands for appraisal were received by us and the aggregate number of holders of such shares. Such written statement must be mailed within ten days after the written request therefor has been received by us or within ten days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached by us. After notice to the stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal rights of our shares of common stock and who hold stock certificates for such shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

After the Delaware Court of Chancery determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court of Chancery will take into account all relevant factors.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Supreme Court of Delaware stated that, in making this determination of fair value, the court must consider “market value, asset value, dividends, earning prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of merger and which throw any light on future prospects of the merged corporation.” Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Supreme Court of Delaware stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the Merger Agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time of the merger and the date of payment of the judgment.

The Delaware Court of Chancery will direct the payment by us of the fair value of the shares of our common stock, together with interest, if any, to the stockholders who have perfected appraisal rights. The costs of the proceeding (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application by a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, from and after the effective time of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his or her demand for appraisal and to accept the cash payment for his or her shares pursuant to the Merger Agreement. After this period, a stockholder may withdraw his or her demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective time of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his or her shares pursuant to the Merger Agreement, as if he or she had not demanded appraisal of his or her shares. No petition timely filed in the Delaware Court of Chancery demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned on such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the Merger Agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective time of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective time of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the Merger Agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed and trades on the NASDAQ Global Select Market under the symbol “NOVL.” This table shows, for the periods indicated, the high and low sales prices of our common stock as reported on the NASDAQ Select Global Market.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal year ending October 31, 2010
High	$4.84	$6.15	$6.36	$6.53
Low	$3.84	$4.43	$5.06	$5.50
Fiscal year ending October 31, 2009
High	$4.86	$4.54	$4.98	$4.85
Low	$3.43	$2.97	$3.70	$4.06
Fiscal year ending October 31, 2008
High	$7.59	$7.59	$7.10	$6.62
Low	$5.96	$5.29	$5.34	$3.80

The closing sale price of our common stock on the NASDAQ Global Select Market on November 19, 2010, which was the last trading day before the announcement of the merger, was $5.59. On [                    ] which is the latest practicable trading day before this proxy statement was printed, the closing price for our common stock on the NASDAQ Global Select Market was $[            ]. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. We had [            ] stockholders of record at the close of business on [                    ] the record date for the special meeting.

As of the effective time of the merger, all shares of our common stock will no longer be outstanding and will automatically be cancelled and will cease to exist, and each holder of shares of our common stock immediately prior to the effective time of the merger will cease to have any rights as a stockholder, except the right to receive $6.10 per share in cash, without interest and less any applicable withholding taxes (other than stockholders who have perfected their appraisal rights). If the merger is completed, we will continue as the surviving corporation of the merger and a wholly owned subsidiary of Attachmate. As a result, there will be no further market for our common stock, and our common stock will be delisted from and will no longer be traded on the NASDAQ Global Select Market and will be deregistered under the Exchange Act.

No dividends have been declared on our common stock. We have no current plans to pay dividends on our common stock, and the Merger Agreement prohibits us from making any such dividends. In the event that the merger is not completed, we expect to retain our earnings for use in our business.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS, DIRECTORS AND MANAGEMENT

This table shows, as of November 21, 2010 (unless otherwise indicated), how many shares of our common stock (the only voting class of Novell capital stock outstanding) are beneficially owned by: (i) each stockholder who has reported or is known by us to have beneficial ownership of more than five percent of our common stock; (ii) each current director; (iii) each of the executive officers identified as a “Named Executive Officers” in our proxy statement for our 2010 Annual Meeting of Stockholders; and (iv) all of our current directors and executive officers as a group. There were 351,577,189 shares of common stock outstanding on November 21, 2010.

Name and Address of Beneficial Owner(1)	Number of Outstanding Shares Owned(2)		Right to Acquire(3)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Philip B. Korsant(4)	30,453,641		—	30,453,641	8.66%
283 Greenwich Avenue Greenwich, CT 06830

Columbia Wanger Asset Management, L.P.(5)	25,652,200		—	25,652,200	7.30%
227 West Monroe Street, Suite 3000 Chicago, IL 60606

Elliott Associates, L.P.(6)	24,700,000		—	24,700,000	7.03%
712 Fifth Avenue, 36th Floor New York, NY 10019

The Vanguard Group, Inc.(7)	17,964,294		—	17,964,294	5.11%
100 Vanguard Blvd. Malvern, PA 19355

Albert Aiello	59,952		212,573	272,525	*
Fred Corrado	41,952		212,573	254,525	*
Richard L. Crandall	50,052		162,573	212,625	*
Gary G. Greenfield	25,952		37,573	63,525	*
Judith H. Hamilton	11,182		37,573	48,755	*
Ronald W. Hovsepian	841,627		2,495,739	3,337,366	*
Patrick S. Jones	13,182		100,073	113,255	*
Richard L. Nolan	35,952		262,573	298,525	*
Dr. John W. Poduska, Sr.	157,575		284,521	442,096	*
John K. Dragoon	186,462		435,996	622,458	*
Dr. Jeffrey M. Jaffe(8)	59,239		—	59,239	*
Colleen A. O’Keefe	143,522		342,658	486,180	*
Dana C. Russell	193,768		517,725	711,493	*
All current directors and executive officers as a group (17 persons)	2,174,581	(9)	6,276,530	8,451,111	2.36%

*	less than 1%
(1)	Except as otherwise indicated, the address of each person named in the table is: c/o Novell, Inc., 404 Wyman Street, Waltham, Massachusetts 02451.
(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them except as may be otherwise indicated in a footnote.
(3)	Includes shares that can be acquired through stock options that become exercisable or the lapse of restrictions on restricted stock units within 60 days from November 21, 2010. Shares of common stock underlying these stock options and restricted stock units cannot be voted at the special meeting unless the options are exercised or common stock is issued in exchange for restricted stock units prior to the record date for the special meeting.

(4)	Pursuant to a Schedule 13G/A filed on February 16, 2010 and disclosing information as of December 31, 2009, Philip B. Korsant reported that he and Morton Holdings, Inc., which also has a principal business address of 283 Greenwich Avenue, Greenwich, CT 06830, had shared power to vote and to dispose of all shares, and that Samana Capital, L.P., of the same address, beneficially owned and had shared power to vote and to dispose of 27,470,764 shares. Pursuant to that same Schedule 13G/A,, it was reported that partnerships of which Morton Holdings, Inc. is the general partner, including Samana Capital, L.P., are the owners of record of the common stock reported and that each of Morton Holdings, Inc. and Philip B. Korsant may be deemed to beneficially own such stock as a result of the direct or indirect power to vote or dispose of such stock.
(5)	Pursuant to a Schedule 13G/A filed on February 11, 2010 and disclosing information as of December 31, 2009, Columbia Wanger Asset Management, L.P. reported that it had sole power to vote 25,152,200 shares and sole power to dispose of all shares. Pursuant to that same Schedule 13G/A, Columbia Wanger Asset Management, L.P. reported that the shares reported include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by Columbia Wanger Asset Management, L.P.
(6)	Pursuant to a Schedule 13D/A filed on November 26, 2010 and disclosing information as of November 21, 2010, Elliott Associates, L.P. reported that it beneficially owned (through The Liverpool Limited Partnership, a wholly owned subsidiary of Elliott Associates, L.P.) and had sole power to vote and to dispose of 11,894,134 shares. Pursuant to that same Schedule 13D/A, Elliott International, L.P. and Elliott International Capital Advisors, Inc. reported that they beneficially owned and had shared power to vote and to dispose of 12,805,866 shares. Additionally, pursuant to that same Schedule 13D/A, Elliott Associates, L.P., Elliott International, L.P. and Elliott International Capital Advisors, Inc. reported that they collectively beneficially owned 24,700,000 shares, and Elliott Associates, L.P. (through The Liverpool Limited Partnership) and Elliott International, L.P. reported that they have an economic interest in an additional 0.6% and 0.9% of our common stock, respectively, pursuant to notional principal amount derivative agreements with respect to 2,087,558 and 3,131,338 shares, respectively. For information regarding additional disclosure provided in that Schedule 13D/A, see “The Merger – Attachmate Voting Agreement” beginning on page 62 of this proxy statement. Pursuant to a Schedule 13D filed on February 12, 2010 (which such Schedule 13D was amended and supplemented by the Schedule 13D/A filed on November 26, 2010), the business address of Elliott Associates, L.P. and Elliott International Capital Advisors, Inc. is 712 Fifth Avenue, 36th Floor, New York, NY 10019, and the business address of Elliott International, L.P. is c/o Maples & Calder, P.O. Box 309, Ugland House, South Church Street, George Town, Cayman Islands, British West Indies.
(7)	Pursuant to a Schedule 13G filed on February 8, 2010 and disclosing information as of December 31, 2009, The Vanguard Group, Inc. reported that it had sole power to vote 554,166 shares, sole power to dispose of 17,468,728 shares and shared power to dispose of 495,566 shares. Pursuant to that same Schedule 13G, The Vanguard Group, Inc. also reported that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 495,566 shares as a result of its serving as investment manager of collective trust accounts, and Vanguard Fiduciary Trust Company directs the voting of those shares.
(8)	Effective January 31, 2010, Dr. Jaffe ceased to serve as Executive Vice President and Chief Technology Officer. Dr. Jaffe’s address is MIT/CSAIL Building 32-G522, 32 Vassar Street, Cambridge, MA 02139.
(9)	Includes 134 shares owned by the spouse of an executive officer, of which the executive officer disclaims beneficial ownership.

AUTHORITY TO ADJOURN THE SPECIAL MEETING

(PROPOSAL NO. 2)

We may ask our stockholders to vote on a proposal to authorize our board of directors, in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies if there are insufficient votes at the time of the meeting to adopt the Merger Agreement. We currently do not intend to propose that our board of directors have discretionary authority to adjourn the special meeting if there are sufficient votes to adopt the Merger Agreement. If any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting for the purpose of soliciting additional proxies is submitted to our stockholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the matter.

Our board of directors recommends that you vote “FOR” any proposal to authorize our board of directors, in its discretion, to adjourn the special meeting, if necessary, to solicit additional proxies.

OTHER MATTERS

We are not currently aware of any business to be acted upon at the special meeting other than the matters discussed in this proxy statement. Under our by-laws, business transacted at the special meeting is limited to the purposes stated in the notice of the special meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting by or at the direction of our board of directors, we intend that shares of Novell common stock represented by properly submitted proxies will be voted in accordance with the recommendations of our board of directors.

It is important that your shares be represented at the special meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or to submit a proxy via the Internet or telephone.

HOUSEHOLDING OF PROXY STATEMENT

Applicable rules of the SEC permit companies and brokers, banks or other nominees to deliver a single copy of a proxy statement to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is known as “householding.” Beneficial owners sharing an address who have been previously notified by their broker, bank or other nominee and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only a single copy of this proxy statement, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a stockholder at a shared address to which a single copy of this proxy statement was delivered. A stockholder who wishes to receive a separate copy of this proxy statement, now or in the future, should submit their request to: Novell, Inc., 404 Wyman Street, Waltham, MA 02451, Attention: Secretary, (781) 464-8000. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholders’ meetings. If the merger is not completed and any stockholder intends to present a proposal to be considered for inclusion in our proxy materials in connection with our 2011 Annual Meeting of Stockholders, the proposal must have been received by our Corporate Secretary at our principal executive offices (404 Wyman Street Waltham, Massachusetts 02451) no later than October 29, 2010 and otherwise meet the requirements of applicable SEC rules. If the date of our 2011 Annual Meeting of Stockholders is changed to a date that is more than 30 days before or after the anniversary of our 2010 Annual Meeting of Stockholders, the deadline is a reasonable time before we begin to print and send our proxy materials for our 2011 Annual Meeting of Stockholders. If the merger is not completed and any stockholder wishes to present a proposal at our 2011 Annual Meeting of Stockholders, but does not wish to have the proposal considered for inclusion in our proxy materials, the stockholder must give written notice to our Corporate Secretary, which such notice must have been delivered to or mailed and received at our principal executive offices no later than December 20, 2010 and no earlier than November 20, 2010 in order to be timely and contain all of the information required by our by-laws. If the date of our 2011 Annual Meeting of Stockholders is changed to a date that is not within 30 days before or after the anniversary of our 2010 Annual Meeting of Stockholders, to be timely, a stockholder’s notice of intention to bring business before our 2011 Annual Meeting of Stockholders must be received not later than the close of business on the 10th day following the day on which notice of the date of our 2011 Annual Meeting of Stockholders is mailed or public disclosure of such date is made, whichever occurs first. An untimely proposal will not be permitted to be raised at the meeting.

MISCELLANEOUS

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Morrow & Co., LLC

Banks and Brokers Please Call Collect: (203) 658-9400

Stockholders Please Call: (800) 276-3011

You should not send in your Novell stock certificates until you receive the transmittal materials from the paying agent. Our record stockholders who have further questions about their stock certificates or the exchange of our common stock for cash should contact the paying agent.

You should rely only on the information contained in this proxy statement to vote on the merger proposal. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [                    ]. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or telephone or attending the special meeting and voting in person. Please call our proxy solicitor, Morrow & Co., LLC, collect at (203) 658-9400 (banks and brokers) or (800) 276-3011 (all others, toll free) if you have any questions about this proxy statement or the merger, or need assistance with the voting procedures.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this proxy statement, through the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Attention: Investor Relations

Telephone: (781) 464-8000

If you would like to request documents from us, please do so by [                    ], 2011, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Novell, Inc., 404 Wyman Street, Waltham, MA 02451, Attention: Investor Relations or by telephone at (781) 464-8000, on the Investor Relations page of our website at http://www.novell.com, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

ATTACHMATE CORPORATION,

LONGVIEW SOFTWARE ACQUISITION CORP.

and

NOVELL, INC.

NOVEMBER 21, 2010

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 21, 2010 (as may be amended, supplemented or otherwise modified from time to time, this “Agreement”), by and among Novell, Inc., a Delaware corporation (the “Company”), Attachmate Corporation, a Washington corporation (“Parent”), and Longview Software Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement whereby, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged with and into the Company, with the Company continuing as the Surviving Company (the “Merger”), in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), with each issued and outstanding share (a “Share”) of common stock, par value $0.10 per share, of the Company (the “Company Common Stock”) (other than (i) Shares to be cancelled in accordance with Section 3.1(c) and (ii) Dissenting Shares) to be converted into the right to receive the Merger Consideration; and

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth in this Agreement, (i) approved and declared advisable and in the best interests of the Company and its stockholders this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), and (ii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger; and

WHEREAS, the Board of Directors of each of Parent and Merger Sub has, upon the terms and subject to the conditions set forth in this Agreement, approved and declared advisable this Agreement and the Transactions, and Parent or a wholly owned subsidiary of Parent (in each case in its capacity as the sole stockholder of Merger Sub) has adopted this Agreement and approved the Transactions; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and to prescribe various conditions to the Transactions; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and CPTN Holdings LLC, a Delaware limited liability company (“Patent Purchaser”), have entered into the Patent Purchase Agreement, upon the terms and subject to the conditions of which the Company will sell, assign, transfer and convey to Patent Purchaser all right, title and interest the Company has in and to certain patents and patent applications of the Company; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain sponsors of Parent (the “Guarantors”) have executed and delivered to the Company, limited guarantees, dated as of the date of this Agreement, to and in favor of the Company pursuant to which each such Guarantor guarantees (up to the amount stated in the applicable guarantee) Parent’s obligations under Section 6.14(c), Section 6.15, Section 8.2(e) and Section 8.2(f) of this Agreement (such guarantees, collectively, the “Sponsor Guarantees”); and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain investors have executed and delivered to the Company commitment letters, dated as of the date of this Agreement, pursuant to which each such investor has issued one or more equity commitments, the proceeds of which may be used by Parent to fund the payment of the Merger Consideration (each such commitment letter, an “Equity Funding Letter”); and

WHEREAS, in connection with the execution and delivery of this Agreement, certain financial institutions have executed and delivered a commitment letter with respect to a debt facility (such commitment letter and the Fee Letters, collectively, the “Debt Commitment Letter” and, together with the Equity Funding Letters, the “Financing Letters”);

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1 Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“$” means United States dollars.

“Acquisition Agreement” has the meaning set forth in Section 6.3(d).

“Acquisition Proposal” means any inquiry, proposal, indication of interest or offer (whether in writing or otherwise) from any Person (other than Parent, Merger Sub or any Affiliate thereof) relating to, or that is reasonably expected to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of any assets or businesses that constitute 20% or more of the revenues or assets of the Company and its Subsidiaries, taken as a whole, or 20% or more of any class of equity security of the Company or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity security of the Company or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company or any of its Subsidiaries pursuant to which any Person or the shareholders of any Person would own 20% or more of any class of equity security of the Company or any of its Subsidiaries or of any resulting parent company of the Company, other than the Transactions and other than the transactions contemplated by the Patent Purchase Agreement.

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. For this purpose, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Debt Financing” has the meaning set forth in Section 6.14(a).

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.

“Applicable Antitrust Laws” has the meaning set forth in Section 6.7(a).

“Applicable Conditions” means all conditions set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied by actions taken at the Closing and other than Section 7.2(d), each of which shall be capable of being satisfied at the Closing).

“Audit” means any audit, assessment of Taxes, other examination by any Taxing Authority or any proceeding or appeal of such proceeding relating to Taxes.

“Balance Sheet Date” has the meaning set forth in Section 4.6.

“Benefit Plans” means (i) all “employee benefit plans,” as defined in section 3(3) of ERISA, whether or not subject to ERISA, and (ii) all plans, contracts, agreements, programs, funds or arrangements of any kind (whether written or oral, qualified or nonqualified, registered or unregistered, funded or unfunded, foreign or domestic) providing for workers’ compensation, supplemental unemployment benefits, severance, salary continuation, retention, retirement or other savings, pension, superannuation or supplemental pension benefits, life, health, disability or accident benefits (including any “voluntary employees’ beneficiary association” as defined in section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, bonuses, stock options, stock appreciation rights, phantom stock, stock purchases or other forms of incentive compensation, profit sharing or post-retirement insurance, compensation or benefits and any trust, escrow or similar agreement related thereto, in respect of any present or former employees, directors, executive officers, or shareholders of the Company or any of its Subsidiaries or Commonly Controlled Entities, established, maintained or contributed to by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries may incur any liability.

“Book Entry Shares” has the meaning set forth in Section 3.1(d).

“Business” means the businesses of the Company and its Subsidiaries.

“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, New York are authorized or required by Law to be closed.

“Buyer Party” shall mean each of the Parent, Merger Sub, Financing Sources and any of their respective former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing.

“Certificate of Merger” has the meaning set forth in Section 2.2.

“Certificates” has the meaning set forth in Section 3.1(d).

“Change of Recommendation” has the meaning set forth in Section 6.3(d).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.

“Commonly Controlled Entity” means any trade or business (whether or not incorporated) (i) under common control within the meaning of section 4001(b)(1) of ERISA with the Company or any of its Subsidiaries or (ii) which together with the Company or any of its Subsidiaries is treated as a single employer under section 414(t) of the Code.

“Company” has the meaning set forth in the Preamble.

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 4.19.

“Company Bylaws” has the meaning set forth in Section 4.1.

“Company Charter” has the meaning set forth in Section 4.1.

“Company Common Stock” has the meaning set forth in the Recitals.

“Company CSEs” means Company common stock equivalents.

“Company Disclosure Schedule” means the disclosure schedule, delivered by the Company to Parent immediately prior to the execution of this Agreement, with section numbers corresponding to the section numbers in this Agreement, provided that any information disclosed in the Company Disclosure Schedule with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent it is reasonably apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty; provided, however, that disclosure of any information or document in the Company Disclosure Schedule shall not be a statement or admission that it is material or required to be disclosed.

“Company Equity Plans” means the Company 1991 Stock Plan, as amended January 2004, the Company 2000 Stock Plan, as amended April 3, 2003 and May 13, 2008, the Company Nonstatutory 2000 Stock Option Plan, amended June 2001, the Company Stock Option Plan for Non-Employee Directors, as amended January 12, 1996 and as of April 3, 2003, the Company/SilverStream Software, Inc. 1997 Stock Incentive Plan, the Company/SilverStream Software, Inc./Bondi Software, Inc. Employee Stock Option Plan, as amended, effective November 1, 1999, the Company/SilverStream Software, Inc. 2001 Stock Incentive Plan, the Company 2009 Omnibus Incentive Plan, the 2009 Directors Deferral Plan, and the Stock-Based Deferred Compensation Plan, as amended and restated, effective January 1, 2009, and rights of directors of the Company to purchase Company Common Stock equivalents, as well as any plans governing any equity awards granted or assumed by the Company in connection with any acquisitions prior to the Effective Time.

“Company Financial Statements” has the meaning set forth in Section 4.5(b).

“Company Liability Limitation” has the meaning set forth in Section 9.11(c).

“Company Material Adverse Effect” means any change, effect, event, occurrence or development (any such item, an “Effect”) that, individually or in the aggregate with all other Effects, (i) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that any Effect arising from or in connection with any of the following shall not constitute a Company Material Adverse Effect or be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (A) (1) changes or developments in the enterprise software industry, (2) changes or developments in the United States or the global economic or political condition, (3) changes or developments in the United States securities markets or (4) natural disasters, acts of war, terrorism or sabotage, military actions or the escalation thereof, in the case of clauses (1), (2), (3) and (4), to the extent they have not had, or would reasonably be expected not to have, a materially disproportionate effect on the Company and its Subsidiaries relative to the other companies in the enterprise software industry; (B) the execution, delivery or performance of this Agreement, the identity of Parent or Merger Sub or the pendency or consummation of the Transactions (including any cancellation of or delays in work for customers by customers, any reductions in sales by customers, any disruption in supplier, licensor, licensee, distributor, partner or similar relationships initiated by the other party to the relationship or any voluntary resignations of employees or consultants), (C) changes in GAAP, IFRS or other applicable accounting rules or applicable Law (including the accounting rules and regulations of the SEC), or, in any such case, changes in the interpretation thereof, (D) any action required by Law or taken at the written request, including by e-mail, of an executive officer of Parent, (E) any change in market price or trading volume of the Company Common Stock or the Company’s credit rating, (F) any litigation brought or threatened by stockholders of either Parent or the Company (whether on behalf of the Company, Parent or otherwise) asserting allegations of breach of fiduciary duty relating to this Agreement or violations of Laws in connection with the Proxy Statement or otherwise in connection with this Agreement, (G) any Effect to the extent it relates to the execution, delivery or performance of the Patent Purchase Agreement, the identity of Patent Purchaser or the transactions contemplated thereby, (H) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions or any predictions or expectations of the Company or of any securities analysts or (I) any Effect to the extent it arises from, or is the direct result of, actions taken, or caused to be taken, by the Company at the request of Parent pursuant to Section 6.15; provided that, in the case of each of the exceptions set forth in clauses (E) and (H), such exception shall not prevent or otherwise affect a determination that the underlying cause of such act or event is a Company Material Adverse Effect, unless such underlying cause would otherwise be excepted from this definition, or (ii) prevents the consummation of the Transactions on or before the End Date.

“Company Option” has the meaning set forth in Section 3.4(a).

“Company Organizational Documents” has the meaning set forth in Section 4.1.

“Company Owned Intellectual Property” means any Intellectual Property that is owned by the Company or any of its Subsidiaries.

“Company Participant” has the meaning set forth in Section 4.9(h).

“Company Party” shall mean, each of the Company, the Subsidiaries and the former, current or future equity holders, controlling persons, directors, executive officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of the Company and its Subsidiaries and any and all former, current or future equity holders, controlling persons, directors, executive officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future heirs, executors, administrators, trustees, successors or assigns of any of the foregoing.

“Company Pension Plan” means each Benefit Plan that is an “employee pension benefit plan” (as defined in section 3(2) of ERISA).

“Company Preferred Stock” has the meaning set forth in Section 4.2(a).

“Company Products” means all product offerings, including all Software products of the Company and each of its Subsidiaries (i) that are being sold, licensed, or distributed by the Company or any of its Subsidiaries, as applicable, as of the date hereof, (ii) that were sold, licensed, or distributed by the Company or any of its Subsidiaries, as applicable, within the three (3) years prior to the date hereof and are supported by the Company or any of its Subsidiaries as of the date hereof, (iii) that the Company, or any of its Subsidiaries, is obligated to sell, license or distribute and (iv) any releases related to the product offerings described in (i) or (iii) contemplated as of the date hereof (in each case, excluding, for the avoidance of doubt, any third party Software).

“Company Registered Intellectual Property” has the meaning set forth in Section 4.12(a).

“Company RSA” has the meaning set forth in Section 3.4(b).

“Company RSU” has the meaning set forth in Section 3.4(c)(i).

“Company SBDC Units” means stock-based deferred compensation units issued pursuant to the Novell Stock-Based Deferred Compensation Plan.

“Company SEC Reports” has the meaning set forth in Section 4.5(a).

“Company Source Code” means any material portion or aspect of the source code of Software of any Company Product.

“Company Stockholder Approval” has the meaning set forth in Section 4.18.

“Company Subsidiary” means any Subsidiary of the Company.

“Company Welfare Plan” means each Benefit Plan that is an “employee welfare benefit plan” (as defined in section 3(1) of ERISA), whether or not subject to ERISA.

“Compliant” means, with respect to any Required Information, that (i) such Required Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made in such Required Information, in light of the circumstances under which they were made, not misleading, (ii) the Company’s independent auditors have not withdrawn any audit opinion with respect to any financial statements contained in the Required Information and (iii) to the extent necessary or reasonably required in connection with the Debt Financing, (A) such Required Information is compliant in all material respects with the applicable requirements of Regulation S-K and Regulation S-X promulgated under the Securities Act for registered offerings of debt securities that would be customarily included in a preliminary offering memorandum or registration statement relating to such debt securities and (B) the financial statements and other financial information included in such Required Information are sufficient to permit (x) a registration statement using such financial statements to be declared effective by the SEC and (y) the Financing Sources (including underwriters, placement agents or initial purchasers) to receive customary comfort letters from the Company’s independent auditors on the financial information contained in the Offering Documents, including as to customary negative assurances and change period, to consummate any offering of debt securities.

“Confidentiality Agreement” means that certain non-disclosure agreement, dated April 20, 2010, as supplemented by the letter agreement dated July 8, 2010, and amended August 9, 2010, September 22, 2010, November 2, 2010 and November 21, 2010, by and between the Company and Wizard Holding Corporation, the parent company of Parent, as may be further amended, supplemented or otherwise modified from time to time.

“Consideration Fund” has the meaning set forth in Section 3.2(a).

“Contract” means any written or oral agreement, contract, subcontract, settlement agreement, lease, sublease, instrument, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

“Copyleft License” means any license that requires, as a condition of use, modification or distribution of Copyleft Software, that such Copyleft Software, or modifications or derivative works thereof: (i) be made available or distributed in source code form, or (ii) be licensed for the purpose of preparing derivative works or distribution at no fee. Copyleft licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License, and, to the extent applied to Software, all Creative Commons “sharealike” licenses.

“Copyleft Software” means any Software subject to a Copyleft License.

“Copyrights” means all copyrights in works of authorship, databases and data collections, including in Software, web site content, music, compilations, collective works and derivative works of any of the foregoing, including moral rights, mask works, music rights, copyright registrations and applications therefore, and any renewals or extensions thereof.

“Customer License Agreements” means non-exclusive end user licenses to the Company Products in object code or scripting code form (which such licenses may include, for a given product, licenses to non-confidential source code included in the end user version of the product), directly or indirectly through third Person partners acting as sub-licensor, resellers, distributor, franchisee or other channel partners by the Company or any of its Subsidiaries in the ordinary course of business.

“D&O Insurance” has the meaning set forth in Section 6.6(b).

“D&O Premium” has the meaning set forth in Section 6.6(b).

“Debt Commitment Letter” has the meaning set forth in the Recitals, as the same may be modified pursuant to Section 6.14(a).

“Debt Financing” has the meaning set forth in Section 5.6, as the same may be modified pursuant to Section 6.14(a).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 3.3(a).

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act (2010).

“Effect” has the meaning set forth in the definition of “Company Material Adverse Effect” in this Section 1.1.

“Effective Time” has the meaning set forth in Section 2.2.

“Employee” has the meaning set forth in Section 6.4(a).

“Employment Changes” has the meaning set forth in Section 6.4(h).

“End Date” has the meaning set forth in Section 8.1(b)(i), as the same may be modified pursuant to Section 6.14(a).

“Environmental Laws” means all Laws relating to the protection of the environment, including the ambient air, soil, surface water or groundwater, or relating to the protection of human health from exposure to Materials of Environmental Concern.

“Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

“Equity Financing” has the meaning set forth in Section 5.6.

“Equity Funding Letter” has the meaning set forth in the Recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fee Letter” has the meaning set forth in Section 5.6.

“Financing” has the meaning set forth in Section 5.6, as the same may be modified pursuant to Section 6.14(a).

“Financing Agreements” has the meaning set forth in Section 6.14(a).

“Financing Letters” has the meaning set forth in the Recitals, as the same may be modified pursuant to Section 6.14(a).

“Financing Source” means, in its capacity as such, any lender providing a commitment pursuant to the Debt Commitment Letter or any Affiliates, employees, officers, directors, agents or advisors of any such lender.

“FIRPTA Certificate” means a non-United States real property interest certificate described under Treasury Regulation section 1.1445-2(c)(3) that (i) includes the information described in Treasury Regulation section 1.897-2(h)(2), (ii) states that the Company is not a “United States Real Property Holding Company” as defined in section 897(c)(2) of the Code and Treasury Regulation section 1.897-2, (iii) is signed by a duly authorized officer of the Company, and (iv) is dated no earlier than ten (10) days before the Effective Time, and no later than two (2) days before the Effective Time.

“GAAP” has the meaning set forth in Section 4.5(b).

“Governmental Entity” means any federal, state or local or foreign government, any court, administrative, regulatory or other governmental instrumentality, commission or authority or any non-governmental United States or foreign self-regulatory agency, commission or authority or any arbitral tribunal.

“Guarantors” has the meaning set forth in the Recitals.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“IFRS” means International Financial Reporting Standards.

“IP Contracts” has the meaning set forth in Section 4.8(a)(xii).

“Indemnified Party” has the meaning set forth in Section 6.6(a).

“Insured Parties” has the meaning set forth in Section 6.6(b).

“Intellectual Property” means the rights associated with or arising out of any of the following: (i) Patents, (ii) Trade Secrets, (iii) Copyrights, (iv) Trademarks, (v) domain names and uniform resource locators (URL), (vi) all registrations for any of the foregoing, and (vii) any similar, corresponding or equivalent intellectual property rights to any of the foregoing anywhere in the world, but excluding economic and moral rights of authors and inventors in jurisdictions where such rights are inalienable.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” means such facts and other information that as of the date of determination are actually known to the individuals listed on Section 1.1(b) of the Company Disclosure Schedule.

“Knowledge of Parent” means such facts and other information that as of the date of determination are actually known to the President and Chief Executive Officer, Chief Financial Officer or General Counsel (or executives, partners or other officers serving analogous functions of each referenced position) of Parent.

“Law” means any federal, state, local or foreign law, statute, rule, regulation, ordinance, code or Order of any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 4.14(c).

“LGPL” means Lesser General Public License.

“Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, asserted or unasserted, absolute or contingent, joint or several, accrued or unaccrued, vested or unvested, liquidated or unliquidated, due or to become due, executory, determined, or determinable or otherwise whether or not required to be accrued, reserved against or otherwise reflected on financial statements or is disclosed or required to be disclosed on any schedule to this Agreement), including any liability for Taxes.

“Lien” has the meaning set forth in Section 4.2(d).

“LTI Cash Bonus Award” has the meaning set forth in Section 3.4(e).

“Marketing Period” means the first period of twenty (20) consecutive calendar days beginning on the first day following the mailing of the definitive Proxy Statement to the Company’s stockholders as of which (i) Parent shall have received the Required Information (including Required Information with respect to the Company’s fiscal year ended October 31, 2010) for the Debt Financing, (ii) such Required Information is Compliant and (iii) the Applicable Conditions have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied at the Closing) or waived and during which period such Required Information, as may be supplemented or updated by the Company, remains Compliant and the Applicable Conditions continue to be satisfied or waived; provided, however, that the Marketing Period shall end on any such earlier date on which the Debt Financing has been funded pursuant to the terms of the Debt Commitment Letter (or applicable definitive agreement entered into pursuant to the Debt Commitment Letter) or would be funded if the Equity Financing were funded. Notwithstanding the foregoing, the “Marketing Period” shall not commence and shall be deemed not to have commenced if, on or prior to the completion of such consecutive twenty (20) calendar day period, (x) the Company shall have announced any intention to restate any financial statements or financial information included in the Required Information or that any such restatement is under consideration or may be a possibility, in which case the Marketing Period will be deemed not to commence unless and until such restatement has been completed and the applicable Required Information has been amended or the Company has announced that it has concluded that no restatement shall be required, or (y) the Company shall have failed to file any report with the SEC when due, in which case the Marketing Period will be deemed not to commence unless and until all such reports have been filed. For the avoidance of doubt, after the Marketing Period has commenced, furnishing Parent with supplements or updates to the Required Information which Required Information was Compliant when furnished shall not be deemed to terminate the consecutive period then in effect; provided, however, that, if the managing underwriter or lead arranger, as applicable, for the Debt Financing advises Parent and the Company that, in the managing underwriter’s or lead arranger’s, as applicable, view, the information contained in any such update would have an adverse effect on the marketing of the Debt Financing, then the Marketing Period shall automatically be extended for such period of time, not to exceed fifteen (15) calendar days, as the managing underwriter or lead arranger, as applicable, may determine to be necessary or appropriate; provided further, however, that the Marketing Period may not be extended more than once pursuant to the foregoing proviso.

“Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined or regulated as such under Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act and the federal Resource Conservation and Recovery Act (including crude oil or any other petroleum product and asbestos).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means $6.10, in cash.

“Merger Sub” has the meaning set forth in the Preamble.

“Minimum Cash” shall mean cash and cash equivalents of the Company and its Subsidiaries equal to $1,030,000,000, in bank or investment accounts of the Company or any of its Subsidiaries, wherever located and regardless of currency (with foreign currency translated to U.S. dollars at the then-current exchange rates); provided, however, that, in each case, any cash equivalents or amounts held in investment accounts shall be counted toward Minimum Cash at the liquidation value thereof and only to the extent such amounts are readily convertible into cash; provided further, however, that such amount shall be reduced to the extent of any out-of-pocket reimbursement or indemnification amounts that the Company has not received but to which it is entitled to receive from Parent pursuant to Section 6.14(c) or Section 6.15, to the extent that such amounts, in the aggregate, exceed $5,000,000. Notwithstanding the obligations in Section 6.15, for purposes of this definition, out of pocket reimbursement or indemnification amounts shall not include any reduction to a Tax credit, net operating losses carryforward, capital loss carryforward, refund or other Tax item or attribute of the Company or any Company Subsidiary or any Taxes incurred in connection with Section 6.15.

“Nonqualified Deferred Compensation Plan” has the meaning set forth in Section 4.9(g).

“Non-U.S. Plan” shall mean any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States by the Company or any of its Subsidiaries primarily for the benefit of employees of the Company or any of its Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment and which plan is not subject to ERISA or the Code.

“Offering Documents” has the meaning set forth in Section 6.14(b).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license. For avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Software” means any Software subject to an Open Source License.

“Order” means, with respect to any Person, any order, injunction, judgment, decree, writ, ruling, determination, award or settlement (whether civil, criminal or administrative) enacted, adopted, promulgated or applied by a Governmental Entity or arbitrator that is binding upon or applicable to such Person or its property; provided, however, that “Order” shall not include administrative orders issued in jurisdictions outside the United States in connection with personnel changes effected by the Company or any of its Subsidiaries.

“Owned Real Property” has the meaning set forth in Section 4.14(b).

“Parent” has the meaning set forth in the Preamble.

“Parent Disclosure Schedule” means the disclosure schedule, delivered by Parent to the Company immediately prior to the execution of this Agreement, with section numbers corresponding to the section numbers in this Agreement, provided that any information disclosed in the Parent Disclosure Schedule with respect to one representation or warranty shall also be deemed to be disclosed with respect to each other representation or warranty to the extent it is reasonably apparent from the text of such disclosure that such disclosure applies to or qualifies such other representation or warranty; provided, however, that disclosure of any information or document in the Parent Disclosure Schedule shall not be a statement or admission that it is material or required to be disclosed.

“Parent Expenses” has the meaning set forth in Section 8.2(c).

“Parent Liability Limitation” has the meaning set forth in Section 9.11(c).

“Parent Material Adverse Effect” means any material adverse change in, or material adverse effect on, the ability of Parent or Merger Sub to consummate the Transactions, including any such change or effect that prevents, materially delays or materially impairs Parent’s or Merger Sub’s ability to consummate the Transactions.

“Parent Plans” has the meaning set forth in Section 6.4(c).

“Parent Termination Fee” has the meaning set forth in Section 8.2(e).

“Past Company Products” has the meaning set forth in Section 4.12(f).

“Patent Purchase Agreement” means that certain Patent Purchase Agreement dated as of the date of this Agreement, between the Company and Patent Purchaser, attached to this Agreement as Exhibit A and as may be amended, supplemented or otherwise modified from time to time.

“Patent Purchase Antitrust Condition” means the condition set forth in Section 5.3(e) of the Patent Purchase Agreement.

“Patent Purchaser” has the meaning set forth in the Recitals.

“Patents” means domestic and foreign patents and patent applications, industrial and utility models, industrial designs, petty patents, patents of importation, patents of addition, certificates of invention, and any other indicia of invention ownership issued or granted by any Governmental Entity, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures, and moral and economic rights of inventors in any of the foregoing.

“Paying Agent” has the meaning set forth in Section 3.2(a).

“Permits” has the meaning set forth in Section 4.11(a).

“Permitted Asset Liens” means (i) Liens for Taxes or assessments or other governmental charges not yet due and payable; (ii) pledges or deposits of money securing statutory obligations under workmen’s compensation, unemployment insurance, social security or public liability Laws or similar legislation; (iii) pledges or deposits of money securing bids, tenders, contracts or leases to which the Company or any of its Subsidiaries is a party as lessee made in the ordinary course of business; (iv) inchoate and unperfected landlords’, workers’, mechanics’ or similar Liens arising in the ordinary course of business, so long as such Liens attach only to equipment, fixtures or real property of the Company or any of its Subsidiaries and any such Liens which may have been filed and/or perfected but which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings; (v) carriers’, warehousemen’s, suppliers’ or other similar possessory Liens arising in the ordinary course of business; (vi) deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings to which the Company or any of its Subsidiaries is a party; (vii) zoning restrictions or recorded easements affecting the use of any real property or other minor irregularities in title (including leasehold title) affecting any real property, so long as the same do not materially impair the use of such real property as it is presently being used in the operation of the business of the Company and its Subsidiaries; or (viii) any Liens created by this Agreement or Liens arising from the actions of Parent or its Affiliates.

“Permitted Equity Liens” means any Liens created by this Agreement, Liens arising from the actions of Parent or its Affiliates or Liens arising under applicable securities Laws.

“Person” means any natural person or any corporation, partnership, limited liability company, joint venture, joint-stock company, association, trust or other entity or organization, including any Governmental Entity or any political subdivision, agency or instrumentality thereof.

“Proxy Statement” has the meaning set forth in Section 2.3(b).

“Qualifying Proposal” means a bona fide proposal or offer constituting an Acquisition Proposal that, if consummated, would result in the Person making such proposal or offer acquiring, directly or indirectly, more than 50% of the Company’s outstanding equity securities (or more than 50% of the outstanding equity securities of the surviving entity in a merger of the Company or the direct or indirect parent of the surviving entity in such a merger), or more than 50% of the assets of the Company and its Subsidiaries, taken as a whole, in which the aggregate consideration offered to the stockholders of the Company exceeds the aggregate Merger Consideration.

“Registered Intellectual Property” means any Intellectual Property that is the subject of a pending application, certificate, or registration issued, filed with, or recorded by any Governmental Entity, including any of the following: (i) issued Patents and pending Patent applications; (ii) Trademark registrations, renewals and pending applications; (iii) Copyright registrations and pending applications; and (iv) domain name and uniform resource locator registrations.

“Representatives” has the meaning set forth in Section 6.2.

“Required Information” means all financial and other pertinent information regarding the Company and its Subsidiaries as may be necessary or reasonably required by Parent or Merger Sub in connection with the Debt Financing and specifically designated by the Company for use in connection with the Debt Financing or incorporated in any Offering Document by reference to Company SEC Reports, including (A) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries, in each case prepared in accordance with GAAP, for the three preceding fiscal years ended at October 31, 2010 and, for any subsequent fiscal year, within ninety (90) days after such fiscal year end, (B) with respect to any fiscal quarter subsequent to the Company’s fiscal year ended at October 31, 2010 (other than any fiscal year end), GAAP unaudited consolidated and consolidating balance sheets and related statements of income, stockholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal quarter within forty-five (45) days after such fiscal quarter end, (C) pro forma financial information (other than pro forma financial information relating to Parent or its Affiliates, which shall be prepared by Parent), (D) audit reports and (E) other information and data regarding the Company and its Subsidiaries of the type and form required by Regulation S-X and Regulation S-K promulgated under the Securities Act for registered offerings of debt securities on Form S-1 (or any successor form) under the Securities Act, and of the type and form, and for the periods, customarily included in Offering Documents used to syndicate credit facilities of the type to be included in the Debt Financing and in Offering Documents used in private placements of debt securities under Rule 144A of the Securities Act, to consummate the offerings or placements of any debt securities, in the case of clauses (C) through (E) assuming that such syndication of credit facilities and offering(s) of debt securities were consummated at the same time during the Company’s fiscal year as such syndication and offering(s) of debt securities will be made (but in any event including such information with respect to the Company’s fiscal year ended October 31, 2010), or as otherwise necessary to receive customary comfort letters from the Company’s independent auditors on the Company’s financial information contained in the Offering Documents, including as to customary negative assurances, to consummate any offering of debt securities contemplated by the Debt Commitment Letter.

“Retention LTI Cash Bonus Award” has the meaning set forth in Section 3.4(e).

“Retention RSU” has the meaning set forth in Section 3.4(c)(i).

“Sarbanes-Oxley Act” has the meaning set forth is Section 4.5(a).

“Satisfaction of Specified Conditions” means that, at the time of the applicable event (i) the Applicable Conditions (in each case other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Parent in breach of its obligations under this Agreement where such breach would result in a failure of the condition set forth in Section 7.3(b)) and the Patent Purchase Antitrust Condition have been and continue to be satisfied or waived, (ii) to the extent Section 7.2(d) has not been waived, (A) nothing has occurred and no condition exists that could reasonably be expected to result in the condition set forth in Section 7.2(d) not being satisfied, (B) the Company has no good faith reason to believe after due inquiry to Microsoft Corporation as a representative of the Patent Purchaser that Patent Purchaser does not intend to close the transactions contemplated thereby consistent with the terms of the Patent Purchase Agreement and (C) the Company has no Knowledge, after due inquiry to Microsoft Corporation as a representative of the Patent Purchaser, of the Patent Purchaser’s intent or threat by the Patent Purchaser to claim that one of the conditions to the closing of the transactions contemplated by the Patent Purchase Agreement has not or will not be satisfied, (iii) the Marketing Period shall have expired and (iv) January 23, 2011 shall have passed.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Rules” means the rules and regulations, including listing standards, of the Nasdaq Global Select Market or other United States national securities exchange registered under the Exchange Act on which the applicable common stock is then traded.

“Shares” has the meaning set forth in the Recitals.

“Significant Subsidiary” means any Company Subsidiary that qualifies as a “significant subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Software” means computer software, computer programs and databases in any form, including source code and object code.

“Special Meeting” has the meaning set forth in Section 2.3(a).

“Specified Contract” has the meaning set forth in Section 4.8(a).

“Specified Governmental Entities” means those entities listed in Section 1.1(b) of the Company Disclosure Schedule.

“Sponsor” means an equity investor party to an Equity Funding Letter.

“Sponsor Guarantees” has the meaning set forth in the Recitals.

“Subsidiary” means, as to any Person, any corporation, partnership, limited liability company, association, trust or other entity or organization (whether or not disregarded under Treasury Regulation section 301.7701-3 for United States federal tax purposes) (i) of which such Person directly or indirectly owns securities or other equity interests representing more than fifty percent (50%) of the aggregate voting power or (ii) of which such Person possesses more than fifty percent (50%) of the right to elect directors or Persons holding similar positions.

“Superior Proposal” means a bona fide proposal or offer constituting an Acquisition Proposal that, if consummated, would result in the Person making such proposal or offer acquiring, directly or indirectly, more than 50% of the Company’s outstanding equity securities (or more than 50% of the outstanding equity securities of the surviving entity in a merger of the Company or the direct or indirect parent of the surviving entity in such a merger), or more than 50% of the assets of the Company and its Subsidiaries, taken as a whole, which the Company Board determines in good faith (after consultation with its outside counsel and financial advisor) to be (i) more favorable to the stockholders of the Company from a financial point of view than the Merger, taking into account all relevant factors (including all terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

“Surviving Company” has the meaning set forth in Section 2.1(a).

“Tax” or Taxes” means (i) any and all federal, state, local, or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, environmental, windfall profits, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, estimated taxes, custom, duties, fees, assessments and charges of any kind whatsoever, including any liability under any state abandonment or unclaimed property, escheat or similar Law, together with all interest, penalties, fines, additions to tax or additional amounts imposed thereon by any Taxing Authority, whether disputed or not; (ii) any liability for the payment of any amounts of any of the foregoing as a result of being a member of an affiliated, consolidated, combined or unitary group or being a party to any agreement or arrangement whereby liability for payment of such amounts was determined or taken into account with reference to the liability of any other Person; and (iii) any liability in respect of any of the items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee liability, operation of law, or otherwise.

“Taxing Authority” means the IRS and any other Governmental Entity having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Returns” means all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amendments thereto relating to Taxes.

“Termination Fee” has the meaning set forth in Section 8.2(b).

“Trade Secrets” means trade secret rights and equivalent rights in confidential information and other non-public information, including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions (whether or not patentable), unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how, Software, and customer lists and information, each solely to the extent that they are protected as trade secrets by applicable Law.

“Trademarks” means all rights in trademarks, service marks, logos, trade dress and trade names, fictional business names, commercial names, certification marks, collective marks, and domain names indicating the source or origin of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations, renewals, and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Transactions” has the meaning set forth in the Recitals. For the avoidance of doubt, “Transactions” does not include any of the transactions contemplated by the Patent Purchase Agreement.

“United States” means the United States of America.

“WARN Act” has the meaning set forth in Section 4.16(c).

Section 1.2 Other Definitional Provisions; Interpretation. The words “hereof,” “herein” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and references to articles, sections, paragraphs, exhibits and schedules are to the articles, sections and paragraphs of, and exhibits and schedules to, this Agreement, unless otherwise specified.

Whenever “include,” “includes” or “including” is used in this Agreement, such word shall be deemed to be followed by the phrase “without limitation.”

Words describing the singular number shall be deemed to include the plural and vice versa, words denoting any gender shall be deemed to include all genders and words denoting natural persons shall be deemed to include business entities and vice versa.

Terms defined in the text of this Agreement as having a particular meaning have such meaning throughout this Agreement, except as otherwise indicated in this Agreement.

ARTICLE II

THE MERGER

Section 2.1 The Merger.

(a) Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Company”). The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company.

(b) At the Effective Time, the Company Charter shall, by virtue of the Merger, be amended to read in its entirety as the certificate of incorporation of Merger Sub in effect immediately prior to the Effective Time, except that the name of the Surviving Company shall be “Novell, Inc.” and the registered agent of the Company shall be the registered agent of the Surviving Company, and as so amended shall be the certificate of incorporation of the Surviving Company, until thereafter amended as provided therein or by applicable Law. The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Company, except that the name of the Surviving Company shall be “Novell, Inc.”, until thereafter amended as provided therein or by applicable Law.

(c) The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time shall continue as officers of the Surviving Company, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Company until their respective successors shall have been duly elected or appointed and qualified, or until their earlier death, resignation or removal.

(d) If at any time after the Effective Time the Surviving Company shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Transactions, then the executive officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

Section 2.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1 Beacon Street, Boston, Massachusetts 02108, at 10:00 a.m. (Eastern time) on the later of (i) the second (2nd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing and other than the condition set forth in Section 7.2(d), but subject to the satisfaction or waiver of all conditions including Section 7.2(d) at the Closing), provided however that if any condition is not satisfied or waived as of such second (2nd) Business Day, the Closing shall be rescheduled to the next Business Day upon which all of the conditions are so satisfied or waived; and (ii) the earlier of (a) a date specified by Parent on no fewer than two (2) Business Days’ notice to the Company and (b) the final day of the Marketing Period, or such other place and time or such other date as Parent and the Company may mutually determine in writing; provided, however, that in no event shall Parent be required to consummate the Transactions on or before January 23, 2011 (the date on which the Closing actually occurs is referred to as the “Closing Date”). On the Closing Date, Parent, Merger Sub and the Company shall cause an appropriate certificate of merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

Section 2.3 Meeting of Stockholders to Approve the Merger; Preparation of the Proxy Statement.

(a) The Company shall, in accordance with applicable Law, the Company Charter, the Company Bylaws and applicable Securities Exchange Rules, duly call, give notice of, convene and hold a special meeting of the Company’s stockholders (including any adjournment or postponement thereof, the “Special Meeting”) as promptly as reasonably practicable after the SEC confirms that it has no comments or no further comments, as the case may be, to the Proxy Statement, for the purpose of obtaining the Company Stockholder Approval. The Company shall use reasonable best efforts to ensure that all proxies solicited in connection with the Special Meeting are solicited in compliance with all applicable Laws. Subject to Section 6.3(e), the Company shall include the Company Board Recommendation in the Proxy Statement and use reasonable best efforts to solicit from its stockholders entitled to vote thereon proxies to be voted at the Special Meeting sufficient under applicable Law to constitute the Company Stockholder Approval. The Company agrees that its obligations pursuant to the first two sentences of this Section 2.3(a) shall not be affected by the commencement, public proposal or communication to the Company of any Acquisition Proposal or by the withdrawal or modification by the Company Board of the Company Board Recommendation.

(b) In accordance with applicable Law, the Company Charter and the Company Bylaws, as promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC in preliminary form a proxy statement relating to this Agreement, the Merger and the other Transactions (such proxy statement, as amended or supplemented, the “Proxy Statement”), and furnish to the Company’s stockholders the information required to be provided to such stockholders pursuant to the DGCL and the Exchange Act. The Company shall use reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after clearing comments received from the SEC, if any. Each of the Company and Parent shall supply such information specifically for inclusion or incorporation by reference in the Proxy Statement necessary so that, at the date it is first mailed to the Company’s stockholders and at the time of the Special Meeting, the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use reasonable best efforts to ensure that the Proxy Statement complies as to form in all material respects with the requirements of the Exchange Act. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Proxy Statement. Whenever the Company becomes aware of any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff, and mailing to stockholders of the Company, such amendment or supplement, as and to the extent required by applicable Law. The Company shall cooperate and provide Parent (and its counsel) with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to filing such with the SEC, and will provide Parent with a copy of all such filings made with the SEC.

(c) If at any time prior to the Special Meeting any information relating to Parent or the Company, or any of their respective Subsidiaries, executive officers or directors, should become known to Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and the Company shall promptly file an amendment or supplement describing such information with the SEC and, to the extent required by Law, disseminate such amendment or supplement to the stockholders of the Company.

(d) At the Special Meeting, Parent shall vote, or cause to be voted, all of the Shares then owned of record by Parent or Merger Sub or with respect to which Parent or Merger Sub otherwise has, directly or indirectly, voting power in favor of the adoption of this Agreement and approval of the Transactions including the Merger.

ARTICLE III

CONVERSION OF EQUITY

Section 3.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of Shares or securities of Parent or Merger Sub:

(a) Except as otherwise provided in Section 3.4(b), each Share issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be cancelled pursuant to Section 3.1(c) and Dissenting Shares) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive an amount in cash, payable to the holder thereof, without any interest thereon, equal to the Merger Consideration.

(b) Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of non-voting common stock of the Surviving Company.

(c) All shares of Company Common Stock that are owned by the Company as treasury stock and any shares of Company Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(d) Each Share converted into the right to receive the Merger Consideration pursuant to Section 3.1(a) shall be automatically cancelled and shall cease to exist, and the holders immediately prior to the Effective Time of Shares not represented by certificates (“Book Entry Shares”) and the holders of certificates that, immediately prior to the Effective Time, represented Shares (the “Certificates”) shall cease to have any rights with respect to such Shares other than the right to receive, upon transfer of such Book Entry Shares or delivery of such Certificates in accordance with Section 3.2, the Merger Consideration, without any interest thereon, for each such Share held by them.

(e) If at any time between the date hereof and the Effective Time any change in the number of outstanding Shares shall occur as a result of a reclassification, recapitalization, stock split (including a reverse stock split), or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the amount of the Merger Consideration as provided in Section 3.1(a) shall be equitably adjusted to reflect such change.

Section 3.2 Exchange of Certificates and Book Entry Shares.

(a) At or promptly after the Closing, Parent shall deliver, or shall cause to be deposited, in trust, to Mellon Investor Services LLC or another paying agent reasonably acceptable to Parent (the “Paying Agent”), for the benefit of the holders of Shares at the Effective Time, sufficient funds for timely payment of the aggregate Merger Consideration (such cash hereinafter referred to as the “Consideration Fund”). In the event the Consideration Fund shall be insufficient to pay the aggregate Merger Consideration contemplated by Section 3.1 (including with respect to former Dissenting Shares held by stockholders of the Company who shall have failed to perfect or who shall have effectively withdrawn or lost their rights to appraisal of such Dissenting Shares under Section 262 of the DGCL), Parent shall promptly deliver, or cause to be delivered, additional funds to the Paying Agent in an amount that is equal to the deficiency required to make such payments.

(b) Promptly after the Effective Time (and in any event within five (5) Business Days after the Effective Time), Parent shall cause the Paying Agent to mail to each holder of record of Certificates or Book Entry Shares, in each case, which at the Effective Time were converted into the right to receive Merger Consideration pursuant to Section 3.1: (i) a letter of transmittal (which, in the case of Certificates, shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and (ii) instructions for use in effecting the surrender of the Certificates or Book Entry Shares in exchange for the Merger Consideration, the form and substance of which letter of transmittal and instructions shall be substantially as reasonably agreed to by the Company and Parent and prepared prior to the Closing. Upon (i) surrender of Certificates for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto or (ii) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Book Entry Shares, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificates or Book Entry Shares shall be entitled to receive in exchange the portion of the Merger Consideration to which such holder is entitled pursuant to Section 3.1, and any Certificates so surrendered shall forthwith be cancelled. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book Entry Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such

Book Entry Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Paying Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Book Entry Share or establish to the satisfaction of Parent that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 3.2(b), each Certificate or Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration upon such surrender.

(c) The Consideration Fund shall be invested by the Paying Agent as directed by Parent or the Surviving Company; provided, however, that any such investments shall be in short-term obligations of the United States government with maturities of no more than three (3) months or guaranteed by the United States government and backed by the full faith and credit of the United States government. Earnings on the Consideration Fund in excess of the amounts payable to the Company stockholders pursuant to Section 3.1 shall be the sole and exclusive property of Parent and the Surviving Company and shall be paid to Parent or the Surviving Company, as Parent directs. No investment of the Consideration Fund shall relieve Parent, the Surviving Company or the Paying Agent from promptly making the payments required by this Article III, and following any losses from any such investment, Parent shall promptly provide additional cash funds to the Paying Agent for the benefit of the holders of Shares at the Effective Time in the amount of such losses, which additional funds will be deemed to be part of the Consideration Fund.

(d) All Merger Consideration issued and paid upon the surrender for exchange of Certificates or Book Entry Shares in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates or Book Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book Entry Shares are presented to the Surviving Company or the Paying Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

(e) Any portion of the Consideration Fund (including the proceeds of any investments thereof) that remains unclaimed by the former stockholders of the Company one (1) year after the Effective Time shall be delivered to the Surviving Company. Any holders of Certificates or Book Entry Shares who have not theretofore complied with this Article III with respect to such Certificates or Book Entry Shares shall thereafter look only to the Surviving Company for payment of their claim for Merger Consideration in respect thereof.

(f) Notwithstanding the foregoing, none of the Paying Agent, any party hereto or any of their respective Affiliates, directors, officers, employees or agents shall be liable to any Person in respect of cash from the Consideration Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate or Book Entry Share shall not have been surrendered or transferred prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Entity, any such Merger Consideration in respect of such Certificate or Book Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Company, and any holder of such Certificate or Book Entry Share who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Company for payment of their claim for Merger Consideration in respect thereof.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (such affidavit shall be in a form reasonably satisfactory to Parent and the Paying Agent) by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, or indemnity against any claim that may be made against Parent with respect to such Certificate, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which such Person is entitled in respect of such Certificate pursuant to this Article III.

Section 3.3 Shares of Dissenting Stockholders.

(a) Notwithstanding anything in this Agreement to the contrary, other than as provided in Section 3.3(b), in the event that appraisal rights shall be available for Shares pursuant to the provisions of the DGCL, any Shares that are issued and outstanding immediately prior to the Effective Time and held by a stockholder who has not voted in favor of the Merger or consented thereto in writing and who is otherwise entitled to demand, and has properly demanded in writing, appraisal for such Shares in accordance with section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but shall instead be entitled only to such rights with respect to such Dissenting Shares as may be granted to such stockholder under the DGCL. From and after the Effective Time, Dissenting Shares shall not be entitled to vote for any purpose or be entitled to the payment of dividends or other distributions (except dividends or other distributions payable to stockholders of record prior to the Effective Time). The Company shall (i) give Parent prompt notice of any notice received by the Company of the intent of any holder of Shares to demand appraisal of any Shares, any written demand for appraisal, any withdrawals thereof and any instruments served pursuant to section 262 of the DGCL and received by the Company and (ii) keep Parent fully informed regarding all negotiations and proceedings with respect to the exercise of appraisal rights under section 262 of the DGCL, including providing Parent the opportunity to consult with the Company regarding the defense or settlement of any such appraisal demand, and giving due consideration to Parent’s advice with respect to such appraisal demand. The Company shall not settle any proceeding with respect to a demand for appraisal without the prior written consent of Parent.

(b) If any stockholder who holds Dissenting Shares withdraws or loses (through failure to perfect or otherwise) such stockholder’s right to obtain payment of the fair value of such stockholder’s Dissenting Shares under the DGCL, then, as of the later of the Effective Time and the occurrence of such withdrawal or loss, such stockholder’s Shares shall no longer be Dissenting Shares and, if the occurrence of such withdrawal or loss is later than the Effective Time, such Shares shall be treated as if they had as of the Effective Time been converted into the right to receive Merger Consideration, as set forth in Section 3.1(a), upon surrender of the Certificate(s) or transfer of the Book Entry Shares representing such Shares pursuant to Section 3.2, without interest.

Section 3.4 Treatment of Stock Options and Other Awards.

(a) Company Options. Prior to the Effective Time, each outstanding option to purchase shares of Company Common Stock (“Company Option”) under any Company Equity Plans shall become fully vested and exercisable. Each Company Option outstanding as of the Effective Time, by virtue of the occurrence of the Closing and without any action on the part of any holder of any Company Option, shall be cancelled immediately prior to the Effective Time. In exchange for the cancellation of each such Company Option, such Company Option shall be converted into a right to receive from the Company, a lump sum cash payment payable to the holder thereof, without interest, equal to the product obtained by multiplying (x) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option, by (y) the number of shares of Company Common Stock issuable upon exercise of such Company Option (with such payments to be subject to any applicable Tax withholding in accordance with Section 3.5). The Surviving Company may make any lump sum cash payments required pursuant to this Section 3.4(a) on behalf of the Company. Parent and the Surviving Company shall use reasonable best efforts to cause any lump sum cash payments required pursuant to this Section 3.4(a) to be paid within thirty (30) Business Days from the date upon which the Effective Time occurs.

(b) Company RSAs. Each award entitling the recipient to retain, upon vesting, shares of Company Common Stock granted under a Company Equity Plan (“Company RSA”), that is outstanding immediately prior to the Effective Time shall, by virtue of the Closing and without any action on the part of any holder of any Company RSA, be cancelled immediately prior to the Effective Time. In exchange for the cancellation of each such Company RSA, such Company RSA shall be converted into a right to receive from the Company, a lump sum cash payment payable to the holder thereof, without interest, equal to the product obtained by multiplying (x) the Merger Consideration by (y) the number of shares of Company Common Stock constituting such Company RSA. The Surviving Company may make any lump sum cash payments required pursuant to this

Section 3.4(b) on behalf of the Company. Parent and the Surviving Company shall use reasonable best efforts to cause any lump sum cash payments required pursuant to this Section 3.4(b) to be paid within thirty (30) Business Days from the date upon which the Effective Time occurs. The payments to be made pursuant to the preceding portion of this Section 3.4(b) will be subject to any applicable Tax withholding in accordance with Section 3.5.

(c) Company RSUs.

(i) Other than with respect to the restricted stock units set forth in Section 3.4(c)(i) of the Company Disclosure Schedule (each such restricted stock unit, a “Retention RSU”), each restricted stock unit entitling the recipient to receive, upon vesting, shares of Company Common Stock granted under a Company Equity Plan (“Company RSU”), that is outstanding immediately prior to the Effective Time shall, by virtue of the Closing and without any action on the part of any holder of any Company RSU, be cancelled immediately prior to the Effective Time. In exchange for the cancellation of each such Company RSU, such Company RSU shall be converted into a right to receive from the Company, a lump sum cash payment payable to the holder thereof, without interest, equal to the product obtained by multiplying (x) the Merger Consideration by (y) the number of shares of Company Common Stock underlying such Company RSU. The Surviving Company may make any lump sum cash payments required pursuant to this Section 3.4(c)(i) on behalf of the Company. Parent and the Surviving Company shall use reasonable best efforts to cause any lump sum cash payments required pursuant to this Section 3.4(c)(i) to be paid within thirty (30) Business Days from the date upon which the Effective Time occurs (but in any event within the period required by section 409A of the Code, such that it qualifies as a “short-term deferral” pursuant to Treasury Regulations section 1.409A-1(b)(4)). The payments to be made pursuant to the preceding portion of this Section 3.4(c)(i) will be subject to any applicable Tax withholding in accordance with Section 3.5.

(ii) Other than as set forth in Section 3.4(c)(ii) of the Company Disclosure Schedule, each Retention RSU that is outstanding immediately prior to the Effective Time shall, by virtue of the Effective Time and without any action on the part of any holder of such Retention RSU and pursuant to the terms of the agreements in effect with respect to Retention RSUs, be converted at the Effective Time into the right to receive an amount in cash, without interest, equal to the Merger Consideration with respect to each share of Company Common Stock subject to such Retention RSU, which amount shall be paid out subject to and in accordance with the existing vesting schedule of such Retention RSU (including any provisions providing for early termination and acceleration of vesting upon a termination of employment).

(d) Prior to the Effective Time, the Company shall take all actions necessary such that (i) no Person has any rights to acquire Company Common Stock, any equity security or any security exercisable or exchangeable for any equity security of the Parent or any of its Subsidiaries (including the Surviving Company) pursuant to any Benefit Plan following the Effective Time, (ii) as of the Effective Time, the Company Equity Plans shall be terminated and (iii) all actions to be taken as contemplated by this Section 3.4 shall be in compliance with and not in violation of Law.

(e) Long Term Incentive Cash Bonus Awards. Prior to the Effective Time, the Company shall pay in cash to the holder of each long term incentive cash bonus award (“LTI Cash Bonus Award”) set forth on Section 3.4(e)(i) of the Company Disclosure Schedule the full amount of such award. The payments to be made pursuant to the preceding portion of this Section 3.4(e) will be subject to any applicable Tax withholding in accordance with Section 3.5. Each retention long term incentive cash bonus award (“Retention LTI Cash Bonus Award”) as set forth on Section 3.4(e)(ii) of the Company Disclosure Schedule that is outstanding immediately prior to the Effective Time shall, by virtue of the Effective Time and without any action on the part of any holder of such award and pursuant to the terms of the agreements in effect with respect to Retention LTI Cash Bonus Awards, remain outstanding and shall be paid out subject to and in accordance with the existing vesting schedule of such Retention LTI Cash Bonus Award (including any provisions providing for early termination and acceleration of vesting upon a termination of employment).

(f) Prior to the Effective Time, the Company shall take such actions as it determines to be reasonably necessary in order to equitably adjust, effective as of the Effective Time, each deferral under each of the Novell, Inc. Stock-Based Deferred Compensation Plan and the Novell, Inc. 2009 Directors Deferral Plan which is denominated in shares of Company Common Stock to provide that each such deferral shall, from and after the Effective Time, equal an amount equal to the Merger Consideration multiplied by the number of notional shares of Company Common Stock previously subject to such deferral.

Section 3.5 Withholding Tax. Each of Merger Sub, the Surviving Company, Parent and the Paying Agent shall deduct or withhold from the consideration payable to any Person pursuant to Articles II or III such amounts required to be deducted or withheld with respect to such payment under applicable Tax Law; provided that, if the Company delivers to Parent a fully executed FIRPTA Certificate on or before ten (10) calendar days after mailing of the Proxy Statement to the Company’s stockholders (and recertified upon request of Parent as of a later date that is no less than thirty (30) calendar days prior to the Closing), none of Merger Sub, the Surviving Company, Parent and the Paying Agent shall deduct or withhold from such consideration any amounts under section 1445 of the Code. If Merger Sub, the Surviving Company, Parent or the Paying Agent, as the case may be, withholds any amounts in accordance with this Section 3.5, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which Merger Sub, the Surviving Company Parent or the Paying Agent, as the case may be, made such deduction or withholding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the Company Disclosure Schedule or (ii) disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, or any Company SEC Report filed subsequent to such Form 10-K but prior to the date of this Agreement, but excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature; provided that the exception provided for in this clause (ii) shall be applied if, and only if, the nature and content of the applicable disclosure in any such Company SEC Report filed prior to the date hereof is reasonably specific as to matters and items such that the subject matter of such disclosure is reasonably apparent on the face of the text of such disclosure to be applicable to the representation and warranty set forth herein, the Company hereby represents and warrants to Parent as of the date hereof and as of the Closing Date (except to the extent any such representation or warranty is made as of an earlier date, in which case, as of such earlier date), as follows:

Section 4.1 Organization. Each of the Company and each Company Subsidiary is a corporation or other entity duly organized and validly existing under the laws of the jurisdiction of its incorporation or organization and has the requisite entity power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed or in good standing would not have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the Restated Certificate of Incorporation of the Company, as amended through the date of this Agreement (as so amended, the “Company Charter”), and the Bylaws of the Company (as amended through the date of this Agreement, the “Company Bylaws” and together with the Company Charter, the “Company Organizational Documents”) and the equivalent organizational documents (including all partnership, limited liability company or similar agreements) of the Company’s Subsidiaries, in each case as amended through the date of this Agreement. The Company is not in violation of any provision of the Company Organizational Documents and no Subsidiary of the Company is in violation of any provision of its articles of incorporation, bylaws or equivalent organizational documents (including all partnership, limited liability company or similar agreements).

Section 4.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 600,000,000 shares of Company Common Stock and (ii) 500,000 shares of preferred stock, par value $0.10 per share (“Company Preferred Stock”). At the close of business on November 19, 2010, (i) 351,577,189 shares of Company Common Stock, including Company RSAs, were issued and outstanding (88,620 shares of Company Common Stock were issued with respect to Company RSAs, and such were the only shares of Company Common Stock outstanding and subject to vesting or other forfeiture restrictions or a right of repurchase by the Company as of such time), (ii) 15,094,092 shares of Company Common Stock were held by the Company in its treasury, and (iii) an aggregate 30,824,148 shares of Company Common Stock were reserved for issuance pursuant to outstanding awards and rights under the Company Equity Plans of which (A) 21,859,189 shares of Company Common Stock are issuable upon the exercise of outstanding Company Options, (B) 7,503,500 shares of Company Common Stock were underlying outstanding Company RSUs other than Retention RSUs, (C) 1,258,346 shares of Company Common Stock were underlying outstanding Retention RSUs, (D) 62,375 shares of the Company Common Stock were underlying outstanding Company CSEs and (E) 140,738 shares of the Company Common Stock were underlying outstanding Company SBDC Units. At the close of business on November 19, 2010, no shares of Company Preferred Stock were issued and outstanding.

(b) All the outstanding shares of Company Common Stock are, and all shares of Company Common Stock which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the terms of the Company Options, duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 4.2(a) or Section 4.2(b) of the Company Disclosure Schedule and for changes resulting from the exercise of the Company Options outstanding as of the date hereof or issued hereunder as permitted pursuant to Section 6.1, there are no (i) shares of capital stock or other equity interests or voting securities of the Company authorized, issued or outstanding, (ii) options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, obligating the Company to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in the Company or securities convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating the Company to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment, (iii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock, or the capital stock or other equity interest or voting securities of the Company, (iv) issued or outstanding stock appreciation rights, “phantom” stock rights, performance awards, units, dividend equivalent awards, rights to receive shares of Company Common Stock on a deferred basis, rights to purchase or receive shares of Company Common Stock or other equity interests or voting securities issued or granted by the Company to any current or former director, officer, employee or consultant of the Company or (v) other equity interest or voting securities of the Company. No Company Subsidiary owns any shares of Company Common Stock.

(c) Section 4.2(c) of the Company Disclosure Schedule sets forth, as of the close of business on November 17, 2010, the authorized and outstanding capital stock (or other equity interests) of each of the Company’s Subsidiaries and the record owners of such outstanding capital stock (or other equity interests). None of the companies noted on Section 4.2(c) of the Company Disclosure Schedule are variable interest entities or potential variable interests entities (including implicit variable interest entities). Except as set forth in Section 4.2(c) of the Company Disclosure Schedule, there are no (i) shares of capital stock or other equity interests or voting securities of any of the Company Subsidiaries authorized, issued or outstanding, (ii) options, warrants, calls, preemptive rights, subscription or other rights, agreements, arrangements or commitments of any character, obligating any of the Company Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or other equity interest or voting security in any Company Subsidiary or securities convertible into or exchangeable for such shares of capital stock or other equity interests or voting securities, or obligating any Company Subsidiary to grant, extend or enter into any such option, warrant, call, preemptive right, subscription or other right, agreement, arrangement or commitment, (iii) contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire the capital stock or other equity interest or voting securities of any Company Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other Person, (iv) issued or outstanding stock appreciation rights, “phantom” stock rights, performance awards, units, dividend equivalent awards or other equity interests or voting securities issued or granted by any Company Subsidiary to any current or former director, executive officer, employee or consultant of any Company Subsidiary or (v) other equity interest or voting securities of any Company Subsidiary.

(d) Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009 includes all of the Significant Subsidiaries of the Company in existence as of the date hereof. All of the outstanding shares of capital stock of, or other equity interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record and beneficially, directly or indirectly, by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for Permitted Equity Liens.

(e) Neither the Company nor any Company Subsidiary directly or indirectly owns, or has any right or obligation to subscribe for or otherwise acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity (other than a Subsidiary of the Company).

(f) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the capital stock of the Company or any Company Subsidiary.

(g) Section 4.2(g) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, the number of shares subject to each outstanding Company Option and the exercise price of each such Company Option.

Section 4.3 Authorization; Validity of Agreement; Company Action. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and, subject to obtaining the Company Stockholder Approval, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by the Company Board and no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and, except for the Company Stockholder Approval, the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.4 Consents and Approvals; No Violations. The execution and delivery of this Agreement by the Company do not, and the performance by the Company of this Agreement and the consummation by the Company of the Transactions will not, (i) violate any provision of the Company Charter or the Company Bylaws, (ii) violate any provision of the equivalent organizational documents of any of the Company Subsidiaries, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to a right of, or result in, termination, amendment, cancellation or acceleration of any obligation, or to loss of a material benefit under, or result in the creation of any Lien (other than any Liens created as a result of any actions taken by Parent) upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract or Permit to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets is bound, (iv) violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets or (v) other than in connection with or compliance with applicable requirements of (A) the DGCL, (B) the HSR Act and other Antitrust Laws, (C) Securities Exchange Rules and (D) the Exchange Act, require the Company to make any filing or registration with or notification to, or require the Company to obtain any authorization, consent or approval of, any Governmental Entity; except, in the case of clauses (ii), (iii), (iv) and (v), for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.5 SEC Reports; Disclosure Controls and Procedures.

(a) The Company has filed all reports and other documents required to be filed or furnished by it with or to the SEC since October 31, 2007 (as such reports and other documents may have been amended through the date hereof, the “Company SEC Reports”). As of their respective filing dates (or, if amended prior to the date hereof, as of the date of the last amendment), each of the Company SEC Reports (i) complied when filed or furnished (or, if applicable, when amended) in all material respects with the requirements of the Securities Act, the Exchange Act, the Dodd-Frank Act and the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) applicable to such Company SEC Report and (ii) did not contain when filed, or as so amended, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the financial statements included in the Company SEC Reports, in each case including any related notes thereto (the “Company Financial Statements”), comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing (or, if amended or superseded by a filing prior to the date hereof, as of the date of such filing) and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as may be permitted by Form 10-Q promulgated under the Exchange Act). The consolidated balance sheets (including the related notes) included in the Company Financial Statements fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof, and the consolidated results of their operations, stockholders’ equity and cash flows for the respective periods then ended. Since the Balance Sheet Date (as defined below), there has been no change in the Company’s accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Company’s financial statements, except as may be required by any Governmental Entity or change in applicable Law.

(c) The Company’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) are reasonably designed and maintained to ensure that information required to be disclosed by the Company in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company maintains internal control over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed and reported, based on its most recent evaluation of its internal control over financial reporting prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (A) any significant deficiencies and material weaknesses in the design or operation of its internal control over financial reporting that are reasonably likely to adversely affect in any material respect the ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting. The Company has heretofore furnished to Parent complete and correct copies of the Company’s final report to the audit committee of the Company Board for the fiscal years ended October 31, 2008 and October 31, 2009, and subsequent quarterly updates, if any, in each case in respect of the matters described in the immediately preceding sentence.

(d) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Reports, and the statements contained in such certifications are true and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act. To the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

(e) Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand), or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated under the Securities Act), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s or such Subsidiary’s published financial statements or other Company SEC Reports.

(f) No Company Subsidiary is, or has at any time been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

Section 4.6 No Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any Liabilities that would be required to be reflected or reserved against in a consolidated balance sheet of the Company and its consolidated Subsidiaries prepared in accordance with GAAP, except for (a) Liabilities incurred in the ordinary course of business since July 31, 2010 (the “Balance Sheet Date”), (b) Liabilities that are disclosed prior to the date of this Agreement in the Company SEC Reports incurred in connection with the Transactions or otherwise as contemplated by this Agreement, (c) Liabilities that would not have a Company Material Adverse Effect or (d) Liabilities that are reflected, or for which reserves were established, on the consolidated balance sheet of the Company as of the Balance Sheet Date or in the notes thereto in the Company SEC Reports.

Section 4.7 Absence of Certain Changes. Since the Balance Sheet Date, (a) the Company and its Subsidiaries have conducted the Business only in the ordinary course of business, (b) there has not been a Company Material Adverse Effect and (c) neither the Company nor any of its Subsidiaries has taken any actions that if taken after the date of this Agreement would be prohibited by Section 6.1(d) or Section 6.1(e).

Section 4.8 Specified Contracts.

(a) Except for this Agreement, the Patent Purchase Agreement and the Contracts filed prior to the date of this Agreement as exhibits to the Company SEC Reports, Section 4.8 of the Company Disclosure Schedule sets forth a list, as of the date hereof, of each Contract to which the Company or any of its Subsidiaries is a party:

(i) that would be required to be filed by the Company as a material contract pursuant to Item 601(b)(10) of Regulation S-K promulgated by the SEC;

(ii) that contains any non-competition or other agreement that limits the ability of the Company or any Company Subsidiary to compete in any line of business, in any geographic area or with any Person, which limitation would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole, and other than distribution arrangements for specific geographic areas that Company enters into in the ordinary course of business;

(iii) that would, individually or in the aggregate, prevent, materially delay or materially impair the Company’s ability to consummate the Transactions;

(iv) that is (A) an indenture, credit agreement, loan agreement, security agreement, guarantee, note, mortgage or other agreement providing for or securing, as applicable, a principal amount of indebtedness for borrowed money of the Company and the Company Subsidiaries in excess of $1,500,000 outstanding on the date hereof, other than intercompany agreements, or (B) a guarantee of indebtedness for borrowed money of any third party with potential liability thereunder in excess of $1,500,000, other than intercompany agreements;

(v) that is for the sale of any of its assets after the date hereof in excess of $1,500,000, other than the license of products and sale of services in the ordinary course of business;

(vi) under which the Company and the Company Subsidiaries are required to make annual capital expenditures after the date hereof in excess of $1,500,000;

(vii) containing a right of first refusal, right of first negotiation or right of first offer in favor of a party other than the Company and the Company Subsidiaries, which right would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole;

(viii) other than intercompany agreements, (A) for the furnishing of services or the licensing of products (other than pursuant to a Customer License Agreement) under which the Company or any Company Subsidiary has the right to receive consideration in excess of $1,500,000 in any twelve (12) month period after the date hereof, (B) for the receipt of third party services or for the purchase of supplies, products, or other personal property, in each case after the date hereof, which requires payment by the Company or any Company Subsidiary of consideration in excess of $1,000,000 in any twelve (12) month period after the date hereof, or (C) including the licensing or sublicensing of or right to distribute, Company Products through or with resellers, distributors, franchisees or other similar channel partners and under which the Company or any Company Subsidiary has the right to receive consideration in excess of $2,000,000 in any twelve (12) month period;

(ix) pursuant to which the Company or any Company Subsidiary has entered into a partnership, joint venture or other similar arrangement with any Person other than the Company or a majority owned Company Subsidiary, which arrangement would reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole;

(x) that is a severance agreement, retention agreement or employment agreement or other Contract with or in relation to an employee or former employee, executive officer or director of the Company or any Company Subsidiary providing for (under any circumstances) aggregate compensation in excess of $300,000 from the Company or any Company Subsidiary in any twelve (12) month period after the date hereof;

(xi) that requires material future payments or expenditures relating to cleanup, abatement, remediation or similar actions in connection with material environmental liabilities incurred by the Company or any Company Subsidiary;

(xii) other than intercompany agreements, pursuant to which the Company or any Company Subsidiary (A) is granted or obtains any right to use any material Intellectual Property, except for off-the-shelf Software, for which Intellectual Property the Company or any Company Subsidiary is or is reasonably expected to be obligated to make payments in excess of $200,000 per year, (B) except as set forth in (A) above, is restricted in its right to use or register any Company Owned Intellectual Property, which restriction would be reasonably expected to be material to the

Company and the Company Subsidiaries taken as a whole, (C) discloses or otherwise agrees to give access to material and confidential Company Source Code, (other than Contracts (1) entered into with third party developers or consultants related to development of the Company Products at the Company or a Company Subsidiary’s direction, with third parties that receive Company Source Code in order to develop products compatible with any Company Products, or with escrow agents, and (2) Contracts related to the Novell Embedded Systems Technology (NEST)), or (D) has agreed to assign, transfer or sell ownership rights in or with respect to any material Company Owned Intellectual Property (collectively, the “IP Contracts”);

(xiii) is a material Customer License Agreement pursuant to which the Company received over $2,000,000 in revenue in the Company’s fiscal year 2009;

(xiv) that provides for the pending or future acquisition or disposition of any business or any material assets other than in the ordinary course of business (whether by merger, sale of stock or assets or otherwise) and involves consideration in excess of $1,500,000; or

(xv) that is a collective bargaining agreement between the Company or any of its Subsidiaries and a labor union that was negotiated by the Company or any of its Subsidiaries.

Each such Contract described in clauses (i)-(xv) is referred to herein as a “Specified Contract”.

(b) As of the date hereof, except as would not have a Company Material Adverse Effect, (i) neither the Company nor any of the Company Subsidiaries is (and, to the Knowledge of the Company, no other party is) in breach or default under any Specified Contract (and no event has occurred with which notice or lapse of time or both would constitute a default or violation by the Company or any of the Company Subsidiaries thereunder), (ii) each of the Specified Contracts is in full force and effect, and is the valid, binding and enforceable obligation of the Company or a Company Subsidiary (except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law)), and to the Knowledge of the Company, of the other parties thereto, and (iii) neither the Company nor any of the Company Subsidiaries has received any notice of termination with respect to, and, to the Knowledge of the Company, no party has threatened in writing to terminate, any Specified Contract. The Company has made available to Parent true and complete copies of each Specified Contract, including all material amendments thereto.

Section 4.9 Employee Benefit Plans; ERISA.

(a) Section 4.9(a) of the Company Disclosure Schedule sets forth a list, as of the date hereof, of each material Benefit Plan. The Company has made available to Parent true and complete copies of (i) each Benefit Plan covering United States employees (or, in the case of any material unwritten Benefit Plan, a written summary of the material provisions of such plan or agreement) in effect on the date hereof, (ii) the most recent report on Form 5500 filed with the IRS with respect to each Benefit Plan in effect on the date hereof, to the extent any such report was required by applicable Law, (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required by applicable Law, (iv) the most recent determination letter from the IRS (or any pending application for a determination letter) with respect to any of the Benefit Plans and (v) each currently effective trust agreement or other funding vehicle relating to any Benefit Plan covering United States employees.

(b) Each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Laws. All material contributions, including participant contributions, and material benefit payments required under each Benefit Plan have been made in full on a timely and proper basis pursuant to the terms of such plan and applicable Law, including any payments necessary for purposes of insolvency protection as may be required under applicable Law. To the Knowledge of the Company, all pension increases to be made under German Law pursuant to section 16 of the Company Pension Act have been made by the respectively obliged German Subsidiaries which did not avail themselves of the right to omit a pension increase.

(c) Within the six (6)-year period ending on the date hereof, none of the Company, any Company Subsidiary or any Commonly Controlled Entity has sponsored, maintained, contributed to or been obligated to sponsor, maintain or contribute to, or has any actual or contingent liability under, any benefit plan that is subject to Title IV of ERISA or section 412 of the Code or is otherwise a defined benefit pension plan or is a plan described in section 3(40) of ERISA or section 413 of the Code. No Benefit Plan is a “multiemployer plan,” as that term is defined in section 3(37) of ERISA. Neither the Company, its Affiliates nor any Commonly Controlled Entity will, as a result of the Transactions, assume, incur or retain any Liability under a Benefit Plan with respect to a Benefit Plan that is (i) a multiemployer plan, (ii) a “multiple employer plan” (within the meaning of section 413(c) of the Code) or (iii) single employer plan or other pension plan subject to Title IV or section 302 of ERISA or section 412 of the Code.

(d) Each Company Pension Plan that is intended to comply with the provisions of section 401(a) of the Code has received a favorable determination letter from the IRS with respect to its qualification, and, to the Knowledge of the Company, no event has occurred that is reasonably expected to adversely affect the qualification of such Company Pension Plan, adversely or materially increase the costs relating thereto or require security under section 307 of ERISA.

(e) No Company Welfare Plan provides benefits to, or on behalf of, any former employee after the termination of employment except (x) where the full cost of such benefit is borne entirely by the former employee (or his eligible dependents or beneficiaries) or (y) where the benefit is required by section 4980B of the Code or similar state law. The Company and the Company Subsidiaries have complied in all material respects with the health care continuation requirements of section 601, et. seq. of ERISA with respect to current and former employees and their spouses, former spouses and dependents.

(f) No Company Participant has received or is reasonably expected to receive any payment or benefit from the Company or any Company Subsidiary that would be nondeductible pursuant to section 280G of the Code.

(g) Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to section 409A of the Code is, and has been operated in such manner as to be, in material compliance with section 409A of the Code.

(h) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event) will (i) entitle any current or former employee, executive officer, director or consultant of the Company or any Company Subsidiary (each, a “Company Participant”) to enhanced severance or termination pay, change in control or similar payments or benefits, (ii) result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any Company Participant (except as contemplated by this Agreement), (iii) trigger any payment or funding (through a grantor trust or otherwise) of any compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, or increase the cost of, any Benefit Plan or (iv) result in any breach or violation of, or a default under, any Benefit Plan.

(i) Each Non-U.S. Plan has been maintained in material compliance with its terms and the requirements of all applicable Laws and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Non-U.S. Plan have been timely made and all contributions required to be made for purposes of insolvency protection to any pension insurance have been timely made. All German company pension Liabilities, as defined on the basis of applicable GAAP, are covered by equivalent back-up insurances (Rückdeckungsversicherungen) or otherwise covered with underlying assets or funding, and all closures or amendment of German pension Benefit Plans were made in accordance with German Law.

(j) Neither the Company nor any Company Subsidiary is a party to or otherwise bound by any material Order with any Governmental Entity relating to employees or employment practices.

Section 4.10 Litigation. There is no action, claim, suit, proceeding, arbitration or governmental investigation pending against or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary or any of their respective properties or assets or any executive officer, director or employee of the Company or any Company Subsidiary in such capacity that would have a Company Material Adverse Effect. There is no Order outstanding against the Company or any Company Subsidiary that would have a Company Material Adverse Effect. As of the date hereof, Section 4.10 of the Company Disclosure Schedule sets forth (i) each Order applicable to the Company or any Company Subsidiary or any of their respective properties or assets, and (ii) action, claim, suit, proceeding or governmental investigation pending against, or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary or any of their respective properties or assets, or any officers, directors, or employees of the Company or any Company Subsidiary in such capacity, other than with respect to clause (i) or (ii), any such Orders, actions, claims, suits, proceedings or governmental investigations as would not have a Company Material Adverse Effect.

Section 4.11 Compliance with Law; Permits.

(a) Except as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary hold all permits, licenses, exemptions, consents, certificates, authorizations, registrations and other approvals from Governmental Entities required to operate the Business as conducted as of the date hereof (collectively, the “Permits”). Neither the Company nor any Company Subsidiary is in violation of, or in noncompliance with, any Permit, except where such violation or noncompliance would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, all Permits are in full force and effect and there are no proceedings pending or, to the Knowledge of the Company, threatened in writing that seek the revocation, cancellation, suspension or adverse modification thereof.

(b) Each of the Company and the Company Subsidiaries has been operated at all times in compliance with all Laws and Orders applicable to the Company or any Company Subsidiary or by which any property, business or asset of the Company or any Company Subsidiary is bound or affected other than any such failures to comply which would not have a Company Material Adverse Effect.

(c) Notwithstanding the foregoing, this Section 4.11 shall not be deemed to relate to employee benefit matters, Taxes, environmental matters or labor and employment matters, which are the subject exclusively of the representations and warranties in Section 4.9, Section 4.13, Section 4.15 and Section 4.16, respectively.

Section 4.12 Intellectual Property.

(a) Section 4.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Registered Intellectual Property included in the Company Owned Intellectual Property as of the date on the Company Disclosure Schedule (the “Company Registered Intellectual Property”). For each listed item, Section 4.12(a) of the Company Disclosure Schedule indicates, as applicable, the owner of such Intellectual Property, the countries in which such Intellectual Property is patented or registered, the patent or registration number, the status (e.g., active, abandoned, etc.) of such Intellectual Property, and the filing or registration dates thereof.

(b) Except as stated on Section 4.12(b) of the Company Disclosure Schedule, all of the Company Owned Intellectual Property is wholly and exclusively owned by the Company or one of its Subsidiaries, and is free and clear of all pledges and security interests, other than pledges and security interests that would not have a material effect on the operation of the Business.

(c) The Company or a Company Subsidiary exclusively owns is licensed or otherwise has the right to use material Intellectual Property of the Company Products, and neither the Company nor any Company

Subsidiary has sold, transferred, assigned or otherwise disposed of any ownership rights or interests therein or thereto (other than by way of abandonment or non-payment of maintenance fees of patents or trademarks in the Company Products in the ordinary course of business consistent with past practice, and other than to the Company or any Company Subsidiary). For the avoidance of doubt, nothing in this Section 4.12(c) is intended to constitute a representation or warranty that the Company Products do not infringe on any Intellectual Property owned by a third party.

(d) No Person who has licensed Intellectual Property to the Company or any Company Subsidiary has ownership rights to any material improvements, material derivative works, or other material modifications made by the Company or any Company Subsidiary in such Intellectual Property used or held for use in Company Products, except for Open Source Software that is incorporated into Company Products.

(e) To the Knowledge of the Company, as of the date hereof, all material use and distribution of Open Source Software of the Company Products by the Company is in material compliance with the Open Source Licenses applicable to such use and distribution, including, without limitation, all copyright notice and attribution requirements; for example, the Company Products that link with works distributed under the LGPL link to such works using a shared library or other compliant mechanism, as described in the LGPL. Section 4.12(e) of the Company Disclosure Schedule lists all RPMs for SUSE Linux Enterprise Server version 11 for which GPL version 3 is the primary applicable Open Source License.

(f) To the Knowledge of the Company, the operation by the Company and its Subsidiaries of their business, including the design, development, use, import, export, manufacture, licensing, sale or other disposition of the Company Products and any Company Products sold, licensed or distributed within the past three (3) years (“Past Company Products”) does not and did not (i) infringe or misappropriate, or infringed or misappropriated, the Intellectual Property rights of any Person (other than a breach, expiration or termination of a Contract that would not have a material effect on the operation of the Business) or (ii) constitute unfair competition or trade practices under applicable Laws. Except as described in Section 4.12(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has received in the last two (2) years any notice from any Person claiming or suggesting that operations or any Company Product or Past Company Product (A) infringes or misappropriates the Intellectual Property rights of any Person, (B) constitutes or constituted unfair competition or trade practices under applicable Laws, or (C) that a license to third party Intellectual Property is or was required in connection with operation by the Company and the Company Subsidiaries of their businesses or in connection with any Company Product or Past Company Product, except where the failure to procure such license would not have a material effect on the operation of the Business.

(g) Each issued or registered item of the Company Registered Intellectual Property (i) is, to the Knowledge of the Company, valid and (ii) except as would not be expected to have a material effect on the operations of the Business, is subsisting, and no registration, application, annuity, maintenance and renewal fees in connection with any Company Registered Intellectual Property are overdue and all necessary documents and articles in connection with such Company Registered Intellectual Property (whether or not issued) have been filed with the relevant Governmental Entities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining and recording the full chain of ownership for the Company Registered Intellectual Property into the name of the Company or a Company Subsidiary.

(h) Except as would not have a material effect on the operations of the Business, and except pursuant to a Specified Contract listed in Section 4.8(a)(xii)(C) of the Company Disclosure Schedules, none of the Company, any Company Subsidiary or any other party acting on behalf of the Company or any Company Subsidiary has disclosed or delivered, or permitted the disclosure or delivery by any escrow agent, to any third party (other than pursuant to Contracts (i) entered into with third party developers or consultants related to development of the Company Products at the Company or a Company Subsidiary’s direction, with third parties that receive Company Source Code in order to develop products compatible with any Company Products or with escrow agents (in each case under a non-disclosure agreement if confidential Source Code is disclosed), and

(ii) Contracts related to the Novell Embedded Systems Technology (NEST) under a non-disclosure agreement if confidential Source Code is disclosed): (1) any confidential Company Source Code owned by the Company other than under a non-disclosure agreement or (2) any non-confidential Company Source Code owned by the Company other than pursuant to an Open Source License or other Contract that conveys a license to Company Source Code. As of the date hereof, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by the Company, any Company Subsidiary or any other party acting on behalf of the Company or any Company Subsidiary, including an escrow agent of any material Company Source Code other than as described in the first sentence of this paragraph or pursuant to a Specified Contract listed in Section 4.8(a)(xii)(C) of the Company Disclosure Schedules. Section 4.12(h) of the Company Disclosure Schedule identifies each Contract under which the Company or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrow agent, as of the date hereof, any material confidential Company Source Code. To the Knowledge of the Company, neither the execution of this Agreement nor the consummation of the Merger or any of the other Transactions, in and of itself, would reasonably be expected to result in the release of any material Company Source Code from or into escrow.

(i) Neither the Company nor any of its Subsidiaries is bound to any Contract that will cause as a result of this Agreement or the Transactions: (i) Parent, Merger Sub, the Company or any of its Subsidiaries to grant to any Person any right to or with respect to any Intellectual Property owned by, or licensed to, Parent, Merger Sub, the Company or any of its Subsidiaries, or (ii) Parent, Merger Sub, the Company or any of its Subsidiaries to be obligated to pay any royalties or other material amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement or the Transactions, provided, in each of clauses (i) and (ii), any result affecting Parent or Merger Sub in the manner described in such clauses must be solely related to the acquisition of, and future ownership by, Parent or Merger Sub of the Company or any of its Subsidiaries as contemplated by this Agreement or the Transactions and shall not, under any circumstances, result from any other Contract or arrangement to which Parent, Merger Sub or any Subsidiary of Parent is a party.

(j) The Company and each of its Subsidiaries has taken commercially reasonable measures to protect the Company’s or such Subsidiary’s rights in the Trade Secrets owned by the Company or such Subsidiary. Except as otherwise set forth in Section 4.12(j) of the Company Disclosure Schedule, and to the Knowledge of the Company as of the date hereof, neither the Company nor any of its Subsidiaries is subject to any agreement with any standards bodies that would obligate the Company or any of its Subsidiaries to grant licenses or rights to or otherwise impair its control, enforcement or use of any material Company Owned Intellectual Property, or material Company Products owned by the Company or any of its Subsidiaries.

(k) The Company has taken commercially reasonable measures to prevent in any of the Company Products, the inclusion of computer code: (i) designed to intentionally harm in any manner the operation of such Software, or any other associated Software, firmware, hardware, computer system or network (sometimes referred to as “viruses” or “worms”); (ii) that would intentionally disable such Software or impair in any way its operation based on the elapsing of a period of time or advancement of a particular date (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices), except where the possibility of such disabling is communicated to the user; (iii) that would permit the Company or any third party to access such Software (except for Software for which the possibility of access is communicated to the user) to intentionally cause the Software to cease functioning; or (iv) that would permit the Company or any third party to access such Software to intentionally cause any harmful and malicious procedures, routines or mechanisms that would cause the Software to damage or corrupt data, storage media, programs, equipment or communications. To the Knowledge of the Company, and as of the date hereof, no Company Products currently contain such codes.

(l) The Company has taken commercially reasonable steps to provide for archival, back-up, recovery and restoration of its critical business data.

(m) To the Knowledge of the Company, and except as would not have a material effect on the operation of the Business, no terminal disclaimers are in effect that relate to both (i) any Patent transferred in the Patent Purchase Agreement and (ii) any Patent included in the Company Owned Intellectual Property.

(n) The Company’s representations and warranties made under this Section 4.12 are qualified for all purposes by the obligations under the Patent Purchase Agreement and the transactions contemplated thereunder.

Section 4.13 Taxes. Except as would not have a Company Material Adverse Effect:

(a) (i) All Tax Returns required to be filed by or on behalf of the Company or any of its Subsidiaries, or any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company or any Subsidiary is or has been a member, have been timely filed (taking into account any extension of time within which to file), (ii) each such Tax Return was true, complete and correct when filed, (iii) the Company and each of its Subsidiaries has paid, or has withheld and submitted to the appropriate Governmental Entity, all Taxes (whether or not shown as due on such Tax Returns), other than Taxes being contested in good faith by appropriate proceedings, (iv) no Audits in respect of the Company or any of its Subsidiaries are presently pending, (v) there are no liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for liens for Taxes not yet due and payable and (vi) no deficiency for any amount of Tax has been asserted or assessed by a Taxing Authority against the Company or any of its Subsidiaries that has not been satisfied by payment, settled or withdrawn.

(b) Except as more fully described in Section 4.13(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has (i) ever been a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation, (ii) any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulation section 1.1502-6 (or any similar provision under state, local or foreign Law), as a transferee or successor, by Contract, allocation or indemnity agreement, arrangement or otherwise and (iii) ever been a party to, subject to or bound by any Tax sharing, allocation or indemnity agreement, arrangement or similar contract (other than between or among the Company and any of its Subsidiaries immediately prior to the Merger).

(c) To the Knowledge of the Company, no claim has ever been made by a Taxing Authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary, respectively, is or may be subject to taxation by that jurisdiction.

Section 4.14 Tangible Assets.

(a) As of the date hereof, the Company and/or one or more of its Subsidiaries have valid title to, or valid leasehold or sublease interests or other comparable contract rights in or relating to, the real properties and other tangible assets necessary for the conduct of the Business, as currently conducted. As of the Closing Date, except as would not have a Company Material Adverse Effect, the Company, and/or one or more of the Company Subsidiaries will have valid title to, or valid leasehold or sublease interests or other comparable contract rights in or relating to, the real properties and other tangible assets necessary for the conduct of the Business, as currently conducted.

(b) Section 4.14(b) of the Company Disclosure Schedule contains a true and complete list of all real property owned by the Company or any of its Subsidiaries as of the date hereof (the “Owned Real Property”) that is material to the Company or any of its Subsidiaries.

(c) Section 4.14(c) of the Company Disclosure Schedule contains a true and complete list of all real property leased or subleased (whether as tenant or subtenant) by the Company or any of its Subsidiaries as of the date hereof (including improvements thereon, the “Leased Real Property”) that is material to the Company or any of its Subsidiaries.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has good and fee simple title to all Owned Real Property and valid leasehold estates in all Leased Real Property (or, as to Owned Real Property or Leased Real Property located outside of the United States, such corresponding real property interest as is customarily held in the applicable foreign jurisdiction) and (ii) each such fee simple title and leasehold estate held by the Company or such Subsidiary is held free and clear of all Liens, other than Permitted Asset Liens. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries has exclusive possession of each Leased Real Property and Owned Real Property, other than any use and occupancy rights granted to third-party owners, tenants or licensees pursuant to agreements with respect to such real property entered in the ordinary course of business.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) each lease for the Leased Real Property is in full force and effect and is valid, binding and enforceable in accordance with its terms and (ii) there is no default under any lease for the Leased Real Property either by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default by the Company or its Subsidiaries thereunder.

Section 4.15 Environmental.

(a) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and each Company Subsidiary comply and have complied with all applicable Environmental Laws, and possess and comply, and have complied, with all applicable Environmental Permits required under such Laws to operate as it currently operates; (ii) there are no, and there have not been any, Materials of Environmental Concern at any property currently or formerly owned or operated by the Company or any Company Subsidiary, under circumstances that have resulted in or are reasonably likely to result in liability of the Company or any Company Subsidiary under any applicable Environmental Laws and (iii) neither the Company nor any Company Subsidiary has received any written notification alleging that it is liable for, or request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar foreign, state or local law concerning, any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such notification or request for information concerning any such release or threatened release, to the extent such matter has been fully resolved with the appropriate Governmental Entity or otherwise. There are no actions, claims, suits, proceedings or investigations arising under Environmental Laws pending or, to the Knowledge of the Company, threatened in writing against the Company or any Company Subsidiary which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, the Company and the Company Subsidiaries have made available to Parent true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies, and environmental studies or assessments in the possession of the Company or any Company Subsidiary and applicable to the Company and the Company Subsidiaries.

(b) Notwithstanding any other representations and warranties in this Agreement, the representations and warranties in this Section 4.15 are the only representations and warranties in this Agreement with respect to Environmental Laws, Environmental Permits or Materials of Environmental Concern.

Section 4.16 Labor Matters.

(a) The Company and each of its Subsidiaries is in compliance with all applicable Laws and collective bargaining agreements respecting employment, employment practices (including those related to sex discrimination, equal pay, race relations, disability discrimination, minimum wages, maximum working time, data protection and transfers of undertakings), discrimination in employment, terms and conditions of employment, worker classification (including the proper classification of workers as independent contractors and consultants), wages, hours, employees’ representative rules and occupational safety and health and employment practices, except for any noncompliance that would not have a Company Material Adverse Effect. To the Knowledge of the Company, no employee, director or executive officer of the Company or any of its Subsidiaries is in violation, in any material respect, of any term of any employment agreement, non-disclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement or restrictive covenant to a former employer. To the Knowledge of the Company, the Company and each of its Subsidiaries has paid in full to all employees, former employees, directors, executive officers, independent contractors and consultants all wages, salaries, commissions, bonuses, benefits, and other material compensation due to such employees, former employees, directors, executive officers, independent contractors and consultants (other than amounts due and scheduled to be paid, in the ordinary course of business, on the Company’s or any of its Subsidiary’s next regularly scheduled payroll date), and has made all required deductions for social security contributions and income Tax and paid such deductions as required to the relevant authorities.

(b) Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or other labor union Contract, including by Company practice, and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries with respect to any Person employed by the Company or its Subsidiaries and neither the Company nor any of its Subsidiaries currently has any duty to bargain with any labor union. There is no pending demand for recognition or any other request or demand from a labor organization for representative status with respect to any Person employed by the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no activities or proceedings of any labor union to organize employees of the Company or any Company Subsidiary, and there are no activities related to the establishment of a works council representing employees of the Company or its Subsidiaries. There is no material dispute with any works council or comparable employee representation body, and there is no material labor dispute, strike or work stoppage against the Company or any of its Subsidiaries, current, pending or, to the Knowledge of the Company, threatened. There is no charge or complaint against the Company or any of its Subsidiaries by the National Labor Relations Board or any comparable Governmental Entity pending or to the Knowledge of the Company, threatened. The Company has made available to Parent copies of each material written agreement between the Company or any of its Subsidiaries and a works council, in each case that was negotiated by the Company or any of its Subsidiaries and as in effect as of the date of this Agreement.

(c) The Company and each of its Subsidiaries is in compliance in all material respects with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”), including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any “mass layoff” or “plant closing” (as defined in the WARN Act) to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Government Entity. The Company and its Subsidiaries have not caused any of their respective employees to suffer an “employment loss” (as defined in the WARN Act) during the 90-day period prior to this Agreement.

(d) To the Knowledge of the Company, no investigation of the Company or any of its Subsidiaries by any Governmental Entity responsible for the enforcement of labor or employment or social security laws is pending in respect of any employment matters (including investigations regarding potential in-fact employment relationships with Person providing services as contractors or freelancers), and neither the Company nor any of its Subsidiaries has been informed by any such Governmental Entity that it intends to conduct such an investigation.

(e) There are no pending material arbitration proceedings, material settlements or material proceedings before any court in connection with any employees, former employees, employees’ representatives such as any works council, or trade union against the Company or any Company Subsidiary and, to the Knowledge of the Company no such proceedings are threatened in writing.

(f) In connection with the employees of the Company Subsidiaries incorporated in the United Kingdom, in the last twelve (12) months (i) no detrimental changes have been made unilaterally to the employees’ terms and conditions of employment; (ii) no complaints have been raised by any of the employees in respect of any changes to their terms and conditions of employment; (iii) no dismissals have taken place in respect of any such changes and there are no proposed dismissals in this respect; and (iv) there have been no collective redundancy dismissals.

(g) Each of the Company Subsidiaries incorporated in India is in compliance with the provisions of the Indian labor/employee related legislations, including, without, limitation, Industrial Disputes Act, 1947, Contract Labour (Regulation and Abolition) Act, 1970 and the relevant Shops and Establishments Act, except for any noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.17 Brokers or Finders. No investment banker, broker, finder, financial advisor or intermediary, other than J.P. Morgan Securities Inc., the fees and expenses of which will be paid by the Company, is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. A true and correct copy of the J.P. Morgan engagement terms with respect to the Transactions has been provided to Parent.

Section 4.18 Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement and approval of the Transactions (the “Company Stockholder Approval”) is the only vote of the holders of any of the Company’s capital stock necessary for the Company to adopt this Agreement and approve the Transactions.

Section 4.19 Company Board Recommendation. At a meeting duly called and held, the Company Board has adopted resolutions in which it (i) approved and declared advisable and in the best interests of the Company and its stockholders this Agreement, the Merger and the other Transactions, (ii) resolved to recommend that the Company’s stockholders adopt this Agreement and approve the Merger (collectively (i) and (ii), the “Company Board Recommendation”) and (iii) directed that the adoption of this Agreement be submitted to a vote at the Special Meeting. The Company Board Recommendation has not been amended, rescinded or modified other than as permitted by Section 6.3(e).

Section 4.20 Proxy Statement.

(a) The Proxy Statement when filed, distributed or disseminated, as applicable, shall comply as to form in all material respects with the applicable requirements of the Exchange Act.

(b) The Proxy Statement, as supplemented or amended, if applicable, at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the Special Meeting will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(c) The representations and warranties contained in this Section 4.20 will not be deemed to relate to statements or omissions in the Proxy Statement based upon information furnished or caused to be furnished to the Company in writing by Parent or Merger Sub specifically for use therein.

Section 4.21 Opinion of Financial Advisor. The Company Board has received from the Company’s financial advisor, J.P. Morgan Securities Inc., an opinion, on or prior to date hereof, to the effect that, as of the date of such opinion and based upon and subject to various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Shares pursuant to the Merger is fair, from a financial point of view, to such holders. A signed copy of such opinion shall be delivered to Parent as soon as reasonably practicable following the date hereof for information purposes only.

Section 4.22 State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent contained in the last sentence of Section 5.7, the Company represents and warrants that the Company Board has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law (including the interested stockholder provisions codified in section 203 of the DGCL) or any anti-takeover provision in the Company Charter or Company Bylaws is applicable to this Agreement, the Merger and the other Transactions.

Section 4.23 Related Party Transactions. To the Knowledge of the Company, as of the date hereof, except as set forth in the Company SEC Reports filed prior to the date hereof, there are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor or debtor to, or party to any material Contract or transaction with, any holder of five percent (5%) or more of the outstanding shares of Company Common Stock or any director, executive officer, employee or Affiliate of the Company or any Company Subsidiary that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.

Section 4.24 No Other Representations or Warranties. The Company acknowledges that, except for the representations and warranties of Parent expressly set forth in Article V, neither Parent nor any of its respective Affiliates or Representatives makes any representation or warranty, either express or implied, as to Parent or Merger Sub.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as disclosed in the Parent Disclosure Schedule, Parent hereby represents and warrants to the Company as of the date hereof and as of the Closing Date (except to the extent any such representation or warranty is made as of an earlier date, in which case, as of such earlier date), as follows:

Section 5.1 Organization; Capitalization and Ownership of Merger Sub. Each of Parent and Merger Sub is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature or conduct of its business or the ownership, leasing or operation of its properties require it to be so qualified, licensed or in good standing, except for such jurisdictions where the failure to be so qualified, licensed or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company a copy of the articles of incorporation or certificate of incorporation, as the case may be, and bylaws or other equivalent organizational documents of Parent and Merger Sub, as currently in effect. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which 1,000 shares are issued and outstanding; provided, however, that after the date hereof and prior to the Closing, Merger Sub and Parent, as sole shareholder, may amend the Merger Sub charter to create par value $0.01 per share non-voting common stock with 1,000 shares authorized for issuance. All of the outstanding shares of Merger Sub’s capital stock are owned of record and beneficially, directly or indirectly, by Parent.

Section 5.2 Authorization; Validity of Agreement; Parent Action. Each of Parent and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, approval and adoption of this Agreement and the consummation of the Transactions have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub, and no other corporate action on the part of Parent or Merger Sub is necessary to authorize the execution and delivery by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. In its capacity as sole shareholder of Merger Sub, Parent has authorized and directed Merger Sub to execute, deliver and perform this Agreement and has approved and adopted this Agreement. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 5.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions will not, (i) violate any provision of the articles of incorporation or certificate of incorporation, as the case may be, or bylaws (or equivalent organizational documents) of Parent or Merger Sub, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to a right of, or result in, termination, amendment, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries under, any Contract to which Parent or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound, (iii) violate any Law applicable to Parent, any of its Subsidiaries or any of their properties or assets or (iv) other than in connection with or compliance with applicable requirements of (A) the DGCL, (B) the HSR Act and other Antitrust Laws, (C) Securities Exchange Rules and (D) the Exchange Act, require Parent or Merger Sub to make any filing or registration with or notification to, or require Parent or Merger Sub to obtain any authorization, consent or approval of, any Governmental Entity; except, in the case of clauses (ii), (iii) and (iv), for such violations, breaches or defaults that, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to make or obtain, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.4 Disclosure Documents. The information with respect to Parent and any of its Subsidiaries that Parent or Merger Sub furnishes, or causes to be furnished, to the Company in writing specifically for use in the Proxy Statement shall not at the time such Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company or at the Special Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 5.5 Merger Sub’s Operations. Merger Sub was formed solely for the purpose of securing the Debt Financing and engaging in the Transactions and has not owned any assets, engaged in any business activities or conducted any operations other than in connection with the Debt Financing and the Transactions.

Section 5.6 Financing. Parent has delivered to the Company true, correct and complete copies of (i) the executed Equity Funding Letters to provide to Parent, subject only to the conditions contained therein, equity financing in the aggregate amount set forth therein (being collectively referred to as the “Equity Financing”) and (ii) the executed Debt Commitment Letter to provide to Parent, subject only to the Closing and the satisfaction or waiver of the drawing conditions set forth in the Debt Commitment Letter (including all exhibits and all related fee letters referenced therein (with only the fee amounts and certain other terms, none of which would adversely affect the amount or availability of the Debt Financing, redacted) (the “Fee Letters”)), debt financing in the aggregate amount set forth therein on the date hereof (being collectively referred to as the “Debt Financing,” and together with the Equity Financing collectively referred to as the “Financing”). As of the date of this Agreement, each of the Financing Letters in the form so delivered on the date hereof, is in full force and effect and the respective commitments contained in such letters have not been withdrawn or rescinded in any respect. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Equity Funding Letters and the Debt Commitment Letter that are due and payable on or prior to the date hereof pursuant to the terms of the respective Financing Letters. The Financing Letters are the valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, the other parties thereto (except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law)). The net proceeds contemplated by the Equity Funding Letters and Debt Commitment Letter will, together with cash and cash equivalents available to Parent (including Minimum Cash and cash that will be available to the Company in connection with the Closing of Patent Purchase Agreement and related transactions), in the aggregate be sufficient to consummate the Transactions (including payment of Parent and Merger Sub’s transaction costs and expenses) upon and in accordance with the terms and conditions contemplated by this Agreement. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent or Merger Sub under any term or condition of the Equity Funding Letters or the Debt Commitment Letter; provided that Parent and Merger Sub are not making any representation regarding the effect of the inaccuracy of any of the representations and warranties in Article IV. As of the date hereof, assuming the accuracy of the representations and warranties set forth in Article IV and performance by the Company of its obligations under Section 6.1, Section 6.2 and Section 6.14, Parent does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Parent or Merger Sub on the date of the Closing in order to consummate the Transactions. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than (i) in the case of the Equity Funding Letters, the Closing, and (ii) in the case of the Debt Commitment Letter, the Closing and the drawing conditions expressly set forth in the Debt Commitment Letter. As of the date hereof, Parent has, and at the Closing Parent will have, available at least $50,000,000 in cash to be used as part of the Merger Consideration and deposited with the Paying Agent into the Consideration Fund at or promptly after the Closing.

Section 5.7 Share Ownership; No Interested Stockholder. None of Parent, Merger Sub or any of their “affiliates” or “associates” is, or has been within the last three (3) years, an “interested stockholder” of the Company as those terms are defined in section 203 of the DGCL.

Section 5.8 No Other Representations or Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and its Subsidiaries. In entering into this Agreement, each of Parent and Merger Sub has relied solely upon its own investigation and analysis (and the representations and warranties set forth herein), and each of Parent and Merger Sub acknowledges that, except for the representations and warranties of the Company expressly set forth in Article IV, none of the Company, the Company Subsidiaries, or any of their respective Representatives makes any representation or warranty, either express or implied, as to the Company or its Subsidiaries or as to the accuracy or completeness of any of the information provided or made available to Parent, Merger Sub or any of their respective Representatives. Without limiting the generality of the foregoing, none of the Company or its Subsidiaries nor any of their respective Representatives or any other Person has made a representation or warranty to Parent or Merger Sub with respect to (i) any projections, estimates, forecasts or budgets for the Company or its Subsidiaries or (ii) any material, documents or information relating to the Company or its Subsidiaries made available to Parent, Merger Sub or their respective Representatives in any “data room,” confidential memorandum, other offering materials or otherwise, except as expressly and specifically covered by a representation or warranty set forth in Article IV. To the Knowledge of Parent, as of the date hereof, none of the Company’s representations or warranties are untrue such that the condition set forth in Section 7.2(a) would fail to be satisfied.

Section 5.9 Litigation. There is no action, claim, suit, proceeding or governmental investigation pending against or, to the Knowledge of Parent, threatened against or affecting, Parent or any of its Subsidiaries or any of their respective assets or any executive officer, director or employee of Parent or any of its Subsidiaries in such capacity that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. There is no Order outstanding against Parent or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 5.10 Sponsor Guarantees. Parent has delivered to the Company true, correct and complete copies of the duly executed Sponsor Guarantees. Each Sponsor Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the applicable Guarantor enforceable against such Guarantor in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law)). No event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor party to such Sponsor Guarantee.

Section 5.11 Brokers or Finders. No investment banker, broker, finder, financial advisor or intermediary is entitled to any investment banking, brokerage, finder’s or similar fee or commission in connection with this Agreement or the Transactions based upon arrangements made by or on behalf of Parent or Merger Sub.

ARTICLE VI

COVENANTS

Section 6.1 Interim Operations of the Company. During the period from the date hereof to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1 (except (i) as may otherwise be required in connection with applicable Law, (ii) with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, (iii) as contemplated or permitted by this Agreement, (iv) as required by the Patent Purchase Agreement or contemplated by Section 6.7(c), (v) actions taken or not taken following a request by Parent pursuant to and in accordance with Section 6.15, pursuant to Section 6.15 or (vi) as set forth in Section 6.1 of the Company Disclosure Schedule), the Company shall and shall cause the Company Subsidiaries to conduct the Business only in the ordinary course of business, and, to the extent consistent therewith, the Company and the Company Subsidiaries shall use commercially reasonable efforts to preserve intact their current Business organization and maintain their relationships with customers, resellers, distributors, franchisees (and other similar channel partners), suppliers, employees, licensors, licensees of the Business and others having Business dealings with them. Without limiting the generality of the foregoing (except (i) as may otherwise be required in connection with applicable Law, (ii) with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned (except with respect to clauses (b), (c), (d) and (e) below), (iii) as contemplated or permitted by this Agreement, (iv) as required by the Patent Purchase Agreement or contemplated by Section 6.7(c), (v) actions taken or not taken following a request by Parent pursuant to and in accordance with Section 6.15, pursuant to Section 6.15 or (vi) as set forth in Section 6.1 of the Company Disclosure Schedule), during the period from the date hereof to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 8.1, the Company agrees that it shall not, nor shall it permit any Company Subsidiary to:

(a) amend its certificate of incorporation or bylaws (or equivalent organizational documents of any Company Subsidiary) other than pursuant to any contemplated liquidation of a dormant Company Subsidiary;

(b) except for Company Common Stock to be issued upon the exercise or settlement of Company Options, Company RSAs, Company RSUs, Company CSEs or Company SBDC Units outstanding as of the date hereof in accordance with their terms, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of, (i) any shares of capital stock of any class or any other equity interest of the Company or any of its Subsidiaries, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of capital stock or any other equity interest of the Company or any Company Subsidiary, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any other equity interest of the Company or any Company Subsidiary or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of capital stock or any other equity interest of the Company or any Company Subsidiary or (ii) any other securities of the Company or any of its Subsidiaries in respect of, in lieu of, or in substitution for, Company Common Stock outstanding on the date hereof;

(c) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding Company Common Stock, except for the acquisition of shares of Company Common Stock (and corresponding rights to purchase Company Common Stock) (i) from holders of Company Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Options to the extent required or permitted under the terms of such Company Options or to satisfy related Tax obligations upon exercise or settlement of Company Options, Company RSAs, Company RSUs, Company SBDC Units or (ii) as required by the terms of any Benefit Plan;

(d) (i) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay or agree to pay any dividend or other distribution in respect of any shares of its capital stock or otherwise make any payments to stockholders in their capacity as such or (ii) enter into any agreement with respect to the voting or registration of its capital stock;

(e) merge or consolidate the Company or any Company Subsidiary or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, business combination, recapitalization or other reorganization of the Company or any Company Subsidiary, other than the Transactions;

(f) other than in the ordinary course of business or as permitted under Section 6.1(p), acquire (including by merger, consolidation, or acquisition of stock or assets), sell, lease, license or otherwise dispose of, or pledge or encumber any assets, or create, extend, grant or issue any Lien over any of the properties or assets of the Business, other than (i) acquisitions in existing or related lines of business of the Company or any Company Subsidiary as to which the aggregate consideration for all such acquisitions does not exceed $1,500,000, (ii) sales, leases, dispositions, pledges or encumbrances of assets with an aggregate fair market value of less than $1,500,000 or (iii) in the ordinary course of business in connection with the license of any of the Company’s products or sale of any of the Company’s services to customers;

(g) incur any indebtedness for borrowed money in addition to that incurred as of the date hereof or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) to the Company or any wholly owned Company Subsidiary or (ii) letters of credit or similar arrangements issued in the ordinary course of business as to which the aggregate liability of the Company and the Company Subsidiaries does not exceed $2,000,000;

(h) (i) grant any increases in the compensation of any of its directors, executive officers or employees, except for increases in the compensation of non-executive-officer employees in the ordinary course of business, (ii) enter into or amend any employment or severance agreements with any directors or executive officers or (iii) establish any bonus or incentive plan or set performance targets under any existing bonus or incentive plan; provided, however, that the Company and the Company Subsidiaries shall pay, prior to December 31, 2010, earned annual bonuses for employees for fiscal year 2010, as determined in accordance with the terms of the applicable plan or program; provided further, however, that the aggregate amount of payment of earned annual bonuses for fiscal year 2010 shall not exceed $42,000,000;

(i) enter into, terminate or materially amend any Benefit Plan, except (i) as may be contemplated by this Agreement, (ii) to the extent required or advisable to comply with applicable Law or (iii) in the ordinary course of business with respect to any Company Welfare Plan, provided that such plan (or any amendment thereto) does not limit the right of the Company or any Company Subsidiary to modify or terminate such plan without incurring additional liability;

(j) change in any material respect any of the accounting policies, practices, principles, procedures or methods used by the Company or any Company Subsidiary unless required by GAAP, IFRS or applicable Law;

(k) waive, release, or assign any material claims or compromise, settle or agree to settle any suit, action, claim, proceeding or investigation (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby) other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $1,000,000 individually or $3,000,000 in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any Company Subsidiary;

(l) (i) make, change or revoke any Tax election (which shall include any election under Treasury Regulation section 301.7701-3), (ii) consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment, (iii) change any annual Tax accounting period, (iv) change (or make a request to any Taxing Authority to change) any method of Tax accounting or enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, (v) settle any Tax claim, audit or assessment, or (vi) knowingly surrender any right to claim a Tax refund;

(m) take any action to exempt or make not subject to (i) the provisions of section 203 of the DGCL or (ii) any other state takeover law or state law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than Parent and any Subsidiary of Parent) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom;

(n) with respect to any Company Owned Intellectual Property, (i) encumber, impair, abandon, fail to maintain, transfer, license to any Person (including through an agreement with a reseller, distributor, franchisee or other similar channel partner), or otherwise dispose of any right, title or interest of the Company or any of its Subsidiaries in any Company Owned Intellectual Property or Software (in each case other than in the ordinary course of business consistent with past practice) or (ii) divulge, furnish to or make accessible any material Trade Secrets within the Company Owned Intellectual Property to any Person who is not subject to an enforceable written agreement to maintain the confidentiality of such Trade Secrets;

(o) terminate, cancel, materially amend, renew, or request or agree to any material change in or material waiver under any Specified Contract, or enter into or amend any material Contract (including any original equipment manufacture, joint development, joint marketing or joint venture Contract) in which any third party is granted marketing, resale or distribution rights of any type or scope with respect to any of the Company Products or technology assets that cannot be terminated for convenience by the Company or its applicable Company Subsidiary upon sixty (60) days’ notice or less (other than in the ordinary course of business in connection with the license, sale, resale, development or distribution of any Company Products or sale, distribution, development or resale of any of the Company’s services to customers);

(p) make or authorize any capital expenditure in excess of the Company’s capital expenditure budget as disclosed to Parent prior to the date hereof;

(q) hire any natural person to be employed by, or provide services to, the Company or any Company Subsidiary, other than as set forth in Section 6.1(q) of the Company Disclosure Schedule;

(r) take any action which is intended to make any of the Company’s representations or warranties contained in Article IV untrue or incorrect or to cause the Company not to perform one or more of the covenants required hereunder to be performed by it, in each case that would result in the closing conditions set forth in Section 7.2(a) or Section 7.2(b) not being satisfied; or

(s) enter into any enforceable contract, agreement, commitment or arrangement to do any of the foregoing.

Section 6.2 Access to Information. From the date hereof until the earlier of the Effective Time and the date of termination of this Agreement, the Company shall (and shall cause each of the Company Subsidiaries to) afford to officers, employees, counsel, investment bankers, accountants and other authorized representatives (“Representatives”) of Parent reasonable access, in a manner not disruptive to the operations of the business of the Company and the Company Subsidiaries, during normal business hours and upon reasonable notice, to the personnel, properties, offices, facilities, books and records of the Company and the Company Subsidiaries and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to such Representatives all information concerning the business, properties and personnel of the Company and its Subsidiaries in each case as may reasonably be requested including, for the avoidance of doubt, (i) internal financial statements and documentation regarding internal controls, (ii) Tax Returns, Tax elections and all other records and workpapers relating to Taxes, (iii) a schedule of any deferred intercompany gain with respect to transactions to which the Company or any of its Subsidiaries has been a party, and (iv) receipts from any Taxes paid to any foreign Taxing Authority; provided, however, that nothing herein shall require the Company or any of its Subsidiaries to disclose any information to Parent if such disclosure would, in the reasonable judgment of the Company, (i) cause significant competitive harm to the Company or its Subsidiaries if the Transactions were not consummated, (ii) violate applicable Law or request or requirement of any Governmental Entity or the provisions of any agreement to which the Company or any of its Subsidiaries is a party or (iii) jeopardize any attorney-client or other legal privilege; provided further, however, that nothing herein shall authorize Parent or its Representatives to undertake any further environmental investigations or sampling at any of the properties owned, operated or leased by the Company or its Subsidiaries. Parent agrees that it will not, and will cause its Representatives not to, use any information obtained pursuant to this Section 6.2 for any competitive or other purpose unrelated to the consummation of the Transactions. No access granted, or information provided, pursuant to this Section 6.2 shall affect or be deemed to qualify, modify or limit any representations or warranties made by the Company in this Agreement. The Company for itself and for its Subsidiaries shall retain or cause to be retained such information relating to the Company and its Subsidiaries as is reasonably necessary for the preparation and filing of any Tax Return, claim for refund or other filings relating to Tax matters, for the preparation for any Tax audit or any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters, including the retention of records, powers of attorney or other materials relating to Taxes of the Company and the Company Subsidiaries. The Confidentiality Agreement shall apply with respect to information furnished hereunder by the Company, the Company Subsidiaries and their respective Representatives.

Section 6.3 Company Board Recommendation; Acquisition Proposals.

(a) Subject to the provisions of this Section 6.3, the Company shall not, nor shall it authorize or permit any of its Subsidiaries to, and shall cause its Subsidiaries and use its reasonable best efforts to cause its Representatives not to, (i) initiate, solicit or knowingly take any action to facilitate or encourage the submission of, or participate or engage in any negotiations or discussions with respect to, any Acquisition Proposal, (ii) in connection with any potential Acquisition Proposal, disclose or furnish any nonpublic information or data to any Person concerning the Company or afford any Person other than Parent or its Representatives access to the properties, books or records, except as required by Law, pursuant to a request for information of any Governmental Entity or in accordance with, and pursuant to Section 6.3(b) or (iii) enter into or execute, or propose to enter into or execute, any Acquisition Agreement. The Company shall, and shall cause its Subsidiaries to, and use its reasonable best efforts to cause Representatives of the Company and its Subsidiaries to, cease immediately and cause to be terminated all discussions and negotiations with any parties (other than Parent) that commenced prior to the date hereof regarding any proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, and request from each Person that has executed a confidentiality agreement with the Company the prompt return or destruction of all confidential information previously furnished to such Person or its Representatives and terminate access by each such Person and its Representatives to any online or other data rooms containing any information in respect of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required, pursuant to this Section 6.3(a), to request the return or destruction of information or to terminate access for, and shall be permitted to engage in discussions and negotiations with

Patent Purchaser, any investors in Patent Purchaser and their respective Representatives in connection with the transactions contemplated by the Patent Purchase Agreement. Notwithstanding any other provision hereof, nothing contained herein shall restrict the Company from taking any actions or engaging in any negotiations or discussions with respect to, or furnishing any information or affording any access to the Patent Purchaser in connection with the Patent Purchase Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, prior to the receipt of the Company Stockholder Approval, the Company and its Representatives may, in response to an Acquisition Proposal that was not solicited by the Company, any of its Subsidiaries or any of their respective Representatives and did not otherwise result from a breach of this Section 6.3, participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish any nonpublic information or data to, the Person or Persons (but only after any such Person(s) enters into a customary confidentiality agreement with the Company not materially less restrictive of such Person(s) than the Confidentiality Agreement and which may not provide for an exclusive right to negotiate with the Company and may not restrict the Company from complying with this Section 6.3(b) and Section 6.3(c), it being understood and hereby agreed that such confidentiality agreement need not contain a “standstill” or similar provision that prohibits such Person(s) from making or consummating any Acquisition Proposals) making such Acquisition Proposal and their respective Representatives and potential sources of financing, if (i) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal is, or would reasonably be expected to lead to, a Superior Proposal or (ii) the Company Board determines in good faith, after consultation with outside counsel, that the failure to participate in such discussions or negotiations, or to furnish such nonpublic information or data, with respect to such Acquisition Proposal would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law. The Company hereby acknowledges and agrees that Section 9 of the Confidentiality Agreement will terminate as of the date of this Agreement. From and after the date hereof, the Company shall not grant any waiver, amendment or release under any standstill agreement unless the Company Board determines in good faith, after consultation with outside counsel, that the failure to grant any such waiver, amendment or release would reasonably be expected to be inconsistent with the directors’ fiduciary duties under applicable Law. To the extent practicable, all information provided to a third party under this Section 6.3(b) shall be provided or made available on a prior or substantially concurrent basis to Parent if such information has not previously been provided to Parent.

(c) The Company shall as promptly as reasonably practicable, and in any event within the earlier of (i) forty-eight (48) hours and (ii) one (1) Business Day after receipt, notify Parent orally and in writing of the receipt of any Acquisition Proposal and of the price and other material terms and conditions of any such Acquisition Proposal (including the identity of the Person making such Acquisition Proposal) and of any changes or supplements thereto. The Company shall notify Parent, orally and in writing, of any decision of the Company Board as to whether to consider any Acquisition Proposal or to enter into discussions or negotiations concerning any Acquisition Proposal or to provide nonpublic information or data with respect to the Company to any Person making an Acquisition Proposal, which notice shall be given as promptly as reasonably practicable after such determination was reached (and in any event no later than twenty-four (24) hours after such determination was reached). The Company shall (i) provide Parent with written notice setting forth such information as is reasonably necessary to keep Parent informed in all material respects of the status and material terms of any Acquisition Proposal and of any material amendments thereto (and shall provide Parent with copies of all written Acquisition Proposals (including any amendments or supplements thereto) within the earlier of (i) forty-eight (48) hours and (ii) one (1) Business Day after receipt thereof) and (ii) promptly (and in any event within twenty-four (24) hours of such determination) notify Parent of any determination by the Company Board that such Acquisition Proposal constitutes a Superior Proposal.

(d) Subject to the provisions of this Section 6.3, neither the Company Board nor any committee thereof shall, directly or indirectly, (i)(A) withdraw or modify, or publicly propose to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation, (B) approve, adopt or recommend, or publicly propose to approve, adopt or recommend, any Acquisition Proposal, (C) in the event of a tender offer or exchange offer for any outstanding shares of Company Common Stock, fail to recommend against acceptance of such tender offer or exchange offer by the Company’s stockholders within ten (10) Business Days of the commencement thereof (for the avoidance of doubt, the taking of no position or a neutral position by the Company Board in respect of the acceptance of any tender offer or exchange offer by its stockholders as of the end of the ten (10) day Business Day period shall constitute a failure to recommend against any such offer); or (D) recommend that the Company’s stockholders reject adoption of this Agreement, the Merger or the other Transactions (any action described in clauses (A)-(D) above being referred to as a “Change of Recommendation”) or (ii) allow the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement, or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than any confidentiality agreement pursuant to Section 6.3(b)) (an “Acquisition Agreement”) or (B) requiring it to abandon, terminate or fail to consummate the Transactions.

(e) Notwithstanding the foregoing or anything else in this Agreement to the contrary, at any time after the date hereof and prior to the receipt of the Company Stockholder Approval, (i) solely in response to a Superior Proposal which was not solicited by the Company or its Subsidiaries or any of the Company Representatives and did not otherwise result from a breach of this Section 6.3, the Company Board may terminate this Agreement pursuant to Section 8.1(c)(ii) in order to cause the Company to concurrently enter into a definitive Acquisition Agreement with respect to a Superior Proposal or (ii) the Company Board may withdraw or modify in a manner adverse to Parent the Company Board Recommendation, in the case of each of clause (i) and clause (ii) above, only (A) if and to the extent, that the Company Board determines in good faith, after consultation with outside counsel and its financial advisor, that failing to take any such action would be reasonably likely to result in a breach of the fiduciary duties of the Company Board and (B) at a time that is after the fifth (5th) Business Day following the Company’s delivery to Parent of written notice advising Parent that the Company Board intends to take such action, specifying, in the case of clause (i), the terms and conditions of such Superior Proposal, including the identity of the Person making the Superior Proposal and, in the case of clause (ii), reasonable details regarding the cause for, and nature of, the withdrawal or modification of the Company Board Recommendation; provided, however, that (I) with respect to any applicable Superior Proposal, any amendment to the financial terms or any other material term of such Superior Proposal shall require a new written notice by the Company and a new three (3) Business Day period, and no such termination of this Agreement by the Company or withdrawal or modification of the Company Board Recommendation may be made during any such five (5) Business Day or three (3) Business Day, as applicable, period, (II) the Company shall, and shall cause its financial and legal advisors to, during such five (5) Business Day or three (3) Business Day, as applicable, period described above, negotiate with Parent in good faith, to make such changes in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal or that the cause for such withdrawal or modification of the Company Board Recommendation ceases to exist, as applicable, (III) the Company Board shall take into account any written proposal to amend the financial and other terms of this Agreement proposed by Parent in response to any such written notice by the Company or otherwise which written proposal is capable of being accepted by the Company and, if so accepted, will be binding on Parent and Merger Sub and (IV) the requirements for terminating this Agreement pursuant to Section 8.1(c)(ii) or withdrawing or modifying the Company Board Recommendation are still satisfied at the time this Agreement is terminated or at the time of such withdrawal or modification of the Company Board Recommendation, as applicable.

(f) Nothing contained in this Section 6.3 or elsewhere in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2 of the Exchange Act or from making any other disclosure to the Company’s stockholders if, in the Company Board’s determination in good faith after consultation with outside counsel, the failure so to disclose would be inconsistent with its obligations under applicable Law, provided that the Company and the Company Board may not effect a Change of Recommendation, except to the extent permitted by Section 6.3(e). It is understood and agreed that a “stop, look and listen” disclosure in compliance with Rule 14d-9(f) of the Exchange Act shall not constitute a Change of Recommendation.

Section 6.4 Employee Benefits.

(a) As of the Effective Time, and for a period of at least six (6) months thereafter, Parent shall or shall cause the Surviving Company to provide or cause its Subsidiaries (including the Surviving Company) to provide each employee of the Company or its Subsidiaries as of the Effective Time (each, an “Employee” and collectively, the “Employees”) for so long as such Employees remain employed during such period by Parent, the Surviving Company or any of their respective Subsidiaries with compensation and benefits (excluding equity based compensation) which, taken as a whole, have a value substantially comparable, in the aggregate, to the compensation and benefits provided by the Company and its Subsidiaries to the Employees as of the date hereof.

(b) As of the Effective Time, Parent shall honor or cause to be honored and assumed (and shall not challenge the validity of), in accordance with their terms, all Benefit Plans that are employment, employment termination or severance agreements, plans or arrangements, including any change-in-control and general severance and retention plans, in each case existing immediately prior to the Effective Time, that cover or are between the Company or any of its Subsidiaries and any current or former executive officer, director or employee thereof or for the benefit of any such current or former executive officer, director or employee. Parent shall not, and shall, following the Closing, cause the Surviving Company not to, terminate any severance plans of the Company or any of its Subsidiaries or amend them in any manner adverse to the participants without the express written consent of the affected current or former executive officer, director or employee for a period of six (6) months, it being understood that the foregoing shall not be construed to amend any restriction on amendment or termination set forth in any such plans. Parent hereby guarantees, following the Closing, the payment and performance by the Surviving Company or its Affiliates of such obligations described in this Section 6.4(b), and Parent and the Surviving Company agree to abide by the terms of such obligations.

(c) With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its Subsidiaries (including the Surviving Company) following the Effective Time and in which any of the Employees participate (the “Parent Plans”), and except to the extent necessary to avoid duplication of benefits, for purposes of determining eligibility to participate in, and non-forfeitable rights under and for purposes of benefit accrual under the Parent Plans that are paid time off and severance plans, service with the Company and its Subsidiaries (or predecessor employers to the extent the Company provides past service credit) shall be treated as service with Parent and its Subsidiaries. Each applicable Parent Plan shall waive eligibility waiting periods, evidence of insurability requirements and pre-existing condition limitations to the extent waived or not applicable under the corresponding Benefit Plan in which the applicable Employee participated immediately prior to the Effective Time. The Employees shall be given credit under the applicable Parent Plan for amounts paid prior to the Effective Time during the plan year in which the Effective Time occurs under a corresponding Benefit Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

(d) Unless such bonus payments have been paid by the Company prior to the Effective Time pursuant to Section 6.1(h), with respect to the fiscal year 2010 annual bonus plan or program, Parent shall cause the Surviving Company and its Affiliates to pay to the Employees participating in such plan or program earned annual bonuses for fiscal year 2010 as determined in accordance with the terms of the applicable plan or program, provided, however, that the aggregate amount of such payments to Employees (including amounts paid after the date hereof and prior to the Effective Time) shall not exceed $42,000,000.

(e) Notwithstanding anything in this Agreement to the contrary, as of the Closing, Parent shall honor or cause to be honored, in accordance with their terms and as required by applicable Law, all collective bargaining agreements or other material agreements that the Company or any Company Subsidiary has entered into with any union, works council or collective bargaining agent with respect to terms and conditions of employment for Employees.

(f) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that all provisions contained in this Section 6.4 shall not be treated as an amendment or other modification of any Benefit Plan, Parent Plan or other employee benefit plan, agreement or other arrangement and, except as provided in this Section 6.4, shall not (i) limit the right of Parent, the Surviving Company or their respective Subsidiaries to amend, terminate or otherwise modify any Benefit Plan or Parent Plan following the Effective Time, (ii) confer any rights or remedies of any kind or description upon any Employee or any other Person other than the Company and Parent and their respective successors and assigns, or (iii) limit the ability of the Parent, the Company, the Surviving Company or any of their respective Subsidiaries to terminate the employment of any Employee at any time.

(g) The Company shall, as soon as practicable following the date hereof, provide to Parent, copies of the applicable documentation described in Section 4.9(a) with respect to Benefit Plans covering employees outside the United States.

(h) Where the Company determines in its reasonable discretion, after consultation with Parent to the extent time permits, that notice to any works council is required by applicable Law or contract with respect to (i) the Transactions, or (ii) changes to compensation, employee benefits or job titles or responsibilities of Employees decided by Parent to be effective on or after the Effective Time (provided that any such changes may not be in breach of any provision of this Section 6.4) (“Employment Changes”), then, to the extent not prohibited by applicable Law or contract, the Company shall notify Parent prior to providing initial notice to any works council of the Transactions or Employment Changes; provided, however, that any communications with any works council with respect to the Transactions or Employment Changes after such works council has been initially notified thereof shall not be a violation of this provision. The Company shall not provide initial notice to any works council of the Transactions or Employment Changes where such notice is not required by applicable Law or contract (as determined by the Company in its reasonable discretion after consultation with Parent to the extent time permits) without the consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that any communications with any works council with respect to the Transactions or Employment Changes after such works council has been initially notified thereof shall not be a violation of this provision. Notwithstanding the foregoing, the Company has hereby notified Parent and shall be under no obligation to obtain Parent’s consent to provide courtesy notice to any works council of the Merger upon or shortly after the parties hereto have executed this Agreement.

Section 6.5 Publicity. The initial press release by each of Parent and the Company with respect to the execution of this Agreement shall be mutually acceptable to Parent and the Company. Prior to the Effective Time, neither the Company nor Parent (nor any of their respective Affiliates) shall issue any other press release or make any other public announcement with respect to this Agreement or the Transactions without the prior agreement of the other party, except as may be required by applicable Law or by any Securities Exchange Rule, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other party before making any such public announcements; provided, however, that the Company shall not be required to obtain the prior agreement of or consult with Parent in connection with any such press release or public announcement if the Company Board has effected a Change of Recommendation or in connection with any such press release or public announcement pursuant to Section  6.3(f).

Section 6.6 Indemnification and Insurance.

(a) Each of the parties hereto agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time in favor of each present and former director and officer of the Company or any of its Subsidiaries, and each such individual who is serving or has served at the request of the Company as a director, officer or trustee of another Person, in each case determined as of the Effective Time (each such individual, an “Indemnified Party”), as provided in the Company’s and the Company Subsidiaries’ respective certificates of incorporation or bylaws (or comparable organizational documents) or any indemnification or other agreements of the Company or any of its Subsidiaries, in each case as in effect on the date hereof, (i) shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time, (ii) shall survive the Transactions, (iii) shall continue in full force and effect in accordance with their terms and (iv) shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the Indemnified Parties, unless such modification is required by applicable Law.

(b) Unless the Company shall have purchased “tail” insurance coverage prior to the Effective Time as provided below, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain in effect the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability policies (collectively, the “D&O Insurance” and the individuals covered under such policies immediately prior to the Effective Time, the “Insured Parties”), in each case for a period of not less than six (6) years after the Effective Time, from insurance carriers with the same or better rating as the Company’s current applicable insurance carriers in respect of matters existing at, or occurring prior to, the Effective Time that provide coverage for events occurring at or prior to the Effective Time (including the Transactions) that is no less favorable than the existing D&O Insurance or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of two hundred percent (200%) of the aggregate annual premiums paid by the Company for such insurance in 2010 through the date hereof on an annualized basis (the “D&O Premium”), but in such case shall purchase as much of such coverage as possible for such amount; provided further, however, that, at Parent’s option, in lieu of the foregoing insurance coverage, the Surviving Company may purchase “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above with respect to matters occurring prior to the Effective Time, provided that the premium for such “tail” insurance coverage shall not exceed an amount equal to the D&O Premium. The Company represents and warrants to Parent that the Company’s 2010 aggregate annual premium for the D&O Insurance was approximately the amount set forth on Section 6.6(b) of the Company Disclosure Schedule. In lieu of the purchase of such policy by the Surviving Company, the Company may, at its option prior to the Effective Time, purchase fully prepaid “tail” insurance coverage that provides coverage identical in all material respects to the coverage described above with respect to matters occurring at or prior to the Effective Time, provided that the premium for such “tail” insurance coverage shall not exceed an amount equal to two hundred percent (200%) of the D&O Premium.

(c) This Section 6.6 (i) is intended to benefit and be enforceable by the Indemnified Parties and their heirs and representatives, and shall be binding on all successors and assigns of Parent, Merger Sub, the Company and the Surviving Company; and (ii) is in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have by Contract or otherwise. Parent shall cause the Surviving Company to comply with all obligations under this Section 6.6.

(d) In the event that Parent, the Surviving Company or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers or conveys a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors, assigns and transferees of Parent or the Surviving Company or their respective successors or assigns, as the case may be, assume the obligations set forth in this Section 6.6.

Section 6.7 Reasonable Best Efforts.

(a) The parties hereto agree to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act and to make or cause to be made all other filings required by Applicable Antitrust Laws with respect to the Transactions as promptly as practicable, consistent with securing antitrust clearance in the earliest practicable timeframe following the date of this Agreement, and in any event prior to the expiration of any applicable legal deadline and to furnish as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law with respect to the Transactions. The parties hereto shall also consult and cooperate with one another, and consider in good faith the views of one another, in connection with, and provide to the other parties in advance, any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Laws with respect to the Transactions. Without limiting the foregoing, the parties hereto agree to (i) give each other reasonable advance notice of all meetings with any Governmental Entity relating to any Antitrust Laws with respect to the Transactions, (ii) give each other an opportunity to participate in each of such meetings, (iii) to the extent practicable, give each other reasonable advance notice of all substantive oral communications with any Governmental Entity relating to any such Antitrust Laws, (iv) if any Governmental Entity initiates a substantive oral communication regarding any such Antitrust Laws, promptly notify the other part(ies) of the substance of such communication, (v) provide each other with a reasonable advance opportunity to review and comment upon all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals) with a Governmental Entity regarding any such Antitrust Laws and (vi) provide each other with copies of all written communications to or from any Governmental Entity relating to any such Antitrust Laws. Any such disclosures or provision of copies by one party to the others may be made on an outside counsel basis if appropriate. Parent and the Company shall use reasonable best efforts to (i) obtain the consents, approvals or clearances required under or in connection with the applicable Antitrust Laws of the Specified Governmental Entities (the “Applicable Antitrust Laws”), (ii) enable all waiting periods under the HSR Act and Applicable Antitrust Laws to expire and to avoid or eliminate each and every impediment under Applicable Antitrust Laws asserted by any Governmental Entity, in each case, to cause the Transactions to occur prior to the End Date, including (A) promptly complying with or modifying any requests for additional information (including any second request) by any Governmental Entity and (B) contesting, defending and appealing any threatened or pending preliminary or permanent injunction or other Order or Law that would adversely affect the ability of any party hereto to consummate the Transactions before the End Date and taking any and all other actions to prevent the entry, enactment or promulgation thereof; provided, however, that nothing in this Section 6.7(a) shall require, and such reasonable best efforts shall not include, Parent, Merger Sub or Company (or any of their respective Affiliates) (i) paying any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) offering, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, license or other disposition of any and all of the capital stock, assets, rights, products or businesses of Parent, the Company or their respective Subsidiaries (or any of their respective Affiliates) or (iii) agreeing to any material restrictions on the activities of Parent, the Company or their respective Subsidiaries (or any of their respective Affiliates).

(b) Subject to the terms and conditions hereof, and except with regard to the Antitrust Laws which shall be governed by Section 6.7(a) and the Proxy Statement which shall be governed by Section 2.3, the Company, Parent shall, and the Company and Parent shall cause their respective Subsidiaries to, each use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the Transactions as promptly as practicable, including:

(i) obtaining from any Governmental Entity and, to the extent reasonably requested by Parent, any other third party consents, licenses, permits, waivers, approvals, authorizations or orders, making any filings and sending any notices, in each case, which are material and required to be obtained, made or sent by the Company or Parent or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions; provided, however, that in connection therewith none of the Company or its Subsidiaries, nor Parent, Merger Sub or any of their Affiliates shall be required to make or agree to make any payment or accept any material conditions or obligations, including amendments to existing conditions and obligations;

(ii) executing or delivering any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement;

(iii) preparing and filing all forms, registrations and notices required to be filed to consummate the Transactions; and

(iv) to the extent required by Law or contract and as mutually agreed between Parent and the Company, providing notices to or consulting with any trade union, works council, personnel committee or similar employee council or committee or employee representative body.

(c) The Company shall use (and shall cause its Subsidiaries to use) reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under the Patent Purchase Agreement to (i) consummate and make effective the transactions contemplated by the Patent Purchase Agreement as soon as practicable, including commencing litigation to specifically enforce its rights under the Patent Purchase Agreement, (ii) satisfy on a timely basis all conditions under the Patent Purchase Agreement, (iii) fully enforce the counterparties’ obligations and its rights under the Patent Purchase Agreement and (iv) prepare and file as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity (including under the HSR Act), in any such case to the extent necessary to satisfy Section 7.2(d). Except with the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, the Company agrees that it shall not amend (including by substituting any party thereto), modify or supplement in any material respect, terminate or grant any material waiver or consent under, the Patent Purchase Agreement

(d) The Company and Parent shall cooperate with each other in connection with making all such filings, submissions, applications and requests. The Company and Parent shall each use their reasonable best efforts to furnish to each other (on an outside counsel basis if appropriate) all information required for any filing, submission, application or request to be made pursuant to applicable Law in connection with the Transactions. For the avoidance of doubt, Parent and the Company agree that nothing contained in Sections 6.7(b), (c) or (d) shall modify, limit or otherwise affect their respective rights and responsibilities under Section  6.7(a).

Section 6.8 Section 16 Matters. Prior to the Effective Time, the Company shall take such steps as are set forth in the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP in order to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9 Obligations of Merger Sub. Parent shall take all corporate action necessary as the sole shareholder for Merger Sub to enable the parties hereto to consummate the Transactions on the terms and conditions set forth in this Agreement.

Section 6.10 Takeover Statutes. The Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any of the Transactions or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Transactions or this Agreement, take all action necessary to ensure that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other Transactions.

Section 6.11 Notification of Certain Matters. Subject to applicable Law, (a) the Company shall give prompt notice to Parent of, to the Knowledge of the Company and (b) Parent shall give prompt notice to the Company of, to the Knowledge of Parent (i) the occurrence or non-occurrence of any event whose occurrence or non-occurrence would be reasonably likely to cause either (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (B) any condition to the Merger to be unsatisfied at the Effective Time and (ii) any material failure of the Company or Parent, as the case may be, or any officer, director, employee, agent or Representative of the Company or Parent as applicable, to comply with or satisfy any covenant or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available under this Agreement to the party giving or receiving such notice.

Section 6.12 Stockholder Litigation. The Company shall promptly advise Parent orally and in writing of any stockholder litigation against the Company and/or its directors relating to this Agreement, the Merger and/or the Transactions and shall keep Parent fully informed regarding any such stockholder litigation. The Company shall give Parent the opportunity to consult with the Company regarding the defense or settlement of any such stockholder litigation, shall give due consideration to Parent’s advice with respect to such stockholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that the Company shall not, without Parent’s prior written consent (which consent may not be unreasonably withheld, conditioned or delayed in the case of monetary damages or in the case of any material remedy or restriction upon the Company or any Company Subsidiary that applies only to, and only has effects on, the Company or such Company Subsidiary, as applicable, prior to the Closing), settle any stockholder litigation that (a) involves or has the effect of imposing any material remedy or restriction upon the Company or any Company Subsidiary other than monetary damages, (b) requires the Company, any Company Subsidiary, the Surviving Company, Parent or any of Parent’s Affiliates to pay any monetary damages, (c) does not include a full release of Parent and its Affiliates or (d) imposes any remedy or restriction, or an injunction or other equitable relief upon Parent or any of its Affiliates (including, after the Effective Time, the Surviving Company). Notwithstanding the foregoing in this Section 6.12, the Company shall not be required to provide access to, or to disclose, information regarding any stockholder litigation to the extent such access or disclosure would reasonably be expected to jeopardize the Company’s attorney-client privilege.

Section 6.13 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Closing Date, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations prior to the Closing Date. Prior to the Closing Date, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries’ operations.

Section 6.14 Financing.

(a) Subject to the terms and conditions of this Agreement, Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions (including the flex provisions) described in the Financing Letters, and shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Financing Letters if such amendment, modification or waiver would (i) reduce the aggregate amount of the Financing (including by changing the amount of fees to be paid or original issue discount of the Debt Financing unless the Equity Financing is increased by a corresponding amount), or (ii) impose new or additional conditions, or otherwise amend, modify or expand any conditions, to the receipt of the Financing, in any such case of (i) or (ii) above in a manner that would reasonably be expected to (A) delay or prevent the Closing Date, (B) make the funding of the Financing (or satisfaction of the conditions to obtaining the Financing) less likely to occur or (C) adversely impact the ability of Parent or Merger Sub or, with respect to the Equity Financing, the Company to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto, the ability of Parent or Merger Sub to consummate the Transactions or the likelihood of consummation of the Transactions; provided, however, that Parent and Merger Sub may (i) amend the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement or (ii) otherwise amend or replace the Debt Commitment Letter so long as (x) such action would not reasonably be expected to delay or prevent the Closing, (y) the terms are not, taken as a whole, materially less beneficial to

Parent or Merger Sub, with respect to conditionality, than those in the Debt Commitment Letter as in effect on the date of this Agreement and (z) with respect to replacements, the replacement debt commitments otherwise satisfy the terms and conditions of a Alternative Debt Financing set forth below. Parent may enter into discussions regarding, and may enter into arrangements and agreements relating to, the Equity Financing to add other equity providers, on the condition that such arrangements or agreements (i) do not reduce the aggregate amount of the Equity Financing, (ii) do not impose terms or conditions that would reasonably be expected to delay or prevent the Closing Date and (iii) with respect to any such equity provider, such equity provider enters into an Equity Funding Letter on substantially the same terms and conditions as the Equity Funding Letters then in effect. Parent shall use its reasonable best efforts to (I) maintain in effect the Financing Letters (including any definitive agreements entered into in connection with any such Financing Letters), (II) satisfy on a timely basis (taking into account the Marketing Period) all conditions in the Financing Agreements applicable to Parent and Merger Sub to obtaining the Financing, (III) consummate the Equity Financing at or prior to the Closing, (IV) negotiate and enter into definitive agreements with respect to the Debt Commitment Letter on terms and conditions (including the flex provisions) contained in the Debt Commitment Letter or consistent in all material respects with the Debt Commitment Letter (such definitive agreements, together with the Financing Letters, the “Financing Agreements”) and promptly upon execution thereof provide complete executed copies of such definitive agreements to the Company, (V) consummate the Debt Financing at or prior to the Closing and (VI) fully enforce the counterparties’ obligations and its rights under the Financing Agreements, including by suit or other appropriate proceeding to cause the lenders under the Debt Financing to fund in accordance with their respective commitments if all conditions to funding the Debt Financing in the applicable Financing Agreements have been satisfied or waived. Parent shall keep the Company reasonably informed on a timely basis of the status of Parent’s and Merger Sub’s efforts to arrange the Financing and to satisfy the conditions thereof, including, upon Company’s reasonable request, (A) advising and updating the Company, in a reasonable level of detail, with respect to status, proposed Closing Date and material terms of the material definitive documentation for the Financing and (B) providing copies of then current drafts of all such definitive documentation. If any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated by the applicable Financing Agreements, (i) Parent shall promptly notify the Company and (ii) Parent shall use their reasonable best efforts to arrange and obtain alternative financing from alternative sources in an amount sufficient to consummate the Transactions with terms and conditions not materially less favorable, taken as a whole, to Parent, Merger Sub and the Company than the terms and conditions set forth in the applicable Financing Agreements (“Alternative Debt Financing”) as promptly as practicable following the occurrence of such event but no later than the final day of the Marketing Period. In such event, (1) the term “Debt Financing” as used in this Agreement shall be deemed to include any Alternative Debt Financing, (2) the term “Financing” shall be deemed to include the Equity Financing and the Alternative Debt Financing, (3) the term “Debt Commitment Letter” shall be deemed to include any commitment letters with respect to the Alternative Debt Financing and any related fee letters and (4) the term “Financing Agreements” shall be deemed to include any definitive agreement with respect to the Alternative Debt Financing. Notwithstanding anything contained in this Section 6.14 or in any other provision of this Agreement, in no event shall Parent or Merger Sub be required (i) to amend or waive any of the terms or conditions hereof or of the Financing Agreements or (ii) to consummate the Closing any earlier than the final day of the Marketing Period. Parent shall promptly give written notice to the Company (i) of the commencement of the Marketing Period and (ii) if Parent Board of Director or any Knowledge individual of Parent has determined, or reasonably expects to determine, or if the managing underwriter or lead arranger, as applicable, for the Debt Financing has informed Parent that it has determined that (x) the Required Information received by Parent is not Compliant, (y) the Marketing Period will not commence immediately following the Company’s receipt of Company Stockholder Approval or (z) that the Marketing Period has been reset, in any such case including in the written notice Parent’s basis for any such belief. If the Closing shall not have occurred on or prior to March 31, 2011, Parent shall use its reasonable best efforts to obtain the agreement of the lenders party to the Debt Commitment Letter to extend the term of the Debt Commitment Letter upon terms and conditions substantially similar to those reflected in the Debt Commitment Letter as of the date of this Agreement to a date that is not less than thirty (30) days and not more than sixty (60) days after the End Date. In the event Parent successfully obtains the agreement of such lenders pursuant to the efforts in the foregoing sentence and if Satisfaction of Specified Conditions has occurred prior to the End Date except that the Patent Antitrust Condition shall not have been satisfied, Parent shall execute such amendments to the Debt Commitment Letters prior to the End Date. Upon the execution of amendments extending the term of the Debt Commitment Letter by all of the parties thereto and effectiveness thereof, the “End Date” shall be automatically extended until the expiration of such extension. Notwithstanding anything to the contrary in this Agreement, including preceding sentences, in no event will Parent or any of its Affiliates, including without limitation the equity investors under the Equity Commitment Letters, be required pay any out-of-pocket fees or expenses to or on behalf of such lenders or to contribute additional equity with respect to the Transactions.

(b) The Company shall provide to Parent, and shall cause its Subsidiaries to provide, at Parent’s cost and expense as provided in Section 6.14(c), and shall use reasonable best efforts to cause its Representatives to provide, all cooperation reasonably requested by Parent that is customary and necessary in connection with arranging and obtaining the Debt Financing and causing the conditions in the Debt Commitment Letter to be satisfied (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including (i) assisting with the preparation of offering and syndication documents and materials, including prospectuses, private placement memoranda, information memoranda and packages, lender and investor presentations, rating agency materials and presentations, and similar documents and materials, in connection with the Debt Financing, and providing reasonable and customary authorization letters to the Financing Sources authorizing the distribution of information to prospective lenders and containing customary information (all such documents and materials, collectively, the “Offering Documents”), (ii) preparing and furnishing Parent and its Financing Sources as promptly as practicable with all Required Information and all other information and disclosures relating to the Company and its Subsidiaries (including their businesses, operations, financial projections and prospects) as may be reasonably requested by Parent to assist in preparation of the Offering Documents (including execution of customary authorization and management representation letters), (iii) participating in a reasonable number of meetings, presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies in connection with the Debt Financing, including direct contact between senior management and Representatives of the Company and its Subsidiaries and Parent’s financing sources and potential lenders and investors in the Debt Financing, (iv) using reasonable best efforts to assist Parent in obtaining any corporate credit and family ratings (in each case solely to the extent applicable to the Company and its Subsidiaries) from any ratings agencies contemplated by the Debt Commitment Letter; (v) requesting the Company’s independent auditors to cooperate with Parent’s reasonable best efforts to obtain accountant’s comfort letters and consents from the Company’s independent auditors, (vi) assisting in the preparation of, and executing and delivering, definitive financing documents, including guarantee and collateral documents, hedging agreements and other certificates and documents as may be requested by Parent (including a certificate of the chief financial officer of the Company and its Subsidiaries with respect to solvency matters before giving effect to the Financing, the consummation of the Transactions, any matters relating to Parent or any actions to be taken from and after the Closing), (vii) facilitating the pledging of collateral for the Debt Financing, including taking commercially reasonable actions necessary to permit the financing sources of the Debt Financing to evaluate the Company’s and its Subsidiaries’ real property and current assets, cash management and accounting systems, policies and procedures for the purpose of establishing collateral arrangements and establishing, as of the Effective Time, bank and other accounts and blocked account agreements and lockbox arrangements in connection with the Debt Financing, (viii) using reasonable best efforts to ensure that the financing sources benefit from the existing lending relationships of the Company and its Subsidiaries, (ix) using reasonable best efforts to obtain such consents, approvals, authorizations and instruments which may be reasonably requested by Parent in connection with the Debt Financing and collateral arrangements, including customary payoff letters, lien releases, instruments of termination or discharge, legal opinions, surveys, title insurance and landlord consents, waivers and access agreements and (x) cooperating with Parent to satisfy the conditions precedent to the Debt Financing to the extent within the control of the Company and its Subsidiaries, and taking all corporate actions, subject to the occurrence of the Effective Time, reasonably requested by Parent to permit the consummation of the Debt Financing and to permit the proceeds thereof to be made available to the Surviving Company immediately upon the Effective Time; provided, however, that, no obligation of the Company or any of its Subsidiaries under any certificate, document or instrument (other than the authorization and representation letters referred to above) shall be effective until the Effective Time and, none of the Company or any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Debt Financing prior to the Effective Time. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing; provided, however, that such logos are used solely in a manner that is not intended, or reasonably likely, to harm or disparage the Company or any of its Subsidiaries or the reputation or goodwill of the Company or any of its Subsidiaries. The Company shall use its reasonable best efforts to periodically update any Required Information to be included in an Offering Document to be used in connection with such Debt Financing so that Parent may ensure that any such Required Information does not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements contained therein not misleading.

(c) Parent shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by Section 6.14(b) and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection with the arrangement of the Financing and any information used in connection therewith, except with respect to any information prepared or provided by the Company or any of its Subsidiaries specifically designated for use in connection with the Financing (but not including any derivations thereof) or incorporated by reference from any Company SEC Report.

(d) Parent acknowledges and agrees that neither the obtaining of the Financing (including any Alternative Debt Financing), nor the completion of any issuance of securities contemplated by the Financing, is a condition to the Closing, and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing, or the completion of any such issuance, subject to its rights to terminate pursuant to Section 8.1 and the applicable conditions set forth in Section 7.1 and Section 7.2, the breach of which obligation will give rise to the applicable remedies set forth in Article VIII and Section 9.11, subject to terms, conditions and limitations therein. The Company hereby acknowledges and agrees that this Agreement provides for limited remedies available to it in circumstances where the Debt Financing is not available (for any reason or no reason) and that these remedies are generally limited to the Company’s right to either terminate this Agreement and receive the Parent Termination Fee or seek specific performance, each as specifically provided in, and subject to the terms and conditions of, Article VIII and Section 9.11. Nothing in this Section 6.14(d), will be construed to limit, expand or alter the rights and remedies of the parties under the other sections of this Agreement.

Section 6.15 Cash. Prior to the Closing, to the extent, and only to the extent reasonably requested by Parent in writing, the Company shall or shall cause the Company Subsidiaries to use reasonable best efforts to repatriate cash on hand held in Company Subsidiaries organized outside of the United States and use reasonable best efforts to take the actions described in Section 6.15 of the Company Disclosure Schedule or such other actions as the Company may reasonably determine to be necessary or advisable to the extent reasonably expected to achieve substantially the same results in all material respects as the actions set forth in Section 6.15 of the Company Disclosure Schedule; provided, however, that the Company shall not be required to take any actions to the extent that such actions, individually or taken together, would or would reasonably be expected to (i) render such Company Subsidiary insolvent, (ii) cause the Company or any Company Subsidiary to be in breach or violation of any financial covenants in any loan agreement to which it is a party, (iii) cause the Company or any Company Subsidiary to be in breach or violation of any other third-party contract or agreement to which it is a party, (iv) cause the Company or any Company Subsidiary to be in violation of applicable Law, (v) with respect to any Company Subsidiary, in the Company’s reasonable judgment, cause such Company Subsidiary to be unable to satisfy any then applicable working capital commitments, or (vi) cause a director of the Company or of any Company Subsidiary to become liable, in the Company’s reasonable judgment, for claims by a third party. For clarity, taking the actions described in Section 6.15 of the Company Disclosure Schedule or reasonably equivalent steps shall constitute reasonable best efforts under this Section 6.15. Notwithstanding any other provision of this Agreement to the contrary, Parent (i) shall promptly, upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company, any Company Subsidiary, or their respective Representatives in connection with the cooperation of the Company and the Company Subsidiaries contemplated by this Section 6.15 and (ii) shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses suffered or incurred by any of them in connection herewith (including, for the avoidance of doubt, any reduction to a Tax credit, net operating losses carryforward, capital loss carryforward, refund or other Tax item or attribute of the Company or any Company Subsidiary and any and all Taxes incurred in connection with this Section 6.15 or any reimbursement payment hereunder), provided, that Parent shall not be required to pay any indemnity claim or reimburse any amounts pursuant to this Section 6.15 prior to any termination of this Agreement pursuant to Article VIII.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligations of the Company, on the one hand, and Parent and Merger Sub, on the other hand, to consummate the Merger are subject to the satisfaction (or waiver by the Company and Parent, if permissible under Law) at or prior to the Closing of the following conditions:

(a) the Company Stockholder Approval shall have been obtained;

(b) no Governmental Entity of competent jurisdiction shall have enacted or issued any Law or Order or taken any other action enjoining or otherwise prohibiting consummation of the Transactions; and

(c) the waiting period (and any extensions thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or otherwise been terminated, and all other required waiting periods, clearances, consents or approvals of any Governmental Entity of competent jurisdiction under the Applicable Antitrust Laws shall have expired or otherwise been terminated or shall have been satisfied or obtained.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or waiver by Parent, if permissible under Law) at or prior to the Closing of the following conditions:

(a) (i) the representations and warranties of the Company contained in each of Section 4.2(a) and (b) (Capitalization) (except for any de minimis inaccuracies therein), Section 4.3 (Authorization; Validity of the Agreement; Company Action), Section 4.4 (Consents and Approvals; No Violations), Section 4.18 (Vote Required), Section 4.19 (Company Board Recommendation), and Section 4.22 (State Takeover Statutes) shall be true and accurate in all respects both when made and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date) and (ii) all other representations and warranties of the Company set forth in Article IV shall be true and accurate in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such other representations and warranties to be so true and accurate would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect;

(b) the Company shall have, in all material respects, performed or complied with all agreements or covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time;

(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred;

(d) the conditions to closing of the Patent Purchase Agreement have been satisfied or waived and the closing thereunder has occurred and the Company has received $450,000,000 in proceeds payable in connection with the closing thereunder;

(e) the Company and its Subsidiaries shall have the Minimum Cash available to them; and

(f) the Company shall have delivered to Parent a certificate, dated the Closing Date, signed by an officer of the Company certifying to the effect that the conditions set forth in Sections 7.2(a), (b), (c), (d) and (e) have been satisfied.

Section 7.3 Conditions to Obligation of the Company. The obligation of the Company to consummate the Merger is further subject to the satisfaction (or waiver by the Company, if permissible under Law) at or prior to the Closing of the following conditions:

(a) the representations and warranties of Parent set forth in Article V shall be true and accurate in all respects (without giving effect to any materiality or material adverse effect qualifications contained therein) both when made and as of the Closing Date as though made on and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and accurate would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;

(b) Parent shall have, in all material respects, performed or complied with all agreements or covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date, signed by an officer of Parent certifying to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.2 to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the Transactions, as required by and subject to Section 6.7. The Company may not rely on the failure of any condition set forth in Section 7.3 to be satisfied if such failure was caused by such party’s failure to act in good faith or use its reasonable best efforts to consummate the Transactions, as required by and subject to Section 6.7.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the Merger contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by the mutual consent of the Company and Parent; or

(b) by either the Company or Parent:

(i) if the Merger shall not have been consummated on or before April 20, 2011 (such date, the “End Date”); provided, however, that the End Date may be extended under the circumstances and in accordance with the provisions of Section 6.14(a); provided further, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or prior to such date; or

(ii) if any Governmental Entity of competent jurisdiction shall have enacted or issued any final and non-appealable Law or Order or taken any other final and non-appealable action enjoining or otherwise prohibiting consummation of the Transactions, provided that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 6.7; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Special Meeting duly convened therefor or at any adjournment or postponement thereof; or

(c) by the Company:

(i) upon a breach of any covenant or agreement on the part of Parent, or any failure of any representation or warranty of Parent to be true and accurate, in any case such that a condition set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied and such breach or failure is incapable of being cured, or if capable of being cured, shall not have been cured within thirty (30) days following receipt by Parent of written notice of such breach or failure (or, if earlier, the End Date); provided, however, that the right to terminate this Agreement under this Section 8.1(c)(i) shall not be available to the Company if it is then in breach of any representation or warranty that would result in the closing condition set forth in Section 7.2(a) not being satisfied; or

(ii) prior to the receipt of the Company Stockholder Approval, in order to concurrently enter into a definitive Acquisition Agreement with respect to a Superior Proposal; provided that the Company shall have complied with all applicable provisions of Section 6.3 and shall have paid the amounts due to Parent under Section 8.2; or

(iii) if (A) on the date of termination pursuant to this Section 8.1(c)(iii), the Satisfaction of Specified Conditions has occurred and (B) the Company has irrevocably confirmed that all conditions set forth in Section 7.3 have been satisfied or that it is willing to waive all conditions in Section 7.3 and, notwithstanding that clauses (A) and (B) have occurred or are true, the Merger shall not have been consummated on the date provided for the occurrence of the Closing pursuant to Section 2.2;

(d) by Parent:

(i) upon a breach of any covenant or agreement on the part of the Company, or any failure of any representation or warranty of the Company to be true and accurate, in any case such that a condition set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied and such breach or failure is incapable of being cured, or if capable of being cured, shall not have been cured within thirty (30) days following receipt by the Company of written notice of such breach or failure (or, if earlier, the End Date); provided, however, that the right to terminate this Agreement under this Section 8.1(d)(i) shall not be available to Parent if it is then in breach of any covenant that would result in the closing condition set forth in Section 7.3(b) not being satisfied; or

(ii) if the Company Board or any committee thereof shall have made a Change of Recommendation or the Company has materially breached any of the provisions of Section 2.3(a); or

(iii) if the Company has willfully breached the provisions of Section 6.3.

Section 8.2 Effect of Termination.

(a) In the event of the termination of this Agreement in accordance with Section 8.1, written notice thereof shall forthwith be given to the other party or parties hereto specifying the provision hereof pursuant to which such termination is made and a reasonably detailed description of the basis therefor. Upon termination of this Agreement in accordance with Section 8.1, this Agreement shall forthwith become null and void, and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective Affiliates, directors, executive officers, employees, stockholders, Representatives, agents or advisors other than, with respect to Parent, Merger Sub and the Company, the obligations pursuant to this Section 8.2, and Article IX and the last sentence of Section 6.2, with respect to Parent and Merger Sub, the obligations pursuant to Section 6.14(c) and Section 6.15 and, with respect to the Guarantors, the obligations under the Sponsor Guarantees, in each case subject to Section 9.11.

(b) If:

(i) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii);

(ii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii);

(iii) this Agreement is terminated by either Parent or the Company pursuant to the provisions of Section 8.1(b)(iii) and (A) after the date of this Agreement and prior to such termination there shall have been publicly disclosed for the first time and not withdrawn prior to the Special Meeting an Acquisition Proposal and (B) at any time on or prior to the twelve (12) month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Acquisition Proposal or the transactions contemplated by any Acquisition Proposal are consummated;

(iv) this Agreement is terminated by the Company pursuant to the provisions of Section 8.1(b)(i) and (A) after the date of this Agreement and prior to such termination there shall have been publicly disclosed for the first time prior to termination of this Agreement an Acquisition Proposal and (B) at any time on or prior to the twelve (12) month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to an Acquisition Proposal or the transactions contemplated by any Acquisition Proposal are consummated;

(v) this Agreement is terminated by the Company pursuant to the provisions of Section 8.1(b)(i) where Section 8.2(b)(iv) does not apply because there has been no public disclosure of an Acquisition Proposal, and (A) after the date of this Agreement and prior to such termination there shall have been made known to the Company Board a Qualifying Proposal and (B) at any time on or prior to the twelve (12) month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Qualifying Proposal or the transactions contemplated by any Qualifying Proposal are consummated; or

(vi) this Agreement is terminated by Parent pursuant to the provisions of Section 8.1(b)(i) and (A) after the date of this Agreement and prior to such termination there shall have been publicly disclosed for the first time, or shall have been made known to the Company Board a Qualifying Proposal and (B) at any time on or prior to the twelve (12) month anniversary of such termination, the Company or any of its Subsidiaries enters into a definitive agreement with respect to any Qualifying Proposal or the transactions contemplated by any Qualifying Proposal are consummated; or

(vii) this Agreement is terminated by Parent pursuant to the provisions of Section 8.1(d)(iii) and the breach giving rise to such right of termination results from discussions or communications initiated by the Company or any of its Representatives with the intent of receiving an Acquisition Proposal;

then the Company shall pay to Parent a termination fee of $60,000,000, in cash, net of any Parent Expenses paid or payable by the Company (collectively, the “Termination Fee”),

(A) in the case of Section 8.2(b)(i), prior to such termination;

(B) in the case of Section 8.2(b)(ii) or Section 8.2(b)(vii), within two (2) Business Days after such termination;

(C) in the case of Section 8.2(b)(iii) or Section 8.2(b)(iv), upon the earlier of the time that (1) the Company or any of its Subsidiaries enters into a definitive agreement with respect to the Acquisition Proposal and (2) the consummation of the transactions contemplated by the Acquisition Proposal; and

(D) in the case of Section 8.2(b)(v) or Section 8.2(b)(vi), upon the earlier of the time that (1) the Company or any of its Subsidiaries enters into a definitive agreement with respect to the Qualifying Proposal and (2) the consummation of the transactions contemplated by the Qualifying Proposal;

it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. All payments contemplated by this Section 8.2(b) shall be made by wire transfer of immediately available funds to an account designated by Parent.

(c) If:

(i) the Company terminates this Agreement pursuant to Section 8.1(b)(iii); or

(ii) Parent terminates this Agreement pursuant to Section 8.1(b)(iii) or Section 8.1(d)(i); or

(iii) If Parent or the Company terminates this Agreement pursuant to Section 8.1(b)(i) and, as of the date of termination, (A) all conditions set forth in Section 7.1 have been satisfied or waived, (B) the condition set forth in Section 7.2(d) has not been satisfied and (C) nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.3 to fail to be satisfied as of the date of termination;

then in any such event, unless the Company shall then be obligated to pay to Parent the Termination Fee pursuant to Section 8.2(b), the Company shall pay to Parent or its designees, as promptly as practicable (but in any event within two (2) Business Days) following the delivery by Parent of an invoice therefor, all reasonable out-of-pocket fees and expenses incurred by Parent or its Affiliates in connection with the Transactions (excluding any fees or amounts paid or payable in respect of the Transactions to Affiliates of Parent which are general partnerships or funds other than out of pocket expenses paid or payable to Persons other than Affiliates of Parent incurred in connection with the Transactions) (“Parent Expenses”); provided, however, that the Company shall not be required to pay more than an aggregate of $15,000,000 in Parent Expenses pursuant to this Section 8.2(c). The payment of the expense reimbursement pursuant to this Section 8.2(c) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 8.2(b).

(d) All payments pursuant to Section 8.2(b), Section 8.2(c) and Section 8.2(f) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company, its Subsidiaries or any other Company Party arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination; provided, however, that nothing in this Section 8.2(d) shall limit the rights of Parent and Merger Sub under Section 9.11.

(e) If (i) the Company terminates this Agreement pursuant to Section 8.1(c)(i) and either (A) the breach resulting in this termination right was willful or (B) on the date of termination, the Satisfaction of Specified Conditions has occurred or (ii) the Company terminates this Agreement pursuant to Section 8.1(c)(iii), then, in the case of each of clauses (i) or (ii), Parent shall pay to the Company a termination fee of $120,000,000, in cash (such payment, as applicable, the “Parent Termination Fee”). Notwithstanding the foregoing, Parent shall not be obligated to pay the Parent Termination Fee in the event of termination by the Company pursuant to Section 8.1(c)(iii) if the closing under the Patent Purchase Agreement has not occurred and the Company fails to provide written confirmation from the Patent Purchaser to the Company that on the date provided for the occurrence of the Closing pursuant to Section 2.2 the Patent Purchaser had sufficient available funds to pay the consideration under the Patent Purchase Agreement upon the closing of the transactions contemplated thereby. The Parent Termination Fee shall be made by wire transfer of immediately available funds within two (2) Business Days after the termination of this Agreement to an account designated by the Company; it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. In the event that the Company shall receive full payment of the Parent Termination Fee pursuant to this Section 8.2(e) or the guarantees thereof under the Sponsor Guarantees, the Company agrees that, other than with respect to the Company’s rights to reimbursement and the indemnification obligations of Parent under Section 6.14(c) or under Section 6.15, the receipt of such payments shall be deemed to be liquidated damages for, and shall constitute full payment to and the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company or any other Company Party with respect to, any and all losses or damages suffered or incurred by the Company, its Affiliates or any other Company Party in connection with this Agreement or the Financing Letters (and the termination hereof), the transactions contemplated hereby and thereby (and the abandonment or termination thereof) or any matter forming the basis for such termination, and, other than with respect to the Company’s rights to reimbursement and the indemnification obligations of Parent under Section 6.14(c) or under Section 6.15, none of the Company, any of its Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub, any Financing Source or any other Buyer Party arising out of or in connection with this Agreement, the Financing Letters, any of the transactions contemplated hereby or thereby (or the abandonment or termination thereof) or any matters forming the basis for such termination; provided, however, that, for the avoidance of doubt, in no event shall any Financing Source be liable for any indemnification obligations of Parent under Section 6.14(c) or under Section 6.15 or for any amounts under Section 8.2(f); provided further, however, that nothing in this Section 8.2(e) shall limit the rights of the Company under Section 9.11.

(f) The parties hereto agree that the agreements contained in Section 8.2 are an integral part of the Transactions, and that without these agreements, no party would enter into this Agreement; accordingly, if a party fails to pay in a timely manner any amount due pursuant to Section 8.2 and, in order to obtain such payment, the party entitled to such payment commences a claim, action, suit or other proceeding that results in a judgment against the breaching party, the breaching party shall pay to the other party interest on such amount from and including the date payment of such amount was due to but excluding the date of actual payment at the prime rate set forth in the Wall Street Journal in effect on the date such payment was required to be made plus one percent (1%), together with reasonable legal fees and expenses incurred in connection with such claim, suit, proceeding or other action.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto; provided, however, that in the case of any amendment to Section 8.2(e), Section 9.1, Section 9.6, Section 9.9, Section 9.11 and Section 9.15 (and any amendment to any related definition) which, individually or in the aggregate, affects the rights or obligations of any Financing Source, such amendment shall only be effective with respect to such Financing Source if such Financing Source has consented thereto or to the extent that the consent of such Financing Source is not required to be obtained under the applicable provisions of the Debt Commitment Letter relating to amendments to this Agreement; provided further, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce or change the Merger Consideration or adversely affect the rights of the Company’s stockholders hereunder without the approval of such stockholders.

Section 9.2 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement. This Section 9.2 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time.

Section 9.3 Notices. All notices, consents and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt, provided that any notice received on any Business Day after 5:00 p.m., local time, or on any non-Business Day, shall be deemed to have been received at 9:00 a.m., local time, on the next Business Day) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed facsimile transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(a) if to Parent or Merger Sub, to:

1500 Dexter Avenue North Seattle, Washington 98109
Facsimile:	(206) 272-1502
Attention:	Jeff Hawn, Chief Executive Officer

with a copy (which shall not constitute notice) to:

Jones Day 1420 Peachtree Street, N.E. Suite 800 Atlanta, Georgia 30309-3053
Facsimile:	(404) 581-8330
Attention:	Bryan E. Davis

and Jones Day 222 East 41st Street New York, New York 10017-6702
Facsimile:	(212) 755-7306
Attention:	Marilyn W. Sonnie

(b) if to the Company, to:

Novell, Inc. 404 Wyman Street Waltham, MA 02451
Facsimile:	(781) 464-8062
Attention:	Scott N. Semel

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 1 Beacon Street Boston, Massachusetts 02108
Facsimile:	(617) 573-4822
Attention:	Margaret A. Brown

or to such other address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9.3.

Section 9.4 Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The inclusion of any item in the Company Disclosure Schedule shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish any standard of materiality for any purpose whatsoever.

Section 9.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other means of electronic transmission shall be as effective as delivery of a manually executed counterpart.

Section 9.6 Entire Agreement; Third-Party Beneficiaries. This Agreement (including the Company Disclosure Schedule, Parent Disclosure Schedule and the exhibits, schedules and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights or remedies hereunder, in the case of clause (b), except for (i) the rights of the Company’s stockholders to receive the Merger Consideration and the holders of the Company Options, Company RSUs, Retention RSUs and Company RSAs to receive the consideration described in Section 3.4, as the case may be, following the Effective Time, (ii) the right of the Company, on behalf of its stockholders and the holders of the Company Options, Company RSUs, Retention RSUs and Company RSAs to pursue specific performance as set forth in Section 9.11 or, if specific performance is not sought and granted as a remedy, damages (which damages the parties agree may be based upon a decrease in share value or lost premium) in the event of Parent’s breach of this Agreement or fraud, which right is hereby acknowledged and agreed to by Parent and Merger Sub but which right may only be pursued subject to and in accordance with the terms and conditions of the proviso in Section 9.11(c), (iii) as provided in Section 6.6 (which is intended for the benefit of the Insured Parties and the Indemnified Parties, all of whom shall be third-party beneficiaries of Section 6.6), (iv) prior to the Effective Time, the rights of the holders of Company Common Stock to pursue claims for damages but only in accordance with the terms and conditions of the proviso in Section 9.11(c); provided, however, that the rights granted to the holders of Company Common Stock pursuant to the foregoing clauses (ii) and (iv) of this Section 9.6 shall only be enforceable on behalf of such holders by the Company (or any successor in interest thereto) in its sole and absolute discretion and (v) the Financing Sources and their respective successors, legal representatives and permitted assigns with respect to their respective rights under Section 8.2(e), Section 9.1, Section 9.6, Section 9.9, Section 9.11 and Section 9.15.

Section 9.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, such term, provision, covenant or restriction shall be deemed to be modified to the extent necessary to render it valid, effective and enforceable, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 9.8 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

Section 9.9 Jurisdiction.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of

Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal court of the United States of America sitting in the State of Delaware), (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware). Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the Transactions, including but not limited to any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, Borough of Manhattan, or, if under applicable law exclusive jurisdiction is vested in the Federal courts of the State of New York (and appellate courts thereof). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING, WITHOUT LIMITATION, ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE DEBT COMMITMENT LETTER OR THE PERFORMANCE THEREOF. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(b).

Section 9.10 Service of Process. Each party hereto irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 9.9 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.3. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.11 Remedies.

(a) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement to which the right of specific performance is applicable were not performed in accordance with their specific terms or were otherwise breached and that in any such case any breach of this Agreement could not be adequately compensated by monetary damages alone. Each party hereto accordingly agrees, to the extent specific performance is available to any of the other parties under this Section 9.11, not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this Agreement all in accordance with the terms of this Section 9.11. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms of this Section 9.11. Notwithstanding anything herein to the contrary, the parties further agree that, except as set forth in this Section 9.11, the Company shall not be entitled to an injunction or injunction to prevent breaches of this Agreement against Parent or Merger Sub or otherwise obtain any equitable relief or remedy against Parent or Merger Sub and that the Company’s sole and exclusive remedy shall be set forth in Section 8.2.

(b) Prior to any valid termination of this Agreement pursuant to Article VIII, in accordance with and subject to this Section 9.11,

(i) Parent and Merger Sub shall be entitled to seek and obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement; and

(ii) the Company shall be entitled to seek and obtain (A) an injunction or injunctions to prevent breaches of Section 6.14 and to enforce specifically the terms and provisions of Section 6.14 provided that (i) the Applicable Conditions (in each case other than any condition that has not been satisfied primarily as a result of actions taken or not taken by Parent in breach of its obligations under this Agreement where such breach would result in a failure of the condition set forth in Section 7.3(b)) and the Patent Purchase Antitrust Condition have been and continue to be satisfied or waived, (ii) to the extent Section 7.2(d) has not been waived, (A) nothing has occurred and no condition exists that could reasonably be expected to result in the condition set forth in Section 7.2(d) not being satisfied, (B) the Company has no good faith reason to believe after due inquiry to Microsoft Corporation as a representative of the Patent Purchaser that Patent Purchaser does not intend to close the transactions contemplated thereby and (C) the Company has no Knowledge, after due inquiry to Microsoft Corporation as a representative of the Patent Purchaser, of the Patent Purchaser’s intent or threat by the Patent Purchaser to claim that one of the conditions to the closing of the transactions contemplated by the Patent Purchase Agreement has not or will not be satisfied, provided, however, that no such injunction or injunctions or specific performance will be available to prevent breaches of any provision in Section 6.14 or enforce specifically any term and provision thereof if the provision in question is, by it terms, to be performed at the Closing, including, without limitation, Section 6.14(a)(II) (to the extent of any conditions in the Financing Agreements applicable to Parent to be performed concurrently with the Closing), Section 6.14(a)(III), Section 6.14(a)(V) and Section 6.14(a)(VI) and (B) an injunction or injunctions, specific performance or other equitable relief to cause Parent to seek enforcement of the Equity Funding Letter and to cause the Merger to be consummated on the terms and subject to the conditions in this Agreement, if (x) the Satisfaction of Specified Conditions has occurred, (y) the Debt Financing has been funded or will be funded at the Closing upon drawdown notice by Parent if the Equity Financing is funded at the Closing and (z) the Company has irrevocably confirmed in a written notice delivered to Parent that, if the Equity Financing and Debt Financing are funded, the conditions set forth in Section 7.3 are waived (which waiver may be conditioned on the Closing).

(c) Notwithstanding anything herein to the contrary, (w) the maximum aggregate liability of the Company and its Affiliates for monetary damages under or relating to this Agreement to any Person shall be limited to, in each case to the extent the Company is required to pay the same, the amount of the Termination Fee and any amounts that may be payable by the Company under Section 8.2(f) and (x) prior to any valid termination of this Agreement pursuant to Article VIII or if, in connection with any such valid termination, no Termination Fee or Parent Expenses are payable pursuant to Section 8.2(b) or Section 8.2(c), respectively, then the sole remedy and recourse of Parent or Merger Sub and any of their respective Affiliates against the Company and any of its Affiliates for damages, equitable relief or otherwise under or related to this Agreement shall be the equitable relief as provided in Section 9.11(b) (the limitations in clauses (w) and (x), (the “Company Liability Limitation”), and (y) the Company agrees that the maximum aggregate liability of Sponsor, Parent, Merger Sub, their respective Affiliates or any of their respective Representatives, including any Financing Source, for monetary damages under or relating to this Agreement, or any of the Transactions (including transactions contemplated by the Patent Purchase Agreement), to any Company Party shall be limited to the Parent Termination Fee if Parent or Merger Sub is required to pay the Parent Termination Fee and any amounts that may be payable under Section 8.2(f). Section 6.14(c) or Section 6.15 and (z) prior to any valid termination of this Agreement pursuant to Article VIII, or if, in connection with any such valid termination, no Parent Termination Fee is payable pursuant to Section 8.2(e), then the sole remedy and recourse of the Company against Parent, Merger Sub and their respective Affiliates for damages, equitable relief or otherwise under or related to this Agreement shall be the equitable relief as provided in Section 9.11(b) (the limitations in clauses (y) and (z), the “Parent Liability Limitation”); provided, however, that if (I) a court of competent jurisdiction described in Section 9.9 enters a final order or judgment in favor of the Company against Parent awarding the Company specific performance pursuant to Section 9.11(b)(ii)(B) and (II) the Company was entitled to such specific performance under the terms of Section 9.11(b)(ii)(B), then the Parent Liability Limitation shall no longer apply with respect to Parent and Merger Sub and the Sponsors shall be required to pay for securities under their respective Equity Funding Letters in accordance with the terms thereof; provided further, however, that the Parent Termination Fee shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort or otherwise) of the Company and its respective stockholders, Affiliates, officers, directors, employees or representatives against any Sponsor or Financing Source and the Company’s sole remedy against any Guarantor (in its capacity as such) shall be as set forth in the respective Sponsor Guarantees, and in no event shall the Company or any other Company Party seek to recover any other money damages or seek any other remedy based on a claim in law or equity with respect to (w) any losses, damages, claims, costs or expenses suffered as a result of the failure of any of the Transactions to be consummated, (x) the termination of this Agreement, (y) any liabilities or obligations arising under this Agreement or the Debt Commitment Letter or (z) any claims or actions arising out of or relating to any breach, termination or failure of or under this Agreement or the Transactions. For the avoidance of doubt, (i) the Company’s sole remedy against any Guarantor (in its capacity as such) shall be as set forth in the respective Sponsor Guarantees and further in no event shall any Financing Source be liable for any indemnification obligations of Parent under Section 6.14(c) or under Section 6.15 or any amounts under Section 8.2(f) and (ii) nothing in this Section 9.11 shall reduce the amount that any Sponsor is required to pay for securities under its Equity Funding Letter in accordance with the terms thereof in a circumstance where the criteria set forth in clauses (I) and (II) of the penultimate proviso of the preceding sentence.

(d) In no event shall:

(i) the Company or any of its Affiliates seek any recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, in connection with this Agreement, or the Financing Letters or the transactions contemplated hereby or thereby, against the Sponsors, Parent, Merger Sub, the Financing Sources or any other Buyer Parties, other than against (A) Parent or Merger Sub pursuant to this Agreement or (B) any Guarantor pursuant to the Sponsor Guarantees in an aggregate not to exceed the Parent Liability Limitation except as expressly provided in the Sponsor Guarantees, and in no event shall the Company and its Affiliates be entitled to more than one payment of an amount equal in the aggregate to the Parent Liability Limitation; provided, however, that nothing in this clause (d) of Section 9.11 shall limit the rights of the Company under clause (b) of this Section 9.11; and

(ii) Parent or Merger Sub seek any other recovery, judgment or damages of any kind, including consequential, indirect, or punitive damages, against the Company, its Subsidiaries or any other Company Parties in excess of the Company Liability Limitation in connection with this Agreement or the Transactions; provided, however, that nothing in this clause (d) of this Section 9.11 shall limit the rights of Parent or Merger Sub under clause (b) of this Section 9.11.

(e) The Company acknowledges and agrees that, except with respect to the Sponsor Guarantees, it has no right of recovery against, and no personal liability shall attach to, in each case with respect to damages of the Company and its Affiliates, any of the Buyer Parties (other than the Parent and the Merger Sub to the extent provided in this Agreement) or the Financing Sources, through the Parent or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of the Parent against any Buyer Party or the Financing Sources, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Law, or otherwise, except for its rights to recover from Parent (but not any other Buyer Party or the Financing Sources) subject to the Parent Liability Limitation and the other limitations described therein. Recourse against Parent shall be the sole and exclusive remedy of the Company and its Affiliates against the Buyer Parties (other than Parent to the extent provided in this Agreement or against the Guarantors to the extent provided in the Sponsor Guarantees) and the Financing Sources in respect of any Liabilities arising under, or in connection with, this Agreement, or the Financing Letters or the transactions contemplated hereby or thereby.

Section 9.12 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties and any attempt to do so will be null and void; provided, however, that each of Parent and Merger Sub may assign its rights and obligations hereunder to the Financing Sources providing the Debt Financing pursuant to the terms thereof to the extent necessary for purposes of creating a security interest herein or otherwise assigning as collateral in respect of such Debt Financing, but no such assignment shall release any assigning party from its obligations hereunder. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

Section 9.13 Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the Transactions shall be paid by the party incurring such costs and expenses, whether or not any of the Transactions are consummated.

Section 9.14 Headings. Headings of the articles and sections of this Agreement and the table of contents, schedules, annexes and exhibits are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 9.15 Waivers. Any failure of any of the parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof, except in the case of any express waiver of Section 9.1, Section 9.6, Section 9.9, Section 9.11 and Section 9.15 which is, individually or in the aggregate, materially adverse to any Financing Source, which waiver shall only be effective with respect to such Financing Source if such Financing Source has consented thereto or to the extent that the consent of such Financing Source is not required to be obtained under the applicable provisions of the Debt Commitment Letter relating to waivers of this Agreement, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the Company, Parent and Merger Sub has caused this Agreement to be signed by its duly authorized officer as of the date first written above.

NOVELL, INC.

By:	/s/ Ronald W. Hovsepian
	Name:	Ronald W. Hovsepian
	Title:	President and Chief Executive Officer

ATTACHMATE CORPORATION

By:	/s/ Jeff Hawn
	Name:	Jeff Hawn
	Title:	President

LONGVIEW SOFTWARE ACQUISITION CORPORATION

By:	/s/ Jeff Hawn
	Name:	Jeff Hawn
	Title:	President

Annex B

EXECUTION COPY

PATENT PURCHASE AGREEMENT

This PATENT PURCHASE AGREEMENT (“Agreement”) is entered into on November 21, 2010 (“Effective Date”), by and between CPTN Holdings LLC, a Delaware limited liability company (“Purchaser”), and Novell, Inc., a Delaware corporation (“Seller”).

RECITALS

Seller owns the Assigned Patents (as defined below) and wishes to sell to Purchaser its entire right, title and interest in such Assigned Patents.

Purchaser wishes to purchase such Assigned Patents on the terms and conditions set forth herein.

In consideration for the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as set forth herein.

AGREEMENT

1.	DEFINITIONS

1.1 As used in this Agreement, the following terms have the meanings set forth below:

(a) “Assigned Patents” means all patents and patent applications listed in Exhibit A hereto.

(b) “Governmental Entity” means any federal, national, supranational, state, provincial, local or other governmental, regulatory or administrative authority, agency or commission, quasi-governmental authority or other political subdivision thereof, any government-owned or controlled commercial enterprise, any entity, authority, instrumentality or body exercising executive, legislative, judicial, regulatory or administrative functions of any such government, quasi-governmental authority or other political subdivision, any public international organization, and any supranational organization exercising such functions for any sovereign states, whether international, multinational, regional or otherwise, or any court, tribunal, or judicial or arbitral body of competent jurisdiction.

(c) “Law” means any federal, state, local or foreign law, statute, rule, regulation, final and enforceable ordinance or Order of any Governmental Entity.

(d) “Lien” means any lien, pledge, charge, option, right to acquire, security interest or like encumbrance or restriction on transfer or rights.

(e) “Order” means any decision, order, injunction, judgment, decree or ruling enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon a party hereto or its property.

(f) “Transfer Taxes” means sales, use, value added, excise, and other transfer taxes and charges imposed on the sale, transfer and assignment of the Assigned Patents to Purchaser as contemplated by this Agreement. For the avoidance of doubt, income taxes (whether based on gross or net income or receipts) imposed on such sale, transfer and assignment of the Assigned Patents are excluded from the definition of Transfer Taxes.

1.2 Terms defined in this Agreement as having a particular meaning have such meaning throughout this Agreement.

2.	TRANSFER OF ASSIGNED PATENTS

2.1 Patent Assignment. Upon the terms and subject to the conditions of this Agreement, as provided in Section 5.1 hereof, at the Closing, Seller shall sell, assign, transfer and convey to Purchaser all right, title and interest it has in and to the Assigned Patents, including without limitation, any and all legal rights entitled by the original owner of the Assigned Patents and all rights of Seller to collect royalties under such Assigned Patents, to prosecute all existing Assigned Patents worldwide, to apply for additional Assigned Patents worldwide and to have Assigned Patents issued in the name of Purchaser.

2.2 Assignment of Causes of Action. Upon the terms and subject to the conditions of this Agreement, as provided in Section 5.1 hereof, at the Closing, Seller shall sell, assign, transfer and convey to Purchaser all right, title and interest it has to sue for past, present and future infringement of the Assigned Patents, including without limitation all right, title and interest Seller has in and to all causes of action and enforcement rights, whether known, unknown, currently pending, filed, or otherwise, in respect of the Assigned Patents, and all rights to pursue damages, injunctive relief and other remedies for past, current and future infringement of the Assigned Patents.

3.	HART-SCOTT-RODINO AND OTHER COMPETITION LAW FILINGS

3.1 As promptly as practicable consistent with securing regulatory clearance in the earliest practicable timeframe following the Effective Date, each of Purchaser and Seller shall file the notification and report forms required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Purchaser and Seller shall make such other filings under the competition laws of any other relevant jurisdiction as are required in connection with the transactions provided for in this Agreement (collectively, “Competition Laws”), and Purchaser and Seller shall as promptly as practicable furnish any supplemental information regarding the Assigned Patents that may be requested by any Governmental Entity in connection with any such filing. Each of Purchaser and Seller shall, to the extent permitted, request early termination of the application waiting period in respect of any such filing under the Competition Laws.

3.2 Each of Purchaser and Seller shall bear its own costs and expenses in connection with any such filing and provision of information made by it, and each shall bear the costs of any filing fee required to be paid by it under the Competition Laws. With respect to any filings under the Competition Laws required in connection with the transaction contemplated hereby, and subject to applicable Law, each of Purchaser and Seller (a) shall consult with each other prior to taking any material substantive position in discussions with, or filings to be submitted to, any Governmental Entity, (b) shall permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Entity, (c) shall not participate in any meeting or have any communication with any such Governmental Entity unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate therein, and (d) shall coordinate with the other in preparing and exchanging such information and promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity.

3.3 Each of Purchaser and Seller agrees to respond promptly to any inquiries from any Governmental Entity concerning any such filing, and shall cooperate with each other and shall promptly furnish to the other all information regarding the Assigned Patents that is necessary in connection with the other party’s compliance with the Competition Laws. Purchaser and Seller shall keep each other fully advised with respect to any requests from or communications with Governmental Entities concerning such filings. Each of Purchaser and Seller shall use its commercially reasonable efforts to take all actions necessary and appropriate in connection with any filing under applicable Competition Law as soon as practicable; provided, however, that in no event shall either Purchaser or Seller, or any of their respective affiliates, be required to agree to (i) any divestiture, transfer or licensing of any properties, assets (including any Assigned Patents) or businesses, or to the imposition of any limitation on its ability to conduct its business or to own or exercise control of any of its assets or properties, (ii) provide directly or indirectly any surety, indemnification or guarantee of the obligations of the other party or such party’s affiliates or with respect to any of the Assigned Patents, or (iii) any restriction, limitation or other condition on its ongoing properties, assets (including any Assigned Patents) or businesses; provided, further, that in no event shall Purchaser or Seller be obligated to litigate any suit brought by any Governmental Entity related to the transactions contemplated by this Agreement. The foregoing shall not require any action by any member of Purchaser. If any filing in connection with the purchase and sale contemplated hereby or the formation of Purchaser require any filing by any members of Purchaser, Purchaser shall use its commercially reasonable efforts to cause its members to reasonably cooperate with Seller in connection therewith and to make any necessary filing under applicable Competition Law as soon as practicable, and to respond promptly to any inquiries from any relevant Governmental Entity in connection therewith; provided, however, that in no event shall any member of Purchaser, or any of their respective affiliates, be required to agree to (a) any divestiture, transfer or licensing of any properties, assets (including any Assigned Patents) or businesses, or to the imposition of any limitation on its ability to conduct its business or to own or exercise control of any of its assets or properties, (b) provide directly or indirectly any surety, indemnification or guarantee of the obligations of the other party or such party’s affiliates or with respect to any of the Assigned Patents, or (c) any restriction, limitation or other condition on its ongoing properties, assets (including any Assigned Patents) or businesses; provided, further, that in no event shall any member of Purchaser or any of their respective affiliates be obligated to litigate any suit brought by any Governmental Entity related to the transactions contemplated by this Agreement or the formation of Purchaser.

4.	COVENANTS

4.1 Docket Report. Attached hereto as Exhibit D is a docket report for the Assigned Patents as of November 8, 2010. On or within two (2) business days before the Closing Date, Seller shall provide to Purchaser such updated form of Exhibit D as is then-currently generated by Seller’s docketing system.

4.2 Continued Prosecution. Between the Effective Date and the Closing Date (inclusive thereof), Seller (at its expense) shall continue to prosecute the Assigned Patents, and shall pay all maintenance fees, annuities and the like related to the Assigned Patents for which the fees are due and payable on or prior to the Closing Date even if the surcharge date or final deadline for payment of any such fee would be after the Closing Date, and shall notify Purchaser on or before the Closing Date in writing separate from any other disclosures made hereunder of all due dates for maintenance fees, annuities or responses to office actions related to prosecution, filing or maintenance of the Assigned Patents that will occur within sixty (60) days after the Closing Date to prevent abandonment of an Assigned Patent or payment of a surcharge.

4.3 Delivery of Documents. As soon after the Effective Date as is reasonably practical but on or before the Closing Date, Seller shall deliver to Purchaser copies of all files concerning the Assigned Patents in Seller’s legal department files for each of the Assigned Patents, including, without limitation, to the extent available and existing therein, copies of (a) all original letters patent for the Assigned Patents, (b) all original assignments for the Assigned Patents, (c) all original documents, files and materials evidencing dates of invention and reduction to practice of inventions set forth in the Assigned Patents, (d) all original files reflecting the prosecution history for all issued, pending and abandoned Assigned Patents, (e) all original files regarding the issued Assigned Patents, and (f) all original files regarding any action, suit, investigation, communication, claim or proceeding (in each case, whether before an administrative, arbitral or judicial body), whether or not outstanding, adjudicated to final resolution or settled, concerning the Assigned Patents.

4.4 Coordination of Outside Counsel. As soon after the Effective Date as is reasonably practical, Purchaser shall specify to Seller those attorneys and patent agents Purchaser desires to have prosecute and maintain the Assigned Patents. As soon after receipt of notice from Purchaser of the names of such attorneys and patent agents as is reasonably practical, Seller shall direct the attorneys and patent agents currently responsible for the prosecution and maintenance of the Assigned Patents to cooperate in good faith with those attorneys and patent agents specified by Purchaser so as to ensure a smooth transition of prosecution and maintenance obligations for the Assigned Patents after the Closing Date.

4.5 Cooperation After Closing Date. For two (2) years after the Closing Date (a) each of Seller (and Seller’s successors and permitted assigns) and Purchaser shall, upon the reasonable request of the other party hereto, execute and deliver to such other party any other documents and materials, and take any further actions (including using its commercially reasonable efforts to ensure the cooperation of the named inventors), that are reasonably necessary to give effect to the transactions provided for in this Agreement, and (b) Seller shall take such reasonable actions as Purchaser may request to assist Purchaser in protecting Purchaser’s rights in the Assigned Patents (including without limitation to permit Purchaser to perfect its title, or enforce its rights, in the Assigned Patents), provided that Seller shall bear all costs incurred by it through the first (1st) anniversary of the Closing Date in complying with this Section 4.5, and Purchaser shall thereafter reimburse Seller for its reasonable out of pocket expenses actually incurred by Seller following such first (1st) anniversary in complying with this Section 4.5.

5.	CLOSING, DELIVERY AND PAYMENT

5.1 Closing and Delivery on Closing Date. No later than two (2) business days prior to the date on which the closing of the Merger (as defined below) or the merger under the Alternate Merger Agreement (as defined below) is expected to occur, Seller shall deliver to Purchaser written notice stating that the closing of the Merger is expected to occur on such date, provided, that if Purchaser has elected to go forward with this Agreement pursuant to Section 6.1(b) in circumstances in which there is no Merger Agreement or Alternate Merger Agreement, the Closing shall take place two (2) business days following the satisfaction of all the conditions to Closing set forth in Section 5.3 at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1 Beacon Street, Boston, Massachusetts 02108. Subject to the foregoing proviso, provided that all of the conditions to Closing set forth in Section 5.3 shall have been satisfied or, to the extent permitted under applicable Law, waived (other than those conditions that by their nature can only be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing), the consummation of the transactions contemplated by Section 2.1 and Section 2.2 pursuant to the terms and conditions of this Agreement (“Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 1 Beacon Street, Boston, Massachusetts 02108 on the same date as the closing of the merger (the “Merger”) provided for in the Agreement and Plan of Merger dated as of November 21, 2010, by and among Seller, Attachmate Corporation, a Washington corporation (“Parent”), and Longview Software Acquisition Corp., a Delaware corporation (“Sub”) and a wholly owned subsidiary of Parent (the “Merger Agreement”), with the time of Closing to be immediately prior to the closing of the Merger, unless otherwise waived by Purchaser in which event the time of the Merger shall be as consented to by Purchaser, or at such other place and time or such other date as Seller and Purchaser may mutually determine in writing (the date on which Closing actually occurs is referred to as the “Closing Date”), provided that such Closing Date shall be at least two (2) business days after all of such conditions in Sections 5.3(a)-(f) have been satisfied or waived. In the event that Purchaser has elected to continue this Agreement in full force and effect in accordance with Section 6.1(b) in circumstances involving an Alternate Merger Agreement, Closing shall occur on the same day as the closing of the merger under the Alternate Merger Agreement, unless otherwise waived by Purchaser in which event the time of the Merger shall be as consented to by Purchaser, if all of the conditions to Closing set forth in Section 5.3 shall have been satisfied or, to the extent permitted under applicable Law, waived (other than those conditions that by their nature can only be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing); provided that such Closing Date shall be at least two (2) business days after all of such conditions in Section 5.3 have been satisfied or waived; provided, further, that if the conditions to Closing are not satisfied on such day, Closing shall occur on the second (2nd) business day following the first day on which the conditions to Closing shall have been satisfied or, to the extent permitted under applicable Law, waived (other than those conditions that by their nature can only be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at Closing). At the Closing, (a) Seller shall deliver to Purchaser an executed original of the assignment attached as Exhibit B to this Agreement (the “Assignment”) and such other executed originals of assignments as Purchaser may reasonably request, (b) Seller shall deliver to Purchaser all original documents (to the extent available) concerning the Assigned Patents in the possession of Seller, including, without limitation, (i) all original letters patent for the Assigned Patents, (ii) all original assignments for the Assigned Patents, (iii) all original documents, files and materials evidencing dates of invention and reduction to practice of inventions set forth in the Assigned Patents, (iv) all original files reflecting the prosecution history for all issued, pending and abandoned Assigned Patents, (v) Seller’s original files regarding the issued Assigned Patents, and (vi) Seller’s original files regarding any action, suit, investigation, communication, claim or proceeding (in each case, whether before an administrative, arbitral or judicial body), whether or not outstanding, adjudicated to final resolution or settled, concerning the Assigned Patents, (c) Seller shall direct its attorneys and patent agents responsible for the prosecution and maintenance of the Assigned Patents as of the Closing Date to transfer responsibility for such prosecution and maintenance to those attorneys and patent agents specified by Purchaser, and (d) as a condition of the assignment, transfer and conveyance of the Assigned Patents, Purchaser hereby agrees, solely with respect to the Assigned Patents, to (and shall cause any of its direct assignees of the Assigned Patents to) take such assignment, transfer and conveyance subject to all licenses, covenants not to sue and similar restrictions in effect prior to the Effective Date, in each case solely as identified on Exhibit C (as such Exhibit C is updated as described in the last sentence of this Section 5.1, it being understood and agreed that such updated Exhibit C shall not in any way affect, modify or qualify the representations and warranties set forth in Section 7 or the conditions to Closing set forth in Section 5.3(g)), but only (i) to the same extent Seller would be subject to such licenses, covenants not to sue and similar restrictions if Seller had not assigned the Assigned Patent and (ii) only to the extent any such license, covenant not to sue or similar restrictions (x) is in effect prior to the Closing Date, (y) involves a license, covenant not to sue or similar restriction on the Assigned Patents, and (z) requires Seller to have subsequent assignees agree to comply with such licenses, covenant not to sue or similar restrictions. For the avoidance of doubt, Purchaser also agrees solely with respect to the Assigned Patents to take such assignment, transfer and conveyance subject to all licenses, covenants not to sue and similar restrictions in effect on Seller prior to the Effective Date that would in each case transfer to Purchaser as a matter of law. Seller shall deliver to Purchaser no later than five (5) business days prior to Closing hereunder the final version of Exhibit C that has been updated through the Closing Date in accordance with the immediately preceding sentence for Purchaser’s information only; it being understood and agreed that such updated Exhibit C shall not in any way affect, modify or qualify the representations and warranties set forth in Section 7 or the conditions to Closing set forth in Section 5.3(g). Assuming Seller has provided Purchaser with the written notice referenced in the first sentence of this Section 5.1, on the Closing Date, prior to the Closing, Purchaser shall deliver to Seller a written notice confirming that Purchaser is prepared to, and at the Closing will have sufficient available funds to, consummate the transactions contemplated by Section 2.1 and Section 2.2 pursuant to the terms of this Agreement, subject to the satisfaction at Closing of the conditions to Closing set forth in Section 5.3.

5.2 Payment. In consideration for the assignment of such rights, title and interest in the Assigned Patents and the other obligations of Seller as set forth in this Agreement, Purchaser shall, at the Closing, subject to and following the satisfaction by Seller of all of its delivery obligations under Section 5.1 and the satisfaction (or waiver by Seller and Purchaser, if permissible under applicable Law) of the conditions set forth in Section 5.3, pay Seller the amount of four hundred and fifty million US Dollars ($450,000,000) (“Payment”), by wire transfer of immediately available funds, to an account identified in writing by Seller to Purchaser at least two (2) business days prior to Closing.

5.3 Conditions to Closing. The obligations of Seller, on the one hand, and Purchaser, on the other hand, to effect the Closing are subject to the satisfaction (or waiver by Seller and Purchaser, if permissible under applicable Law) of the following conditions precedent:

(a) No Governmental Entity of competent jurisdiction shall have enacted or issued any Law or Order or taken any other action enjoining or otherwise precluding or prohibiting consummation of the transactions contemplated under this Agreement;

(b) there shall not be threatened, instituted or pending any action (1) by any Governmental Entity of competent jurisdiction (A) challenging or seeking to prevent, enjoin, alter or materially delay the transactions contemplated under this Agreement, (B) seeking to restrain, prohibit or otherwise interfere with the operation of Purchaser or the Assigned Patents (C) seeking to require Purchaser or any of its members or its affiliates to take any of the actions that Sections 3.2 and 3.3 do not require Purchaser or any of its members or affiliates to take or otherwise to impose material restraints or damages on Purchaser or any of its members or their affiliates, or (2) with respect only to Purchaser, by any other person (other than any party to the Merger Agreement or any of their affiliates) that (A) Purchaser reasonably believes, after consultation with outside counsel, is reasonably likely to prevail in preventing, enjoining, materially altering or materially delaying the transactions contemplated under this Agreement beyond a reasonable period of time under the circumstances and (B) if successful, would reasonably be expected to adversely affect the benefits of the transaction to Purchaser in any material respect;

(c) with respect to a party, the other party shall have, in all material respects, performed or complied with all agreements, obligations or covenants required to be performed or complied with by it under this Agreement at or prior to the Closing;

(d) as notified by Seller to Purchaser pursuant to Section 5.1, each of the conditions to the consummation of the Merger, other than the consummation of the transactions contemplated by Section 2.1 and Section 2.2 pursuant to the terms of this Agreement, shall have been satisfied or waived (if permissible under applicable Law) and the parties to the Merger Agreement or the Alternate Merger Agreement, as the case may be, shall be ready, willing, and able to consummate the Merger or merger under the Alternate Merger Agreement, as the case may be, immediately after the Closing on the terms and conditions set forth therein; provided that for purposes of determining whether the conditions to Purchaser’s obligation to effect the Closing have been satisfied, the conditions to the consummation of the Merger shall be the conditions to the consummation of the Merger contained in the Merger Agreement as of the date hereof or, in the case of an Alternate Merger Agreement, the conditions set forth therein, unless otherwise waived by Purchaser; provided further that if Purchaser has elected to continue this Agreement pursuant to Section 6.1(b) in circumstances in which there is no Merger Agreement or Alternate Merger Agreement, this condition shall be null and void;

(e) all waiting periods, notices, approvals and consents under applicable Competition Law with respect to Seller, Purchaser or any of its members shall have expired, been terminated, granted or made, as applicable;

(f)	any required approvals of a Governmental Entity under any applicable Law shall have been obtained; and

(g) with respect to a party, all representations and warranties made by the other party under this Agreement shall have been true and correct when made on the Effective Date and shall be true and correct as of the Closing, as if all such representations and warranties were made on and as of the Closing , and each party shall have received a certificate signed on behalf of the other party by a duly authorized officer (in each case, without any personal liability attaching to such authorized officer or representative for signing such certificate), in the case of Seller, and a duly authorized representative, in the case of Purchaser, to the effect that such officer or representative, as the case may be, has read Sections 5.3(c) and 5.3(g) and that the conditions set forth in Sections 5.3(c) and 5.3(g), with respect to the party such officer or representative is acting on behalf of, have been satisfied.

5.4 Allocation of Payment. Seller and Purchaser shall jointly prepare, within ninety (90) days after the Closing Date, a schedule allocating the Payment among the Assigned Patents (the “Allocation Schedule”), which allocation shall take into account the relative fair market values of the U.S. and non-U.S. Assigned Patents. Seller and Purchaser shall (a) reasonably cooperate with each other in preparing the Allocation Schedule, (b) promptly provide each other with any information reasonably requested by the other party to prepare the Allocation Schedule and (c) attempt in good faith to resolve any dispute with respect to the Allocation Schedule. If within ninety (90) days after the Closing Date, Seller and Purchaser are unable to resolve any dispute with respect to the Allocation Schedule, Seller and Purchaser, or, if applicable, the relevant members and affiliates of Purchaser, shall refer the dispute to a mutually agreeable, independent accounting firm of international standing (the “Accounting Firm”) for resolution within sixty (60) days. The Accounting Firm shall determine, based solely on written submissions by Seller and Purchaser, or, if applicable, the relevant members and affiliates of Purchaser (and not by independent review) only those issues in dispute and shall render a written report as to the resolution of the dispute and the resulting Allocation Schedule. In resolving any disputed item, the Accounting Firm may not assign a fair market value to any Assigned Patent (i) greater than the greatest fair market value for such Assigned Patent claimed by any party or (ii) less than the smallest fair market value for such Assigned Patent claimed by any party. Each of Purchaser and Seller shall bear and be responsible for one-half of the fees, costs and expenses of the Accounting Firm. The Accounting Firm’s resolution will be binding on both Seller and Purchaser (and their respective affiliates) and will be incorporated into the Allocation Schedule. The Allocation Schedule shall be revised to take into account subsequent adjustments, if any, to the Payment. The Allocation Schedule derived pursuant to this Section 5.4 shall be binding on Seller and Purchaser (and their respective affiliates) for all tax reporting purposes, and neither Seller nor Purchaser shall agree to any proposed adjustment to the Allocation Schedule by any taxing authority without first giving the other party prior written notice and the opportunity to challenge such proposed adjustment.

5.5 Indemnity for Taxes of Seller. Seller shall indemnify, defend and hold harmless Purchaser and any of Purchaser’s direct or indirect owners (collectively, the “Purchaser Indemnified Parties”) for any taxes (of any kind or nature, whether federal, state, local, or foreign, and including any interest, penalties, and additions to tax) (a) of Seller for any taxable period, or portion thereof, that ends on or prior to the Closing Date or (b) imposed on the sale, transfer and assignment of the Assigned Patents to Purchaser as contemplated by this Agreement (including the portion of Transfer Taxes payable by Seller, but excluding the portion of Transfer Taxes payable by Purchaser, under Section 8.14(b)). Notwithstanding anything else to the contrary in this Agreement, the indemnity for taxes in this Section 5.5 shall survive until sixty (60) days after the expiration of the applicable statute of limitation.

5.6 Other Acquisition Proposals. Seller shall as promptly as reasonably practicable, and in any event within the earlier of (i) forty-eight (48) hours and (ii) one (1) business day after receipt, notify Purchaser orally and in writing of the receipt of any Acquisition Proposal or any inquiry, proposal, indication of interest or offer (whether in writing or otherwise) from any person (other than Purchaser) to acquire or license any of the Assigned Patents (collectively, a “Proposal”) and of the price and other material terms and conditions of each such Proposal (including the identity of the person making such Proposal) and of any changes or supplements thereto.

5.7 Merger Agreement Amendment. Seller shall not agree to the amendment of the conditions to, or the termination of, the Merger Agreement, or the amendment of any other provisions of the Merger Agreement, in each case that would adversely affect, impair or delay the rights of Purchaser hereunder in any material respect.

6.	TERMINATION

6.1 This Agreement will terminate (a) upon mutual written agreement of Purchaser and Seller, (b) automatically, without requirement of any action by either Seller or Purchaser, upon the termination of the Merger Agreement in accordance with the terms of the Merger Agreement prior to the consummation of the Merger, provided that, notwithstanding the foregoing, in the event that Seller receives an Acquisition Proposal (within the meaning of the Merger Agreement as in effect on the Effective Date, or within the meaning of any comparable term in any amended version of the Merger Agreement after the Effective Date) that contemplates an acquisition of Seller other than by an acquirer whose acquisition proposal contemplates that Seller will retain all of the Assigned Patents, Seller will provide Purchaser with notice thereof, and if Purchaser provides written notice to Seller at any time within three (3) days following written notice from Seller that it has received such an Acquisition Proposal, that Purchaser elects to continue this Agreement, and Seller deems such Acquisition Proposal to be a Superior Proposal (within the meaning of the Merger Agreement as in effect on the Effective Date, or within the meaning of any comparable term in any amended version of the Merger Agreement after the Effective Date), this Agreement shall remain in full force and effect and shall not have been considered to have been terminated, and references contained in this Agreement to the “Merger Agreement” shall automatically be deemed to be to the Agreement and Plan of Merger (or other form of acquisition agreement) between Seller and the party from which Seller has accepted such Superior Proposal (the “Alternate Merger Agreement”); and provided further that notwithstanding the foregoing, in the event that the Merger Agreement is terminated for any other reason other than the receipt by Seller of an Acquisition Proposal (within the meaning of the Merger Agreement as in effect on the Effective Date, or within the meaning of any comparable term in any amended version of the Merger Agreement after the Effective Date) for all of Seller that Seller deems to be a Superior Proposal, Seller will provide Purchaser with notice thereof, and if Purchaser provides written notice to Seller, at any time within three (3) days following written notice from Seller that the Merger Agreement has been terminated, that Purchaser elects to continue this Agreement, this Agreement shall remain in full force and effect and shall not have been considered to have been terminated, and references contained in this Agreement to the “Merger Agreement” shall automatically be deemed to not have any force or effect; (c) by either party, upon written notice to the other party, if the Closing Date has not occurred on or prior to April 20, 2011, unless the April 20, 2011 date is extended under the terms of the Merger Agreement, in which event such date shall be as extended under the Merger Agreement; provided that if Purchaser elects to continue this Agreement in full force and effect following Seller’s termination of the Merger Agreement in accordance with its terms prior to consummation of the Merger to accept a Superior Proposal pursuant to the immediately preceding subclause (b), such date shall be extended to the outside termination date provided for in the Alternate Merger Agreement, as identified in good faith by Purchaser to Seller; provided, further that this termination right shall not be available to any party if its breach of this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated by this Agreement by the Closing Date, (d) by either party, upon written notice to the other party, if it will not be possible for the Closing Date to occur by the outside termination date applicable under subclause (c) above, provided that this termination right shall not be available to any party if its breach of this Agreement has been the cause of, or resulted in, the failure to consummate the transactions contemplated by this Agreement by the Closing Date, or (e) by either party, upon written notice to the other party, in the event the Closing occurs but the Merger does not occur immediately thereafter on the Closing Date, such notice to be given no later than the business day immediately succeeding the Closing Date (unless such timing of the Merger has been waived by Purchaser in which event the time of the Merger shall be as consented to by Purchaser and the termination right in this subclause (e) shall be as consented to by Purchaser in connection with such waiver); provided that this termination right shall not be available to any party if its actions have been the cause of, or resulted in, the failure to consummate the transactions contemplated by the Merger Agreement by the Closing Date; provided, further, that in the event of such termination pursuant to subclause (e), Seller shall immediately return to Purchaser the Payment and the transactions contemplated by Sections 2.1 and 2.2 shall be null and void and Purchaser shall return any documents delivered thereby. In the event that Purchaser has elected to continue this Agreement pursuant to Section 6.1(b), Purchaser and Seller shall enter into a royalty-free, fully paid-up patent cross license for no additional consideration, effective as of Closing, with respect to all patents and patent applications owned or controlled by them on mutually acceptable terms that are no less favorable in the aggregate to either party than the terms of any other patent cross license offered by Purchaser to any other person (other than any member of Purchaser or an affiliate of any such member). The parties agree that the obligations of Seller pursuant to subclause (e) of this Section 6.1 shall be specific to the terms of such subclause (e) and Purchaser shall have the right to seek specific performance from the other party for failure to return the Payment under such subclause (e). If Seller terminates the Merger Agreement in accordance with its terms prior to the consummation of the Merger to accept a Superior Proposal or otherwise, Seller shall provide Purchaser written notice of such action no later than the time it notifies Sub of its decision to terminate the Merger Agreement.

6.2 Upon termination of this Agreement as provided in Section 6.1, this Agreement shall be deemed null and void and Purchaser will return all confidential materials provided by Seller within five (5) business days from the date of notice of termination; provided that (i) no such termination shall relieve any party from any damages, liabilities or obligations relating to any intentional breach of this Agreement prior to such termination, and the other party to this Agreement shall continue to have the right to pursue any and all remedies in respect of such breach following such termination and (ii) this Section 6.2 and Sections 8.2-8.18 shall survive any such termination and remain in full force and effect.

7.	REPRESENTATIONS AND WARRANTIES

7.1	Seller hereby represents and warrants to Purchaser that, as of the date hereof and as of the Closing:

(a) Authority. Seller has the right and authority, and has been duly authorized by all necessary corporate and other actions of Seller, to execute and deliver this Agreement and to perform its obligations hereunder and requires no third party consent, approval, and/or other authorization to execute and deliver this Agreement and to perform its obligations hereunder, including, without limitation, to assign the Assigned Patents to Purchaser. Neither the execution and delivery of this Agreement by Seller, nor the performance by Seller of its obligations hereunder, will (i) conflict with or result in any material breach or violation of any of the terms or conditions of, or constitute a default under, any instrument, contract or other agreement to which Seller is a party or by which Seller or any of the Assigned Patents is bound, (ii) result in the imposition of any Lien upon the Assigned Patents, (iii) conflict with or result in any breach of any provision of Seller’s certificate of incorporation or bylaws or (iv) violate any Order applicable to Seller or the Assigned Patents.

(b) Title and Contest. Except as set forth in Exhibit C, Seller, and only Seller, has good and marketable title to the Assigned Patents, including, without limitation, all rights, title, and interest in the Assigned Patents and the right to sue for past, present and future infringement thereof. Except as set forth in Exhibit C, Seller has obtained and properly recorded previously executed assignments for the Assigned Patents as necessary to fully perfect Seller’s rights and title therein in accordance with the Law in each respective jurisdiction. Except as set forth in Exhibit C, the Assigned Patents are free and clear of all Liens. There are no actions, suits, investigations, communications, correspondence, claims or proceedings pending or, to the knowledge of Seller, threatened relating in any way to the validity, enforcement, construction, use or ownership of the Assigned Patents. There are no Orders that restrict any of Seller’s rights, or would restrict any of Purchaser’s or its successors’ and assigns’ rights, to the Assigned Patents.

(c) Existing Licenses and Rights. Except as set forth in Exhibit C and implied licenses for the sale by Seller of its own products, no past, current or future patent rights or patent licenses, including, without limitation, any other implied licenses granted or retained by Seller, have been expressly or implicitly granted or retained under or in connection with the Assigned Patents, including without limitation through the contribution of code or through any implied or express patent rights or patent licenses granted or retained by Seller, any prior owners, the inventors or any other third parties, and Purchaser and its successors and assigns will not be subject to any covenant not to sue for patent infringement or similar restrictions or immunities with regard to, or exhaustion of rights under, the Assigned Patents, or any representations or commitments on its enforcement, control or enjoyment of the Assigned Patents after the transactions contemplated in this Agreement, or as a result of any prior transaction related to the Assigned Patents. None of the Assigned Patents are subject to any exclusive patent licenses or patent rights.

(d) Restrictions on Rights. Except as set forth in Exhibit C, (i) Seller has not made any commitments or declaration of Patents to, and is not (and the Assigned Patents are not) otherwise subject to, any standards or other organization regarding licensing or not asserting the Assigned Patents, (ii) Seller is not otherwise obligated to license or refrain from asserting the Assigned Patents and (iii) none of the Assigned Patents have been identified by Seller as, or to Seller’s knowledge by any third party as, nor does Seller believe any of the Assigned Patents to be, essential to such organizations.

(e) Certain Matters Pertaining to OIN. Other than as set out in (i) the Limited Liability Company Agreement of Open Invention Network effective November 8, 2005, (ii) the Corporate License Agreement entered on November 11, 2005, (iii) the license agreement available at http://www.openinventionnetwork.com/pat_license_agreement.php (as of the date hereof), the Assigned Patents are not subject to any licenses, restrictions, conditions or other terms of the Open Invention Network.

(f) Enforcement. Except as set forth in Exhibit C, Seller has not put a third party on notice of infringement of any of the Assigned Patents.

(g) Assigned Patent Office Proceedings. Except as set forth in Exhibit C, none of the Assigned Patents have been or are currently involved in any reexamination, reissue, interference proceeding, or any similar proceeding and no such proceedings are pending or, to Seller’s knowledge, threatened.

(h) Fees. All maintenance fees owed to any applicable patent registration authority with respect to the Assigned Patents have been timely paid.

(i) Validity and Enforceability. The Assigned Patents have never been found invalid or unenforceable for any reason in any administrative, arbitration, judicial or other proceeding.

(j) Merger Agreement. Prior to the execution and delivery of this Agreement, Seller provided to Purchaser a true and complete copy of the Merger Agreement in the form that will be executed and delivered by each of the parties thereto.

(k) No Brokers. Seller has not made any agreement with any party which would entitle such party to claim any fee, commission or reimbursement of expenses from Purchaser or any of its affiliates in connection with the execution and delivery of this Agreement, or the closing of any transaction pursuant to this Agreement.

(l) No Undisclosed Information. Seller is not aware of any facts or matters that have not been disclosed to Purchaser with respect to the Assigned Patents that would be reasonably expected to be material to Purchaser in connection with its consideration of this Agreement and the transactions contemplated by this Agreement.

7.2	Purchaser hereby represents and warrants to Seller that:

(a) Authority. Purchaser has the right and authority, and has been duly authorized by all necessary limited liability company and other actions of Purchaser, to execute and deliver this Agreement and to perform its obligations hereunder and, except for any consents or approvals required under Competition Laws and the consents of its members, which has been obtained subject to the satisfaction of the conditions set forth herein, requires no third party consent, approval, and/or other authorization to enter into this Agreement and to carry out its obligations hereunder. Neither the execution and delivery of this Agreement by Purchaser, nor the performance by Purchaser of its obligations hereunder, will (i) conflict with or result in any material breach or violation of any of the terms or conditions of, or constitute a default under, any instrument, contract or other agreement to which Purchaser is a party or by which Purchaser or any of its assets is bound or (ii) conflict with or result in any breach of any provision of Purchaser’s limited liability company agreement.

(b) Equity Commitment. Purchaser has received valid and binding equity commitments from each of its members, or their respective subsidiaries, which in the aggregate equal or exceed the Payment and which will be available to Purchaser to make the Payment provided for in Section 5.2.

(c) No Brokers. Purchaser has not made any agreement with any party which would entitle such party to claim any fee, commission or reimbursement of expenses from Seller or any of its affiliates in connection with the execution and delivery of this Agreement, or the closing of any transaction pursuant to this Agreement.

8.	MISCELLANEOUS

8.1 Continued Access. Between the Effective Date and the Closing Date, Seller agrees to cooperate in good faith with Purchaser’s due diligence efforts and, in connection therewith, shall, and shall cause its applicable subsidiaries to, grant Purchaser, its members and their respective authorized representatives access to all such information relating to the Assigned Patents as is reasonably requested by Purchaser, including, without limitation, books and records, licenses, contracts, documents and other related data in Purchaser’s or any of its subsidiaries’ possession. For the avoidance of doubt, as part of such due diligence efforts, Seller agrees to permit Purchaser, its members and their respective authorized representatives access to the business and properties of Seller, at Purchaser’s own expense, to inspect, copy and take extracts from any pertinent documents as are reasonably requested by Purchaser, and to consult the appropriate officers, employees and other representatives (including external counsel) of Seller as necessary, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested.

8.2 Applicable Law; Waiver of Trial by Jury. The validity, construction, and performance of this Agreement shall be governed by and construed first in accordance with the federal laws of the United States to the extent federal subject matter jurisdiction exists, and second in accordance with the laws of the State of Delaware, exclusive of its choice of law rules. With respect to all civil actions or other legal or equitable proceedings directly arising between the parties or any of their affiliates under this Agreement, the parties consent to exclusive jurisdiction and venue in the United States District Court District of Delaware (the “Forum”) unless no federal jurisdiction exists, in which case the parties consent to exclusive jurisdiction and venue in any state court in the State of Delaware (the “Alternate Forum”). Each party irrevocably consents to personal jurisdiction and waives the defense of forum non conveniens in the Forum, or Alternate Forum, if applicable, with respect to itself and its affiliates. Process may be served on either party in the manner authorized by applicable law or court rule. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

8.3 LIMITATION ON CONSEQUENTIAL DAMAGES. EXCEPT IN THE CASE OF FRAUD, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF PROFITS OR ANY SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL DAMAGES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

8.4 LIMITATION OF LIABILITY. EXCEPT IN THE CASE OF FRAUD, WITHOUT WAIVING ANY OTHER RIGHTS OF THE PARTIES, INCLUDING ANY RIGHT TO SEEK SPECIFIC PERFORMANCE OR SEEK OTHER EQUITABLE RELIEF, NEITHER PARTY’S TOTAL LIABILITY (INCLUDING PAYMENT OBLIGATIONS) UNDER THIS AGREEMENT SHALL EXCEED THE PAYMENT AMOUNTS REQUIRED PURSUANT TO SECTION 5.2. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT. EXCEPT IN THE CASE OF FRAUD, NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EACH PARTY’S SOLE AND EXCLUSIVE REMEDY FOR THE FAILURE OF ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY HEREUNDER TO BE TRUE AND CORRECT WHEN MADE ON THE EFFECTIVE DATE OR WHEN MADE AS OF THE CLOSING DATE IS TO TERMINATE THIS AGREEMENT PURSUANT TO SECTION 6.1 OR TO EFFECT THE CLOSING NOTWITHSTANDING SUCH FAILURE AND THEREBY TO WAIVE SUCH FAILURE.

8.5 Compliance with Laws. Notwithstanding anything contained in this Agreement to the contrary, the obligations of the parties shall be subject to all Laws and Orders of any Governmental Entity having jurisdiction over the parties, this Agreement and the transactions contemplated by this Agreement.

8.6 Confidentiality of Terms. Each of Seller and Purchaser shall, and shall cause their respective agents to, keep this Agreement confidential and shall not now or hereafter divulge this Agreement or any of its terms to any third party except: (a) with the prior written consent of the other party hereto; (b) as required by Law, by any Governmental Entity or by any self-regulatory agency or stock exchange on which such party’s securities are listed or which has regulatory or supervisory authority over such party, and to such party’s regulators and in the course of inspections, examinations or inquiries by regulatory agencies or self-regulatory organizations that have requested or required the inspection of records that contain or reflect this Agreement; it being understood that this Agreement will be filed as an exhibit to Seller’s annual report on Form 10-K and as an annex to Seller’s proxy statement in respect of the Merger and will be summarized in any Form 8-K filing to be made in connection with the execution of this Agreement; and it being further understood that Seller shall provide Purchaser with a reasonable opportunity to review and comment on the portions of any filings that relate to this Agreement; and it being further understood that Seller shall only make such disclosures as are required by Law, by any such stock exchange or self-regulatory agency or by any Governmental Entity and after consultation with

Purchaser, to the extent practicable; (c) during the course of litigation, so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties; (d) in confidence to its legal counsel, accountants, banks and financing sources and their advisors in their capacity of advising the disclosing party in such matters; (e) in confidence to the auditors of the disclosing party or (f) with respect to any disclosure to a tax authority required by any tax Law; provided that, (i) with respect to (c) above, the disclosing party shall use all legitimate and legal means available to minimize the disclosure to third parties; and (ii) with respect to (b), the disclosing party shall give the other party reasonable opportunity to review and comment on any filings and coordinate with the other party on all other correspondence with any Governmental Entity, to the extent any such filing or correspondence relates to the transactions contemplated by this Agreement; and (iii) with respect to (c), if permitted under applicable Law, with at least ten (10) business days’ prior written notice of such disclosure. In addition, Purchaser may disclose this Agreement to its members and their representatives, and Seller may disclose this Agreement to Parent and Sub. To the extent that this Agreement, its existence or any of its terms, is publicly disclosed not in violation of this Section 8.6, the information so disclosed shall no longer be regarded as confidential or subject to the terms of this Section 8.6 but only to the extent so disclosed.

8.7 Publicity. Each party (and each party’s successors and permitted assigns) shall, and shall cause its representatives to, obtain written consent of the other party (such consent to be not unreasonably withheld or delayed), prior to issuing any press releases or making any other public announcements or public disclosures regarding this Agreement, the transactions contemplated by this Agreement, the other party or of the members of Purchaser, except as required by Law, by any Governmental Entity or by any self-regulatory agency or stock exchange on which such party’s securities are listed or which otherwise has regulatory or supervisory authority over such party. In the case of any such press release, public announcement or public disclosure, or disclosure to be made as required by Law, by any such Governmental Entity (other than with respect to taxes) or by any self-regulatory agency or stock exchange, the party proposing to make such disclosure shall provide the other party a reasonable opportunity to review and comment on any reference to this Agreement, the transactions contemplated by this Agreement, or to the extent such reference relates to this Agreement, the other party or the members of Purchaser, prior to issuing or making any such press release, public announcement or public disclosure (and such disclosing party shall review and consider any such comments in good faith); provided that the disclosing party shall not be required to provide the other party with the opportunity to review and comment on any disclosure if the text of such disclosure has previously been publicly disclosed by Seller in accordance with the terms of this Agreement.

8.8 Entire Agreement; Third Party Beneficiaries. The terms and conditions of this Agreement, including its exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and merges and supersedes all prior oral and written agreements, understandings, negotiations and discussions. Neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than Purchaser, Seller, or their respective successors or permitted assigns, any rights or remedies under or by reason of this Agreement, other than, with respect to Section 5.5 only, the Purchaser Indemnified Parties and with respect to Section 8.18, the persons referenced therein. This Agreement may be executed in two (2) or more separate counterparts, all of which, taken together, shall be regarded as one and the same instrument.

8.9 Notices: All notices required or permitted to be given hereunder shall be in writing, shall make reference to this Agreement, and shall be delivered by hand, or dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows or to such other party or parties as Seller or Purchaser may direct from time to time:

If to Seller	If to Purchaser

Novell, Inc. 404 Wyman Street, Suite 500 Waltham, Massachusetts 02451 Facsimile: (781) 464-8062 Attention: General Counsel	Microsoft Corporation One Microsoft Way Redmond, WA 98052 Facsimile: (425) 936-7329 Attn: Director of IP Licensing Law and Corporate Affairs

with a copy (which shall not constitute notice) to:	with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 1 Beacon Street Boston, Massachusetts 02108 Facsimile: (617) 573-4822 Attention: Margaret A. Brown	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Facsimile: (212) 558-3588 Attention: John Evangelakos Alexandra D. Korry

Such notices shall be deemed delivered when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Any party may give written notice to the other party of a change of address or instruction to deliver notice to another party (at the address indicated by such party) and, after notice of such change has been received, any notice or request shall thereafter be given to such party or parties at such changed address or to such other party or parties, as the case may be.

8.10 Relationship of Parties. The parties hereto are independent contractors. Neither party has any express or implied right or authority to assume or create any obligations on behalf of the other or to bind the other to any contract, agreement or undertaking with any third party. Nothing in this Agreement shall be construed to create a partnership, joint venture, employment or agency relationship between Seller and Purchaser.

8.11 Severability. The terms and conditions stated herein are declared to be severable. If any paragraph, provision, or clause in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement shall be valid and enforceable if the intent of the parties can still be realized thereby, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision which most nearly effects the parties’ intent in entering into this Agreement.

8.12 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in case of an amendment, by Purchaser and Seller, or in case of a waiver, by the party against whom the waiver is to be effective. Failure by either party to enforce any term of this Agreement shall not be deemed a waiver of future enforcement of that or any other term in this Agreement.

8.13 Assignment of Agreement. The terms and conditions of this Agreement shall inure to the benefit of any successors, assigns and other legal representatives of Purchaser, and shall be binding upon Seller, its successor, assigns and other legal representatives. In connection with the dissolution, liquidation or winding up of Purchaser after the Closing, Purchaser may assign this Agreement to each of the members of Purchaser to the extent of the Assigned Patents assigned, transferred or conveyed to each such member, in which case the terms and conditions of this Agreement shall inure to the benefit of each such member (and its successors and assigns) with respect to such Assigned Patents assigned, transferred or conveyed to it; provided, however, that any such assignment, transfer or conveyance will be subject to acceptance by the assignee of the obligations of Purchaser set forth in

Section 5.1(d) with respect to the Assigned Patents so assigned. Seller shall not assign or delegate this Agreement or any of its rights or obligation under this Agreement, without the prior written consent of Purchaser, except in connection with the Merger by operation of law. Any such purported assignment or delegation by Seller without such prior written consent shall be null and void.

8.14	Expenses.

(a) All costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated herein shall be paid by the party incurring such costs and expenses, whether or not any of such transactions are consummated. For the avoidance of doubt, Seller shall remain responsible for, and pay, all fees, commissions and reimbursement of expenses claimed by any party based upon arrangements made by or on behalf of Seller or any of its affiliates in connection with the execution and delivery of this Agreement, or the closing of any transaction pursuant to this Agreement, and Purchaser shall remain responsible for, and pay, all fees, commissions and reimbursement of expenses claimed by any party based upon arrangements made by or on behalf of Purchaser or any of its affiliates in connection with the execution and delivery of this Agreement, or the closing of any transaction pursuant to this Agreement.

(b) Each of the Purchaser and the Seller shall be responsible for fifty percent (50%) of all Transfer Taxes, irrespective of the party on which liability for such Transfer Taxes is imposed. Additionally, the Purchaser shall be responsible for all fees and expenses incurred in connection with the recordation of the purchase of the Assigned Patents. Seller and Purchaser agree to cooperate and take all actions reasonably requested by the other side (including, without limitation, all actions necessary to effect the electronic delivery of the Assigned Patents, in the manner and to the extent requested by Purchaser) to minimize the amount of Transfer Taxes payable under this Section 8.14(b).

8.15 Interim Operations of Seller. Between the Effective Date and the Closing Date, Seller agrees that it shall not, nor shall it permit any of its subsidiaries to, enter into any enforceable contract, agreement, commitment or arrangement that would make the representations and warranties of the Seller untrue or incorrect as of the Closing.

8.16 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Closing Date or the termination of this Agreement.

8.17 Specific Performance. Each party agrees that the failure of any other party to perform its agreements and covenants hereunder will cause irreparable damage to the first party and that the first party would not have any adequate remedy at law in such event. It is accordingly agreed that, unless and until this Agreement is terminated in accordance with its terms, notwithstanding anything to the contrary in this Agreement, each party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court referred to in Section 8.2, this being in addition to any other remedy to which such party is entitled at law or in equity and neither party shall assert that the other has an adequate remedy at law.

8.18 No Recourse. Seller, on behalf of itself, its stockholders and its affiliates, acknowledges and agrees that none of Seller, its stockholders or its affiliates has any right to recovery (whether on their own behalf or on behalf of Seller) against, and no personal liability shall attach to, in each case with respect to any damages, losses or other liabilities, any member in Purchaser or any of Purchaser’s or any such member’s affiliates or their respective employees, officers, stockholders, general or limited partners, members, directors, or agents, and Purchaser, on behalf of itself, its members or their affiliates, acknowledges and agrees that none of Purchaser, its members and their affiliates has any right to recovery (whether on their own behalf or on behalf of Purchaser) against, and no personal liability shall attach to, in each case with respect to any damages, losses or other liabilities, any of Seller’s or its affiliates’ employees, officers, stockholders, general or limited partners, members, directors, or agents.

8.19 Commercially Reasonable Efforts. Subject to Sections 3.2, 3.3, 5.3, 6.1 and applicable Law, the parties shall cooperate with each other and use commercially reasonable efforts to consummate the transactions contemplated by this Agreement. Seller shall use its commercially reasonable efforts to effect the Merger, in accordance with and subject to the terms and conditions of the Merger Agreement.

8.20 Seller Liability for Pre-Closing Liabilities. For avoidance of doubt, except as previously provided in Section 5.1(d), none of Purchaser or any of its affiliates or members is assuming any liabilities of Seller, and all pre-Closing liabilities relating to or arising out of the Assigned Patents shall remain the responsibility of Seller (and Seller’s successors and permitted assigns).

8.21 Notification of Certain Matters. Purchaser shall notify Seller prior to Closing of any information it obtains that would reasonably be expected to adversely affect the benefits of the transaction to Purchaser in any material respect.

In witness whereof, the parties have executed this Patent Purchase Agreement as of the Effective Date:

NOVELL, INC.	CPTN HOLDINGS LLC

/s/ Ronald W. Hovsepian Signature	/s/ Benjamin Orndorff Signature

Ronald W. Hovsepian Printed Name	Benjamin Orndorff Printed Name

President and Chief Executive Officer Title	Manager Title

November 21, 2010 Date	November 21, 2010 Date

Annex C

November 21, 2010

The Board of Directors

Novell, Inc.

404 Wyman Street

Waltham, MA 02451

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.10 per share (the “Company Common Stock”), of Novell, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Attachmate Corporation (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”) among the Company, the Acquiror and its subsidiary, Longview Software Acquisition Corp. (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror, Merger Sub and any other direct or indirect wholly owned subsidiary of the Acquiror or Merger Sub and Dissenting Shares (as defined in the Agreement), will be converted into the right to receive $6.10 per share in cash (the “Consideration”). Concurrently with the execution and delivery of the Agreement, as contemplated thereby, the Company and CPTN Holdings LLC (the “Patent Acquiror”) will enter into a patent purchase agreement (the “Patent Purchase Agreement”), pursuant to which the Company will sell, assign, transfer and convey to the Patent Acquiror certain patents and patent applications of the Company (together, the “Patent Rights”) for consideration of $450,000,000. A condition to the obligations of the Acquiror and Merger Sub to consummate the Merger is that the conditions to closing of the Patent Purchase Agreement shall have been satisfied or waived and the closing thereunder shall have occurred and the Company shall have received $450,000,000 in proceeds payable in connection with the closing thereunder. You have informed us that the Consideration is intended by the Company and the Acquiror to reflect the value of the Company after giving effect to the transactions contemplated by the Patent Purchase Agreement.

In connection with preparing our opinion, we have (i) reviewed a draft dated November 20, 2010 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and the Acquiror or otherwise

Novell, Inc.

November 21, 2010

reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. You have asked us to assume, without inquiry, that the terms of the Patent Purchase Agreement provide full value to the Company in exchange for the Patent Rights transferred thereby. Accordingly, we have not evaluated, nor do we express any view concerning, any of the terms, financial or otherwise, of the Patent Purchase Agreement. In addition, we have not conducted or been provided with any valuation or appraisal of any assets or liabilities, including the Patent Rights, nor have we evaluated the solvency of the Company, the Acquiror or the Patent Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company, Merger Sub and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction, and we express no opinion as to the fairness of the Transaction to, or any consideration paid in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, as to the fairness of the transactions covered by the Patent Purchase Agreement to any party or as to the underlying decision by the Company to engage in the Transaction or the transactions covered by the Patent Purchase Agreement. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, we will be entitled to a fee, payable on March 2, 2011 if, as of such date, (i) no person or group of persons has acquired beneficial ownership of more than 50% of the then outstanding common stock of, or voting power in, the Company calculated on a fully-diluted basis and (ii) a majority of the members of the Company’s Board of Directors are Continuing Directors. A “Continuing Director” means, as of the date of determination, any member of the Board of Directors of the Company who (a) was a member of such Board of Directors on March 19, 2010 or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election. The Company also has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, certain unrelated portfolio companies of the Acquiror’s shareholders, and certain affiliates of the Patent Acquiror, for which we and such affiliates have received customary compensation. Our work for the Company and certain affiliates of the Patent

Novell, Inc.

November 21, 2010

Acquiror during such period has included acting as joint bookrunner in connection with offerings of debt securities of Microsoft Corporation, an affiliate of the Patent Acquiror, in May 2009 and September 2010, respectively, and as well as a joint bookrunner in connection with other recent offerings of debt securities of other affiliates of the Patent Acquiror. In addition, our commercial banking affiliate is a lender under outstanding credit facilities of the Company and Microsoft Corporation, as well as other affiliates of the Patent Acquiror, and provides treasury and cash management services for the Company and such affiliates of the Patent Acquiror, for which it receives customary compensation or other financial benefits. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company and affiliates of the Patent Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

U271954

J.P. Morgan Securities LLC

Annex D

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY MATERIAL – SUBJECT TO COMPLETION, DATED DECEMBER 23, 2010

NOVELL, INC.

SPECIAL MEETING OF STOCKHOLDERS

[    ], 2011

[    ]

[    ]

[    ]

[    ]

Novell, Inc. 404 Wyman Street Waltham, MA 02451	Proxy

This proxy is solicited on behalf of the Board of Directors of Novell, Inc.

The undersigned stockholder of Novell, Inc., a Delaware corporation, hereby constitutes and appoints Ronald W. Hovsepian, Dana C. Russell and Scott N. Semel, and each of them, the undersigned’s true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the special meeting of stockholders of Novell, Inc. to be held at [    ] on [    ], 2011 at [    ], local time, and at any adjournments or postponements thereof, and to vote on behalf of the undersigned all shares of common stock of Novell, Inc. that the undersigned is entitled to vote at the special meeting and at any adjournment or postponement thereof if personally present at the special meeting and at any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the notice of special meeting of stockholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the special meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE HEREOF BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 21, 2010, BY AND AMONG NOVELL, INC., ATTACHMATE CORPORATION AND LONGVIEW SOFTWARE ACQUISITION CORP. AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS OF NOVELL, INC., IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 21, 2010, BY AND AMONG NOVELL, INC., ATTACHMATE CORPORATION AND LONGVIEW SOFTWARE ACQUISITION CORP. AT THE TIME OF THE SPECIAL MEETING. IF PERMITTED TO DO SO BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE VIA THE INTERNET OR BY TELEPHONE, OR COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

See reverse for voting instructions.

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

NOVELL, INC. 404 WYMAN STREET WALTHAM, MA 02451

VOTE BY INTERNET – www.[    ].com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on [    ], 2011. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – [    ]

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on [    ], 2011. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to Novell, Inc., c/o [    ].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVELL, INC.

The Board of Directors of Novell, Inc. recommends that you vote “FOR” the adoption of the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Inc., Attachmate Corporation and Longview Software Acquisition Corp. and “FOR” any proposal to authorize the Board of Directors of Novell, Inc., in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Inc., Attachmate Corporation and Longview Software Acquisition Corp. at the time of the special meeting.

1.	To adopt the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Inc., Attachmate Corporation and Longview Software Acquisition Corp., as such agreement may be amended from time to time.	For ☐	Against ☐	Abstain ☐

The Board of Directors of Novell, Inc. recommends that you vote “FOR” proposal 1.

2.	To authorize the Board of Directors of Novell, Inc., in its discretion, to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in the event there are not sufficient votes in favor of adoption of the Agreement and Plan of Merger, dated as of November 21, 2010, by and among Novell, Inc., Attachmate Corporation and Longview Software Acquisition Corp. at the time of the special meeting.	For ☐	Against ☐	Abstain ☐

The Board of Directors of Novell, Inc. recommends that you vote “FOR” proposal 2.

3.	If permitted to do so by applicable law, the proxies, in their discretion, are authorized to vote and otherwise represent the undersigned on such other business as may properly come before the special meeting or any adjournment or postponement thereof.

For address changes, please check this box and write them on the back where indicated.				☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE HEREOF BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 21, 2010, BY AND AMONG NOVELL, INC., ATTACHMATE CORPORATION AND LONGVIEW SOFTWARE ACQUISITION CORP. AND “FOR” ANY PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS OF NOVELL, INC., IN ITS DISCRETION, TO ADJOURN THE SPECIAL MEETING TO A LATER DATE OR DATES, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF NOVEMBER 21, 2010, BY AND AMONG NOVELL, INC., ATTACHMATE CORPORATION AND LONGVIEW SOFTWARE ACQUISITION CORP. AT THE TIME OF THE SPECIAL MEETING. IF PERMITTED TO DO SO BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date